                                               FILED PURSUANT TO RULE 424(b)(3)
PROSPECTUS SUPPLEMENT                          REGISTRATION NO. 333-42517

                            SOUTHBANC SHARES, INC.

                    PERPETUAL BANK, A FEDERAL SAVINGS BANK
                                  401(K) PLAN

         This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the Perpetual Bank, A Federal Savings Bank 401(k) Plan ("Plan" or "401(k) Plan") of participation interests and shares of SouthBanc Shares, Inc. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

         In connection with the proposed reorganization of Perpetual Bank, A Federal Savings Bank ("Savings Bank" or "Employer") from the mutual holding company form of organization to a wholly owned subsidiary of a stock savings and loan holding company, SouthBanc Shares, Inc. ("Holding Company") has been formed. The reorganization of the Savings Bank as a wholly-owned subsidiary of the Holding Company, the exchange of shares of Savings Bank common stock ("Savings Bank Common Stock") by public stockholders of the Savings Bank ("Public Stockholders") for Common Stock and the sale of Common Stock to the public ("Conversion Offerings") are herein referred to as the "Conversion and Reorganization." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion and Reorganization.

         The Prospectus, dated February 11, 1998, of the Holding Company ("Prospectus"), which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion and Reorganization, the Conversion Offerings, the Common Stock and the financial condition, results of operation and business of the Savings Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

         A Participant who elects to purchase Common Stock in the Conversion and Reorganization through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the Participant had elected to make such purchase using other funds. See "THE CONVERSION AND REORGANIZATION" and "-- Limitations on Purchases of Shares" in the Prospectus.

         For a discussion of certain factors that should be considered by each Participant, see "RISK FACTORS" in the Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus Supplement is February 11, 1998.

         No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Savings Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Holding Company, the Savings Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS

                                                                                                               PAGE
The Offering
         Securities Offered.................................................................................... S-1
         Election to Purchase Common Stock in the Conversion and Reorganization................................ S-1
         Value of Participation Interests...................................................................... S-1
         Method of Directing Transfer.......................................................................... S-1
         Time for Directing Transfer........................................................................... S-2
         Irrevocability of Transfer Direction.................................................................. S-2
         Treatment of Savings Bank Common Stock Held in the Plan............................................... S-2
         Direction to Purchase Common Stock After the Conversion and Reorganization............................ S-2
         Purchase Price of Common Stock........................................................................ S-3
         Nature of a Participant's Interest in the Common Stock................................................ S-3
         Voting and Tender Rights of Common Stock.............................................................. S-3

Description of the Plan
         Introduction.......................................................................................... S-3
         Eligibility and Participation......................................................................... S-4
         Contributions Under the Plan.......................................................................... S-4
         Limitations on Contributions.......................................................................... S-5
         Investment of Contributions........................................................................... S-7
         The Employer Stock Fund............................................................................... S-7
         Benefits Under the Plan............................................................................... S-8
         Withdrawals and Distributions from the Plan........................................................... S-8
         Administration of the Plan............................................................................ S-9
         Reports to Plan Participants......................................................................... S-10
         Plan Administrator................................................................................... S-10
         Amendment and Termination............................................................................ S-10
         Merger, Consolidation or Transfer.................................................................... S-10
         Federal Income Tax Consequences...................................................................... S-11
         Restrictions on Resale............................................................................... S-14

Legal Opinions................................................................................................ S-14

Investment Form

                                 THE OFFERING

Securities Offered

         The securities offered hereby are participation interests in the Plan and up to 59,883 shares, at the actual purchase price of $20.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Savings Bank and their beneficiaries may participate in the Plan. Information regarding the Plan is contained in this Prospectus Supplement and information regarding the Conversion and Reorganization and the financial condition, results of operation and business of the Savings Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Savings Bank is 907 N. Main Street, Anderson, South Carolina 29621- 5526. The Savings Bank's telephone number is (864) 225-0241.

Election to Purchase Common Stock in the Conversion and Reorganization

         In connection with the Conversion and Reorganization, each Participant in the 401(k) Plan may direct the trustees of the Plan ("Trustees") to transfer up to 100% of a Participant's beneficial interest in the assets of the Plan to the Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion and Reorganization. Amounts transferred may include salary deferral, Employer matching and profit sharing contributions. The Employer Stock Fund consists of investments in the Common Stock. Funds not transferred to the Employer Stock Fund may be invested at the Participant's discretion in the other investment options available under the Plan. See "DESCRIPTION OF THE PLAN -- Investment of Contributions" below. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion Offerings is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion Offerings. For general information as to the ability of the Participants to purchase shares in the Conversion Offerings, see "THE CONVERSION AND REORGANIZATION-- The Subscription, Direct Community and Syndicated Community Offerings" in the attached Prospectus.

Value of Participation Interests

         The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a periodic basis. This value represents the market value of past contributions to the Plan by the Savings Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from other Plans.

Method of Directing Transfer

         The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion

Offerings, the Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion Offerings is March 9, 1998. The Investment Form should be returned to the Human Resources Department at the Savings Bank no later than the close of business on such date.

Irrevocability of Transfer Direction

         A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion Offerings shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

Treatment of Savings Bank Common Stock Held in the Plan

         Shares of Savings Bank Common Stock held in the Employer Stock Fund prior to the consummation of the Conversion and Reorganization will be treated in the same manner as shares held by other Public Stockholders. Such shares will be exchanged for shares of Common Stock pursuant to the Exchange Ratio. Application of the Exchange Ratio will result in the holders of the outstanding Savings Bank Common Stock owning, in the aggregate, approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization as the percentage of Savings Bank Common Stock owned by them, in the aggregate, immediately prior to the consummation of the Conversion and Reorganization. For additional information regarding the treatment of Savings Bank Common Stock, see "THE CONVERSION AND REORGANIZATION" in the Prospectus.

Direction to Purchase Common Stock After the Conversion and Reorganization

         After the Conversion and Reorganization, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant on a periodic basis in accordance with rules established by the Employer. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

Purchase Price of Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustees to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion Offerings.

Nature of a Participant's Interest in the Common Stock

         The Holding Company Stock purchased for an account of a Participant will be held in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Common Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

Voting and Tender Rights of Common Stock

         The Trustees generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                            DESCRIPTION OF THE PLAN

Introduction

         The Savings Bank adopted the Plan in 1985. The Plan was amended and restated in 1994. The Plan is a cash or deferred arrangement established in accordance with the requirement under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

         The Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable U.S. Treasury Regulations. The Savings Bank has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

         Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

         Reference to Full Text of Plan. The following statements are summaries of the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

         Any employee of the Savings Bank is eligible to participate and will become a Participant in the Plan following completion of 1,000 hours of service with the Savings Bank within a consecutive 12 month period of employment and the attainment of age 21. The Plan fiscal year is the period October 1 to September 30 ("Plan Year"). Directors who are not employees of the Savings Bank are not eligible to participate in the Plan.

         During 1997, approximately 81 employees participated in the Plan.

Contributions Under the Plan

         Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are generally transferred by the Savings Bank to the Trustees of the Plan on a periodic basis.

         Employer Contributions. The Savings Bank currently matches 100% of a Participant's monthly deferral contributions to a maximum of 4.5% of Compensation. In addition, the Employer may make a discretionary contribution in proportion to a Participant's Compensation.

Limitations on Contributions

         Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted periodically under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Savings Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

         Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $10,000 (as adjusted periodically under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

         Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

         In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted periodically under applicable Code provisions) and, if elected by the Savings Bank, was in the top paid group of employees for such Plan Year.

         In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Savings Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Savings Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

         Top-Heavy Plan Requirements. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Savings Bank.

         In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, is (1) an officer of the Savings Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer, (3) a 5% owner of the employer (i.e., owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% of owner of the employer having compensation in excess of $150,000.

Investment of Contributions

         All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustees. The Trustees are appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustees to invest all or a portion of his or her Accounts in various managed investment portfolios, as described below. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives.

         Under the Plan, the Accounts of Participant held in the Trust will be invested by the Trustees at the direction of the Participant in the following investment funds:

         Brandywine Funds
         AIM Charter Fund
         The Vanguard Wellington Fund
         Strong Government Securities Fund
         Savings Bank Certificates of Deposit
         Employer Stock Fund

         For additional information concerning these investment funds, other than the Employer Stock Fund, please contact the Human Resources Department.

         The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a periodic basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

The Employer Stock Fund

         The Employer Stock Fund consists of investments in Common Stock. In connection with the Conversion Offerings, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. To the extent practicable, all amounts held in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) will be used to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

         When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

         To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase.

         Investments in the Employer Stock Fund involve certain risk factors associated with investments in Common Stock of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" in the Prospectus.

Benefits Under the Plan

         Vesting. A Participant has at all times a fully vested, nonforfeitable interest in all of his or her deferred contributions and the earnings thereon under the Plan. A Participant is at all times 100% vested in his or her matching contributions account. Employer discretionary contributions are fully vested after five years of service.

Withdrawals and Distributions from the Plan

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

         Distribution Upon Retirement, Death, Disability or Termination of Employment. The distribution of benefits under the 401(k) Plan to a Participant who retires may be made in the form of a lump-sum payment, installment payments or an annuity payable over a specified period. Distributions generally commence as soon as practicable following the Participant's termination of employment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. Benefits payments ordinarily must begin not later than 60 days following the end of the Plan Year in which occurs later of the
Participant's: (i) termination of employment; (ii) attainment of age 65; or
(iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution will be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

         Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

         Trustees. The Trustees with respect to Plan assets are currently Robert W. Orr and Jim Gray Watson.

         Pursuant to the terms of the Plan, the Trustees receive and hold contributions to the Plan in trust and have exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustees have the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustees have authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

         The Trustees have full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustees as to voting and tendering of all Common Stock held in the Employer Stock Fund.

         The Trustees receive no compensation for their services. The expenses of the Trustees are paid out of the Trust except to the extent such expenses and compensation are paid by the Association.

         The Trustees must render at least annual reports to the Association and to the Participants in such form and containing such information that the Trustees deem necessary.

Reports to Plan Participants

         The administrator will furnish to each Participant a statement at least semiannually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

Plan Administrator

         The Savings Bank serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

         The Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Savings Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

         The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

         The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Savings Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

         Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

         (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

         (b) Income earned on assets held by the Trust will not be taxable to the Trust.

         Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Savings Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Savings Bank which is included in such distribution.

         Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustees transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

         Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

         THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions on Resale

         Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Savings Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Savings Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Savings Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Savings Bank or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                LEGAL OPINIONS

         The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company and the Savings Bank in connection with the Conversion and Reorganization.

                                Investment Form
                             (Employer Stock Fund)

                    PERPETUAL BANK, A FEDERAL SAVINGS BANK
                                  401(K) PLAN


Name of Participant:
                    ---------------------------------------

Social Security Number:
                       ------------------------------------


         1. Instructions. In connection with the proposed reorganization of Perpetual Bank, A Federal Savings Bank ("Savings Bank") from the mutual holding form of organization to a wholly-owned subsidiary of a savings and loan holding company ("Conversion and Reorganization"), participants in the Perpetual Bank, A Federal Savings Bank Employees' Savings and Profit Sharing Plan ("Plan") may elect to direct the investment of up to 100% of their account balances into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of SouthBanc Shares, Inc. ("Common Stock"), the proposed holding company for the Savings Bank. A Participant's eligibility to purchase shares of Common Stock is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion Offerings and the maximum and minimum limitations set forth in the Plan of Conversion. See the Prospectus for additional information.

         You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion Offerings. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to the Human Resources Department at the Savings Bank, no later than the close of business on March 9, 1998. The Savings Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact the Human Resources Department.)

         2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $20) to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion Offerings.
Please transfer this amount from the following investments as indicated:

-------------------------------------------------------------------------------
                                                                               .
-------------------------------------------------------------------------------

         3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion and Reorganization. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


---------------------------------                ------------------------------
          Signature                                            Date

                             *    *    *    *    *

         4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.


---------------------------------                ------------------------------
       Plan Administrator                                      Date

                                    [LOGO]

PROSPECTUS                  SOUTHBANC SHARES, INC.
     (Proposed Holding Company for Perpetual Bank, A Federal Savings Bank)
                    Up to 4,302,736 Shares of Common Stock
                        $20.00 Purchase Price Per Share

         SouthBanc Shares, Inc. ("Holding Company"), a Delaware corporation, is offering up to 3,741,533 shares (which may be increased to 4,302,763 shares under circumstances described in footnote 3 of the table below) of its common stock, par value $.01 per share ("Common Stock"), in connection with (i) the Exchange Offering, described below, to effect the reorganization of Perpetual Bank, A Federal Savings Bank ("Savings Bank") as a wholly-owned subsidiary of the Holding Company and (ii) the Conversion Offerings, described below, to effect the conversion of SouthBanc Shares, M.H.C. ("MHC") from a mutual holding company to a stock holding company. The Holding Company, Savings Bank and MHC are collectively referred to herein as the "Primary Parties." The transactions contemplated by the Exchange Offering and the Conversion Offerings, which are collectively referred to herein as the "Conversion and Reorganization," are undertaken pursuant to an Amended Plan of Conversion and Agreement and Plan of Reorganization ("Plan of Conversion") adopted by the Boards of Directors of the Primary Parties.

         The Exchange Offering. Pursuant to the Plan of Conversion, each share of common stock, par value $1.00 per share, of the Savings Bank ("Savings Bank Common Stock") held by the MHC (800,000 shares, or 53.02% of the outstanding shares, as of the date of this Prospectus) will be canceled and each share of Savings Bank Common Stock held by the Savings Bank's public stockholders ("Public Savings Bank Shares" and "Public Stockholders," respectively) (708,873 shares, or 46.98% of the outstanding shares, as of the date of this Prospectus) will be exchanged for shares of Common Stock ("Exchange Shares") pursuant to a ratio ("Exchange Ratio") that will result in the Public Stockholders' aggregate ownership of approximately 46.98% of the outstanding shares of Common Stock before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) Conversion Shares (as defined below) purchased by the Public Stockholders in the Conversion Offerings, described below. As discussed under "Independent Valuation" below, the final Exchange Ratio will be based on the Public Stockholders' ownership interest and not on the market value of the Public Savings Bank Shares.

       FOR INFORMATION ON HOW TO SUBSCRIBE FOR SHARES OF COMMON STOCK,
             CALL THE STOCK INFORMATION CENTER AT (864) 261-5201.

     FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY EACH
         PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 1.

  THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE SAVINGS
      ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FDIC OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                      (cover continued on following page)

                       SANDLER, O'NEILL & PARTNERS, L.P.


               The date of this Prospectus is February 11, 1998.

----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Estimated Underwriting
                                                          Purchase                      Commissions and           Estimated Net
                                                          Price(1)                 Other Fees and Expenses(2)       Proceeds
----------------------------------------------------------------------------------------------------------------------------------
Minimum Price Per Share..................................  $20.00                       $0.68                        $19.32
----------------------------------------------------------------------------------------------------------------------------------
Midpoint Price Per Share.................................  $20.00                       $0.62                        $19.38
----------------------------------------------------------------------------------------------------------------------------------
Maximum Price Per Share..................................  $20.00                       $0.58                        $19.42
----------------------------------------------------------------------------------------------------------------------------------
Maximum Price Per Share, as adjusted(3)..................  $20.00                       $0.54                        $19.46
----------------------------------------------------------------------------------------------------------------------------------
Minimum Total(4).........................................  $29,325,000               $990,000                  $28,335,000
----------------------------------------------------------------------------------------------------------------------------------
Midpoint Total(5)........................................  $34,500,000               $1,070,000                $33,430,000
----------------------------------------------------------------------------------------------------------------------------------
Maximum Total(6).........................................  $39,675,000               $1,150,000                $38,525,000
----------------------------------------------------------------------------------------------------------------------------------
Maximum Total, as adjusted(3)(7).........................  $45,626,250               $1,240,000                $44,386,250
----------------------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with an independent appraisal prepared by RP Financial, LC., Arlington, Virginia ("RP Financial"). See "Independent Valuation" on the cover page of this Prospectus and "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."
(2) Consists of estimated expenses of the Primary Parties arising from the Conversion and Reorganization, including fees payable to Sandler, O'Neill & Partners, L.P. ("Sandler O'Neill") in connection with the Conversion Offerings. Such fees may be deemed underwriting fees and Sandler O'Neill may be deemed an underwriter. The Primary Parties have agreed to indemnify Sandler O'Neill against certain liabilities, including liabilities that might arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE CONVERSION AND REORGANIZATION -- Plan of Distribution and Selling Commissions."
(3) Gives effect to an increase in the number of shares that could be sold in the Conversion Offerings resulting from an increase in the pro forma market value of the MHC and the Savings Bank, as converted, up to 15% above the maximum of the Estimated Valuation Range, without the resolicitation of subscribers or any right of cancellation. See "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."
(4)   Assumes the issuance of 1,466,250 Conversion Shares at $20.00 per share.
(5)   Assumes the issuance of 1,725,000 Conversion Shares at $20.00 per share.
(6)   Assumes the issuance of 1,983,750 Conversion Shares at $20.00 per share.
(7)   Assumes the issuance of 2,281,312 Conversion Shares at $20.00 per share.

         The Conversion Offerings. Pursuant to the Plan of Conversion, nontransferable rights to subscribe ("Subscription Rights") for up to 1,983,750 shares (which may be increased to 2,281,312 shares under circumstances described in footnote 3 of the table appearing on the cover page of this Prospectus) of Common Stock ("Conversion Shares") have been granted, in order of priority, to
(i) depositors with $50.00 or more on deposit at the Savings Bank as of the close of business on June 30, 1996 ("Eligible Account Holders"), (ii) depositors with $50.00 or more on deposit at the Savings Bank as of the close of business on December 31, 1997 ("Supplemental Eligible Account Holders"), and (iii) depositors of the Savings Bank (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of the close of business on February 6, 1998 ("Voting Record Date"), and borrowers of the Savings Bank with loans outstanding as of the close of business on October 26, 1993 which continue to be outstanding as of the close of business on the Voting Record Date ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion ("Subscription Offering"). Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the OTS or other agency of the U.S. Government. Concurrently, but subject to the prior rights of Subscription Rights holders, the Holding Company is offering the Conversion Shares for sale to members of the general public through a direct community offering ("Direct Community Offering") with preference given first to Public Stockholders as of the close of business on the Voting Record Date (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons who are permanent residents of Anderson or Oconee Counties of South Carolina ("Local Community"). It is anticipated that any Conversion Shares not subscribed for in the Subscription Offering or purchased in the Direct Community Offering will be offered to eligible members of the general public on a best efforts basis by a selling group of broker-dealers managed by Sandler O'Neill in a syndicated community offering ("Syndicated Community Offering"). The Subscription Offering, Direct Community Offering and the Syndicated Community Offering are referred to collectively as the "Conversion Offerings."

         The Subscription Offering will expire at Noon, Eastern Time, on March 23, 1998 ("Expiration Date"), unless extended by the Primary Parties for up to 15 days to April 7, 1998. Such extension may be granted without additional notice to subscribers. The Direct Community Offering is also expected to terminate at Noon, Eastern Time, on March 23, 1998 or at a date thereafter; however, in no event later than May 22, 1998. The Holding Company must receive a properly completed and signed stock order form ("Order Form") and certification, along with full payment (or appropriate instructions authorizing a withdrawal from a deposit account at the Savings Bank) of $20.00 per share ("Purchase Price") for all Conversion Shares subscribed for or ordered. Funds so received will be placed in a segregated account created for this purpose at the Savings Bank, and interest will be paid at the Savings Bank's passbook rate from the date payment is received until the Conversion and Reorganization is consummated or terminated; these funds will be otherwise unavailable to the depositor until such time. Payments authorized by withdrawals from deposit accounts will continue to earn interest at their contractual rate until the Conversion and Reorganization is consummated or terminated. Once tendered, orders cannot be revoked or modified without the consent of the Primary Parties. The Primary Parties are not obligated to accept orders submitted on photocopied or telecopied Order Forms. If the Conversion and Reorganization is not consummated within 45 days after the last day of the Subscription Offering and Direct Community Offering (which date will be no later than May 22, 1998) and the OTS consents to an extension of time to consummate the Conversion and Reorganization, subscribers will be notified in writing of the time period within which the subscriber must notify the Primary Parties of their intention to increase, decrease or rescind their orders. Such extensions may not go beyond April 6, 2000.

         The Primary Parties have engaged Sandler O'Neill to consult with and advise them in the sale of the Conversion Shares in the Conversion Offerings. In addition, in the event the Conversion Shares are not fully subscribed for in the Subscription Offering and Direct Community Offering, Sandler O'Neill will manage the Syndicated Community Offering. Neither Sandler O'Neill nor any other registered broker-dealer is obligated to take or purchase any Conversion Shares in the Conversion Offerings. The Primary Parties reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community Offering or Syndicated Community Offerings either at the time of receipt of an order or as soon as practicable following the termination of the Conversion Offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. See "THE CONVERSION AND REORGANIZATION -- Plan of Distribution and Selling Commissions."

         Independent Valuation. OTS regulations require that the offering of Conversion Shares in the Conversion Offerings be based on an independent valuation of the pro forma market value of the Savings Bank and the MHC, as converted. OTS policy requires that the independent valuation be multiplied by approximately 53.02%, which represents the MHC's percentage ownership interest in the Savings Bank. Accordingly, RP Financial's independent appraisal as of December 5, 1997 states that the aggregate pro forma market value of the Savings Bank and the MHC, as converted, ranged from $55.3 million to $74.8 million, with a midpoint of $65.1 million ("Estimated Valuation Range").

         The Primary Parties' Boards of Directors determined that the Conversion Shares would be sold at the Purchase Price ($20.00 per share), resulting in a range of 1,466,250 to 1,983,750 shares of Conversion Shares, with a midpoint of 1,725,000 Conversion Shares. Upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 53.02% and 46.98%, respectively, of the total outstanding shares of Common Stock. Based upon the Estimated Valuation Range, the Exchange Ratio is expected to range from 1.83281 to 2.47969, resulting in a range of 1,299,231 Exchange Shares to 1,757,783 Exchange Shares to be issued in the Exchange Offering. The 3,741,533 shares of Common Stock offered hereby include up to 1,983,750 Conversion Shares (subject to adjustment up to 2,281,312 shares as described herein) and up to 1,757,783 Exchange Shares (subject to adjustment up to 2,021,451 shares as described herein). The Estimated

Valuation Range may be increased or decreased to reflect changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic or regulatory conditions prior to completion of the Conversion and Reorganization, and under certain circumstances specified herein subscribers will be resolicited and given the right to modify or cancel their orders. See "THE CONVERSION AND REORGANIZATION-- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

         Purchase Limitations on Conversion Shares. The Plan of Conversion provides for the following purchase limitations: (i) no person may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 50,000 Conversion Shares, (ii) no person, together with associates of or persons acting in concert with such person, may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 50,000 Conversion Shares, (iii) the maximum number of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion Offerings by any person, when combined with any Exchange Shares received, shall not exceed 50,000 shares of Common Stock to be issued in the Conversion and Reorganization, and (iv) the maximum number of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion Offerings by any person, together with any associate or any group of persons acting in concert, when combined with any Exchange Shares received, shall not exceed 50,000 shares of Common Stock to be issued in the Conversion and Reorganization. Such purchase limitations and the amount that may be subscribed for may be increased or decreased at the discretion of the Holding Company and the Savings Bank subject to such approvals as may be required by the OTS. The minimum order is 25 Conversion Shares. Because OTS policy requires that the maximum purchase limitation includes Exchange Shares to be issued to Public Stockholders in exchange for their Public Savings Bank Shares, certain Public Stockholders may be limited in their ability to purchase Conversion Shares, or even prevented from purchasing Conversion Shares. See "THE CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Procedure for Purchasing Conversion Shares in the Subscription and Direct Community Offerings" and "-- Limitations on Purchases of Conversion Shares."

         Market for the Common Stock. The Holding Company has received preliminary approval to list the Common Stock on The Nasdaq National Market under the symbol "SBAN." Prior to the Conversion and Reorganization, the Public Savings Bank Shares have been listed on The Nasdaq SmallCap Market under the symbol "PERT." There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

                    PERPETUAL BANK, A FEDERAL SAVINGS BANK
                           ANDERSON, SOUTH CAROLINA












                                     [Map]






















THE CONVERSION AND REORGANIZATION IS CONTINGENT UPON APPROVAL OF THE PLAN OF CONVERSION BY AT LEAST A MAJORITY OF THE MHC'S ELIGIBLE VOTING MEMBERS, BY THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF SAVINGS BANK COMMON STOCK AND BY THE HOLDERS OF A MAJORITY OF THE PUBLIC SAVINGS BANK SHARES PRESENT IN PERSON OR BY PROXY, THE SALE OF AT LEAST 1,466,250 CONVERSION SHARES PURSUANT TO THE PLAN OF CONVERSION, AND THE RECEIPT OF ALL APPLICABLE REGULATORY APPROVALS.

     THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.

                              PROSPECTUS SUMMARY

         The information set forth below should be read in conjunction with and is qualified in its entirety by the more detailed information and Consolidated Financial Statements (including the Notes thereto) presented elsewhere in this Prospectus. The purchase of Common Stock is subject to certain risks. See "RISK FACTORS."

SouthBanc Shares, Inc.

         The Holding Company was organized on November 6, 1997 under Delaware law at the direction of the Savings Bank to acquire the Savings Bank as a wholly-owned subsidiary upon consummation of the Conversion and Reorganization. The Holding Company has only engaged in organizational activities to date. The Holding Company has received conditional OTS approval to become a savings and loan holding company through the acquisition of 100% of the issued and outstanding capital stock of the Savings Bank, which, along with 50% of the net proceeds of the Conversion Offerings (see table under "PRO FORMA DATA"), and a note receivable evidencing a loan to the Savings Bank's Employee Stock Ownership Plan ("ESOP"), will be the only significant assets of the Holding Company. Funds retained by the Holding Company will be used for general business activities. See "USE OF PROCEEDS." Upon consummation of the Conversion and Reorganization, the Holding Company will be classified as a unitary savings and loan holding company subject to OTS regulation. See "REGULATION -- Savings and Loan Holding Company Regulations." The main office of the Holding Company is located at 907
N. Main Street, Anderson, South Carolina 29621, and its telephone number is
(864) 225-0241.

SouthBanc Shares, M.H.C.

         The MHC is the federally-chartered mutual holding company of the Savings Bank. The MHC was formed in October 1993 as a result of the reorganization of the Savings Bank into a federally chartered mutual holding company ("MHC Reorganization"). The members of the MHC consist of depositors of the Savings Bank and those current borrowers of the Savings Bank who had loans outstanding as of the consummation date of the MHC Reorganization (October 26, 1993). The MHC's sole business activity is holding 800,000 shares of Savings Bank Common Stock, which represents 53.02% of the outstanding shares as of the date of this Prospectus. The MHC's main office is located at 907 N. Main Street, Anderson, South Carolina 29621, and its telephone number is (864) 225-0241. As part of the Conversion and Reorganization, the MHC will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity.

Perpetual Bank, A Federal Savings Bank

         The Savings Bank is a federally chartered stock savings bank headquartered in Anderson, South Carolina. The Savings Bank was originally chartered in 1906 and operated as a mutual institution without stockholders until the MHC Reorganization in October 1993. The Savings Bank's deposits are insured by the FDIC up to applicable legal limits under the SAIF. The Savings Bank, a member of the Federal Home Loan Bank ("FHLB") system, is regulated by the OTS and the FDIC. At September 30, 1997, the Savings Bank had total assets of $257.0 million, total deposits of $201.0 million, and total stockholders' equity of $30.6 million, on a consolidated basis.

         On October 26, 1993, the MHC Reorganization was consummated and the Savings Bank completed its initial stock offering by issuing 1,500,000 shares of Savings Bank Common Stock at $10.00 per share, 1,385,000 shares (92.3%) of which were sold to the MHC. The remaining 115,000 shares (7.7%) were issued to members of the MHC, including officers, directors and employees of the Savings Bank.

         In September 1996, the Savings Bank completed an additional offering of Savings Bank Common Stock through the issuance of 585,000 shares at a price of $19.25 per share to then existing members of the MHC ("Additional Offering"). In connection with the closing of the Additional Offering, 585,000 shares of Savings Bank Common Stock held by the MHC were canceled. Accordingly, upon consummation of the Additional Offering on September 30, 1996, there were 1,504,601 shares of Savings Bank Common Stock issued and outstanding, of which 800,000 (53.2%) were held by the MHC and 704,601 shares (46.8%) were held by the Public Stockholders. Currently, there are 708,873 shares (46.98%) held by the Public Stockholders as a result of the exercise of stock options since the consummation of the Additional Offering.

         The Savings Bank considers Anderson and Oconee Counties in the northwestern corner of South Carolina as its primary market area because a substantial portion of its loan portfolio is secured by properties located in those counties. See "RISK FACTORS -- Certain Lending Risks -- Geographic Concentration of Credit and Investment Risk." The Savings Bank faces strong competition within its primary market area. See "RISK FACTORS -- Competition." The Savings Bank also invests in loans secured by properties located outside of its primary market area (predominately in Hilton Head Island, South Carolina, and in the greater Greenville, South Carolina, area) as a result of loan purchases from other lenders, including a mortgage banking company known as "First Trust Mortgage Corporation of the South" in which a service corporation subsidiary of the Savings Bank has a one-third equity interest. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities" and "-- Subsidiary Activities."

         The Savings Bank is primarily engaged in the business of attracting deposits from the general public and using those funds, along with FHLB advances, to originate and purchase one- to- four family mortgage loans. The Savings Bank originates and purchases commercial real estate and construction loans, as well as consumer loans and, to a lesser extent, commercial business loans and multi-family real estate loans. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities." Commercial real estate, construction, consumer, commercial real estate and multi-family real estate loans, which totalled $71.7 million, or 40.1%, of net loans receivable at September 30, 1997, are inherently riskier than one- to- four-family mortgage loans. See "RISK FACTORS -- Certain Lending Risks." As a complement to its lending activities, the Savings Bank services mortgage loans and invests in mortgage servicing rights. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Loan Purchases and Sales and Servicing."

         In addition to its lending activities, the Savings Bank, through a service corporation subsidiary, develops residential and commercial properties located in its primary market area. See "BUSINESS OF THE SAVINGS BANK -- Subsidiary Activities." The Savings Bank also invests in short- and intermediate-term mortgage-backed securities, including collateralized mortgage obligations ("CMOs"). See "BUSINESS OF THE SAVINGS BANK - Investment Activities."

         The Savings Bank's principal office is located at 907 N. Main Street, Anderson, South Carolina 29621, and the telephone number at that office is (864) 225-0241. The Savings Bank also operates five branch offices. See "BUSINESS OF THE SAVINGS BANK -- Properties."

The Conversion and Reorganization

         Purposes of the Conversion and Reorganization. The Boards of Directors of the Primary Parties believe that the Conversion and Reorganization is in the best interests of the MHC and its members, the Savings Bank and its stockholders, and the communities served by the MHC and the Savings Bank. In their decision to pursue the Conversion and Reorganization, the Boards of Directors considered the various regulatory uncertainties associated with the mutual holding company structure, including the MHC's future ability to waive any dividends from the Savings Bank and the uncertain future of the federal thrift charter. In addition, the Boards of Directors considered the various advantages of the stock holding company form of organization, including: (i) the Holding Company's ability to repurchase shares of its common stock without adverse tax consequences, unlike the Savings Bank; (ii) the Holding Company's greater flexibility under current law and regulations relative to the MHC to acquire other financial institutions and diversify operations; (iii) the larger capital base of the Holding Company that will result

                                     (ii)
from the Conversion Offering; and (iv) the potential increased liquidity in the Common Stock relative to the Public Savings Bank Shares because of the larger number of shares of Common Stock to be outstanding upon consummation of the Conversion and Reorganization. Currently, the Boards of Directors of the Primary Parties have no specific plans, arrangements or understandings, written or oral, regarding any stock repurchases, acquisitions or diversification of operations. See "THE CONVERSION AND REORGANIZATION -- Purposes of Conversion and Reorganization."

         Description of the Conversion and Reorganization. The Conversion and Reorganization are being undertaken pursuant to the Plan of Conversion that was adopted by the Boards of Directors of the Savings Bank and the MHC on September 22, 1997, and subsequently amended on December 22, 1997 and February 17, 1998. Under the Plan of Conversion, (i) the MHC will convert to an interim federal stock savings bank ("Interim A") and simultaneously merge with and into the Savings Bank, pursuant to which the MHC will cease to exist and the outstanding shares of Savings Bank Common Stock held by the MHC (800,000 shares, or 53.02% of the outstanding Savings Bank Common Stock as of the date of this Prospectus) will be canceled, and (ii) an interim federal stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will merge with and into the Savings Bank, resulting in the Savings Bank becoming a wholly-owned subsidiary of the Holding Company and the outstanding Public Savings Bank Shares (708,873 shares, or 46.98% of the outstanding Savings Bank Common Stock as of the date of this Prospectus) will be converted into the Exchange Shares pursuant to the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Public Savings Bank Shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately before the consummation of the Conversion and Reorganization, before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) Conversion Shares purchased by the Public Stockholders in the Conversion Offerings.

         The following diagram outlines the pre-Conversion and Reorganization organizational structure of the Primary Parties and their respective ownership interests:

                    ---------------------   ---------------------
                             MHC                    Public
                                                 Stockholders
                    ---------------------   ---------------------

                               53.02%           46.98%

                                ---------------------
                                    Savings Bank

                                ---------------------

                                           100%

                                ---------------------
                                   Holding Company

                                ---------------------

                                           100%

                                ---------------------
                                     Interim B
                                    (information)
                                ---------------------


                                     (iii)

         The following diagram reflects the post-Conversion and Reorganization organizational structure of the Holding Company and the Savings Bank and their respective ownership interests. The ownership interests presented assume no fractional Exchange Shares are issued, and does not give effect to purchases of any Conversion Shares by the Public Stockholders or the exercise of outstanding stock options.

                    ---------------------   ---------------------
                       Purchasers of             Former Public
                      Conversion Shares          Stockholders
                    ---------------------   ---------------------

                               53.02%           46.98%

                                ---------------------
                                   Holding Company

                                ---------------------

                                           100%

                                ---------------------
                                    Savings Bank

                                ---------------------

         Required Approvals. The OTS has approved the Plan of Conversion subject to (i) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the members of the MHC as of the close of business on the Voting Record Date (February 6, 1998) at a special meeting of members called for the purpose of submitting the Plan of Conversion for approval ("Members' Special Meeting"), (ii) the approval of the holders of at least two-thirds of the outstanding shares of Savings Bank Common Stock (including those shares held by the MHC) as of the close of business on the Voting Record Date at a meeting of stockholders called for the purpose of considering the Plan ("Stockholders' Meeting"), and (iii) the approval of the holders of at least a majority of the Public Savings Bank Shares as of the close of business on the Voting Record Date present in person or by proxy at the Stockholders' Meeting. The MHC intends to vote its shares of Savings Bank Common Stock, which amounts to 53.02% of the outstanding shares, in favor of the Plan of Conversion at the Stockholders' Meeting. In addition, as of September 30, 1997, directors and executive officers of the Primary Parties as a group (13 persons) beneficially owned 90,711, or 6.01%, of the outstanding shares of Savings Bank Common Stock, which they intend to vote in favor of the Plan of Conversion at the Stockholders' Meeting.

The Conversion Offerings

         The Conversion Offerings, which consist of the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering (if any), are being undertaken pursuant to the Plan of Conversion. The Holding Company is offering up to 1,983,750 Conversion Shares in the Conversion Offerings. Conversion Shares are first being offered in the Subscription Offering through the exercise of Subscription Rights issued, in order of priority, to (i) Eligible Account Holders; (ii) Supplemental Eligible Account Holders; and (iii) Other Members. In light of the anticipated additional compensation expense to the Savings Bank that would result from the purchase of Conversion Shares, the ESOP will not subscribe for Conversion Shares. The Subscription Offering will expire at Noon, Eastern Time, on March 23, 1998, unless extended.

         Subject to the prior rights of holders of Subscription Rights, Conversion Shares not subscribed for in the Subscription Offering are being offered in the Direct Community Offering to members of the general public with preference given first to Public Stockholders as of the close of business on the Voting Record Date (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons who are permanent residents of the Local Community. It is anticipated that shares not subscribed for in the Subscription Offering and Direct Community Offering may be offered to certain members of

                                     (iv)
the general public in the Syndicated Community Offering. The Primary Parties reserve the absolute right to reject or accept any orders in the Direct Community Offering or the Syndicated Community Offering (if any), in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date. The closing with respect to all shares sold in the Conversion Offerings will occur simultaneously, and all Conversion Shares will be sold at a uniform price of $20.00 per share.

         The Primary Parties have retained Sandler O'Neill as their consultant and advisor and to assist in soliciting subscriptions for Conversion Shares in the Conversion Offerings on a best efforts basis. See "THE CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Community Offerings."

The Exchange Offering

         The Exchange Offering is being undertaken pursuant to the Plan of Conversion, which must be approved by the members of the MHC at the Members' Meeting and by the stockholders of the Savings Bank at the Stockholders' Meeting, both to be held on April 6, 1998. In the Exchange Offering, each share of Savings Bank Common Stock held by the MHC (800,000 shares, or 53.02% of the outstanding shares, as of the date of this Prospectus) will be canceled and each Public Savings Bank Share (708,873 shares, or 46.98% of the outstanding shares, as of the date of this Prospectus) will be exchanged for Exchange Shares pursuant the final Exchange Ratio that will result in the Public Stockholders' aggregate ownership of approximately 46.98% of the outstanding shares of Common Stock before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) Conversion Shares purchased by the Public Stockholders in the Conversion Offerings. The final Exchange Ratio will be based on the Public Stockholders' ownership interest and not on the market value of the Public Savings Bank Shares. See "-- Stock Pricing and Number of Shares to be Issued in the Conversion and Reorganization."

         The Exchange Offering is an integral part of the Conversion and Reorganization. Pursuant to OTS regulations, holders of Savings Bank Common Stock do not have dissent and appraisal rights with respect to the Conversion and Reorganization because the Savings Bank Common Stock is listed on The Nasdaq Stock Market. Accordingly, the exchange of each Public Savings Bank Share for Exchange Shares is mandatory. PUBLIC STOCKHOLDERS SHOULD NOT SEND THEIR CERTIFICATES FOR EXCHANGE AT THIS TIME. The Holding Company will mail to each Public Stockholder to their address of record exchange instructions and a transmittal letter after the consummation of the Conversion and Reorganization. See "THE CONVERSION AND REORGANIZATION -- Delivery and Exchange of Stock Certificates -- Exchange Shares."

Benefits of the Conversion and Reorganization to Management

         General. The Savings Bank has existing stock benefit plans that were implemented in connection with the MHC Reorganization and the Additional Offering. The Savings Bank's 1993 Stock Option Plan ("1993 Stock Option Plan") and the ESOP were implemented in connection with the MHC Reorganization. The Savings Bank's 1996 Management Development and Recognition Plan ("1996 MRP") and the Savings Bank's 1996 Stock Option Plan ("1996 Stock Option Plan") were implemented in connection with the Additional Offering. These plans will be assumed by the Holding Company upon consummation of the Conversion and Reorganization. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits" for a discussion of these existing plans. The following discussion relates to new stock benefit plans that are expected to be implemented in connection with the Conversion and Reorganization, as well as to employment agreements that will be entered into with certain executive officers of the Holding Company and the Savings Bank.

         Management Recognition Plan. The Holding Company expects to seek stockholder approval of the SouthBanc Shares, Inc. 1998 Management Recognition Plan ("1998 MRP"). The 1998 MRP will reserve a number of shares equal to 4% of the number of Conversion Shares issued in the Conversion Offerings. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the 1998 MRP within one year of the consummation of the Conversion and Reorganization. If stockholder approval of the 1998 MRP is obtained, it is expected that awards of restricted stock

                                      (v)
of 79,350 shares of Common Stock (based on the issuance of Conversion Shares at the maximum of the Estimated Valuation Range) will be made to key employees of the Holding Company and the Savings Bank at no cost to the recipient. Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that, if stockholder approval is obtained it would provide such awards to the extent permitted by applicable regulations. Under current OTS regulations if the 1998 MRP is implemented within one year of the consummation of the Conversion and Reorganization, (i) no officer or employee may receive an award covering in excess of 25% of the number of shares reserved for issuance under the 1998 MRP, (ii) no nonemployee director may receive in excess of 5% of the number of shares reserved for issuance under the 1998 MRP, (iii) nonemployee directors, as a group, may not receive in excess of 30% of the number of shares reserved for issuance under the 1998 MRP, and
(iv) all awards would be subject to vesting at a maximum rate of 20% per year. See "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plans." Assuming stockholder approval of the 1998 MRP, if the 1998 MRP is funded with authorized but unissued shares of Common Stock contributed by the Holding Company, rather than by acquiring shares of Common Stock in the open market, the voting control of stockholders of the Holding Company would be diluted by approximately 2.08%. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs" and "PRO FORMA DATA."

         Stock Option Plan. The Holding Company expects to seek stockholder approval of the SouthBanc Shares, Inc. 1998 Stock Option Plan ("1998 Stock Option Plan"). The 1998 Stock Option Plan will reserve a number of shares equal to 10% of the number of Conversion Shares issued in the Conversion Offerings. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the 1998 Stock Option Plan within one year of the consummation of the Conversion and Reorganization. If stockholder approval of the 1998 Stock Option Plan is obtained, it is expected that options to acquire 198,375 shares of Common Stock of the Holding Company (based on the issuance of Conversion Shares at the maximum of the Estimated Valuation Range) will be awarded to key employees and directors of the Holding Company and the Savings Bank. The exercise price of such options will be 100% of the fair market value of the Common Stock on the date the option is granted. Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current OTS regulations, if the 1998 Stock Option Plan is implemented within one year of the consummation of the Conversion and Reorganization, (i) no officer or employees may receive an award of options covering in excess of 25% of the number of shares reserved for issuance under the 1998 Stock Option Plan, (ii) no nonemployee director may receive in excess of 5% of the number of shares reserved for issuance under the 1998 Stock Option Plan, (iii) nonemployee directors, as a group, may not receive in excess of 30% of the number of shares reserved for issuance under the 1998 Stock Option Plan, and (iv) all awards would be subject to vesting at a maximum rate of 20% per year. Options are valuable only to the extent that they are exercisable and the market price for the underlying shares of Common Stock is in excess of the exercise price. An option effectively eliminates the market risk of holding the underlying securities since no consideration is paid for the option until it is exercised. Therefore, the recipient may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Stock Option Plans." Assuming stockholder approval of the 1998 Stock Option Plan, it is expected that the 1998 Stock Option Plan will be funded with authorized but unissued shares of Common Stock contributed by the Holding Company, which, together with the 1996 Stock Option Plan, would dilute the voting interests of stockholders of the Holding Company by approximately 8.25%. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs" and "PRO FORMA DATA."

         Employment Agreements. The MHC and the Savings Bank maintain employment agreements with Robert W. Orr (President and Managing Officer of the Savings Bank and President and Chief Executive Officer of the Holding Company), Thomas
C. Hall (Senior Vice President and Treasurer of the Savings Bank and Treasurer and Chief Financial Officer of the Holding Company) and Barry C. Visioli (Senior Vice President of the Savings Bank and the Holding Company) that were entered into in connection with the MHC Reorganization. In connection with the Conversion and Reorganization, the Holding Company and the Savings Bank will enter into three-year employment agreements with Messrs. Orr, Hall and Visioli, which have substantially the same terms as and will

                                     (vi)
replace the existing agreements. The agreements will provide certain benefits in the event of the officers' termination of employment following a change in control of the Holding Company or the Savings Bank. In the event of a change in control of the Holding Company or the Savings Bank, as defined in the agreement, each executive officer will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times their average annual compensation during the five-year period preceding the change in control. Assuming a change in control occurred as of September 30, 1997, the aggregate value of the severance benefits payable to Messrs. Orr, Hall and Visioli under the agreements would have been approximately $583,000. See "MANAGEMENT OF THE SAVINGS BANK -- Executive Compensation --Employment Agreements."

         For information concerning the possible voting control of officers, directors and employees following the Conversion and Reorganization, see "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders."

Prospectus Delivery and Procedure for Purchasing Conversion Shares

         To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), no Prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered later than two days prior to such date. Execution of the Order Form will confirm receipt of the Prospectus in accordance with Rule 15c2-8. Order Forms will be distributed only with a prospectus. The Primary Parties are not obligated to accept for processing orders not submitted on original Order Forms. Order Forms unaccompanied by an executed certification form will not be accepted. Payment by check, money order, bank draft, cash or debit authorization to an existing account at the Savings Bank must accompany the Order and Certification Forms. No wire transfers will be accepted. The Savings Bank is prohibited from lending funds to any person or entity for the purpose of purchasing Conversion Shares in the Conversion Offerings. See "THE CONVERSION AND REORGANIZATION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings."

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the close of business on June 30, 1996 ("Eligibility Record Date"), December 31, 1997 ("Supplemental Eligibility Record Date") or the Voting Record Date (February 6, 1998) and borrowers with loans outstanding on October 26, 1993 which continue to be outstanding as of the Voting Record Date must list all deposit and/or loan accounts on the Order Form, giving all names on each account and the account numbers. Failure to list all account numbers may result in the inability of the Holding Company or the Savings Bank to fill all or part of a subscription order. In addition, registration of shares in a name or title different from the names or titles listed on the account may adversely affect such subscriber's purchase priority. See "THE CONVERSION AND REORGANIZATION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings."

Restrictions on Transfer of Subscription Rights

         No person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the Subscription Rights issued under the Plan of Conversion or the Conversion Shares to be issued upon their exercise. Each person exercising Subscription Rights will be required to certify that a purchase of Conversion Shares is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. The Primary Parties will pursue any and all legal and equitable remedies in the event they become aware of the transfer of Subscription Rights and will not honor orders known by them to involve the transfer of such rights.

                                     (vii)

Purchase Limitations

         The Plan of Conversion provides for the following purchase limitations:
(i) no person may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 50,000 Conversion Shares;
(ii) no person, together with associates of or persons acting in concert with such person, may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 50,000 Conversion Shares;
(iii) the maximum number of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion Offerings by any person, when combined with any Exchange Shares received, shall not exceed 50,000 shares of Common Stock to be issued in the Conversion and Reorganization; and (iv) the maximum number of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion Offerings by any person, together with any associate or any group of persons acting in concert, when combined with any Exchange Shares received, shall not exceed 50,000 shares of Common Stock to be issued in the Conversion and Reorganization. The minimum order is 25 Conversion Shares. At any time during the Conversion Offerings, and without further approval by the MHC members or the Public Stockholders, the Primary Parties, in their sole discretion, may increase any of the purchase limitations to up to 5% of the Conversion Shares issued in the Conversion and Reorganization. Under certain circumstances, subscribers may be resolicited in the event of such an increase and given the opportunity to increase, decrease or rescind their orders. If there is an oversubscription in the Conversion Offerings, Conversion Shares will be allocated as set forth in the Plan of Conversion. See "THE CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Community Offerings," "--Procedure for Purchasing Shares in the Subscription and Direct Community Offerings" and "-- Limitations on Purchases of Conversion Shares." Because OTS policy requires that the maximum purchase limitation set forth in the Plan of Conversion take into account the Exchange Shares to be issued to the Public Stockholders for their Public Savings Bank Shares, certain Public Stockholders may be limited in their ability to purchase Conversion Shares, or even prevented from purchasing Conversion Shares.

Stock Pricing and Number of Shares to be Issued in the Conversion and Reorganization

         OTS regulations require the aggregate purchase price of the Conversion Shares be consistent with the independent appraisal of the estimated pro forma market value of the MHC and the Savings Bank, as converted, which was estimated by RP Financial to range from $55.3 million to $74.8 million as of December 5, 1997, or from 2,765,481 shares to 3,741,533 shares based on the Purchase Price. Because the Public Stockholders will continue to hold approximately the same aggregate percentage ownership interest in the Holding Company as they held in the Savings Bank before the Conversion and Reorganization, before giving effect to the payment of cash in lieu of issuing fractional Exchange Shares and any Conversion Shares purchased by the Public Stockholders in the Conversion Offerings, the independent appraisal valuation was multiplied by 53.02% (which represents the MHC's percentage interest in the Savings Bank to determine the midpoint of the Estimated Valuation Range, which is $65.1 million, or 3,253,507 shares based on the Purchase Price). The full text of the independent appraisal describes the procedures followed, the assumptions made, limitations on the review undertaken and matters considered, which included but did not depend on the trading market for the Public Savings Bank Shares (see "MARKET FOR COMMON STOCK"). The appraisal will be updated or confirmed at the completion of the Conversion Offerings. The maximum of the Estimated Valuation Range may be increased by up to 15% and the number of Conversion Shares may be increased to 2,281,312 shares due to material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic or regulatory conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Shares are less than the minimum or more than 15% above the maximum of the current Estimated Valuation Range. All Conversion Shares will be sold at the uniform Purchase Price ($20.00 per share), which was established by the Boards of Directors of the Primary Parties. Any increase or decrease in the number of shares of Conversion Stock will result in a corresponding change in the number of Exchange Shares, so that upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 53.02% and 46.98%, respectively, of the total outstanding shares of Common Stock. See "PRO FORMA DATA" and "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued." The appraisal is not

                                    (viii)
intended to be and should not be construed as a recommendation of any kind as to the advisability of purchasing Common Stock in the Conversion Offerings nor can assurance be given that purchasers of the Common Stock in the Conversion Offerings will be able to sell such shares after consummation of the Conversion and Reorganization at a price that is equal to or above the Purchase Price. Furthermore, the pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation. A complete copy of the appraisal is available in the manner set forth under "ADDITIONAL INFORMATION."

         Based on the 708,873 Public Savings Bank Shares outstanding at the date of this Prospectus, and assuming a minimum of 1,466,250 and a maximum of 1,983,750 Conversion Shares are issued in the Conversion Offerings, the Exchange Ratio is expected to range from approximately 1.83281 Exchange Shares to 2.47969 Exchange Shares for each Public Savings Bank Share issued and outstanding immediately prior to the consummation of the Conversion and Reorganization. The final Exchange Ratio will be affected if any stock options to purchase shares of Savings Bank Common Stock are exercised after the date of this Prospectus and before the consummation of the Conversion and Reorganization. If any stock options are outstanding immediately before the consummation of the Conversion and Reorganization, they will be converted into options to purchase shares of Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged. The duration of the options will also be unchanged. As of the date of this Prospectus, there were outstanding options to purchase 63,100 shares of Savings Bank Common Stock at a weighted-average exercise price of $24.14 per share. The Savings Bank has no plans to grant additional stock options before the consummation of the Conversion and Reorganization.



                         Conversion Shares to         Exchange Stock to           Shares
                              Be Issued(1)               Be Issued(1)             of Common
                        -----------------------      ---------------------        Stock to be       Exchange
                        Amount          Percent      Amount        Percent        Outstanding(1)    Ratio(1)
                        ------          -------      ------        -------        --------------    --------
Minimum..............   1,466,250       53.02%       1,299,231     46.98%           2,765,481        1.83281
Midpoint.............   1,725,000       53.02        1,528,507     46.98            3,253,507        2.15625
Maximum..............   1,983,750       53.02        1,757,783     46.98            3,741,533        2.47969
15% above
 Maximum.............   2,281,312       53.02        2,021,451     46.98            4,302,763        2.85164

-----------------
(1) Assumes that outstanding options to purchase 63,100 shares of Savings Bank Common Stock at September 30, 1997 are not exercised before consummation of the Conversion and Reorganization. However, assuming exercise, the percentages represented by the Conversion Shares and the Exchange Shares would be 50.89% and 49.11%, respectively, and the Exchange Ratio would be 1.75924, 2.06970, 2.38015, and 2.73717, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

         The value of the Exchange Shares to be received for each Public Savings Bank Share may be less than the market value of the Public Savings Bank Shares at the time of exchange based on the final Exchange Ratio and the market price at the time of the exchange.

Differences in Stockholder Rights

         The Holding Company is a Delaware corporation subject to the provisions of the Delaware General Corporation Law ("DGCL"), and the Savings Bank is a federally-chartered savings bank subject to federal laws and OTS regulations. Upon consummation of the Conversion and Reorganization, the Public Stockholders will become stockholders of the Holding Company and their rights will be governed by the Holding Company's Certificate of Incorporation and Bylaws and Delaware law, rather than the Savings Bank's Federal Stock Charter and Bylaws, federal law and OTS regulations. The rights of stockholders of the Savings Bank are materially different in certain

                                     (ix)
respects from the rights of stockholders of the Holding Company. See "COMPARISON OF STOCKHOLDERS' RIGHTS" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."

Use of Proceeds

         The net proceeds from the sale of the Conversion Shares are estimated to range from $28.3 million to $38.5 million, or to $44.4 million if the Estimated Valuation Range is increased by 15%, depending upon the number of Conversion Shares sold and the expenses of the Conversion and Reorganization. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Savings Bank to be issued in the Conversion and Reorganization in exchange for 50% of the net proceeds of the Conversion Offerings. This will result in the Holding Company retaining approximately $14.2 million to $19.3 million of the net proceeds, or up to $22.2 million if the Estimated Valuation Range is increased by 15%, and the Savings Bank receiving an equal amount. See "PRO FORMA DATA."

         Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations and mortgage-backed securities.

         The proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations and mortgage-backed securities. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future growth and diversification of activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock (including possible repurchases to fund the 1998 MRP), or to provide shares to be issued upon exercise of stock options to the extent permitted under Delaware law and OTS regulations. The Holding Company also intends to use a portion of the net proceeds retained by it to refinance the ESOP's third party loan, which had an outstanding balance of $804,000 at September 30, 1997. See "PRO FORMA DATA."

         The Holding Company may also consider exploring opportunities to use such funds to expand operations through the acquisition or establishment of additional branch offices and the acquisition of other financial institutions. In addition, the Holding Company may consider exploring opportunities to expand into non-traditional lines of business, such as securities brokerage, insurance agency and real estate development activities, to the extent permitted by applicable law. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any such activities. The Savings Bank, however, currently conducts real estate development activities through subsidiaries. See "BUSINESS OF THE SAVINGS BANK -- Subsidiary Activities."

Market for Common Stock

         The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Holding Company has received conditional approval to have the Common Stock listed on The Nasdaq National Market System under the symbol "SBAN." Sandler O'Neill has agreed to act as a market maker for the Common Stock following consummation of the Conversion and Reorganization. No assurance can be given that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Conversion and Reorganization. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

Dividend Policy

         The Savings Bank's Board of Directors has adopted a policy of paying regular cash dividends on the Public Savings Bank Shares. The MHC has waived receipt of all cash dividends paid by the Savings Bank to date. See "MARKET FOR COMMON STOCK" for additional information. The Board of Directors intends to declare and

                                      (x)
pay a regular cash dividend for the first calendar quarter of 1998 to holders of Savings Bank Common Stock. The MHC does not intend to waive receipt of this dividend in order to avoid the expense of obtaining regulatory approval to waive the dividend. The record date for determining the holders of Savings Bank Common Stock entitled to receive the dividend is expected to pre-date the consummation of the Conversion and Reorganization. Consequently, dividends, if any, would not be paid on the Common Stock until after the consummation of the Conversion and Reorganization, and will not occur until after the first full quarter following the consummation of the Conversion and Reorganization.

         Following consummation of the Conversion and Reorganization, the Holding Company's Board of Directors intends to declare cash dividends on the Common Stock at an initial quarterly rate equal to $0.35 per share divided by the final Exchange Ratio, resulting in intended economic parity with the dividends currently paid on the Public Savings Bank Shares. The first dividend on the Common Stock is expected during the month following the end of the quarter in which the Conversion and Reorganization is consummated. Based upon the Estimated Valuation Range, the Exchange Ratio is expected to be 1.83281, 2.15625, 2.47969 and 2.85164 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, resulting in an initial quarterly dividend rate of $0.19, $0.16, $0.14 and $0.12 per share, respectively, following consummation of the Conversion and Reorganization. Declarations of dividends by the Holding Company's Board of Directors will depend upon a number of factors, including the amount of the net proceeds from the Conversion Offerings retained by the Holding Company, investment opportunities available to the Holding Company or the Savings Bank, capital requirements, regulatory limitations, the Holding Company's and the Savings Bank's financial condition and results of operations, tax considerations and general economic conditions. Consequently, there can be no assurance that any dividends will be paid on the Common Stock or that, if paid, such dividends will not be reduced or eliminated in future periods. See "DIVIDEND POLICY."

Officers' and Directors' Common Stock Purchases and Beneficial Ownership

         At September 30, 1997, officers and directors of the Savings Bank (21 persons) beneficially owned 104,052 shares of Savings Bank Common Stock. See "MANAGEMENT OF THE SAVINGS BANK -- Beneficial Ownership of Savings Bank Common Stock by Directors and Executive Officers." Such shares of Savings Bank Common Stock will be exchanged for Exchange Shares based on the final Exchange Ratio. In addition to receipt of such Exchange Shares, officers and directors as a group (21 persons) are expected to subscribe for an aggregate of approximately 51,925 Conversion Shares, or approximately 3.5% and 2.6% of the shares based on the minimum and the maximum of the Estimated Valuation Range, respectively. See "CONVERSION SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS" for a discussion of the anticipated number Exchange Shares to be received by directors and officers and the non-binding anticipated number of Conversion Shares to be subscribed for by such persons.

         Upon consummation of the Conversion and Reorganization, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 22.6% and 22.1% of the Common Stock based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. These percentages include the anticipated number of Exchange Shares to be received and the anticipated number of Conversion Shares to be purchased by such individuals, as well as allocation to participants' accounts of all shares of Common Stock held by the ESOP, the exercise of all options under the 1993, 1996 and 1998 Stock Option Plans, and the funding of the 1996 and 1998 MRPs with Common Stock purchased in the open market. See "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders."

Risk Factors

         See "RISK FACTORS" beginning on page 1 for a discussion of certain risks related to the Conversion and Reorganization that should be considered by all prospective investors.

                                     (xi)

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

       The following tables set forth certain information concerning the consolidated financial position and results of operations of the Savings Bank and its subsidiaries at the dates and for the periods indicated. This information is qualified in its entirety by reference to the detailed information contained in the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.


                                                                                      At September 30,
                                                            -----------------------------------------------------------------
                                                                 1997          1996        1995         1994        1993
                                                                 ----          ----        ----         ----        ----
                                                                                    (In Thousands)
SELECTED FINANCIAL CONDITION DATA:
Total assets...............................................    $256,993      $209,827    $178,304      $171,533   $168,308
Cash and interest-bearing deposits.........................      13,499        13,585       6,630         8,700      5,797
Investment in limited partnership(1).......................       5,004            --          --            --         --
Investment securities available for sale...................      11,326         2,494         800           299         --
Mortgage-backed securities available for sale..............      35,863        43,125      46,344        50,064     12,742
Mortgage-backed securities held for investment.............          --            --          --            --     45,935
Loans receivable, net......................................     178,772       140,758     116,539       104,852     97,004
Deposits...................................................     201,002       160,244     148,709       143,380    143,871
Borrowings.................................................      15,000        16,000       8,000        10,500      8,500
Stockholders' equity.......................................      30,602        29,091      18,232        14,637     13,921
                                                                                      Year Ended September 30,
                                                            -----------------------------------------------------------------
                                                                 1997          1996        1995         1994        1993
                                                                 ----          ----        ----         ----        ----
                                                                                    (In Thousands)
SELECTED OPERATING DATA:
Interest income............................................     $18,396       $14,921     $13,543       $12,075    $12,034
Interest expense...........................................       9,496         7,425       8,761         5,624      6,184
                                                                -------       -------     -------       -------    -------

Net interest income .......................................       8,900         7,496       4,782         6,451      5,850
Provision for loan losses..................................         655           349         362           120        364
                                                                -------       -------     -------       -------    -------
Net interest income after provision for loan losses........       8,245         7,147       4,420         6,331      5,486
Other income...............................................       1,855         1,927       3,231         1,565      1,613
General and administrative expenses........................       7,446         6,894       5,540         4,749      4,414
                                                                -------       -------     -------       -------    -------

Income before income taxes, change in accounting
 method and extraordinary item.............................       2,654         2,180       2,111         3,147      2,685
Income taxes...............................................         926           756         194         1,064        947
                                                                -------       -------     -------       -------    -------
Income before change in method of
 accounting for income taxes...............................       1,728         1,424       1,917         2,083      1,738
Cumulative effect of change in method of
 accounting for income taxes...............................          --            --          --           350         --
                                                                -------       -------     -------       -------    -------
Net income.................................................     $ 1,728       $ 1,424     $ 1,917       $ 2,433    $ 1,738
                                                                =======       =======     =======       =======    =======

                     (footnotes on second following page)

                                     (xii)

                                                                             Year Ended September 30,
                                                      -----------------------------------------------------------------
                                                          1997          1996          1995        1994        1993
                                                          ----          ----          ----        ----        ----
PER SHARE DATA:
Earnings per share(2):
  Before cumulative effect of change in
   accounting for income taxes...............             $1.15          $0.95       $1.27       $1.39         N/A
  Cumulative effect of change in
   accounting for income taxes...............             $  --          $  --       $  --       $ .23         N/A
                                                          -----          -----       -----       -----
  Net income.................................             $1.15          $0.95       $1.27       $1.62         N/A
                                                          =====          =====       =====       =====
Dividends per share(3).......................             $1.35          $1.20       $1.05       $0.76         N/A
                                                          =====          =====       =====       =====
Weighted average shares outstanding..........         1,505,432      1,504,601   1,504,059   1,502,418         N/A

                                                                                At September 30,
                                                      -----------------------------------------------------------------
                                                          1997          1996          1995        1994        1993
                                                          ----          ----          ----        ----        ----
SELECTED OTHER DATA:
Number of:
 Real estate loans outstanding...............             2,645           2,653       2,846      2,889       3,423
 Deposit accounts............................            31,504          26,135      21,490     16,676      16,735
 Full-service offices........................                 6               5           5          4           3

                         (footnotes on following page)


                                    (xiii)

KEY OPERATING RATIOS:

                                                                                                At or For the
                                                                                           Year Ended September 30,
                                                                        --------------------------------------------------------
                                                                            1997        1996       1995       1994        1993
                                                                            ----        ----       ----       ----        ----
Performance Ratios:

Return on average assets (net income divided by
 average assets)..............................................              0.72%       0.75%       0.92%   1.20%(4)      1.03%

Return on average equity (net income divided by
 average equity)..............................................              5.78        7.40        11.88   13.84(4)     13.36

Average equity to average assets..............................             12.54       10.16         7.77      8.61       7.75

Interest rate spread (difference between yield
 on interest-earning assets and average cost of
 interest-bearing liabilities for the period)(5)..............              3.57        3.85         3.61      3.54       3.26

Net interest margin (net interest income as a
 percentage of average interest-earning assets
 for the period)(5)...........................................              3.96        4.16         2.90      3.86       3.59

Dividend payout ratio(3)......................................            117.39      126.32        82.68     46.91        N/A

Non-interest expense to average assets........................              3.20        3.72         2.74      2.74       2.63

Average interest-earning assets to average
 interest-bearing liabilities.................................            109.36      107.69        86.56    109.36     108.66

Asset Quality Ratios:

Allowance for loan losses to total loans
  at end of period............................................              1.04        1.08         1.08      0.92       0.91

Net charge-offs to average outstanding loans
 during the period............................................              0.18        0.07         0.04      0.04       0.06

Ratio of non-performing assets to total assets................              0.20        0.38         0.33      0.73       0.82

Capital Ratios:

Average equity to average assets..............................             12.54       10.16         7.77      8.61       7.75

--------------
(1) Represents a 20.625% equity investment in a limited partnership that invests in mortgage servicing rights. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Loan Purchases and Sales and Servicing" and Note 3 of Notes to Consolidated Financial Statements.
(2)  The Savings Bank was not a public company before fiscal 1994.
(3) Takes into account dividends waived by the MHC. All dividends to the MHC have been waived since the first quarter of fiscal 1994. See Note 18 of Notes to Consolidated Financial Statements. The dividend payout ratio based only on dividends actually paid to Public Stockholders was 55.19%, 22.40%, 6.53% and 3.71% for the years ended September 30, 1997, 1996,
     1995 and 1994, respectively.
(4) Excludes the effect of the one-time change in method of accounting for income taxes in fiscal 1994. Return on average assets and return on average equity were 1.40% and 16.16%, respectively.
(5) Excludes income on mutual funds totalling approximately $1.7 million in fiscal 1995, which was reported as gains on sale and included in other income.

                                     (xiv)

                              RECENT DEVELOPMENTS

      The following tables set forth certain information concerning the consolidated financial position and results of operations of the Savings Bank and its subsidiaries at the dates and for the periods indicated. Information at December 31, 1997 and for the three months ended December 31, 1997 and 1996 are unaudited, but, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results of such periods. The selected operating data for the three months ended December 31, 1997 are not necessarily indicative of the results of operation for the entire fiscal year. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.

                                                                       At                   At
                                                                  December 31,         September 30,
                                                                      1997                 1997
                                                                  ------------         -------------
                                                                            (In Thousands)

SELECTED FINANCIAL CONDITION DATA:
Total assets.............................................           $292,059            $256,933
Cash and interest-bearing deposits.......................             10,827              13,499
Investment in limited partnership(1).....................              5,069               5,004
Investment securities available for sale.................             15,524              11,326
Mortgage-backed securities available for sale............             57,168              35,863
Loans receivable, net ...................................            189,960             178,772
Deposits.................................................            202,558             201,002
Borrowings...............................................             54,780              15,000
Stockholders' equity.....................................             30,609              30,602

                                                                     Three Months
                                                                  Ended December 31,
                                                                 --------------------
                                                                 1997            1996
                                                                 ----            ----
                                                                   (In Thousands)
SELECTED OPERATING DATA:
Interest income..........................................       $5,072          $4,182
Interest expense.........................................        2,741           2,000
                                                                ------          ------

Net interest income......................................        2,331           2,182
Provision for loan losses................................           88              30
                                                                ------          ------

Net interest income after provision for loan losses......        2,243           2,152

Other income.............................................          719             511
General and administrative expenses......................        2,000           1,798
                                                                ------          ------

Income before income taxes...............................          962             865

Income taxes.............................................          327             294
                                                                ------          ------

Net income...............................................       $  635          $  571
                                                                ======          ======

                                     (xv)


                                                                     Three Months
                                                                  Ended December 31,
                                                                ----------------------
                                                                 1997            1996
                                                                 ----            ----
PER SHARE DATA:
Net income per share - basic(2)..........................        $0.42            $0.38
Net income per share - diluted(2)........................        $0.41            $0.38
Dividends per share......................................        $0.35            $0.30
Weighted average shares outstanding(2)...................    1,508,873        1,504,601
Adjusted weighted average shares outstanding(2)..........    1,544,473        1,507,049
                                                                      At or For the
                                                                      Three Months
                                                                   Ended December 31,
                                                                 ----------------------
                                                                  1997            1996
                                                                  ----            ----
KEY FINANCIAL RATIOS(3):
Performance Ratios:

Return on average assets (net income
 divided by average assets)..............................          0.95%          1.08%
Return on average equity (net income
 divided by average equity)..............................          8.26           7.68
Interest rate spread (difference between yield
 on interest-earning assets and average cost
 of interest bearing liabilities for the period).........          3.39           3.77
Net interest margin (net interest income as a
 percentage of average interest-earning assets
 for the period).........................................          3.73           4.27
Dividend payout ratio(4).................................         83.14          79.10
Non-interest expense to average assets...................          2.99           3.41
Average interest-earning assets to average
 interest-bearing liabilities............................        107.77         112.57

Asset Quality Ratios:

Allowance for losses to total loans
 at end of period........................................          1.02           1.02
Net charge-offs to average outstanding
 loans during the period.................................          0.01           0.01
Ratio of non-performing assets to total assets...........          0.30           0.24

Capital Ratios:

Average equity to average assets.........................         11.51          14.07

                         (footnotes on following page)


                                     (xvi)

--------------------
(1) Represents a 20.625% equity investment in a limited partnership that invests in mortgage servicing rights. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Loan Purchases and Sales and Servicing" and
         Note 3 of Notes to Consolidated Financial Statements.
(2) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of Accounting Pronouncements and Regulatory Policies -- Earnings Per Share."
(3)      Annualized where appropriate.
(4) Takes into account dividends waived by the MHC. All dividends to the MHC have been waived since the first quarter of fiscal 1994. See Note 18 of Notes to Consolidated Financial Statements. The dividend payout ratio based only on dividends actually paid to Public Stockholders was 39.06% and 37.04% for the three months ended December 31, 1997 and 1996, respectively.

Regulatory Capital

         The table below sets forth the Savings Bank's capital position relative to its OTS capital requirements at the date indicated. The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. See "REGULATION -- Federal Regulation of the Savings Bank -- Capital Requirements."

                                                                        At December 31, 1997
                                                             -----------------------------------------
                                                                                  Percent of Adjusted
                                                                Amount            Total Assets(1)
                                                                ------            --------------------
                                                               (In Thousands)
Tangible capital.........................................       $27,246                    9.44%
Tangible capital requirement.............................         4,332                    1.50
                                                                -------                   -----
Excess...................................................       $22,914                    7.94%
                                                                =======                   =====

Core capital.............................................       $27,246                    9.44%
Core capital requirement(2)..............................         8,663                    3.00
                                                                -------                   -----
Excess...................................................       $18,583                    6.44%
                                                                =======                   =====

Risk-based capital(3)....................................       $26,980                   15.57%
Risk-based capital requirement...........................        13,865                    8.00
                                                                -------                   -----
Excess...................................................       $13,115                    7.57%
                                                                =======                   =====

-----------------------
(1) Based on total tangible assets of $288.8 million for purposes of the tangible capital requirement, on total adjusted assets of $288.8 million for purposes of the core capital requirement, and on risk-weighted assets of $173.3 million for purposes of the risk-based capital requirement.
(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements that would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets.

Non-Performing Assets and Delinquencies

         At December 31, 1997, the Savings Bank had $742,000 of loans accounted for on a non-accrual basis ($398,000 in one- to four- family mortgage loans (consisting of ten loans), $268,000 in commercial business loans (consisting of four loans) and $76,000 in consumer loans (consisting of 12 loans)) compared to $403,000 at September 30, 1997. At December 31, 1997, the Savings Bank had $662,000 of accruing loans contractually past due 90 days or more ($330,000 in commercial real estate loans (consisting of one loan), $248,000 in one- to four-


                                    (xvii)
family mortgage loans (consisting of five loans), $80,000 in construction loans (consisting of two loans) and $4,000 in consumer loans (consisting of one loan)) compared to $479,000 at September 30, 1997. At December 31, 1997, the Savings Bank had $140,000 of real estate owned, net, compared to $163,000 at September 30, 1997. At December 31, 1997 and September 30, 1997, the Savings Bank had no restructured loans. Although no assurances can be given regarding future asset quality, based on management's evaluation of the loan portfolio, the Savings Bank believes that the increase in non-accrual loans and in accruing loans contractually past due 90 days or more resulted from normal variances and is not indicative of a material adverse trend in asset quality.

         The allowance for loan losses was $2.0 million at December 31, 1997. Charge-offs for the three months ended December 31, 1997 were $20,000, compared to $17,000 for the comparative period in 1996. Recoveries for the three months ended December 31, 1997 were $4,000, compared to $1,000 for the three months ended December 31, 1996.

         The following table sets forth the composition of the allowance for loan losses by category at December 31, 1997.

                                                                           As a Percent           Percent of
                                                                           of Outstanding         Loans in Each
                                                                           Loans in               Category to
                                                      Amount               Category               Total Loans
                                                      ------               ---------              ------------
                                                      (in thousands)
Real estate mortgage.............................          $766                 0.52%               71.0%
Commercial real estate and
 commercial business.............................           781                 2.41                19.0
Consumer.........................................           411                 2.10                10.0
                                                         ------                                   ------

  Total allowance for loan losses................        $1,958                 1.02%             100.00%
                                                         ======                                   ======

Comparison of Financial Condition at December 31, 1997 and September 30, 1997

         Total assets increased 13.6% from $257.0 million at September 30, 1997 to $292.0 million at December 31, 1997, primarily as a result of increases in investment securities available-for-sale, mortgage-backed securities available-for-sale and loans receivable, net. These increases were funded primarily by FHLB advances and borrowings in the form of reverse repurchase agreements. The purchase of investment securities and mortgage-backed securities with such borrowings provided the Savings Bank the opportunity to earn income based on the difference between the higher interest rates earned on such securities and the lower interest rates paid on the borrowed funds. The Savings Bank would consider continuing or increasing such "wholesale leveraging" activities in future periods subject to market conditions.

         In December 1996, the Savings Bank invested in a limited partnership that invests in mortgage servicing rights. The investment in the Limited Partnership increased 2.0% from $5.0 million at September 30, 1997 to $5.1 at December 31, 1997. The value of this investment would be adversely impacted in the event of a decrease in market interest rates. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Equity Investment in Limited Partnership" for additional information.

         Investment securities available-for-sale increased 37.2% from $11.3 million at September 30, 1997 to $15.5 million at December 31, 1997. The Savings Bank invested $6.2 million to purchase a $12.0 million FHLB Zero Coupon Bond yielding 7.06%. The bond is callable in August 1998 and has a final maturity of August 2007.

         Mortgaged-backed securities available-for-sale increased 59.3% from $35.9 million at September 30, 1997 to $57.2 million at December 31, 1997. During the three months ended December 31, 1997, the Savings Bank invested $5.1 million in a 20-year, fixed-rate Federal Home Loan Mortgage Corporation ("FHLMC") security with

                                    (xviii)
a yield of 7.01% at December 31, 1997, $5.1 million in a 20-year, fixed-rate FHLMC security with a yield of 6.93% at December 31, 1997, $7.4 million in a one year adjustable rate Government National Mortgage Association ("GNMA") security yielding 5.69% at December 31, 1997, and $4.5 million in a monthly adjustable interest rate CMO secured by FHLMC and GNMA obligations, with a yield of 7.20% at December 31, 1997.

         Loans receivable increased 6.3% from $178.8 million at September 30, 1997 to $190.0 million at December 31, 1997, primarily as a result of increased refinancings of one- to- four family mortgage loans as a result of lower market interest rates. One- to- four family mortgage loans increased $6.8 million between September 30, 1997 and December 31, 1997.

         Deposits increased $1.6 million from $201.0 million at September 30, 1997 to $202.6 million at December 31, 1997 as a result of normal growth, as well as the promotion of short-term certificates of deposit.

         Borrowings at December 31, 1997 consisted of FHLB advances and reverse repurchase agreements. FHLB advances increased $19.0 million from $15.0 million at September 30, 1997 to $34.0 million at December 31, 1997 and were used to fund loan growth and the purchase of investment and mortgage-backed securities. Reverse repurchase agreements amounted to $20.0 million at December 31, 1997. There were no reverse repurchase agreements outstanding at September 30, 1997. Reverse repurchase agreements are a form of borrowings by the Savings Bank where the Savings Bank sells securities under the agreement that it will repurchase them at a later date, for which the Savings Bank receives funds from the purchaser of the securities at an agreed upon interest rate. At December 31, 1997, there were two reverse repurchase agreements outstanding: (i) $10.0 million at an interest rate of 5.59%, which is callable away from the Savings Bank after November 13, 2000, and has a maturity date of November 13, 2002, and
(ii) $10.0 million at an interest rate of 5.49%, which is callable away from the Savings Bank after November 6, 1998, and has a maturity date of November 6, 2000.

         Stockholders' equity was $30.6 million at September 30, 1997 and December 31, 1997. Retained income was offset by dividends paid on the Public Savings Bank Shares and increased deferred compensation expense for the 1996 MRP. The Savings Bank paid $248,000 in dividends on the Public Savings Bank Shares during the three months ended December 31, 1997. Deferred compensation associated with the 1996 MRP, which is recorded on the Savings Bank's balance sheet as a contra-equity account, increased $565,000 from $325,000 to $890,000 as a result of open market purchases by the 1996 MRP trust during the three months ended December 31, 1997 of the remaining 11,415 shares required to fund the plan.

Comparison of Operating Results for the Three Months Ended December 31, 1997 and 1996

         Net Income. Net income increased 11.2% from $571,000, or $0.38 per share, for the three months ended December 31, 1996 to $635,000, or $0.42 per share, for the three months ended December 31, 1997.

         Interest Income. Interest income increased 21.3% from $4.2 million for the three months ended December 31, 1996 to $5.1 million for the three months ended December 31, 1997. Interest income on loans increased 23.0% from $3.3 million to $4.0 million as the average balance of loans receivable, net, increased 29.6% from $144.5 million for the three months ended December 31, 1996 to $187.2 million for the three months ended December 31, 1997, primarily as a result of growth in loan originations and purchases. Interest income on mortgage-backed securities decreased 8.9% from $740,000 for the three months ended December 31, 1996 to $674,000 for the three months ended December 31, 1997, as the average balance of mortgage-backed securities decreased 5.9% from $43.8 million for the three months ended December 31, 1996 to $41.2 million for the three months ended December 31, 1997, primarily as a result of restructuring the mortgage-backed securities portfolio in September 1997. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Financial Condition at September 30, 1997 and 1996" for further information regarding the restructuring. Interest income on other investments increased 124.8% from $161,000 for the three months ended December 31, 1996 to $362,000 for the three months ended December 31, 1997 as the average balance of other interest earning assets increased 100.0% from $10.7 million for the three months ended December 31, 1996

                                     (xix)
to $21.4 million for the three months ended December 31, 1997, primarily as the result of the purchase of higher yielding investment securities to enhance portfolio yield.

         Interest Expense. Interest expense increased 37.0% from $2.0 million for the three months ended December 31, 1996 to $2.7 million for the three months ended December 31, 1997. Interest on deposits increased 30.6% from $1.8 million for the three months ended December 31, 1996 to $2.3 million for the three months ended December 31, 1997 as the average balance of deposits increased 25.0% from $161.2 million for the three months ended December 31, 1996 to $201.5 million for the three months ended December 31, 1997, and the weighted average cost of deposits increased from 4.39% for the three months ended December 31, 1996 to 4.59% for the three months ended December 31, 1997. The increase in the average balance of deposits and the increase in the weighted cost of deposits resulted primarily from the promotion of short-term certificates of deposits.

         Interest expense on borrowings (FHLB advances and reverse repurchase agreements) increased $200,000, or 86.6%, from $231,000 for the three months ended December 31, 1996 to $431,000 for the three months ended December 31, 1997 as the average borrowings increased from $16.0 million for the three months ended December 31, 1996 to $30.3 million for the three months ended December 31, 1997 in order to fund loan originations and purchases and the purchase of investment securities and mortgage-backed securities.

         Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered adequate by management to provide for management's best estimate of inherent loan losses. In determining the adequacy of the allowance for loan losses, management evaluates various factors, including the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, loss experience, delinquency trends and economic conditions. Management evaluates the carrying value of loans periodically and the allowance for loan losses is adjusted accordingly. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Allowance for Loan Losses" and Note 4 of Notes to Consolidated Financial Statements.

         The provision for loan losses increased from $30,000 for the three months ended December 31, 1996 to $88,000 for the three months ended December 31, 1997. Management deemed the increase necessary in light of the growth in the loan portfolio in the three months ended December 31, 1997, particularly in inherently riskier commercial real estate loans and consumer loans. At December 31, 1997, the allowance for loan losses was 1.02% of total loans and was deemed adequate by management at that date.

         Other Income. Total other income increased 40.7% from $511,000 for the three months ended December 31, 1996 to $719,000 for the three months ended December 31, 1997. Loan and deposit account service charges increased $35,000 as the result of an increase in the number of checking accounts. Gain or loss on sale of real estate, net, was a loss of $7,000 from the sale of one real estate owned property for the three months ended December 31, 1997 compared to a gain of $2,000 for the same three months of 1996. The gain or loss on sale of loans, net increased $4,000 from $8,000 for the three months ended December 31, 1996 to $12,000 for the three months ended December 31, 1997. Other income increased $178,000 from $67,000 for the three months ended December 31, 1996 to $245,000 for the three months ended December 31, 1997 as a result of net income earned from the mortgage banking company and the limited partnership. The Savings Bank recorded net income from the mortgage banking company of $30,000 for the three months ended December 31, 1997, compared to a start-up loss of $75,000 for the three months ended December 31, 1996. The Savings Bank recorded net income of $65,000 from the limited partnership for the three months ended December 31, 1997. The Savings Bank did not recognize any income from the limited partnership during the three months ended December 31, 1996 because the Savings Bank's investment in it commenced in December 1996.

         General and Administrative Expenses. General and administrative expenses increased $202,000 from $1.8 million for the three months ended December 31, 1996 to $2.0 million for the three months ended December 31, 1997. Salaries and employee benefits increased 20.0% from $912,000 for the three months ended December 31, 1996 to $1.1 million for the three months ended December 31, 1997 as a result of staffing a call center ($39,000)

                                     (xx)
and expenses associated with the ESOP ($72,000) and the 1996 MRP ($52,000). Occupancy expenses increased $3,000 from $111,000 for the three months ended December 31, 1996 to $114,000 for the three months ended December 31, 1997. Furniture and equipment expense increased 22.7%, or $39,000, from $172,000 for the three months ended December 31, 1996 to $211,000 for the three months ended December 31, 1997 as the result of the purchase of additional computer hardware and software and equipping the Perpetual Square Office. The FDIC insurance premiums decreased $60,000 from $90,000 for the three months ended December 31, 1996 to $30,000 for the three months ended December 31, 1997 as a result of the SAIF recapitalization. Effective January 1, 1997, the insurance premium rate decreased from 0.23% to 0.065% of assessable deposits. See "REGULATION -- Federal Regulation of Savings Associations -- Federal Deposit Insurance Corporation."

         Advertising expenses decreased $28,000, or 31.8%, from $88,000 for the three months ended December 31, 1996 to $60,000 for the three months ended December 31, 1997 as a result of the winding down of the free checking advertising campaign that began in October 1994. Data processing increased $37,000, or 61.7%, from $60,000 for the three months ended December 31, 1996 to $97,000 for the three months ended December 31, 1997 as a result of increased volume and cost of ATM and debit card processing. Office supplies decreased $31,000, or 31.6%, from $98,000 for the three months ended December 31, 1996 to $67,000 for the three months ended December 31, 1997, as the Savings Bank was changing computer systems in the quarter ended December 31, 1996 that required new internal processing supplies. Other expenses increased $59,000, or 22.1%, from $267,000 for the three months ended December 31, 1996 to $326,000 for the three months ended December 31, 1997, primarily due to consultant fees for sales training for the call center.

         Income Taxes. Income taxes increased $33,000, or 11.2%, from $294,000 for the three months ended December 31, 1996 to $327,000 for the three months ended December 31, 1997 due to an increase in income before taxes. The effective tax rate was 34% for both three months ended December 31, 1996 and 1997.

                                     (xxi)

                                 RISK FACTORS

         Before investing in shares of the Common Stock offered hereby, prospective investors should carefully consider the matters presented below, in addition to matters discussed elsewhere in this Prospectus. The matters presented below address the material risks associated with an investment in the Common Stock.

Certain Lending Risks

         Purchased Loan Risks. The Savings Bank actively purchases loans, other than consumer and commercial business loans. At September 30, 1997, purchased loans totalled $37.4 million and consisted of one- to four-family mortgage loans ($24.7 million), construction loans ($11.2 million) and commercial real estate loans ($1.5 million). Such loans have been purchased primarily from a mortgage company located in Hilton Head Island, South Carolina ($9.9 million), and a mortgage banking company located in Greenville, South Carolina ($26.8 million), in which a service corporation subsidiary of the Savings Bank has an equity investment. See "BUSINESS OF THE SAVINGS BANK -- Subsidiary Activities." For the year ended September 30, 1997, the Savings Bank's purchases of one- to four-family mortgage loans exceeded originations by approximately 25.5%. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Loan Purchases and Sales and Servicing." The Savings Bank expects that future loans will be purchased primarily from the Greenville-based mortgage banking company because of increasing competition in the Hilton Head Island market.

         In addition to the lending risks discussed below, purchased loans have added risk because they are originated by a third party to borrowers residing, and secured by properties located, outside of the Savings Bank's primary market area. Purchased loans are also more difficult to underwrite and monitor because of the Savings Bank's unfamiliarity with the economy in which the properties are located relative to the economy of its primary market area, the higher probability of lack of personal contact with the borrower, and the distant location of the collateral, among other things. Furthermore, loans secured by properties located in an area whose economy is heavily dependent on tourism, such as Hilton Head Island, South Carolina, are subject to greater risk because economic downturns often have a greater adverse impact on tourism. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Commercial Real Estate Loans."

         Commercial Real Estate Lending Risks. At September 30, 1997, the Savings Bank's commercial real estate loan portfolio amounted to $27.0 million, or 15.1% of net loans receivable, compared to $2.6 million, or 2.7% of net loans receivable, at September 30, 1993. Commercial real estate lending is inherently riskier than one- to four-family mortgage lending. Because payments on loans secured by commercial properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy, among other things. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Commercial Real Estate Loans."

         Consumer Lending Risks. At September 30, 1997, the Savings Bank's consumer loan portfolio amounted to $19.2 million, or 10.7% of net loans receivable. Consumer lending is also inherently riskier than one- to four-family mortgage lending. Collateral such as automobiles, boats and other personal property depreciate rapidly and are often an inadequate repayment source if a borrower defaults. In addition, consumer loan repayments depend on the borrower's continuing financial stability and are more likely to be adversely affected by job loss, divorce, illness, personal bankruptcy and other financial hardship. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Consumer Loans."

         Construction Lending Risks. At September 30, 1997, the Savings Bank's construction loan portfolio amounted to $17.1 million, or 9.6% of net loans receivable, of which $12.9 million consisted of speculative construction loans. Speculative construction loans are so named because there is not a commitment for permanent financing in place at the time the construction loan is originated.

         Construction lending is inherently riskier than one- to four-family mortgage lending. Construction loans generally have higher loan balances than one- to four-family mortgage loans. In addition, the potential for cost overruns because of the inherent difficulties in estimating construction costs and, therefore, collateral values and the difficulties and costs associated with monitoring construction progress, among other things, are major contributing factors to this greater credit risk. Speculative construction loans have the added risk that there is not an identified buyer for the completed home when the loan is originated, with the risk that the builder will have to service the construction loan debt and finance the other carrying costs of the completed home for an extended time period until a buyer is identified. Furthermore, the demand for construction loans and the ability of construction loan borrowers to service their debt depends highly on the state of the general economy, including market interest rate levels, and the state of the economy of the Savings Bank's primary market area. A material downturn in economic conditions would be expected to have a material adverse effect on the credit quality of the construction loan portfolio. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Construction Loans."

         Commercial Business Lending Risks. At September 30, 1997, the Savings Bank's commercial business loan portfolio amounted to $7.2 million, or 4.0% of net loans receivable. Subject to market conditions and other factors, the Savings Bank intends to expand its commercial business lending activities within its primary market area. Commercial business lending is inherently riskier than one- to four-family mortgage lending. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation value of these assets in the event of a borrower default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Commercial Business Loans."

         Geographic Concentration of Credit and Investment Risk. The Savings Bank has no significant concentration of credit and investment risk other than that a substantial portion of its loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area. In addition to its lending activities, the Savings Bank, through its investment in a service corporation subsidiary, engages in commercial and residential property development in its primary market area. See "BUSINESS OF THE SAVINGS BANK -- Subsidiary Activities." This geographic concentration of credit and investment risk could have a material adverse effect on the Savings Bank's financial condition and results of operations to the extent there is a material deterioration in that area's economy and real estate values. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

Interest Rate Risk

         General. The Savings Bank's profitability, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. To better control the impact of changes in interest rates, the Savings Bank has sought to improve the match between asset and liability maturities or repricing periods and rates by emphasizing the origination and purchase of adjustable-rate mortgage ("ARM") loans and shorter term construction, commercial real estate, commercial business and consumer loans.

         Potential Adverse Impact on Results of Operations. The Savings Bank's operations would be adversely affected by a material prolonged increase in market interest rates. At September 30, 1997, assuming an instantaneous 200 basis point increase in market interest rates, the Savings Bank's net portfolio value ("NPV") would decrease by approximately $6.5 million or 17%. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Market Risk and Asset Liability Management."

         Potential Adverse Impact on Financial Condition. Changes in the level of interest rates also affect the volume of loans originated or purchased by the Savings Bank and, thus, the amount of loan and commitment fees, as well as the market value of the Savings Bank's investment securities and other interest-earning assets. Changes in interest rates also can affect the average life of loans. Decreases in interest rates may result in increased prepayments of loans, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Savings Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

         At September 30, 1997, out of total one- to four-family mortgage loans of $110.6 million, the Savings Bank had $45.6 million of ARM loans in its portfolio, the majority of which reprice every year. Furthermore, the Savings Bank's ARM loans contain periodic and lifetime interest rate adjustment limits which, in a rising interest rate environment, may prevent such loans from repricing to market interest rates. While management anticipates that ARM loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of ARM borrowers in a rising interest rate environment could potentially cause an increase in delinquencies and defaults. The Savings Bank has not historically had an increase in such delinquencies and defaults on ARM loans, but no assurance can be given that such delinquencies or defaults would not occur in the future. The marketability of the underlying property also may be adversely affected in a high interest rate environment. Moreover, the Savings Bank's ability to originate or purchase ARM loans may be affected by changes in the level of interest rates and by market acceptance of the terms of such loans. In a relatively low interest rate environment, as currently exists, borrowers generally tend to favor fixed-rate loans over ARM loans to hedge against future increases in interest rates.

         Changes in the level of interest rates also affect the Savings Bank's portfolio of mortgage-backed securities and CMOs. Payments in the Savings Bank's mortgage-backed securities and CMO portfolios may be affected by declining and rising interest rate environments. In a low and falling interest rate environment, prepayments could be expected to increase in future periods. The Savings Bank's adjustable-rate instruments would be expected to generate lower yields as a result of the effect of falling interest rates on the indices for determining payment of interest. Additionally, the increased principal payments received may be subject to reinvestment at lower rates. Conversely, in a period of rising interest rates, prepayments would be expected to decrease, which would make less principal available for reinvestment at higher rates. In a rising interest rate environment, adjustable-rate instruments generally would generate higher yields to the extent that the indices for determining payment of interest did not exceed the lifetime interest rate caps. Such changing interest rate environment may subject the Savings Bank's mortgage-backed securities and CMO portfolios to yield and price volatility.

         The Savings Bank has an equity investment in a limited partnership that invests in mortgage servicing rights. The value of that investment was $5.0 million at September 30, 1997. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Equity Investment in Limited Partnership" for additional information. The value of this investment would be adversely affected if the mortgage servicing rights were prematurely extinguished by the prepayment of the underlying loans. A decrease in market interest rates could be expected to increase the rate of prepayments as borrowers refinance at lower interest rates. In that event, the Savings Bank may be required to accelerate its amortization of this investment, or even write-off the full value of the investment in a given period, which would have a material adverse effect on the Savings Bank.

Competition

         The Savings Bank faces strong competition in its primary market area (Anderson and Oconee Counties, South Carolina) both in making loans and attracting deposits. Both counties have a high density of financial institutions, many of which are branches of Southeastern region bank holding companies which have greater financial resources than the Savings Bank, all of which compete with the Savings Bank in varying degrees. The Savings Bank competes for loans principally with commercial banks, thrift institutions, credit unions, mortgage banking companies and insurance companies. Historically, commercial banks, thrift institutions and credit unions have been the Savings Bank's most direct competition for deposits. The Savings Bank also competes with short-term money market funds and with other financial institutions, such as brokerage firms and insurance companies, for deposits. See "BUSINESS OF THE SAVINGS BANK -- Competition."

Estimated Valuation Range Below Market Value

         OTS policy requires that the final Exchange Ratio be determined based on the number of shares issued in the Conversion Offering in order to maintain the Public Stockholders' approximate 46.98% ownership interest in the Savings Bank. The final Exchange Ratio will not be based on the market value of the Public Savings Bank Shares. Based on the Purchase Price ($20.00 per share) and the Exchange Ratio, an Exchange Share has an equivalent value of $36.66, $43.13, $49.59 and $57.03 at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively. As of February 11, 1998, the last trade in the Public Savings Bank Shares as reported by The Nasdaq Stock Market was at $63.00 per share. There can be no assurance as to the market price of the Public Savings Bank Shares at the consummation of the Conversion and Reorganization, or that such shares could be sold at or above the $20.00 Purchase Price. See "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

Return on Equity After Conversion and Reorganization

         Return on equity (net income for a given period divided by average equity during that period) is a ratio used by many investors to compare the performance of a particular financial institution to its peers. The Savings Bank's return on equity for the year ended September 30, 1997 was, and the Holding Company's post-Conversion and Reorganization return on equity will be, less than the average return on equity for publicly traded thrift institutions and their holding companies. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" for numerical information regarding the Savings Bank's historical return on equity and "CAPITALIZATION" for a discussion of the Holding Company's estimated pro forma consolidated capitalization as a result of the Conversion and Reorganization. In order for the Holding Company to achieve a return on equity comparable to the historical levels of the Savings Bank, the Holding Company either would have to increase net income or reduce stockholders' equity, or both, commensurate with the increase in equity resulting from the Conversion and Reorganization. Reductions in equity could be achieved by, among other things, the payment of regular or special cash dividends (although no assurances can be given as to their payment or, if paid, their amount and frequency), the repurchase of shares of Common Stock subject to applicable regulatory restrictions, or the acquisition of branch offices, other financial institutions or related businesses (neither the Holding Company nor the Savings Bank has any present plans, arrangements, or understandings, written or oral, regarding any repurchase or acquisitions). See "DIVIDEND POLICY" and "USE OF PROCEEDS." Achievement of increased net income levels will depend on several important factors outside management's control, such as general economic conditions, including the level of market interest rates, competition and related factors, among others. In addition, the expenses associated with the 1996 and 1998 MRPs (see "-- Expenses Associated with MRP"), along with other post-Conversion and Reorganization expenses are expected to contribute initially to reduced earnings levels. Subject to market conditions, initially the Savings Bank intends to deploy the net proceeds of the Conversion Offerings to support its lending activities to increase earnings per share and book value per share, with the goal of achieving a return on equity comparable to the average for publicly traded thrift institutions and their holding companies. This goal will likely take a number of years to achieve and no assurances can be given that this goal can be attained. Consequently, for the foreseeable future, investors should not expect a return on equity which will meet or exceed the average return on equity for publicly traded thrift institutions, many of which are not newly converted institutions and have had time to deploy their conversion capital.

Expenses Associated With MRP

         In addition to the expense that the Savings Bank will recognize in connection with the 1996 MRP as shares awarded to recipients vest, the Savings Bank will recognize material employee compensation and benefit expenses assuming the 1998 MRP is implemented. The actual aggregate amount of these new expenses cannot be currently predicted because applicable accounting practices require that they be based on the then fair market value of the shares of Common Stock on the date on which the shares are acquired. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the Purchase Price ($20.00 per share) as fair market value. Actual expenses, however, will be based on the fair market value of the Common Stock at the time of recognition, which may be higher or lower than the Purchase Price. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan."

Anti-takeover Considerations

         Provisions in the Holding Company's Governing Instruments and Delaware and Federal Law. Certain provisions included in the Holding Company's Certificate of Incorporation and in the DGCL might discourage potential proxy contests and other potential takeover attempts, particularly those that have not been negotiated with the Board of Directors. As a result, these provisions may preclude takeover attempts that certain stockholders may deem to be in their best interest and may tend to perpetuate existing management. These provisions include, among other things, a provision limiting voting rights of beneficial owners of more than 10% of the Common Stock and supermajority voting requirements for certain business combinations. In addition, the Certificate of Incorporation provides for the election of directors to staggered terms of three years, eliminates cumulative voting for directors, and permits the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares. Certain provisions of the Certificate of Incorporation of the Holding Company cannot be amended by stockholders unless an 80% stockholder vote is obtained. The Certificate of Incorporation also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. The existence of these anti-takeover provisions could result in the Holding Company being less attractive to a potential acquiror and in stockholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. Furthermore, federal regulations prohibit for three years after consummation of the Conversion and Reorganization the ownership of more than 10% of the Savings Bank or the Holding Company without prior OTS approval. Federal law also requires OTS approval prior to the acquisition of "control" (as defined in OTS regulations) of an insured institution. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

         Voting Control by Insiders. Management's potential voting control alone, as well as together with additional stockholder support, might preclude or make more difficult takeover attempts that certain stockholders may deem to be in their best interest and might tend to perpetuate existing management. Upon consummation of the Conversion and Reorganization, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 22.6% and 22.1% of the Common Stock, based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. These percentages include the anticipated number of Exchange Shares to be received and the anticipated number of Conversion Shares to be purchased by such individuals (see "CONVERSION SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS"), as well as allocation to participants' accounts of all shares of Common Stock that will be held by the ESOP, the exercise of all options under the 1993, 1996 and 1998 Stock Option Plans, and the funding of the 1996 and 1998 MRPs with Common Stock purchased in the open market. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits" for a discussion of the ESOP, 1993, 1996 and 1998 Stock Option Plans, and the 1996 and 1998 MRPs.

         Provisions of Employment Agreements. The employment agreements of Messrs. Orr, Hall and Visioli provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Savings Bank. Assuming a change of control occurred as of September 30, 1997, the aggregate value of the severance benefits available to these executive officers under the agreements would have been approximately $583,000. These employment agreements may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Savings Bank.

         See "MANAGEMENT OF THE SAVINGS BANK -- Benefits," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."

Possible Dilutive Effect of Benefit Programs

         The exercise of options under the 1993 and 1996 Stock Option Plans and the 1998 Stock Option Plan (assuming its implementation) will be dilutive to stockholders. Furthermore, the implementation of the 1998 MRP will also be dilutive to stockholders to the extent its is funded with authorized but unissued shares of Common Stock of the Holding Company. Assuming the exercise of all outstanding options under the 1993, 1996 and 1998 Stock Option Plans and the funding of the 1998 MRP with authorized but unissued shares of Common Stock of the Holding Company, the voting control of stockholders of the Holding Company would be diluted by approximately 10.4% at each of the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits" for a discussion of these stock benefit plans.

Absence of Prior Market for the Common Stock

         The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Prior to the Conversion and Reorganization, the Public Savings Bank Shares have been listed on the Nasdaq Smallcap Market under the symbol "PERT." Although the Holding Company has received conditional approval to list the Common Stock on The Nasdaq National Market under the symbol "SBAN," there can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.
See "MARKET FOR COMMON STOCK."

Possible Increase in Estimated Valuation Range and Number of Shares Issued

         The Estimated Valuation Range may be increased up to 15% to reflect material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the Conversion Offerings. If the Estimated Valuation Range is increased, it is expected that the Holding Company would increase the Estimated Price Range so that up to 2,281,312 Conversion Shares at the Purchase Price would be issued for an aggregate price of up to $45.6 million. This increase in the number of shares would decrease a subscriber's pro forma net income per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net earnings, and increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net income per share. See "PRO FORMA DATA."

                                USE OF PROCEEDS

         The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $28.3 million to $38.5 million, or up to $44.4 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Savings Bank to be issued in the Conversion and Reorganization in exchange for 50% of the net proceeds of the Conversion Offerings. This will result in the Holding Company retaining approximately $14.2 million to $19.3 million of net proceeds, or up to $22.2 million if the Estimated Valuation Range is increased by 15%, and the Savings Bank receiving an equal amount. See "PRO FORMA DATA."

         Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations and mortgage-backed securities.

         The net proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations and mortgage-backed securities or in a deposit account either at the Savings Bank or another financial institution. Such proceeds will be available for additional contributions to the Savings

Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Delaware law and federal regulations. The Holding Company will also use a portion of the net proceeds retained by it to refinance the ESOP's third party loan, which had an outstanding balance of $804,000 at September 30, 1997. See "PRO FORMA DATA."

         The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions. In addition, the Holding Company may consider exploring opportunities to expand into non-traditional lines of business, such as securities brokerage, insurance agency and real estate development activities, to the extent permitted by applicable law. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any diversification activities. The Savings Bank, however, currently conducts real estate development activities through subsidiaries. See "BUSINESS OF THE SAVINGS BANK -- Subsidiary Activities."

         Following consummation of the Conversion and Reorganization, the Holding Company's Board of Directors will have the authority to adopt plans for repurchases of Common Stock, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Savings Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the level of nonperforming and classified assets, the Holding Company's and the Savings Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases and current OTS policy with respect thereto, see "THE CONVERSION AND REORGANIZATION -- Restrictions on Repurchase of Stock."

                                DIVIDEND POLICY

General

         The Savings Bank's Board of Directors has adopted a policy of paying regular cash dividends on the Public Savings Bank Shares. The MHC has waived receipt of all cash dividends paid by the Savings Bank to date. See "MARKET FOR COMMON STOCK" for additional information. The Board of Directors intends to declare and pay a regular cash dividend for the first calendar quarter of 1998 to holders of Savings Bank Common Stock. The MHC does not intend to waive receipt of this dividend in order to avoid the expense obtaining regulatory approval to waive the dividend. The record date for determining the holders of Savings Bank Common Stock entitled to receipt of the dividend is expected to pre-date the consummation of the Conversion and Reorganization. Consequently, dividends, if any, will not be paid on the Common Stock until after the consummation of the Conversion and Reorganization, and will not occur until after the first full quarter following the consummation of the Conversion and Reorganization.

         Upon completion of the Conversion and Reorganization, the Holding Company's Board of Directors will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. The Board of Directors of the Holding Company intends to pay cash dividends on the Common Stock at an initial quarterly rate equal to $0.35 per share divided by the final Exchange Ratio, resulting in intended economic parity with the dividends currently paid on the Public Savings Bank Shares. The first dividend payment on the Common Stock is expected during the month following the end of the quarter in which the Conversion and Reorganization is consummated. Based upon the Estimated Valuation Range, the Exchange Ratio is expected to be 1.83281, 2.15625, 2.47969 and 2.85164 at the minimum, midpoint, maximum and 15%
above the maximum of the Valuation Price Range, respectively, resulting in an initial quarterly dividend rate of $0.19, $0.16, $0.14 and $0.12 per share, respectively, commencing with the first full quarter following consummation of the Conversion and Reorganization. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends (regular and special) will be subject to determination by the Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Savings Bank to the Holding Company discussed below. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue.

Current Restrictions

         Dividends from the Holding Company may depend, in part, upon receipt of dividends from the Savings Bank because the Holding Company initially will have no source of income other than dividends from the Savings Bank and earnings from the investment of the net proceeds from the Conversion Offerings retained by the Holding Company. OTS regulations require the Savings Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. The OTS imposes certain limitations on the payment of dividends from the Savings Bank to the Holding Company which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. The Savings Bank currently meets the criteria to be designated a Tier 1 association, as hereinafter defined, and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.
In addition, the Savings Bank may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Savings Bank below the amount required for the liquidation account to be established pursuant to the Savings Bank's Plan of Conversion. See "REGULATION-- Federal Regulation of the Savings Bank -- Limitations on Capital Distributions," "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Liquidation Account" and Note 12 of Notes to Consolidated Financial Statements included elsewhere herein.

     Under Delaware law, the Holding Company is generally limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, to its net profits for the current and/or immediately preceding fiscal year.

     The Holding Company has committed to the OTS not to make any tax-free distributions to stockholders in the form of a return of capital, or take any preliminary action in contemplation of any such distributions, within the first year following the consummation of the Conversion.

TAX CONSIDERATIONS

     In addition to the foregoing, retained earnings of the Savings Bank appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Savings Bank to pay cash dividends to the Holding Company without the payment of federal income taxes by the Savings Bank at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "TAXATION -- Federal Taxation" and Note 11 of Notes to Consolidated Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Savings Bank that would result in a recapture of the Savings Bank's bad debt reserve or create the above-mentioned federal tax liabilities.

                            MARKET FOR COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received preliminary approval to list the Common Stock on The Nasdaq National Market System under the symbol "SBAN," there can be no assurance that the Holding Company will meet The Nasdaq National Market System listing requirements, which include a minimum market capitalization, at least three market makers and a minimum number of record holders. Sandler O'Neill has agreed to make a market for the Common Stock following consummation of the Conversion and Reorganization and will assist the Holding Company in seeking to encourage at least two additional market makers to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Based on the level of market making in the Public Savings Bank Shares, the Holding Company anticipates that prior to the completion of the Conversion and Reorganization it will be able to obtain the commitment from at least two additional broker-dealers to act as market maker for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price or that quotations will be available on the Nasdaq National Market System as contemplated.

     Since September 30, 1996 (the consummation date of the Additional Offering), the Public Savings Bank Shares have been listed on The Nasdaq SmallCap Market under the symbol "PERT." Before that date, the Public Savings Bank Shares were unlisted and traded in privately negotiated transactions. At September 30, 1997, there were 294 record holders of the Public Savings Bank Shares (not including holders in nominee or "street name") and four market makers in the Public Savings Bank Shares as reported by The Nasdaq Stock Market. The following table sets forth the high and low trading prices, as reported by Nasdaq, and cash dividends paid for each quarter during the fiscal 1997. Market price data for fiscal 1996 are not presented because the Public Savings Bank Shares traded in private transactions for which comparable data is unavailable. The Savings Bank paid a quarterly cash dividend of $0.30 on the outstanding Public Savings Bank Shares during fiscal 1996.

                                                          Cash Dividend
Fiscal 1997                             High        Low      Declared
-----------                         -------------  ------ -------------

Quarter Ended December 31, 1996            $24.25  $20.25         $0.30
Quarter Ended March 31, 1997                26.50   22.50          0.35
Quarter Ended June 30, 1997                 29.75   24.00          0.35
Quarter Ended September 30, 1997            57.00   30.25          0.35

                                 CAPITALIZATION

          The following table presents the historical capitalization of the Savings Bank at September 30, 1997, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of Conversion Shares at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The Conversion Shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of OTS approval of an updated appraisal confirming such valuation. A CHANGE IN THE NUMBER OF CONVERSION SHARES TO BE ISSUED IN THE CONVERSION AND REORGANIZATION WOULD MATERIALLY AFFECT PRO FORMA CONSOLIDATED CAPITALIZATION.

                                                                  Holding Company Pro Forma Consolidated Capitalization
                                                                                 Based Upon the Sale of
                                                                ---------------------------------------------------------
                                              Savings
                                                Bank             1,466,250     1,725,000      1,983,750      2,281,312
                                            Capitalization       Shares at     Shares at      Shares at      Shares at
                                                 at               $20.00         $20.00         $20.00         $20.00
                                          September 30, 1997    Per Share(1)   Per Share(1)   Per Share(1)   Per Share(2)
                                          ------------------    ------------   ------------   ------------   ------------
                                                                          (In thousands)
Deposits(3).............................          $  201,002      $  201,002     $  201,002     $  201,002       $201,002
FHLB advances...........................              15,000          15,000         15,000         15,000         15,000
ESOP debt(4)............................                 804             804            804            804            804
                                                  ----------      ----------     ----------     ----------       --------
Total deposits and borrowed funds.......          $  216,806      $  216,806     $  216,806     $  216,806       $216,806
                                                  ==========      ==========     ==========     ==========       ========

Stockholders' equity:
   Preferred stock:
     250,000 shares, $.01 par
     value per share, authorized;
     none issued or outstanding.........                  --              --             --             --             --

   Common Stock:
     7,500,000 shares, $.01 par
     value per share, authorized;
     specified number of shares
     assumed to be issued and
     outstanding(5).....................               1,509              14             17             20             23

   Additional paid-in capital...........              11,652          41,482         46,574         51,666         57,525

   Retained earnings(6).................              18,382          18,382         18,382         18,382         18,382
   Unrealized loss on securities
    available-for-sale, net of tax......                 188             188            188            188            188
   Less:
     Savings Bank Common Stock
      acquired by ESOP in MHC
      Reorganization and
      Additional Offering...............                (804)           (804)          (804)          (804)          (804)
     Common Stock to be acquired
      by 1996 MRP(7)....................                (325)           (938)          (938)          (938)          (938)
     Common Stock to be acquired
      by 1998 MRP(8)....................                  --          (1,173)        (1,380)        (1,587)        (1,825)
                                                  ----------      ----------     ----------     ----------       --------

Total stockholders' equity..............          $   30,602      $   57,151     $   62,039     $   66,927       $ 72,551
                                                  ==========      ==========     ==========     ==========       ========

                         (footnotes on following page)

-----------------------------
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the 1998 Stock Option Plan.
(2) This column represents the pro forma capitalization of the Holding Company if the aggregate number of Conversion Shares issued in the Conversion and Reorganization is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit accounts for the purchase of Conversion Shares are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.
(4) Represents outstanding balance on third party loan used by ESOP to acquire shares of Savings Bank Common Stock in the MHC Reorganization and the Additional Offering.
(5) The Savings Bank's authorized capital will consist of 4,000,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 1,000,000 shares of preferred stock, $1.00 par value per share, none of which will be issued in connection with the Conversion and Reorganization.
(6) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Savings Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders at the consummation of the Conversion and Reorganization and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Liquidation Account."
(7) Pro forma consolidated capitalization reflects funding of remaining shares authorized for awards under the 1996 MRP through open market purchases of Common Stock.
(8) Assumes the purchase in the open market at the Purchase Price, pursuant to the proposed 1998 MRP, of a number of shares equal to 4% of the shares of Conversion Shares issued in the Conversion and Reorganization at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of such additional Conversion Shares from authorized but unissued shares of Common Stock would dilute the ownership interest of stockholders by approximately 2.08%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan." The 1998 MRP is subject to stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

          The following table presents the Savings Bank's historical and pro forma capital position relative to its capital requirements at September 30, 1997. The amount of capital infused into the Savings Bank for purposes of the following table is 50% of the net proceeds of the Conversion Offerings. For purposes of the table below, the cost of the shares acquired by the 1996 MRP (completed subsequent to September 30, 1997), and expected to be acquired by the 1998 MRP is deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the OTS capital regulations as discussed under "REGULATION -- Federal Regulation of the Savings Bank -- Capital Requirements."

                                                           PRO FORMA AT SEPTEMBER 30, 1997
                                                  ----------------------------------------------
                                                   Minimum of Estimated    Midpoint of Estimated
                                                      Valuation Range       Valuation Range
                                                  -----------------------  ---------------------
                                                   1,466,250 Conversion    1,725,000 Conversion
                                                        Shares                   Shares
                             September 30, 1997    at $20.00 Per Share     at $20.00 Per Share
                             -------------------  -----------------------  ---------------------
                                      Percent of               Percent of           Percent of
                                      Adjusted                 Adjusted             Adjusted
                                      Total                    Total                Total
                              Amount  Assets (1)    Amount     Assets (1)  Amount   Assets (1)
                             -------  ----------  ----------  -----------  -------  ------------
                                                (Dollars in thousands)

GAAP capital(2)............  $30,602      11.91%     $41,811      15.59%   $43,945      16.26%

Tangible capital(2)........   27,321      10.71       38,530      14.47     40,664      15.15
Tangible capital
 requirement...............    3,825       1.50        3,994       1.50      4,026       1.50
                             -------      -----      -------      -----    -------      -----
Excess.....................  $23,496       9.21%     $34,536      12.97%   $36,638      13.65%
                             =======      =====      =======      =====    =======      =====

Core capital(2)............  $27,321      10.71%     $38,530      14.47%   $40,664      15.15%
Core capital requirement(3)    7,651       3.00        7,987       3.00      8,051       3.00
                             -------      -----      -------      -----    -------      -----
Excess.....................  $19,670       7.71%     $30,543      11.47%   $32,613      12.15%
                             =======      =====      =======      =====    =======      =====

Total capital(4)...........  $29,067      18.35%     $40,276      25.08%   $42,410      26.33%
Risk-based
capital requirement........   12,670       8.00       12,849       8.00     12,883       8.00
                             -------      -----      -------      -----    -------      -----
Excess.....................  $16,397      10.35%     $27,427      17.08%   $29,527      18.33%
                             =======      =====      =======      =====    =======      =====

                                      PRO FORMA AT SEPTEMBER 30, 1997
                             ----------------------------------------------
                                                          15% above
                              Maximum of Estimated     Maximum of Estimated
                                 Valuation Range       Valuation Range
                             -----------------------  ---------------------
                              1,983,750 Conversion    2,281,312 Conversion
                                   Shares                   Shares
                              at $20.00 Per Share     at $20.00 Per Share
                             -----------------------  ---------------------
                                          Percent of           Percent of
                                          Adjusted             Adjusted
                                          Total                Total
                               Amount     Assets (1)  Amount   Assets (1)
                             ----------  -----------  -------  ------------
                                          (Dollars in thousands)

GAAP capital(2)............  $46,078        16.91%    $48,533     17.65%

Tangible capital(2)........   42,797        15.82      45,252     16.58
Tangible capital
 requirement...............    4,058         1.50       4,094      1.50
                             -------        -----     -------     -----
Excess.....................  $38,739        14.32%    $41,158     15.08%
                             =======        =====     =======     =====

Core capital(2)............  $42,797        15.82%    $45,252     16.58%
Core capital requirement(3)    8,115         3.00       8,189      3.00
                             -------        -----     -------     -----
Excess.....................  $34,682        12.82%    $37,063     13.58%
                             =======        =====     =======     =====

Total capital(4)...........  $44,543        27.59%    $46,998     29.02%
Risk-based
capital requirement........   12,918         8.00      12,957      8.00
                             -------        -----     -------     -----
Excess.....................  $31,625        19.59%    $34,041     21.02%
                             =======        =====     =======     =====

---------------------------
(1) Based upon total tangible assets of $255.0 million at September 30, 1997 and $266.2 million, $268.4 million, $270.5 million and $273.0 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the tangible capital requirement, upon total adjusted assets of $255.0 million at September 30, 1997 and $266.2 million, $268.4 million, $270.5 million and $273.0 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, and upon risk-weighted assets of $158.4 million at September 30, 1997 and $160.6 million, $161.0 million, $161.5 million and $162.0 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the risk-based capital requirement.
(2) A $2.1 million investment in non-includable subsidiaries, a $1.0 million deduction associated with the limited partnership interest discussed under "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Equity Investment in Limited Partnership" and an unrealized gain on securities available-for-sale, net of taxes, of $188,000 account for the difference between generally accepted accounting principals ("GAAP") capital and both tangible capital and core capital.
(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

          Under the Plan of Conversion, the Conversion Shares must be sold at a price equal to the estimated pro forma market value of the MHC and the Savings Bank, as converted, based upon an independent valuation. The Estimated Valuation Range as of December 5, 1997, when multiplied by approximately 53.02%, which represents the MHC's percentage ownership interest in the Savings Bank, is from a minimum of $29.3 million to a maximum of $39.7 million with a midpoint of $34.5 million or, at a price per share of $20.00, a minimum number of 1,466,250 Conversion Shares, a maximum number of 1,983,750 Conversion Shares and a midpoint of 1,725,000 Conversion Shares. The actual net proceeds from the sale of the Conversion Shares cannot be determined until the Conversion and Reorganization is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Sandler O'Neill will receive fees of $428,625, $506,250, $583,875 and $673,145 at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively (see "THE CONVERSION AND REORGANIZATION -- Plan of Distribution and Selling Commissions);
(ii) all of the Conversion Shares will be sold in the Subscription and Direct Community Offerings; and (iii) Conversion and Reorganization expenses, excluding the fees paid to Sandler O'Neill, will total approximately $560,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription, Direct Community and Syndicated Community Offerings and other factors.

          The pro forma consolidated net income of the Savings Bank for the year ended September 30, 1997 has been calculated as if the Conversion and Reorganization had been consummated at the beginning of the period and the estimated net proceeds received by the Holding Company and the Savings Bank had been invested at 5.68% at the beginning of the period, which represents the yield on the one-year U.S. Treasury Bill at September 30, 1997. Although OTS regulations require the use of the arithmetic average of the average yield on all interest-earning assets and the average rate paid on all deposits in computing investment returns on net proceeds, the yield on the one-year U.S. Treasury Bill is used because management believes it more appropriately reflects a market rate of return. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the Conversion Offerings from which it will refinance the existing third-party ESOP loan, with an outstanding balance of $804,000 at September 30, 1997. The new loan is expected to have a 10-year term and an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the Conversion and Reorganization (currently 8.50%). A pro forma after-tax return of 3.69% is used for both the Holding Company and the Savings Bank for the period, after giving effect to an incremental combined federal and state income tax rate of 35.0% for the year ended September 30, 1997. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of Common Stock indicated in the footnotes to the table. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the period or at September 30, 1997, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

          The following table summarizes the historical net income and stockholders' equity of the Savings Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the date indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. No effect has been given to: (i) the shares to be reserved for issuance under the 1998 Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization; (ii) withdrawals from deposit accounts for the purpose of purchasing Conversion Shares in the Conversion Offerings; (iii) an issuance of shares from authorized but unissued shares to the 1998 MRP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Stock Option Plans" and "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares Issued."

          THE FOLLOWING PRO FORMA INFORMATION MAY NOT BE REPRESENTATIVE OF THE FINANCIAL EFFECTS OF THE CONVERSION AND REORGANIZATION AT THE DATE ON WHICH THE CONVERSION AND REORGANIZATION ACTUALLY OCCURS AND SHOULD NOT BE TAKEN AS INDICATIVE OF FUTURE RESULTS OF OPERATIONS. STOCKHOLDERS' EQUITY REPRESENTS THE DIFFERENCE BETWEEN THE STATED AMOUNTS OF CONSOLIDATED ASSETS AND LIABILITIES OF THE HOLDING COMPANY COMPUTED ACCORDING TO GAAP. STOCKHOLDERS' EQUITY HAS NOT BEEN INCREASED OR DECREASED TO REFLECT THE DIFFERENCE BETWEEN THE CARRYING VALUE OF LOANS AND OTHER ASSETS AND MARKET VALUE. STOCKHOLDERS' EQUITY IS NOT INTENDED TO REPRESENT FAIR MARKET VALUE NOR DOES IT REPRESENT AMOUNTS THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION.

                                                            At or For the Year Ended September 30, 1997
                                                  -------------------------------------------------------------
                                                  Minimum of       Midpoint of       Maximum of       15% Above
                                                  Estimated        Estimated         Estimated        Maximum of
                                                  Valuation        Valuation         Valuation        Estimated
                                                  Range            Range             Range            Valuation Range(1)
                                                  ---------        ---------         ---------        ------------------
                                                  1,466,250        1,725,000         1,983,750        2,281,312
                                                  Shares           Shares            Shares           Shares
                                                  at $20.00        at $20.00         at $20.00        at $20.00
                                                  Per Share        Per Share         Per Share        Per Share
                                                  ---------        ---------         ---------        ---------
                                                             (In Thousands, Except Per Share Amounts)
Gross proceeds..............................      $29,325          $34,500           $39,675          $45,626
Less: estimated expenses....................          990            1,070             1,150            1,240
                                                  -------          -------           -------          -------
Estimated net proceeds......................       28,335           33,430            38,525           44,386
Less: Common Stock to be acquired by
         1998 MRP...........................       (1,173)          (1,380)           (1,587)          (1,825)
Add:   Assets consolidated from MHC(10).....           --               --                --               --
                                                  -------          -------           -------          -------
     Net investable proceeds................      $27,162          $32,050           $36,938          $42,561
                                                  =======          =======           =======          =======

Consolidated net income:
 Historical.................................        1,728            1,728             1,728            1,728
 Pro forma income on net proceeds(2)........        1,003            1,183             1,364            1,571
 Pro forma 1996 MRP adjustments(3)..........          (84)             (84)              (84)             (84)
 Pro forma 1998 MRP adjustments(4)..........         (152)            (179)             (206)            (237)
                                                  -------          -------           -------          -------
   Pro forma net income.....................      $ 2,495          $ 2,648           $ 2,802          $ 2,978
                                                  =======          =======           =======          =======

Consolidated net income per share(5)(6):
 Historical.................................      $  0.64          $  0.55           $  0.47          $  0.41
 Pro forma income on net proceeds...........         0.38             0.38              0.37             0.38
 Pro forma 1996 MRP adjustments(3)..........        (0.03)           (0.03)            (0.02)           (0.02)
 Pro forma 1998 MRP adjustments(4)..........        (0.06)           (0.06)            (0.06)           (0.06)
                                                  -------          -------           -------          -------
   Pro forma net income per share...........      $  0.93          $  0.84           $  0.76          $  0.71
                                                  =======          =======           =======          =======

Consolidated stockholders' equity (book value):
 Historical(10).............................      $31,731          $31,731           $31,731          $31,731
 Estimated net proceeds.....................       28,335           33,430            38,525           44,386
 Less:  Common Stock to be acquired by
           ESOP.............................         (804)            (804)             (804)            (804)
        Common Stock acquired by
           1996 MRP.........................         (938)            (938)             (938)            (938)
        Common Stock to be acquired by
           1998 MRP(4)......................       (1,173)          (1,380)           (1,587)          (1,825)
                                                  -------          -------           -------          -------
   Pro forma stockholders' equity(7)........      $57,151          $62,039           $66,927          $72,550
                                                  =======          =======           =======          =======

Consolidated stockholders' equity per share(6)(8):
 Historical(4)(10)..........................      $ 11.48          $  9.76           $  8.48          $  7.38
 Estimated net proceeds.....................        10.24            10.27             10.29            10.32
 Less:  Common Stock acquired by
           ESOP.............................        (0.29)           (0.25)            (0.21)           (0.19)
        Common Stock acquired by
           1996 MRP(3)......................        (0.34)           (0.29)            (0.25)           (0.22)
        Common Stock to be acquired by
          1998 MRP(3).......................        (0.42)           (0.42)            (0.42)           (0.42)
                                                  -------          -------           -------          -------
   Pro forma stockholders' equity per share(9)    $ 20.67          $ 19.07           $ 17.89          $ 16.87
                                                  =======          =======           =======          =======

Purchase Price as a percentage of pro forma
 stockholders' equity per share.............       96.76%          104.88%           111.79%          118.55%
                                                  =======          =======           =======          =======
Purchase Price as a multiple of pro forma
 net income per share.......................       21.51x           23.81x            26.32x           28.17x
                                                  =======          =======           =======          =======

                         (footnotes on following page)

-------------------------
(1) Gives effect to the sale of an additional 297,562 Conversion Shares in the Conversion and Reorganization, which may be issued to cover an increase in the pro forma market value of the MHC and the Savings Bank, as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the MHC and the Savings Bank, as converted. See "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."
(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Conversion Shares. Since funds on deposit at the Savings Bank may be withdrawn to purchase shares of Common Stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Savings Bank for investment following receipt of the net proceeds of the Conversion Offerings will be reduced by the amount of such withdrawals.
(3) In calculating the pro forma effect of the 1996 MRP, the table reflects the effect of completed open market purchases of all remaining 1996 MRP shares subsequent to September 30, 1997. Pro forma net income adjustments reflect additional expenses required for a full-year amortization above the actual expense (equal to $79,000 on a pre-tax basis) recorded for the year ended September 30, 1997. Pro forma stockholders' equity adjustments take into account 1996 MRP stock purchases as of September 30, 1997 and open market purchases of all remaining shares completed subsequent to September 30, 1997. As all shares for the 1996 MRP have been purchased in open market transactions subsequent to September 30, 1997, no assumptions have been made for the effects of issuing authorized but unissued shares. The total additional estimated pre-tax 1996 MRP expenses not already reflected in net income was equal to $129,000 at each of the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1997. No effect has been given to the shares reserved for issuance under the 1996 Stock Option Plan. See footnote 4 for an analysis of the combined effects of the 1996 and 1998 Stock Option Plans.
(4) In calculating the pro forma effect of the 1998 MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the 1998 MRP at the beginning of the period presented in open market purchases at the Purchase Price, that 20% of the amount contributed was an amortized expense during such period, and that the combined federal and state income tax rate is 35.0%. The issuance of authorized but unissued shares of the Common Stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2.08% and pro forma net income per share would be $0.92, $0.83, $0.77 and $0.71 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1997, respectively, and pro forma stockholders' equity per share would be $20.66, $19.09, $17.94 and $16.93 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at September 30, 1997, respectively. Shares issued under the 1998 MRP vest 20% per year and, for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $20.00 per share on the date shares are awarded under the 1998 MRP, total 1998 MRP expense would increase. See "RISK FACTORS -- Expenses Associated with MRP." The total estimated 1998 MRP expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax 1998 MRP expense of $235,000, $276,000, $317,000 and $365,000 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1997, respectively. No effect has been given to the shares reserved for issuance under the 1996 Stock Option Plan (previously approved by stockholders) or the proposed 1998 Stock Option Plan. Under the 1996 Stock Option Plan, 58,500 shares were reserved for issuance and options have been granted thereunder at an exercise price of $25.25 per share. If stockholders approve the 1998 Stock Option Plan following the Conversion and Reorganization, the Holding Company will have reserved for issuance under the 1998 Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the Conversion Shares sold in the Conversion Offerings. If all of the options were to be exercised utilizing these authorized but unissued shares rather than treasury shares which could be acquired (for both the 1996 and 1998 Stock Option Plans), the voting interests of existing stockholders would be diluted by approximately 8.25%. Assuming stockholder approval of the 1998 Stock Option Plan, and that all options under the 1996 and 1998 Stock Option Plans were exercised at

      September 30, 1997 at an exercise price of $25.25 (to be adjusted pursuant to the final Exchange Ratio) and $20.00 per share, respectively, pro forma net earnings per share would be $0.90, $0.81, $0.75 and $0.70, respectively, for the year ended September 30, 1997, and pro forma stockholders' equity per share would be $20.38, $18.87, $17.76 and $16.79, respectively, for the year ended September 30, 1997 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Stock Option Plans" and "-- Benefits -- Management Recognition Plans" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."
(5) Per share amounts are based upon shares outstanding of 2,696,003, 3,171,768, 3,647,533 and 4,194,664 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1997, respectively, which includes the Conversion Shares sold in the Conversion and Reorganization, less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Conversion and Reorganization.
(6) Historical per share amounts have been computed as if the Conversion Shares expected to be issued in the Conversion and Reorganization had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion and Reorganization, the ongoing ESOP expense, or the proposed 1998 MRP expense described above.
(7) "Book value" represents the difference between the stated amounts of the Savings Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Conversion and Reorganization, or the federal income tax consequences of the restoration to income of the Savings Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization to Stock Form on Depositors and Borrowers of the Savings Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.
(8) Per share amounts are based upon shares outstanding of 2,765,481, 3,253,507, 3,741,533 and 4,302,763 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.
(9) Does not represent possible future price appreciation or depreciation of the Common Stock.
(10) Assets of the MHC (other than investment in the Savings Bank) consist solely of $47,000 of cash on deposit at the Savings Bank, which amount is eliminated in consolidation.

                       CONVERSION SHARES TO BE PURCHASED
                 BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

         The following table sets forth, for each director and executive officer of the Savings Bank (and their associates) and for all of the directors and executive officers as a group, (i) Exchange Shares to be held upon consummation of the Conversion and Reorganization based upon their beneficial ownership of Public Savings Bank Shares as of September 30, 1997, (ii) proposed purchases of Conversion Shares, assuming shares available to satisfy their subscriptions, and
(iii) total shares of Common Stock to be held upon consummation of the Conversion and Reorganization, in each case assuming that 1,725,000 Conversion Shares are sold at the midpoint of the Estimated Valuation Range. No individual has entered into a binding agreement with respect to such intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and executive officers and their associates may not purchase in excess of 31% of the shares sold in the Conversion and Reorganization. Directors, officers and employees will pay the Purchase Price ($20.00 per share) for each share for which they subscribe.



                                     Number of          Proposed Purchase of                  Total Common Stock
                                     Exchange             Conversion Shares                      to be Held
                                     Shares to         ------------------------          ---------------------------
                                      be Held                          Number             Number          Percentage
                                      (1)(2)           Amount         of Shares          of Shares        of Total
                                    ----------         ------         ---------          ---------        --------
Harold A. Pickens, Jr.               22,657           $100,000          5,000              27,657             *
 Chairman of the Board

Robert W. Orr                        31,533             30,000          1,500              33,033           1.0%
  President and Managing Officer

Martha S. Clamp                      13,485            200,000         10,000              23,485             *
 Director

Jack F. McIntosh                     12,253            100,000          5,000              17,253             *
 Director

Charles W. Fant, Jr.                     --                 --             --                  --            --
 Director

Cordes G. Seabrook, Jr.              19,082            140,000          7,000              26,082             *
 Director

Jim Gray Watson                       6,891                 --             --               6,891             *
 Director

Richard R. Ballenger                  4,801             20,000          1,000               5,801             *
 Director

F. Stevon Kay                        15,419            200,000         10,000              25,419             *
 Director

Thomas C. Hall                       25,167             10,000            500              25,667             *
 Treasurer and Senior Vice President

Barry C. Visioli                     22,442             30,000          1,750              24,192             *
 Senior Vice President

All officers and directors          214,443          1,038,500         51,925             266,368           8.2
as a group (21 persons)

-----------------
(1) Excludes shares which may be received upon the exercise of outstanding stock options granted under the 1993 Stock Option Plan (which are immediately exercisable) and the 1996 Stock Option Plan (which are subject to pro rata vesting over a five year period beginning April 8,
         1998). Based upon the Exchange Ratio of 2.15625 Exchange Shares for each Public Savings Bank Share at the midpoint of the Estimated Valuation Range, the following persons named in the table would have options to purchase Common Stock as follows: Mr. Pickens, 4,730 shares; Mr. Orr, 22,101 shares; Ms. Clamp, 4,730 shares; Mr. McIntosh, 4,730 shares; Mr. Fant, 4,730 shares; Mr. Seabrook, 4,730 shares; Mr. Watson, 4,730 shares; Mr. Ballenger, 4,728 shares; Mr. Kay, 4,728 shares; Mr. Hall, 27,060; Mr. Visioli, 27,060 and all directors and executive officers as a group, 133,859 shares.
(2) Excludes stock options that may be granted under the 1998 Stock Option Plan and awards that may be granted under 1998 MRP if such plans are approved by stockholders at an annual or special meeting at least six months following the Conversion and Reorganization. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits."
(*)      Less than 1%.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

         The following Consolidated Statements of Operations of Perpetual Bank, A Federal Savings Bank and Subsidiaries for the fiscal years ended September 30, 1997, 1996 and 1995 have been audited by KPMG Peat Marwick LLP, Greenville, South Carolina, independent auditors, whose report thereon appears elsewhere in this Prospectus. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere herein.


                                                               1997               1996               1995
                                                               ----               ----               ----
Interest income:
 Loans.................................................     $14,406,160        $11,510,222         $9,828,507
 Mortgage-backed securities............................       3,302,541          3,071,524          3,418,355
 Other investment......................................         687,736            339,222            296,164
                                                            -----------        -----------        -----------
   Total interest income...............................      18,396,437         14,920,968         13,543,026
                                                            -----------        -----------        -----------

Interest expense:
 Interest on deposits:
   Transaction accounts................................         547,795            467,395            361,486
   Passbook accounts...................................         590,738            622,008            742,786
   Certificate accounts................................       6,979,888          5,679,186          4,904,477
                                                            -----------        -----------        -----------
   Total interest on deposits..........................       8,118,421          6,768,589          6,008,749
 Interest on borrowings................................       1,377,960            656,203          2,752,221
                                                            -----------        -----------        -----------
   Total interest expense..............................       9,496,381          7,424,792          8,760,970
                                                            -----------        -----------        -----------

Net interest income....................................       8,900,056          7,496,176          4,782,056
Provision for loan losses..............................         655,000            349,250            362,000
                                                            -----------        -----------        -----------
Net interest income after provision for loan losses....       8,245,056          7,146,926          4,420,056
                                                            -----------        -----------        -----------

Other income:
 Loan and deposit account service charges..............       1,526,208          1,268,722            770,212
 Gain (loss) on sale of securities, net................        (307,534)            53,963          1,777,471
 Gain on sale of real estate, net......................          19,894             79,034             47,544
 Gain on sale of loans, net............................          12,509            (23,328)            66,785
 Gain (loss) on sale of fixed assets, net..............        (191,894)            23,724                150
 Other.................................................         795,773            548,945            568,607
                                                            -----------        -----------        -----------
   Total other income..................................       1,854,956          1,927,336          3,230,769
                                                            -----------        -----------        -----------

General and administrative expenses:
 Salaries and employee benefits........................       3,926,888          3,056,726          2,801,915
 Occupancy.............................................         486,776            386,796            343,762
 Furniture and equipment expense.......................         746,182            542,481            464,250
 FDIC insurance premiums...............................         151,903          1,292,262            330,444
 Advertising...........................................         351,694            390,721            475,007
 Data processing.......................................         299,951            237,980            204,463
 Office supplies.......................................         386,525            332,794            269,302
 Other.................................................       1,095,927            654,304            650,902
                                                            -----------        -----------        -----------
   Total general and administrative....................       7,445,846          6,894,064          5,540,045
                                                            -----------        -----------        -----------

Income before income taxes.............................       2,654,166          2,180,198          2,110,780
Income taxes...........................................         925,803            755,811            193,742
                                                            -----------        -----------        -----------
Net income.............................................     $ 1,728,363        $ 1,424,387        $ 1,917,038
                                                            ===========        ===========        ===========

Earnings per share:
Net income.............................................           $1.15              $0.95              $1.27

Weighted average shares outstanding....................       1,505,432          1,504,601          1,504,059

         See accompanying Notes to Consolidated Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

General

          For much of its existence, the Savings Bank's investment powers were limited primarily to fixed-rate mortgage loans, share loans and investment securities funded by a limited range of deposit products. Since 1989, however, when applicable law and regulations permitted savings associations to expand the scope of their operations, the Savings Bank has gradually refocused operations to become a retail, community-oriented institution by, among other things, (i) diversifying its balance sheet by placing increasing emphasis on construction, commercial real estate, commercial business and consumer lending and (ii) increasing core deposits through the marketing of checking accounts. The goal of these strategies is to diversify and maximize the Savings Bank's earnings stream, while attempting to minimize interest rate risk. See "RISK FACTORS -- Certain Lending Risks" and "-- Interest Rate Risk."

          The Savings Bank's current business plan is focused on a continuation of its retail community banking strategy. Key aspects of the business plan include: (i) continued balance sheet diversification by pursuing commercial real estate lending, consumer lending and commercial business lending in its primary market area; (ii) building its retail customer base by increasing consumer checking accounts and expanding its retail branch network in Anderson, South Carolina, and surrounding communities; (iii) preserving asset quality by emphasizing residential mortgage lending in its primary market area, as well as purchasing loans from selected South Carolina lenders; (iv) maintaining a substantial portfolio of mortgage-backed securities and investment grade CMOs to limit credit risk exposure and to earn a spread on excess investable funds; and
(v) offering non-deposit investment products though a wholly-owned service corporation (see "BUSINESS OF THE SAVINGS BANK -- Subsidiary Activities").

          The Savings Bank has taken traditional steps to implement its retail community banking strategy. The Savings Bank opened a branch office in Seneca, South Carolina, in December 1996 and a new branch office in Anderson, South Carolina, in October 1997. Also, during 1996, the Savings Bank established a customer call center at the main office as a vehicle to cross-sell the Savings Bank's products and services to its customers. The opening of the Seneca branch office and the establishment of the customer call center resulted in increased general and administrative expenses in recent periods. The opening of the new Anderson branch office is expected to increase general and administrative expenses in future periods; however, management is unable to quantify accurately the magnitude of such increases. Furthermore, the Savings Bank has actively marketed checking accounts through a free checking program, which has led to an increase in checking account balances and an increase in service charges and fee income, but has also led to an increase in general and administrative expenses relating to marketing and promotion of such accounts. See "BUSINESS OF THE SAVINGS BANK -- Deposit Activities and Other Sources of Funds."

          The Savings Bank has also used non-traditional vehicles to implement its retail community banking strategy. The Savings Bank has an equity investment, through a service corporation, in a regional mortgage company, from which the Savings Bank currently purchases one- to four-family mortgage loans and commercial real estate loans secured by properties located in South Carolina. See "BUSINESS OF THE SAVINGS BANK -- Subsidiary Activities." In addition, the Savings Bank has an equity investment in a limited partnership that invests in mortgage servicing rights. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Equity Investment in Limited Partnership" and "RISK FACTORS -- Certain Lending Risks -- Purchased Loans Risk."

          Upon consummation of the Conversion and Reorganization, the Holding Company will be a unitary savings and loan holding company, which, under current law, is not subject to any activity restrictions. See "REGULATION -- Savings and Loan Holding Company Regulations." The Holding Company may consider exploring opportunities to expand into non-traditional lines of business, such as securities brokerage, insurance agency and real estate development activities, to the extent permitted by applicable law. Currently, the Holding Company has no definitive plans to expand into such non-traditional lines of business. The Savings Bank, however, currently conducts real estate development activities through subsidiaries. See "BUSINESS OF THE SAVINGS BANK -- Subsidiary Activities."

Average Balance Sheet

          The following table sets forth, for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, ratio of interest-earning assets to interest-bearing liabilities and net interest margin. Average balances for 1997 have been calculated using daily balances, while average balances for 1996 and 1995 have been calculated using monthly balances. Management does not believe that the use of monthly balances rather than daily balances for 1996 and 1995 has caused any material inconsistencies in the information presented.



                                                                                Years Ended September 30,
                                                        -------------------------------------------------------------------------
                                                                      1997                                   1996
                                                        ----------------------------------     ----------------------------------
                                                                     Interest                               Interest
                                                        Average         and       Yield/         Average      and       Yield/
                                                        Balance     Dividends      Cost          Balance   Dividends     Cost
                                                        -------     ---------     -----          -------   ---------     -----
                                                                                 (Dollars in Thousands)
Interest-earning assets(1):
 Mortgage loans....................................      $118,030     $9,790       8.29%         $91,535     $7,984      8.72%
 Commercial real estate loans......................        23,098      2,102       9.10           14,045      1,338      9.52
 Commercial other..................................         6,114        592       9.68            4,468        395      8.84
 Consumer loans....................................        17,755      1,922      10.82           18,563      1,793      9.66
                                                        ---------   --------                   ---------    -------
  Total loans......................................       164,997     14,406       8.73          128,611     11,510      8.95


Mortgage-backed securities and CMOs................        48,638      3,303       6.79           44,793      3,072      6.86
Investment securities..............................         5,271        339       6.43              896         65      7.25
Interest-bearing deposits..........................         4,485        251       5.60            4,593        193      4.20
Other earning assets...............................         1,311         97       7.40            1,102         81      7.35
                                                        ---------   --------                   ---------    -------
   Total interest-earning assets...................       224,702     18,396       8.19          179,995     14,921      8.29

Non-interest-earning assets:
 Mutual funds(3)...................................            --                                     --
 Office properties and equipment, net..............         5,645                                  4,048
 Real estate, net..................................            56                                     20
 Other non-interest-earning assets.................         8,072                                  5,339
                                                        ---------                              ---------
   Total assets....................................     $ 238,475                              $ 189,402
                                                        =========                              =========

Interest-bearing liabilities:
 Savings...........................................        22,923        590       2.57           23,482        622      2.65
 Negotiable order of withdrawal
  ("NOW") accounts.................................        35,196        548       1.56           28,412        468      1.65
 Certificates of deposit...........................       123,407      6,980       5.56          102,721      5,679      5.53
                                                        ---------   --------                   ---------    -------
   Total deposits..................................       181,526      8,118       4.47          154,615      6,769      4.38

 Other interest-bearing liabilities................        23,951      1,378       5.75           12,531        656      5.24
                                                        ---------   --------                   ---------    -------
   Total interest-bearing liabilities..............       205,477      9,496       4.62          167,146      7,425      4.44


                                                                  Years Ended September 30,
                                                               -------------------------------
                                                                              1995
                                                               -------------------------------
                                                                           Interest
                                                               Average        and       Yield/
                                                               Balance     Dividends     Cost
                                                               -------     ---------     -----
Interest-earning assets(1):
 Mortgage loans....................................             $88,153      $7,292      8.28%
 Commercial real estate loans......................               5,583         524      9.39
 Commercial other..................................               2,061         219     10.63
 Consumer loans....................................              16,697       1,794     10.74
                                                              ---------    --------
  Total loans......................................             112,494       9,829      8.74
                                                              ---------    --------

Mortgage-backed securities and CMOs................              48,263       3,418      7.08
Investment securities..............................                 246           9      3.66
Interest-bearing deposits..........................               1,682         127      7.55
Other earning assets...............................               2,205         160      7.26
                                                              ---------    --------
   Total interest-earning assets...................             164,890      13,543      8.21

Non-interest-earning assets:
 Mutual funds(3)...................................              33,578
 Office properties and equipment, net..............               3,887
 Real estate, net..................................                 382
 Other non-interest-earning assets.................               4,801
                                                              ---------
   Total assets....................................           $ 207,538
                                                              =========

Interest-bearing liabilities:
 Savings...........................................              26,885         743      2.76
 Negotiable order of withdrawal
  ("NOW") accounts.................................              20,923         362      1.73
 Certificates of deposit...........................              99,653       4,904      4.92
                                                              ---------    --------
   Total deposits..................................             147,461       6,009      4.07

 Other interest-bearing liabilities................              43,036       2,752      6.39
                                                              ---------    --------
   Total interest-bearing liabilities..............             190,497       8,761      4.60

                        (tabel continued on next page)


                                                                               Years Ended September 30,
                                                        -----------------------------------------------------------------------
                                                                      1997                                   1996
                                                        ----------------------------------     --------------------------------
                                                                     Interest                               Interest
                                                        Average         and     Yield/         Average        and       Yield/
                                                        Balance     Dividends    Cost          Balance     Dividends     Cost
                                                        -------     ---------   ------         -------     ---------    ------
                                                                                 (Dollars in Thousands)
Non-interest-bearing liabilities:
 Non-interest-bearing deposits.....................           397                                  1,186
 Other liabilities.................................         2,693                                  1,827
                                                        ---------                              ---------
   Total liabilities...............................         3,090                                170,159
Stockholders' equity...............................        29,908                                 19,243
                                                        ---------                              ---------
   Total liabilities and stockholders' equity......     $ 238,475                              $ 189,402
                                                        =========                              =========

Net interest income................................                   $8,900                                 $7,496
                                                                      ======                                 ======

Interest rate spread...............................                                3.57%                                 3.85%
                                                                                 ======                                ======

Net interest margin................................                                3.96%                                 4.16%
                                                                                 ======                                ======

Ratio of average interest-earning assets to
  average interest-bearing liabilities.............                              109.36%                               107.69%
                                                                                 ======                                ======

                                                                         1995
                                                            ------------------------------
                                                                         Interest
                                                            Average        and      Yield/
                                                            Balance     Dividends    Cost
                                                            -------     ---------   ------
                                                               (Dollars in Thousands)
Non-interest-bearing liabilities:
 Non-interest-bearing deposits.....................              909
 Other liabilities.................................               --
                                                           ---------
   Total liabilities...............................          191,406
Stockholders' equity...............................           16,132
                                                           ---------
   Total liabilities and stockholders' equity......        $ 207,538
                                                           =========

Net interest income................................                       $4,782
                                                                          ======

Interest rate spread...............................                                   3.61%
                                                                                     =====

Net interest margin................................                                   2.90%
                                                                                     =====

Ratio of average interest-earning assets to
  average interest-bearing liabilities.............                                  86.56%
                                                                                     =====

-----------------
(1)      Excludes interest on loans 90 days or more past due.
(2)      Represents mutual funds which do not pay interest or dividends.

Yields Earned and Rates Paid

          The following table sets forth for the periods and at the dates indicated, the weighted average yields earned on the Savings Bank's assets and the weighted average rates paid on the Savings Bank's liabilities, together with the net yield on interest-earning assets.


                                                                                                 Year Ended
                                                                       At                       September 30,
                                                                  September 30,          -------------------------
                                                                      1997               1997       1996      1995
                                                                  ------------           ----       ----      ----
Weighted average yield earned on:

Loan portfolio...........................................             8.49%               8.73%     8.95%     8.74%
Mortgage-backed securities, CMOs and
 ARM mutual fund.........................................             7.25                6.79      6.86      7.08
Investment securities and interest-earning deposits......             7.03                6.21      4.70      7.05
All interest-earning assets..............................             8.20                8.19      8.29      8.21

Weighted average rate paid on:

Deposits.................................................             4.64                4.47      4.38      4.07
FHLB advances and other borrowings.......................             6.24                5.53      5.24      6.39
All interest-bearing liabilities.........................             4.75                4.60      4.44      4.60

Interest rate spread (spread between weighted
  average rate on all interest-earning assets
  and all interest-bearing liabilities)..................             3.45                3.57      3.85      3.61

Interest rate margin (net interest income as a
  percentage of average interest-earning assets).........              N/A                3.96      4.16      2.90


Rate/Volume Analysis

           The following table sets forth the effects of changing rates and volumes on net interest income of the Savings Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume);
(iii) changes in rate/volume (change in rate multiplied by change in volume); and (iv) the net change (the sum of the prior columns).


                                            Years Ended September 30,              Years Ended September 30,
                                            1997 Compared to September 30,         1996 Compared to September 30,
                                            1996-Increase (Decrease) Due to        1995-Increase (Decrease) Due to
                                            ----------------------------------     --------------------------------
                                                                Rate/                                Rate/
                                              Volume   Rate     Volume     Net     Volume    Rate    Volume     Net
                                              ------   ----     ------     ---     ------    ----    ------     ---
                                                                      (Dollars in Thousands)
Interest-earning assets:
 Mortgage loans..................            2,311     (392)    (113)    1,806      280        397      15       692
 Commercial real estate..........              862      (60)     (39)      763      794          8      12       814
 Commercial other................              146       38       14       198      256        (37)    (43)      176
 Consumer loans..................              (78)     216       (9)      129      200       (180)    (20)       --
                                            ------    -----    -----    ------   ------      ------  ------   ------
  Total loans....................            3,241     (198)    (147)    2,896    1,530        188     (36)    1,682
 Mortgage-backed securities and
  CMOs...........................              263      (30)      (2)      231     (246)      (109)      8      (347)
 Investment securities...........              320       (8)     (38)      274       23          9      25        57
 Mutual funds....................               --       --       --        --       --         --      --        --
 Interest-earning deposits.......               (5)      65       (2)       58      220        (57)    (98)       65
 Other interest-earning assets...               16       --       --        16      (80)         2      (1)      (79)
                                            ------    -----    -----    ------   ------      ------  ------   ------
Total net change in income on
  interest-earning assets........            3,800     (143)    (182)    3,475    1,312         89     (23)    1,378
                                            ------    -----    -----    ------   ------      ------  ------   ------
Interest-bearing liabilities:
 Savings accounts................              (15)     (18)      --       (33)     (94)       (31)      4      (121)
 NOW accounts....................              112      (25)      (6)       81      129        (17)     (6)      106
 Certificates of deposit.........            1,144      131       26     1,301      151        605      19       775
                                            ------    -----    -----    ------   ------      ------  ------   ------
Total deposits...................            1,241       88       20     1,349      186        557      17       760
                                            ------    -----    -----    ------   ------      ------  ------   ------
Other interest-bearing liabilities.            648       37       37       722   (1,951)      (498)    353    (2,096)
                                            ------    -----    -----    ------   ------      ------  ------   ------
Total net change in expense on
  interest-bearing liabilities...            1,889      125       57     2,071   (1,765)        59     370    (1,336)
                                            ------    -----    -----    ------   ------      ------  ------   ------
Net change in net interest income           $1,911    $(268)   $(239)   $1,404   $3,077      $  30   $(393)   $2,714
                                            ======    =====    =====    ======   ======      ======  ======   ======


                                            Years Ended September 30,
                                            1995 Compared to September 30,
                                            1994-Increase (Decrease) Due to
                                           ---------------------------------
                                                              Rate/
                                           Volume     Rate    Volume     Net
                                           ------     ----    ------     ---
Interest-earning assets:
 Mortgage loans..................             882        97       14       993
 Commercial real estate..........             313        19       39       371
 Commercial other................             134         8       19       161
 Consumer loans..................            (375)      330      (65)     (110)
                                           ------    ------  -------   -------
  Total loans....................             954       454        7     1,415
 Mortgage-backed securities and
  CMOs...........................            (615)      725     (130)      (20)
 Investment securities...........               7        (7)      (4)       (4)
 Mutual funds....................             229       (15)    (229)      (15)
 Interest-earning deposits.......             (83)      198     (122)       (7)
 Other interest-earning assets...              50        27       22        99
                                           ------    ------  -------   -------

Total net change in income on
  interest-earning assets........             520     1,439     (491)    1,468
                                           ------    ------  -------   -------

Interest-bearing liabilities:
 Savings accounts................            (173)      (11)       2      (182)
 NOW accounts....................             189       (24)     (21)      144
 Certificates of deposit.........             178       784       36       998
                                           ------    ------  -------   -------
Total deposits...................             194       749       17       960
                                           ------    ------  -------   -------
Other interest-bearing liabilities          1,290       274      613     2,177
                                           ------    ------  -------   -------
Total net change in expense on
  interest-bearing liabilities...           1,484     1,023      630     3,137
                                           ------    ------  -------   -------
Net change in net interest income          $ (964)   $  416  $(1,121)  $(1,669)
                                           ======    ======  =======   =======

----------------
(1)  Excludes interest on loans 90 days or more past due.

Comparison of Financial Condition at September 30, 1997 and 1996

         Total assets increased 22.5% from $209.8 million at September 30, 1996 to $257.0 million at September 30, 1997 primarily as a result of an increase in loans receivable and an increase in investment securities available- for-sale. These increases were funded primarily by deposit growth, FHLB advances and repayment of mortgage-backed securities.

         Loans receivable increased 27.0% from $140.8 million at September 30, 1996 to $178.8 million at September 30, 1997. The increase in loans receivable resulted from growth in all loan categories, except construction loans, which declined slightly from $19.5 million at September 30, 1997 to $17.1 million at September 30, 1997.

         In December 1996, the Savings Bank invested in a limited partnership that invests in mortgage loan servicing rights. At September 30, 1997, the value of the limited partnership investment was $5.0 million. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Equity Investment in Limited Partnership" for further information. The value of this investment would be adversely impacted in the event of a decrease in market interest rates. See "RISK FACTORS -- Interest Rate Risk."

         Investment securities available-for-sale increased from $2.5 million at September 30, 1996 to $11.3 million at September 30, 1997. In an effort to increase the average portfolio yield, the Savings Bank purchased additional investment securities during the year ended September 30, 1997, including a $4.0 million FHLB bond with a yield of 6.30% at September 30, 1997 and a final maturity of October 2001. The Savings Bank also invested $3.1 million to purchase a $15.0 million FHLB zero coupon bond with a coupon rate of 8.00%, callable in July 2000, and with a final maturity of July 2017, and $3.0 million to purchase a second $15.0 million FHLB zero coupon bond with a coupon rate of 8.20%, callable in September 1998, and with a final maturity of July 2017. Although these long-term zero coupon bonds offer higher yields, an increase in market interest rates would have a material adverse effect on their value. The Savings Bank restructured its mortgage-backed securities portfolio by selling
(i) $19.8 million of fixed-rate CMOs yielding 6.25% and with final maturities ranging from 2001 through 2005, incurring a loss on sale of $280,000 and (ii) $3.1 million of fixed-rate mortgage-backed securities yielding 6.32%, incurring a loss on sale of $28,000. The Savings Bank purchased $8.0 million of adjustable rate CMOs with a yield of 7.03% at September 30, 1997 and $10.7 million of fixed-rate mortgage-backed securities with a yield of 7.33% at September 30, 1997. See "RISK FACTORS -- Interest Rate Risk." At September 30, 1997, the CMO portfolio consisted of U.S. Government agency issues, as well as investment grade private issues that are generally riskier because they are not guaranteed or insured by the U.S. Government. See "BUSINESS OF THE SAVINGS BANK -- Investment Activities."

         Real estate held for development increased from $1.4 million at September 30, 1996 to $2.3 million at September 30, 1997 primarily as a result of the acquisition of the Meadows Development project. See "BUSINESS OF THE SAVINGS BANK -- Subsidiary Activities" for further information regarding the Meadows Development project.

         Premises and equipment, net, increased from $4.9 million at September 30, 1996 to $6.3 million at September 30, 1997 primarily as a result of the construction of the Perpetual Square branch office in Anderson, South Carolina ($606,000), and the purchase of new hardware and software for the in-house computer system ($1.1 million). The Perpetual Square branch office was opened in October 1997 to replace a leased branch office located in a Winn Dixie supermarket. The lease was scheduled to expire on March 1, 1998. The supermarket branch office was closed in connection with the opening of the Perpetual Square branch office and the supermarket branch personnel were transferred to the Perpetual Square branch office. Although no assurances can be given regarding the future operations of the Perpetual Square branch office, the Savings Bank believes that its better facilities and location will contribute to an increase in both loan and deposit volume. See "BUSINESS OF THE SAVINGS BANK -- Properties."

         Deposits increased 25.5% from $160.2 million at September 30, 1996 to $201.0 million at September 30, 1997 primarily as a result of an increase in one-year certificates of deposit. The Savings Bank aggressively marketed special seven-month and 13-month certificates of deposit to attract operating funds. Although no assurances can be given, based on management's experience and familiarity with the customers involved and the Savings Bank's pricing policy relative to that of its competitors, management believes that a significant portion of such deposits will remain with the Savings Bank.

         Stockholders' equity increased from $29.1 million at September 30, 1996 to $30.6 million at September 30, 1997 as a result of retained net income, less dividends paid on the Public Savings Bank Shares.

Comparison of the Year Ended September 30, 1997 to the Year Ended September 30, 1996

         Net Income. Net income increased 21.4% from $1.4 million, or $0.95 per share, in 1996 to $1.7 million, or $1.15 per share, in 1997. Net income for 1996 was adversely affected by the one-time SAIF recapitalization assessment. See "-- General and Administrative Expenses" below. Without this one-time assessment, 1996 net income would have been $2.0 million, or $1.36 per share.

         Net Interest Income. Net interest income increased 18.7% from $7.5 million in 1996 to $8.9 million in 1997. Interest income on loans increased 25.2% from $11.5 million to $14.4 million as the average balance of loans receivable increased 28.3% from $128.6 million in 1996 to $165.0 in 1997 primarily as a result of growth in loan originations and purchases. Interest income on mortgage-backed securities increased 6.5% from $3.1 million in 1966 to $3.3 million in 1997 as the average balance of mortgage-backed securities increased 8.5% from $44.8 million in 1996 to $48.6 million in 1997. Interest income on other investments increased 102.9% from $339,000 in 1996 to $688,000 in 1997 as the average balance of other interest earning assets increased 68.2% from $6.6 million in 1996 to $11.1 million in 1997 primarily as a result of investment securities purchases.

         Interest Expense. Interest expense on deposits increased 19.1% from $6.8 million in 1996 to $8.1 million in 1997 as the average balance of deposits increased 17.4% from $154.6 million in 1996 to $181.5 million in 1997 and the weighted average cost of deposits increased from 4.38% for 1996 to 4.47% for 1997. The increase in the average balance of deposits and the increase in the weighted average cost of deposits resulted primarily from the promotion of short-term certificates of deposit. See "-- Comparison of Financial Condition at September 30, 1997 and 1996" for further discussion.

         Interest expense on borrowings increased 110.1% from $656,000 for fiscal 1996 to $1.4 million for fiscal 1997 as the average borrowings increased from $12.5 million in 1996 to $24.9 million in 1997 in order to fund loan originations and purchases.

         Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered adequate by management to provide for management's best estimate of inherent loan losses. In determining the adequacy of the allowance for loan losses, management evaluates various factors, including the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, loss experience, delinquency trends and economic conditions. Management evaluates the carrying value of loans periodically and the allowance for loan losses is adjusted accordingly. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Allowance for Loan Losses" and Note 4 of Notes to Consolidated Financial Statements.

         The provision for loan losses increased 87.7% from $349,000 in 1996 to $655,000 in 1997. Management deemed the increase necessary in light of the increase in non-performing assets from $798,000 at September 30, 1996 to $1.0 million at September 30, 1997, as well as the growth in the loan portfolio during 1997, particularly in inherently riskier commercial real estate loans (which increased from $17.0 million at September 30, 1996 to $27.0 million at September 30, 1997), commercial business loans (which increased from $5.5 million at September

30, 1996 to $7.2 million at September 30, 1997) and consumer loans (which increased from $16.9 million at September 30, 1996 to $19.2 million at September 30, 1997). At September 30, 1997, the allowance for loan losses was deemed adequate by management at that date.

         Other Income. Total other income decreased $72,000 from 1996 to 1997. Loan and deposit account service charges increased $257,000 from $1.3 million in 1996 to $1.5 million in 1997 as a result of an increase in the number of checking accounts. Other income increased $271,000 from $525,000 in 1996 to $796,000 in 1997 primarily as a result of income of $185,000 from the investment in a limited partnership that invests in mortgage servicing rights (see "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Loan Purchases and Sales and Servicing") and gains from sale of real estate held for development (see "BUSINESS OF THE SAVINGS BANK - - Subsidiary Activities"). These increases were offset by losses on sale of investments of $308,000 in connection with the restructuring of the investment securities portfolio and the write-off of $192,000 of computer hardware and software as a result of the upgrading of the computer system. See "-- Comparison of Financial Condition at September 30, 1997 and 1996" for information regarding the restructuring of the investment securities portfolio.

         General and Administrative Expenses. General and administrative expenses increased $552,000 from $6.9 million in 1996 to $7.4 million in 1997. Salaries and employee benefits increased 28.5% from $3.1 million in 1996 to $3.9 million in 1997 as a result of the opening of the Seneca branch office, staffing a call center at the main office, and expenses associated with the ESOP and the 1996 MRP. Occupancy expense increased $100,000, or 25.8%, primarily as a result of the opening of the Seneca branch office. Furniture and equipment expense increased 37.6% from $542,000 in 1996 to $746,000 in 1997 as a result of the purchase of additional computer equipment and equipping the Seneca branch office and the call center. The FDIC insurance premiums decreased $1.1 million from $1.3 million in 1996 to $152,000 in 1997, due to the one-time SAIF recapitalization assessment of $946,000 incurred in September 1996. Prior to the SAIF recapitalization, the Savings Bank's total annual deposit insurance premiums amounted to 0.23% of assessable deposits. Effective January 1, 1997, the rate decreased to 0.065% of assessable deposits. See "REGULATION -- Federal Regulation of Savings Associations -- Federal Deposit Insurance Corporation." Advertising expense decreased 10.0% from $391,000 in 1996 to $352,000 in 1997 as a result of the winding down of the free checking advertising campaign that began in October 1994. Data processing expense increased 26.1% from $238,000 in 1996 to $300,000 in 1997 primarily as a result of the new Seneca branch office and the new call center. Office supplies increased 16.2% from $333,000 in 1996 to $387,000 in 1997 primarily as a result of the opening of the Seneca branch office.

         Other operating expenses increased 68.2% from $654,000 in 1996 to $1.1 million in 1997 as a result of acquiring the telephone system for the call center and sales training for the call center staff ($159,000), closing costs paid by the Savings Bank as part of a home equity loan promotion ($40,000), increased professional fees related to regular regulatory and securities compliance matters ($39,000), the replacement of the Savings Bank's in-house courier with an armored car courier service in conjunction with the opening of the Seneca branch office, which is located approximately 30 miles outside of Anderson ($34,000), and increased postage expense associated with the increased number of checking accounts ($26,000).

         Income Taxes. Income taxes increased 22.5% from $756,000 in 1996 to $926,000 in 1997 due to an increase in income before taxes. The effective tax rate was 35% for both 1996 and 1997.

Comparison of the Year Ended September 30, 1996 to the Year Ended September 30, 1995

         Net Income. Net income decreased from $1.9 million, or $1.27 per share, in 1995 to $1.4 million, or $0.95 per share, in 1996 primarily as a result of the one-time SAIF recapitalization assessment of $946,000 ($615,000 after tax). Without this one-time assessment, 1996 net income would have been $2.0 million, or $1.36 per share. Net income for 1995 benefitted from a one-time gain of $1.8 million on the sale of mutual funds.

         Net Interest Income. Net interest income increased 56.3% from $4.8 million in 1996 to $7.5 million in 1996 primarily as a result of decreased interest expense on borrowings used to purchase mutual fund shares in 1995. The mutual funds were sold in 1995 at a gain of $1.8 million. These funds were selected for their capital appreciation characteristics; no interest income was recognized on the mutual fund investments in 1995. Interest income on loans increased 17.3% from $9.8 million in 1995 to $11.5 in 1996 as the average balance of loans receivable increased 14.3% from $112.5 million in 1995 to $128.6 million in 1996. Interest income on mortgage-backed securities decreased 9.7% from $3.4 million in 1995 to $3.1 million in 1996 as the average balance of mortgage-backed securities decreased 7.2% from $48.3 million in 1995 to $44.8 million in 1996.

         Interest Expense. Interest expense on deposits increased 13.3% from $6.0 million in 1995 to $6.8 million in 1996 as the average balance of deposits increased from $147.5 million in 1995 to $154.6 million in 1996 and the weighted average cost of deposits increased from 4.07% in 1995 to 4.38% in 1996 as a result of an increase in market interest rates. Management attributes the increase in average deposits to normal deposit growth.

         Interest expense on borrowings decreased $2.1 million from $2.8 million in 1995 to $656,000 in 1996 as the average borrowings decreased from $43.0 million in 1995 to $12.5 million in 1996. The FHLB advances were used to fund the mutual fund investment in 1995.

         Provision for Loan Losses. The provision for loan losses decreased 3.6% from $362,000 in 1995 to $349,000 in 1996. The provision for loan losses remained relatively constant between 1995 and 1996, which resulted in a ratio of allowance for loan losses to total loans of 1.08% at both September 30, 1996 and 1995. At September 30, 1996, the allowance for loan losses was 1.08% of total loans and was deemed adequate by management at that date.

         Other Income. Other income decreased $1.3 million from $3.2 million in 1995 to $1.9 million in 1996, primarily as a result of capital gains on the sale of mutual funds of $1.8 million in 1995 and a 68.8% increase in loan and deposit account service charges from $770,000 in 1995 to $1.3 million in 1996 as a result of an increase in the number of deposit accounts.

         General and Administrative Expenses. General and administrative expenses increased 25.5% from $5.5 million in 1995 to $6.9 million in 1996. Salaries and employee benefits increased 9.1% primarily as a result of increases in clerical staff needed to service the increased number of checking accounts. Office occupancy increased 12.5% primarily as a result of general building maintenance costs. Furniture and equipment expense increased 16.8% from $464,000 in 1995 to $542,000 in 1996 as a result of an increase in depreciation expense related to the purchase of check imaging equipment. FDIC insurance premiums increased 293.9% from $330,000 in 1995 to $1.3 million in 1996 as a result of the one-time SAIF recapitalization assessment of $946,000. Advertising expense decreased 17.7% from $475,000 in 1995 to $391,000 in 1996 primarily as a result of the opening of the Northtowne office in 1995. Office supplies increased 23.4% from $269,000 in 1995 to $332,000 in 1996 primarily as a result of the increase in the number of checking accounts.

         Income Taxes. Income taxes increased from $194,000 (effective tax rate of 9.2%) in 1995 to $756,000 (effective tax rate of 35%) in 1996 due to an increase in income before taxes. The lower effective tax rate in 1995 resulted from the use of capital loss carryforwards to offset $1.8 million in capital gains income generated by the sale of mutual funds in 1995.

Market Risk and Asset and Liability Management

         Market risk is the risk of loss from adverse changes in market prices and rates. The Savings Bank's market risk arises principally from interest rate risk inherent in its lending, investment, deposit and borrowing activities. Management actively monitors and manages its interest rate risk exposure. Although the Savings Bank manages other risks, such as credit quality and liquidity risk, in the normal course of business, management considers interest rate risk to be its most significant market risk that could potentially have the largest material effect on the Savings Bank's financial condition and results of operations. Other types of market risks, such as foreign currency exchange rate risk and commodity price risk, do not arise in the normal course of the Savings Bank's business activities.

         The Savings Bank's profitability is affected by fluctuations in market interest rates. Management's goal is to maintain a reasonable balance between exposure to interest rate fluctuations and earnings. A sudden and substantial increase in interest rates may adversely impact the Savings Bank's earnings to the extent that the interest rates on interest-earning assets and interest-bearing liabilities do not change at the same rate, to the same extent or on the same basis. The Savings Bank monitors the impact of changes in interest rates on its net interest income using a test that measures the impact on net interest income and net portfolio value of an immediate change in interest rates in 100 basis point increments. Net portfolio value is defined as the net present value of assets, liabilities and off-balance sheet contracts. At September 30, 1997, the Savings Bank's calculations based on the information and assumptions produced for the analysis, suggested that a 200 basis point increase in rates would reduce net interest income over a 12-month period by 5.0% and reduce net portfolio value by 17.0% while a 200 basis point decline in rates would increase net interest income over a 12-month period by 1.0% and increase net portfolio value by 13.0% in the same period.

         The following table is provided to the Savings Bank by the OTS and illustrates the percent change in NPV as of September 30, 1997, based on OTS assumptions. No effect has been given to any steps that the Savings Bank may take to counteract the effect of the interest rate movements presented in the table.



Basis                                                                                NPV as Percent of
Point ("bp")      Net Interest Income              Net Portfolio Value             Present Value of Assets
Change            -------------------      ---------------------------------       -----------------------
In Rates          Amount     % Change      Amount      $ Change     % Change       NPV Ratio       Change
--------          ------     --------      ------      --------     --------       ---------       ------
400 bp             $7,297         (14)%    24,652     $(14,153)        (36)%        9.99%         (476)bp
300 bp              7,699          (9)     28,465      (10,340)        (27)         11.32         (334)
200 bp              7,998          (5)     32,270       (6,536)        (17)         12.60         (207)
100 bp              8,219          (3)     35,681       (3,124)         (8)         13.70          (97)
  0 bp              8,447          --      38,806           --          --          14.66           --
(100 bp)            8,476          --      41,335        2,529           7          15.41           75
(200 bp)            8,494           1      43,782        4,977          13          16.11          145
(300 bp)            8,305          (2)     46,941        8,136          21          17.00          234
(400 bp)            7,765          (8)     51,390       12,585          32          18.24          358

          As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Furthermore, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates likely could deviate significantly from those assumed in calculating the table. Therefore, the data presented in the table should not be relied upon as necessarily indicative of actual results.

          The following table presents the Savings Bank's financial instruments that are sensitive to changes in interest rates, categorized by expected maturity, and the instruments' fair values at September 30, 1997. Market risk sensitive instruments are generally defined as on- and off-balance sheet derivatives and other financial instruments.


                                      Average       Within One      One Year         After 3 Years
                                      Rate          Year            To 3 Years       To 5 Years
                                      -------       ----------      ----------       -------------
                                                      (Dollars in Thousands)
Interest-Sensitive Assets:
Loans receivable.....................   8.49%         $78,083         $48,576          $37,552
Mortgage-backed securities...........   7.25           15,444           7,597            6,872
Investments and other
 interest-earning assets.............   7.01           14,458              --            5,004
FHLB stock...........................   7.25               --              --               --

Interest-Sensitive Liabilities:

Checking accounts....................   1.57            8,043           8,050            2,072
Savings accounts.....................   2.61            4,855           7,124            3,959
Certificate accounts.................   5.82          115,651          22,347              665
Borrowings...........................   6.24           10,000           5,000               --

Off-Balance Sheet Items:

Commitments to extend credit.........   8.75           11,028              --               --
Unused lines of credit...............   9.50           16,913              --               --


                                      After 5 Years     Beyond 10
                                      To 10 Years       Years           Total      Fair Value
                                      -------------     ---------       -----      ----------
                                                        (Dollars in Thousands)

Interest-Sensitive Assets:
Loans receivable.....................   $11,569          $5,235        $181,015      $180,718
Mortgage-backed securities...........     5,950              --          35,863        35,863
Investments and other
 interest-earning assets.............     6,332              --          25,794        25,794
FHLB stock...........................        --           1,650           1,650         1,650

Interest-Sensitive Liabilities:

Checking accounts....................     7,471          11,812          37,808        37,871
Savings accounts.....................     8,422              --          24,340        24,397
Certificate accounts.................       171              --         138,834       139,273
Borrowings...........................        --              --          15,000        15,070

Off-Balance Sheet Items:

Commitments to extend credit.........        --              --          11,028        11,028
Unused lines of credit...............        --              --          16,913        16,913


Liquidity and Capital Resources

         The Savings Bank's primary sources of funds are deposits, repayment of loan principal (including mortgage-backed securities) and, to a lesser extent, sales of mortgage-backed securities available for sale, maturities of investment securities, and short-term investments and operations. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan repayments are more influenced by interest rates, general economic conditions, and competition. The Savings Bank attempts to price its deposits to meet its asset/liability objectives discussed above, consistent with local market conditions. Excess balances are generally invested in overnight funds. In addition, the Savings Bank is eligible to borrow funds from the FHLB of Atlanta.

         Under OTS regulations, a member thrift institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage of its net withdrawable accounts plus short-term borrowings. The current liquidity requirement is 4.0%. Monetary penalties may be imposed for failure to meet liquidity requirements. The Savings Bank's liquidity ratio at September 30, 1997 was 5.64%.

         The primary investing activity of the Savings Bank is lending. During the years ended September 30, 1997 and 1996, the Savings Bank originated $77.3 million and $68.3 million, respectively, of loans, of which $5.7 million in 1997 and $9.6 million in 1996 were sold to the FHLMC. The retained originations were funded by $59.5 million and $27.0 million, respectively, in principal repayments on loans and mortgage-backed securities.

         Liquidity management is both a short- and long-term responsibility of the Savings Bank's management. The Savings Bank adjusts its investments in liquid assets based upon management's assessment of (i) expected loan demand,
(ii) projected loan sales, (iii) expected deposit flows, (iv) yields available on interest-bearing deposits, and (v) liquidity of its asset/liability management program. Excess liquidity is invested generally in interest-bearing overnight deposits and other short-term government and agency obligations. If the Savings Bank requires funds beyond its ability to generate funds internally, it has additional borrowing capacity with the FHLB and collateral eligible for repurchase agreements.

         The Savings Bank anticipates that it will have sufficient funds available to meet current loan commitments. At September 30, 1997, the Savings Bank had outstanding commitments to originate loans (including commitments to fund letters of credit) of $27.9 million. The Savings Bank expects to fund these commitments with funds received from normal operations. See Note 17 of Notes to Consolidated Financial Statements.

         Certificates of deposit scheduled to mature in one year or less at September 30, 1997 totaled $115.7 million. Although no assurances can be given, based upon management's experience and familiarity with the customers involved and the Savings Bank's pricing policy relative to that of its perceived competitors, management believes that a significant portion of such deposits will remain with the Savings Bank.

         The Savings Bank diversified lending includes home equity, second mortgage and consumer loans. This diversification has been designed to increase earnings and reduce interest rate risk. The Savings Bank has also increased the origination of home equity and second mortgage loans secured by one- to four-family dwellings and intends to reduce the balance of its mortgage-backed securities by deploying funds into more profitable whole loans and becoming more commercial bank-like in lending philosophy and direction. The Savings Bank will continue to divest itself of mortgage-backed securities, when opportunities arise to invest such funds in higher yielding whole loans. These changes in lending and investment strategy will reduce the Savings Bank's liquidity in the future as lower-yielding, more liquid assets are redeployed into higher-yielding assets.

         The Savings Bank must maintain minimum capital standards as promulgated by the FDIC and the OTS which are: (1) a leverage limit requiring all thrift institutions to maintain core capital in an amount not less than 3% of the institution's total assets; (2) a tangible capital requirement of not less than 1.5% of total assets; and (3) a risk-based capital requirement of not less than 8% of the institution's total assets, substantially the same as the risk-based capital requirements for national banks. The Savings Bank met all regulatory capital requirements at September 30, 1997 and 1996. See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE."

Impact of Accounting Pronouncements and Regulatory Policies

         Accounting for Stock-Based Compensation. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management of the Savings Bank uses the intrinsic value method.

         Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. This statement applies prospectively to transactions occurring after December 31, 1996, and establishes new standards that focus on control whereas, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The adoption of SFAS No. 125 did not have a material impact on the Savings Bank's results of operations or financial position.

         Deferral of the Effective Date of Certain Provisions of SFAS No. 125. In December 1996, the Financial Accounting Standards Board ("FASB") issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 127 defers for one year the effective date of portions of SFAS No. 125 that address secured borrowings and collateral for all transactions. Additionally, SFAS No. 127 defers for one year the effective date of transfers of financial assets that are part of repurchase agreements, securities lending and similar transactions.

         Earnings Per Share. In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 applies to entities with publicly traded common stock or potential common stock and is effective for financial statements for periods ending after December 15, 1997, including interim periods. SFAS 128 simplifies the standards for computing earnings per share ("EPS") previously found in Accounting Principles Board ("APB") Opinion 15, "Earnings Per Share." It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all companies with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. The Savings Bank's present computation of diluted EPS under APB Opinion 15 is applied against a materiality test of 3%. For financial statements issued by the Savings Bank after December 15, 1997, the materiality test will no longer apply and the Savings Bank will report basic and diluted EPS for each period presented as well as the further reconciliations required by SFAS No. 128. Although earlier application is not permitted, SFAS No. 128 will require restatement of all prior-period EPS data presented.

         Disclosure of Information about Capital Structure. In February 1997, the FASB also issued SFAS No. 129, "Disclosure of Information about Capital Structure." The purpose of SFAS No. 129 is to consolidate existing disclosure requirements for ease of retrieval. SFAS No. 129 contains no change in disclosure requirements for companies, such as the Savings Bank that were subject to the previously existing requirements. It applies to all entities and is effective for financial statement issued for periods ending after December 15, 1997.

         Reporting Comprehensive Income. In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." The purpose of SFAS No. 130 is to address concerns over the practice of reporting elements of comprehensive income directly in equity. SFAS No. 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed in equal prominence with the other financial statements. This statement is effective for periods beginning after December 15, 1997. Comparative financial statements are required to be reclassified to reflect the provisions of this statement. The Savings Bank will adopt the provisions of SFAS No. 130 for fiscal year 1998.

         Disclosures about Segments of an Enterprise and Related Information. In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement applies to all public entities. The provisions of SFAS No. 131 require certain disclosures regarding material industry segments within an entity. SFAS No. 131 is not expected to have a material impact on the Savings Bank.

Year 2000 Considerations

         Many existing computer programs use only two digits to identify a year in the date datum field. These programs were designed and developed without considering the impact of the upcoming change in the century. If uncorrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 issue affects virtually all companies and organizations.

         The Savings Bank has an in-house computer system to process customer records and monetary transactions, post deposit and general ledger entries and record activity in installment lending, loan servicing and loan originations. Although no assurances can be given, based on internal testing procedures and conversations with the software provider, the Savings Bank does not expect that the cost of addressing any Year 2000 issue will be a material event or uncertainty that would cause its reported financial information not to be necessarily indicative of future operating results or future financial condition, or that the costs or consequences of incomplete or untimely resolution of any Year 2000 issue represent a known material event or uncertainty that is reasonably likely to affect its future financial results, or cause its reported financial information not to be necessarily indicative of future operating results or future financial condition. Incomplete or untimely compliance, however, would have a material adverse effect on the Savings Bank, the dollar amount of which cannot be accurately quantified at this time because of the inherent variables and uncertainties involved.

Effect of Inflation and Changing Prices

         The Consolidated Financial Statements and related financial data presented herein have been prepared in accordance with GAAP which require the measurement of financial position and operating results in terms of historical dollars, without considering the changes in relative purchasing power of money over time due to inflation. The primary impact of inflation on operations of the Savings Bank is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                        BUSINESS OF THE HOLDING COMPANY

General

          The Holding Company was organized on November 5, 1997 as a Delaware business corporation at the direction of the Savings Bank for the purpose of becoming a holding company for the Savings Bank upon completion of the Conversion and Reorganization. As a result of the Conversion and Reorganization, the Savings Bank will be a wholly-owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Savings Bank will be owned by the Holding Company.

Business

         Prior to the Conversion and Reorganization, the Holding Company has not engaged and will not engage in any significant activities other than of an organizational nature. Upon completion of the Conversion and Reorganization, the Holding Company's primary business activity will be the ownership of the outstanding capital stock of the Savings Bank. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

         Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Savings Bank with the payment of appropriate rental fees, as required by applicable law and regulations.

         Since the Holding Company will hold the outstanding capital stock of the Savings Bank upon consummation of the Conversion and Reorganization, the competitive conditions applicable to the Holding Company will be the same as those confronting the Savings Bank. See "BUSINESS OF THE SAVINGS BANK -- Competition."

                         BUSINESS OF THE SAVINGS BANK

General

         The Savings Bank operates, and intends to continue to operate, as a community oriented financial institution devoted to serving the needs of its customers. The Savings Bank's business consists primarily of attracting retail deposits from the general public and using those funds to originate real estate loans. See "-- Lending Activities."

Market Area

         The Savings Bank considers Anderson and Oconee Counties, South Carolina, as its primary market area. Additional loan origination demand is generated from customers living in contiguous counties. The Savings Bank also purchases loans secured by properties in South Carolina located outside its primary market area.

         The Savings Bank's main office and four of five branch offices are located in the City of Anderson, the county seat and largest city in Anderson County, South Carolina. Anderson County is included in the Greenville/Spartanburg metropolitan statistical area. The Cities of Greenville and Spartanburg are located 30 and 60 miles northeast of Anderson, respectively, and Atlanta, the closest major city, is 120 miles to the southwest.

         Much of Anderson County is rural and roughly half of the land area is used for agricultural purposes. Anderson County has benefitted from the growth of the Greenville metropolitan area and is experiencing significant residential and commercial development along Interstate 85, a major transportation route that crosses through Anderson County. Major area employers include BMW Manufacturing Corp., Hoechst Celenese Corporation, Owens Corning and Michelin Tire. Oconee is a smaller but rapidly growing county located west of Anderson

County. According to recent government statistics, the September 1997 unemployment rates for Anderson and Oconee Counties were both less than the South Carolina and national averages.

Lending Activities

         General. Historically, the Savings Bank's principal lending activity has been the origination of residential real estate loans for the purpose of constructing or financing one- to four-family residential properties. At September 30, 1997, the Savings Bank's loan portfolio consisted of $118.3 million of one- to four-family residential loans, $17.1 million of construction loans, $19.2 million of consumer loans, $27.0 million of commercial real estate loans, and $7.2 million of commercial business loans. In recent periods, the Savings Bank has increased its investment in commercial real estate loans, commercial business loans and construction loans.

Loan Portfolio Analysis. The following table sets forth the composition of the Savings Bank's loan portfolio at the dates indicated.

                                                                            At September 30,
                                              -------------------------------------------------------------------------
                                                      1997                       1996                    1995
                                              ----------------------    ----------------------   ----------------------
                                               Amount      Percent       Amount       Percent     Amount       Percent
                                                                        (Dollars in Thousands)
Mortgage loans:
One- to four-family(1).....................   $118,279     66.16%       $ 91,186     64.78%       $ 81,226    69.70%
Multi-family...............................      1,245      0.70           1,010      0.72             630     0.54
Commercial real estate.....................     26,976     15.09          17,009     12.08           7,355     6.31
Construction...............................     17,145      9.59          19,509     13.86          11,523     9.89
                                              --------    ------        --------    ------        --------   ------
     Total mortgage loans..................    163,645     91.54         128,714     91.44         100,734    86.44
                                              --------    ------        --------    ------        --------   ------

Commercial business loans..................      7,182      4.02           5,529      3.93           3,657     3.13

Consumer loans:
 Home equity and second mortgage...........      3,405      1.90           5,036      3.58           7,535     6.47
 Lines of credit...........................      9,156      5.12           6,713      4.77           6,279     5.39
 Automobile loans..........................      3,540      1.98           2,677      1.90           1,438     1.23
 Other.....................................      3,072      1.72           2,490      1.77           2,293     1.97
                                              --------    ------        --------    ------         -------   ------
     Total consumer loans..................     19,173     10.72          16,916     12.02          17,545    15.06
                                              --------    ------        --------    ------         -------   ------
     Total loans...........................    190,000    106.28         151,159    107.39         121,936   104.63

Less:
Undisbursed proceeds for loans in process..      8,985     (5.03)          8,866     (6.30)          4,119    (3.53)
Unearned discounts.........................        357        --              --        --              --       --
Allowance for loan losses..................      1,886     (1.05)          1,535     (1.09)          1,278    (1.10)
                                              --------    ------        --------    ------        --------   ------
     Net loans receivable..................   $178,772    100.00%       $140,758    100.00%       $116,539   100.00%
                                              ========    ======        ========    ======        ========   ======

                                                                 At September 30,
                                                 -----------------------------------------------
                                                         1994                      1993
                                                 ----------------------   ----------------------
                                                  Amount       Percent     Amount       Percent
                                                              (Dollars in Thousands)
Mortgage loans:
One- to four-family(1).....................        $ 77,624    74.03%       $ 68,461    70.58%
Multi-family...............................              --       --              --       --
Commercial real estate.....................           5,158     4.92           2,584     2.66
Construction...............................           7,159     6.83           5,112     5.27
                                                   --------   ------        --------   ------
     Total mortgage loans..................          89,941    85.78          76,157    78.51
                                                   --------   ------        --------   ------

Commercial business loans..................           1,222     1.17             222     0.23

Consumer loans:
 Home equity and second mortgage...........          10,071     9.60          14,956    15.42
 Lines of credit...........................           6,045     5.77           5,915     6.10
 Automobile loans..........................             735     0.70             942     0.97
 Other.....................................           1,837     1.75           2,168     2.23
                                                   --------   ------        --------   ------
     Total consumer loans..................          18,688    17.82          23,981    24.72
                                                   --------   ------        --------   ------
     Total loans...........................         109,851   104.77         100,360   103.46

Less:
Undisbursed proceeds for loans in process..           4,037    (3.85)          2,471    (2.55)
Unearned discounts.........................              --       --              --       --
Allowance for loan losses..................             962    (0.92)            884    (0.91)
                                                   --------   ------        --------   ------
     Net loans receivable..................        $104,852   100.00%       $ 97,005   100.00%
                                                   ========   ======        ========   ======

--------------------------
(1) Includes construction loans converted to permanent loans and participation loans.

         One- to Four-Family and Multi-Family Mortgage Loans. The Savings Bank originates permanent conventional mortgage loans secured by one- to four-family residential properties with original loan-to-value ratios up to 90% of the appraised value or the purchase price of the property, whichever is less. At September 30, 1997, the Savings Bank had $118.3 million, or 66% of total loans, in one- to four-family mortgage loans. The Savings Bank requires hazard insurance on the property securing the loan. All one- to four-family mortgage loans require a title examination or abstract of title. Title insurance is required on all fixed-rate mortgage loans so that they may be sold in the secondary market. One- to four-family mortgage loans are generally underwritten to conform to FHLMC guidelines. Loan to value ratios are limited to 80% but may be increased to 95%, provided that private mortgage insurance coverage is obtained for amounts over 80%.

         The Savings Bank offers both fixed-rate mortgages and ARM loans with terms of 15 to 30 years. At September 30, 1997, ARM loans totalled $45.6 million, or 38.5% of the one- to four-family loan portfolio. The Savings Bank offers four conventional ARM loans: a one year ARM loan with annual adjustment periods indexed to the One Year Treasury Bill; a three year ARM loan with annual adjustment periods indexed to the Three Year Treasury Bill; a five year ARM loan with annual adjustment periods indexed to the One Year Treasury Bill; and a ten year ARM loan with annual adjustment periods indexed to the One Year Treasury Bill. The one year ARM loan and the three year ARM loan provide that the amount of any increase or decrease in the interest rate is limited to two percentage points (upward or downward) per adjustment period and generally contain a 6% maximum adjustment over the life of the loan. The five year ARM loan and the ten year ARM loan provide that the amount of any increase or decrease in the interest rate is limited to two percentage points (upward or downward) per adjustment period and generally contain a 5% maximum adjustment over the life of the loan. At September 30, 1997, the majority of the ARM loans in the Savings Bank's portfolio that were originated by the Savings Bank were the three year and five year varieties. If market interest rates increase these rate adjustment limitations may prevent such ARM loans from repricing to market interest rates, which would have an adverse effect on net interest income. Borrower demand for ARMs versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the interest rates and loan fees for fixed-rate mortgage loans and interest rates and loan fees for ARMs. Fixed-rate loans are originated for sale in the secondary market, though loans with terms of 15 years occasionally are retained in the Savings Bank's portfolio. The relative amount of fixed-rate and ARM loans that can be originated at any time is largely determined by the demand for each in the prevailing competitive environment.

         In recent periods, the Savings Bank has purchased one- to four-family mortgage loans from a mortgage banking company located in Hilton Head Island, South Carolina, and a mortgage banking company located in Greenville, South Carolina. These purchases account for a substantial portion of the growth in the one- to four-family loan portfolio in recent periods. During the year ended September 30, 1997, the Savings Bank purchased $12.9 million of one- to four-family mortgage loans. Substantially all of these purchases were from the Greenville mortgage company. In future periods, the Savings Bank expects that a substantial portion of purchased loan volume will come from that company, rather than the Hilton Head Island mortgage company, because of the increasing competition in the Hilton Head Island market.

         At September 30, 1997, the Savings Bank had $7.2 million of purchased loans secured by residential properties on Hilton Head Island, South Carolina, all of which were one year ARM loans. These loans were all purchased from the same mortgage company located on Hilton Head Island. Prior to purchase, the Savings Bank reviews each loan for conformity with the Savings Bank's underwriting criteria. At September 30, 1997, the average size of such loans was approximately $189,000 and the largest loan had an outstanding balance of $775,000. Although all such loans were performing according to their terms at September 30, 1997, they do possess certain risks due to the average size of such loans and the location of the properties outside the Savings Bank's primary market area. Subject to market conditions, the Savings Bank expects to purchase additional such loans. See "RISKS FACTORS -- Certain Lending Risks -- Purchased Loan Risks."

         At September 30, 1997, the Savings Bank had $16.8 million of purchased one- to four-family mortgage loans secured by residential properties located primarily in Greenville, South Carolina. These loans were all purchased from the mortgage company in which a service corporation subsidiary of the Savings Bank has an equity investment. See "-- Subsidiary Activities." Prior to purchase, the Savings Bank reviews each loan for conformity with the Savings Bank's underwriting criteria. At September 30, 1997, the average size of such loans was approximately $126,000. Subject to market conditions, the Savings Bank expects to purchase additional such loans. See "RISK FACTORS -- Certain Lending Risks -- Purchased Loan Risks."

         The Savings Bank does not actively solicit multi-family loans but extends them as an accommodation to existing customers. At September 30, 1997, multi-family loans totalled $1.2 million, or 0.7% of net loans receivable, and consisted of seven loans, the largest of which had an outstanding balance of $304,000. All such loans are secured by properties located in the Savings Bank's primary market area. At September 30, 1997, all multi-family loans were performing according to their terms.

         Construction Loans. The construction loan portfolio was $17.1 million, or 9.6% of the total loan portfolio at September 30, 1997. The Savings Bank intends to continue emphasizing and expanding this type of lending. Such loans are primarily combined construction and permanent mortgage loans. The construction portion of the loan is for a period of up to 12 months on an interest only basis and at a maximum loan to value ratio of 95%. The permanent mortgage is made for up to 30 years. Construction-permanent loans are made at the same fixed- or adjustable-rates of interest that are offered for permanent residential mortgage loans made by the Savings Bank. The majority of construction loans are made against binding sales contracts for the home under construction. The Savings Bank also originates speculative construction loans to a small number of residential builders in its primary market area and who are well known to the Savings Bank. At September 30, 1997, the Savings Bank had $17.1 million, or 9.59% of total loans, in construction loans, of which $12.9 million were speculative constructive loans. During the year ended September 30, 1997, the Savings Bank purchased speculative construction loans secured by one- to four-family properties located on Hilton Head Island, South Carolina, in the aggregate amount of $1.1 million, of which $343,000 was outstanding as of September 30, 1997. All of these purchased construction loans were performing according to their terms at September 30, 1997.

         Construction lending generally is considered to involve a higher degree of credit risk than long-term financing of residential properties. The risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. If the estimate of construction cost and the marketability of the property upon completion of the project prove to be inaccurate, the Savings Bank may be compelled to advance additional funds to complete the development. If the borrower is unable to sell the completed project in a timely manner or obtain adequate proceeds to repay the loan, the loan may become non-performing. Furthermore, if the estimate of value proves to be inaccurate, the Savings Bank may be confronted with, at or prior to the maturity of the loan, a project with a value which is insufficient to assure full repayment. The ability of the developer or builder to sell developed lots or completed dwelling units will depend on, among other things, demand, pricing and availability of comparable properties, and economic conditions.

         The Savings Bank's underwriting criteria are designed to evaluate and minimize the risks of each construction loan. Among other things, the Savings Bank considers evidence of the availability of permanent financing for the borrower, the reputation of the borrower, the amount of the borrower's equity in the project, the independent appraisal and review of cost estimates, the pre-construction sale and leasing information, and the cash flow projections of the borrower. In addition, except for the purchased construction loans on Hilton Head Island, South Carolina, the majority of the construction loans made by the Savings Bank are secured by property in the Savings Bank's primary market area. The Savings Bank reviews such purchased construction loans for conformity with the Savings Bank's underwriting criteria before purchase.

         Commercial Real Estate Loans. The Savings Bank originates and purchases commercial real estate loans. Commercial real estate loans totalled $27.0 million, or 15.1% of the total loan portfolio, at September 30, 1997. Currently, the Savings Bank originates commercial real estate loans only to select borrowers known to the Savings Bank and secured by properties in its primary market area, generally in amounts between $100,000 and $500,000. The commercial real estate loan portfolio has increased in recent periods from $17.0 million, or 12.1% of the total loan portfolio at September 30, 1996, to $27.0 million, or 15.1%, at September 30, 1997. The Savings Bank intends to continue emphasizing and expanding this type of lending. At September 30, 1997, the largest commercial real estate loan originated by the Savings Bank had an outstanding balance of $2.0 million and was secured by multiple units of one- to four-family dwellings and land located in Anderson, South Carolina. The loan was performing according to its terms at that date. At September 30, 1997, the largest purchased commercial real estate loan had an outstanding balance of $1.5 million and was secured by a sub-division development located in Greenville, South Carolina. The loan was performing according to its terms at that date.

         Of primary concern in commercial real estate lending is the borrower's creditworthiness and the feasibility and cash flow potential of the project. The Savings Bank's income property collateral is not concentrated in any one industry or area. Examples of the types of collateral securing the income property loans include office buildings and residential rental properties. Loans secured by income properties are generally larger and involve greater risks than residential mortgage loans because payments on loans secured by income properties are often dependent on successful operation or management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to supply and demand in the market in the type of property securing the loan and, therefore, may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced, the borrowers ability to repay the loan may be impaired.

         Commercial Business Loans. At September 30, 1997, the Savings Bank had $7.2 million of commercial business loans, which represented 4.0% of total loans. Commercial business loans generally include equipment loans with terms of up to five years and lines of credit secured by savings accounts and unsecured line of credit. Such loans are generally made in amounts up to $100,000 and carry adjustable rates of interest. The Savings Bank generally requires annual financial statements from its commercial business borrowers and personal guarantees if the borrower is a corporation. At September 30, 1997, the largest outstanding commercial business loan was a $500,000 line of credit with an outstanding balance of $237,000 that was secured by an assignment of residential mortgages. The loan was performing according to its terms at that date.

         Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential, commercial and multi-family real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation of collateral in the event of a borrower default is often not a sufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

         Consumer Loans. The Savings Bank originates a wide variety of consumer loans, which are made primarily on a secured basis to existing customers. Consumer loans include savings account loans, direct automobile loans, direct boat loans, renewable lines of credit and unsecured loans. These loans are made at both fixed- and variable-rates of interest, adjustable annually, and with varying terms depending on the type of loan. Consumer loans totalled $19.2 million at September 30, 1997, or 11% of the Savings Bank's total loan portfolio.

         At September 30, 1997, the largest components of the consumer loan portfolio were home equity and second mortgage loans and lines of credit. At September 30, 1997, such loans totalled $12.6 million, or 7.0% of the total loan portfolio. At September 30, 1997, commitments to extend credit under lines of credit totalled $10.3 million.

         Home equity and second mortgage loans are generally for the improvement of residential properties. The majority of these loans are made to existing loan customers and are secured by a first or second mortgage on residential property. The Savings Bank actively solicits these types of loans by contacting their borrowing customers directly. The loan-to-value ratio on these properties is typically below 80%, including the first mortgage and home equity or second mortgage loan. Home equity and second mortgage loans are typically variable rate loans with a fixed payment that matures over 15 years. Rates adjust monthly; however, the payment remains constant over the loan term and any rate adjustment is reflected in an increase in the loan term. The interest rate is tied to the prime lending rate.

         Lines of credit are generally secured by a second mortgage on residential property and are generally made to existing customers. Credit lines are generally 80% of the appraised value of the collateral property. Terms range from five to 15 years and the interest rate is generally tied to the prime lending rate.

         The Savings Bank views consumer lending as an important component of its business operations because consumer loans generally have shorter-terms and higher yields, thus reducing exposure to changes in interest rates. In addition, the Savings Bank believes that offering consumer loans helps to expand and create stronger ties to its customer base. The Savings Bank intends to continue emphasizing this type of lending.

         The Savings Bank employs strict underwriting standards for consumer loans. These procedures include an assessment of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount. The Savings Bank underwrites and originates all of its consumer loans internally, which management believes limits exposure to credit risks relating to loans underwritten or purchased from brokers or other outside sources.

         Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by assets that depreciate rapidly, such as automobiles. In the latter case, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by the borrower against the Savings Bank as the holder of the loan, and a borrower may be able to assert claims and defenses which it has against the seller of the underlying collateral.

Loan Maturity

         The following table sets forth certain information at September 30, 1997 regarding the dollar amount of loans maturing in the Savings Bank's portfolio based on their contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.


                            Within   One Year         After 3 Years    After 5 Years
                           One Year  Through 3 Years  Through 5 Years  Through 10 Years  Beyond 10 Years      Total
                           --------  ---------------  ---------------  ----------------  ---------------      -----
                                                               (In Thousands)
Residential mortgage(1)..   $29,718     $34,977           $30,489          $10,267            $5,132        $110,583
Commercial real estate...    13,365       7,884             5,024              568                91          26,932
Commercial business......     5,491       1,691                --               --                --           7,182
Construction.............    16,698         447                --               --                --          17,145
Automobile...............       203       1,350             1,939               48                --           3,540
Savings account loans....     1,089         144                88               12                12           1,345
Other....................    11,519       2,083                12              674                --          14,288
                            -------     -------           -------          -------            ------        --------
     Total loans.........   $78,083     $48,576           $37,552          $11,569            $5,235        $181,015
                            =======     =======           =======          =======            ======        ========

-------------
(1)      Includes one- to four-family and multi-family loans.

         The following table sets forth the dollar amount of all loans due after September 30, 1998, which have fixed interest rates and have floating or adjustable interest rates.

                                        Fixed            Floating or
                                        Rates          Adjustable Rates
                                        -----          ----------------
                                             (In Thousands)

Residential mortgage(1).......        $48,713               $32,152
Commercial real estate........         12,101                 1,466
Commercial business...........          1,220                   471
Construction..................            447                    --
Automobile....................          3,337                    --
Savings account loans.........            256                    --
Other.........................            748                 2,021
                                      -------               -------
     Total....................        $66,822               $36,110
                                      =======               =======

-------------
(1)      Includes one- to four-family and multi-family loans.

         Loan Soliciting and Processing. Loan originations come from a number of sources. The Savings Bank's customary sources of loans are from realtors, walk-in customers, referrals and existing customers. A formal business development program has been implemented where loan officers and sales personnel make regular sales calls on building contractors and realtors.

         The Savings Bank's Loan Committee approves loan applications up to and including $500,000. The Loan Committee is composed of Robert W. Orr, President, Managing Officer and Director; Barry C. Visioli, Senior Vice President; John Dawkins, Vice President; and David Peters, Vice President. Loan applications in excess of $500,000 must be approved by the full Board of Directors.

         Loan Purchases and Sales and Servicing. The Savings Bank is an active purchaser of loans. In recent periods, the Savings Bank has purchased ARM loans, construction loans and lot loans secured by properties on Hilton Head Island, South Carolina. See "-- Lending Activities -- One- to Four-Family and Multi-Family Mortgage Loans" and "-- Lending Activities -- Construction Loans." In addition, the Savings Bank purchases one- to four-family, commercial real estate and construction loans from a mortgage company in which a service corporation subsidiary of the Savings Bank has an equity investment. Furthermore, the Savings Bank purchases periodically participation interests in permanent real estate loans and construction loans. Any participation interest purchased must meet the Savings Bank's own underwriting standards. The Savings Bank purchases loans from institutions in the State of South Carolina.

         The Savings Bank periodically sells one- to four-family mortgage loans to the FHLMC to comply with the regulations limiting the amount of loans to one borrower or to reduce the amount of fixed-rate loans in the Savings Bank's portfolio. The Savings Bank generally sells all fixed-rate, 30-year residential mortgage loans.

         The Savings Bank participates in loan servicing activities both directly and indirectly. Direct servicing activities arise in connection with loans that the Savings Bank originates but sells with servicing rights retained. The Savings Bank generally receives a fee payable monthly of 1/4% to 3/8% per annum of the unpaid balance of each loan for which it retains servicing rights. At September 30, 1997, the Savings Bank was servicing loans for others aggregating $62.1 million. During the year ended September 30, 1997, the Savings Bank earned servicing fee income of $198,000.

         The Savings Bank participates indirectly in loan servicing activities through its equity investment, through a service corporation subsidiary, in a mortgage banking company (see "-- Subsidiary Activities") and through an investment in a limited partnership. At September 30, 1997, the mortgage banking company was servicing 226 loans for others aggregating $28.0 million.

         The following table sets forth total loans originated, purchased, sold and repaid during the periods indicated.

                                               Years Ended September 30,
                                          -------------------------------------
                                            1997           1996         1995
                                            ----           ----         ----
                                                 (Dollars in Thousands)

Total loans at beginning of
 period.............................      $151,159       $121,936      $109,851
                                          --------       --------      --------

Loans originated:
 One- to four-family................        25,836         30,065        16,167
 Multi-family.......................           240          1,312           526
 Commercial real estate.............        11,912          7,113         5,804
 Construction loans.................        10,934         12,816        12,169
 Commercial business................        10,731          6,302         4,735
 Consumer...........................        24,739         10,696        14,984
                                          --------       --------      --------
   Total loans originated...........      $ 84,397       $ 68,304        54,385
                                          --------       --------      --------

Loans purchased:
 One- to four-family................        23,581         18,242         6,543
 Commercial real estate(1)..........         3,146             --           813
                                          --------       --------      --------
   Total loans purchased............        26,727         18,242         7,356
                                          --------       --------      --------

Loans sold:
 Total whole loans sold.............        (5,747)        (9,556)       (9,614)
                                          --------       --------      --------
    Total loans sold................        (5,747)        (9,556)       (9,614)

Mortgage loan principal
 repayments.........................       (66,531)       (47,767)      (40,042)

Net loan activity...................        38,841         29,223        12,085
                                          --------       --------      --------

Total loans at end of period........      $190,000       $151,159      $121,936
                                          ========       ========      ========
------------------
(1) In 1997, includes a $2.3 million purchased loan secured by single-family lots located in Greenville, South Carolina.

         Equity Investment in Limited Partnership. In December 1996, the Savings Bank purchased a 20.625% interest in a limited partnership that invests in mortgage servicing rights. Through this limited partnership, the Savings Bank invests in servicing rights tied to a national portfolio of residential mortgage loans. For the year ended September 30, 1997, the Savings Bank's return on investment was approximately 5.89%. For the year ended September 30, 1997, the Savings Bank recorded other income of $185,000 on its investment based on the net income of the limited partnership as audited by independent certified public accountants. See Note 3 of Notes to Consolidated Financial Statements. The value of the Savings Bank's investment in the limited partnership would be adversely affected by credit quality deterioration of the underlying mortgage loans. The value of the investment would also be adversely affected by an decrease in market interest rates because of accelerated prepayments of the underlying mortgage loans. See "RISK FACTORS -- Interest Rate Risk."

         Loan Commitments. The Savings Bank issues commitments for fixed- and adjustable-rate single-family residential mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 30 days from approval, depending on the type of transaction. The Savings Bank had outstanding loan commitments (including commitments to fund letters of credit) of approximately $27.9 million at September 30, 1997. See Note 17 of Notes to Consolidated Financial Statements.

         Loan Origination and Other Fees. The Savings Bank, in most instances, receives loan origination fees and discount "points." Loan fees and points are a percentage of the principal amount of the mortgage loan that are charged to the borrower for funding the loan. The Savings Bank usually charges origination fees of 0.5% to 1.0% on one- to four-family residential real estate loans and 1.0% to 2.0% on long-term commercial real estate loans. Current accounting standards require fees received for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Deferred fees associated with loans that are sold are recognized as income at the time of sale.

         The Savings Bank offsets all loan origination fees and certain related direct loan origination costs against all fees and costs associated with loan origination. The resulting net amount is deferred and amortized over the contractual life of the related loans as an adjustment to the yield on such loans, unless prepayments of a large group of similar loans are probable and the timing and amount of prepayments can be reasonably estimated. The Savings Bank offsets commitment fees against related direct costs and the resulting net amount is recognized over the contractual life of the related loans as an adjustment of yield if the commitment is exercised. If the commitment expires unexercised, the fees collected are recognized as non-interest income upon expiration of the commitment.

         Delinquencies. The Savings Bank's collection procedures provide for a series of contacts with delinquent borrowers. After a delinquency of 15 days, a late charge is assessed. If the delinquency continues, subsequent efforts will be made to contact the delinquent borrower. The Savings Bank's collection procedures provide that when a loan is 30 days overdue, and again on the 45th day, the borrower will be contacted by mail and payment will be requested. If a loan continues in a delinquent status for 90 days or more, the Savings Bank generally initiates foreclosure proceedings. In certain instances, however, the Board of Directors may decide to modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his financial affairs.

         The following table sets forth information with respect to the Savings Bank's non-performing assets for the periods indicated. During the periods shown, the Savings Bank had no restructured loans within the meaning of SFAS No. 15.

                                                                     At September 30,
                                            -----------------------------------------------------------
                                              1997         1996       1995          1994        1993
                                              ----         ----       ----          ----        ----
                                                                (Dollars in Thousands)
Loans accounted for on a non-accrual basis:
Mortgage..............................     $   220          $190       $348        $  435      $    --
Consumer..............................          --            --        124           163          448
Commercial............................         183           126         --            --           --
                                           -------         -----      -----       -------      -------
                                               403           316        472           598          448
                                           -------         -----      -----       -------      -------

Accruing loans which are contractually
 past due 90 days or more:
Real estate:
Residential...........................           6           467         82            60          826
Consumer..............................           8             2          9            17           17
Commercial............................         465            10         --            --           --
                                           -------         -----      -----       -------      -------
                                               479           479         91            77          843
                                           -------         -----      -----       -------      -------
Total of non-accrual and
 past due 90 days or more.............         882           795        563           675        1,291
                                           -------         -----      -----       -------      -------

Real estate owned, net................         163             3         32           575           87
                                           -------         -----      -----       -------      -------
Total non-performing assets...........     $ 1,045         $ 798      $ 595       $ 1,250      $ 1,378
                                           =======         =====      =====       =======      =======

Total loans delinquent 90 days
  or more to net loans................        0.49%         0.56%      0.48%         0.64%        1.33%

Total loans delinquent 90 days
  or more to total assets.............        0.34%         0.38%      0.32%         0.39%        0.77%

Total non-performing assets to
 total assets.........................        0.41%         0.38%      0.33%         0.73%        0.82%

         The increase in non-performing assets at September 30, 1997 resulted primarily from an increase in accruing commercial real estate loans contractually past due 90 days or more. At September 30, 1997, accruing commercial real estate loans contractually past due 90 days or more consisted primarily of one loan with an outstanding balance of $330,000, which was secured by a commercial property located in the Savings Bank's primary market area.

         The Savings Bank does not accrue interest on loans, including impaired loans under SFAS No. 114, for which management deems the collection of additional interest to be doubtful. If interest on these non-accrual loans had been accrued, interest income of approximately $19,000 would have been recorded for the year ended September 30, 1997.

         Asset Classification. OTS regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. "Substandard" assets must have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. "Doubtful" assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified "loss" is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a "special mention" category, described as assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge-off such amount. A portion of general loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital.

         The aggregate amounts of the Savings Bank's classified assets and of the Savings Bank's general and specific loss allowances and charge-offs for the period then ended, were as follows:

                                                          At or For the Years
                                                          Ended September 30,
                                               ---------------------------------------
                                                 1997          1996            1995
                                                 ----          ----            ----
                                                          (In Thousands)
Loss...................................        $  140         $   125       $     86
Doubtful...............................             8              32             --
Substandard assets.....................         1,227             598            575
Special mention........................            58              --             --
                                               ------         -------       --------
                                               $1,433         $   755       $    661
                                               ======         =======       ========

General loss allowances................        $1,746         $ 1,410       $  1,192
Specific loss allowances...............           140             125             86
Net charge-offs........................           304              92             46

         At September 30, 1997, loss assets consisted of one commercial real estate loan ($10,000), five one- to four-family mortgage loans ($34,000), one secured commercial business loan ($9,000), and one unsecured commercial business loan ($87,000); doubtful assets consisted of an unsecured consumer loan; substandard assets consisted of 18 one- to four-family mortgage loans ($662,000), two commercial real estate loans ($370,000), two secured commercial business loans ($168,000), four secured consumer loans ($16,000) and seven unsecured consumer loans ($11,000); and special mention assets consisted of one commercial real estate loan ($3,000) and a one- to four-family mortgage loan ($55,000).

         Real Estate Owned. Real estate acquired by the Savings Bank as a result of foreclosure or by deed-in- lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the fair value of the property received. Subsequently, it is carried at the lower of its new cost basis or fair value, less estimated selling costs. The Savings Bank had $163,000 of real estate owned at September 30, 1997.

         Allowance for Loan Losses. The Savings Bank's management evaluates the need to establish allowances against losses on loans each year based on estimated losses on specific loans when a decline in value has occurred. Such evaluation includes a review of all loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated market value of the underlying collateral of problem loans, prior loss experience, economic conditions and overall portfolio quality. The provision for loan losses is charged against earnings in the year it is established. In recent periods, the Savings Bank has increased the provision for loan losses in recognition of the changing composition of the loan portfolio toward an increased emphasis on commercial real estate loans, construction loans, and other types of lending that carry a greater degree of credit risk than one- to four-family mortgage lending. At September 30, 1997, the Savings Bank had an allowance for loan losses of $1.9 million, or 1.04% of total loans. Based on past experience and future expectations, management believes that the allowance for loan losses is adequate at September 30, 1997.

         While the Savings Bank believes it has established its existing allowance for loan losses in accordance with GAAP, the allowance is based on estimates which are subject to change based upon changes in the loan portfolio and economic conditions, among other things. Furthermore, there can be no assurance that the Savings Bank's regulators, in reviewing the Savings Bank's loan portfolio, will not request that the Savings Bank increase its allowance for loan losses based upon information available to the regulators at the time of their examination, thereby negatively affecting the Savings Bank's financial condition and earnings.

         The following table sets forth an analysis of the Savings Bank's gross allowance for loan losses for the periods indicated. Where specific loan loss reserves have been established, any difference between the loss reserve and the amount of loss realized has been charged or credited to current income.

                                                                         Years Ended September 30,
                                                   -------------------------------------------------------------
                                                   1997         1996           1995           1994          1993
                                                   ----         ----           ----           ----          ----
                                                                      (Dollars in Thousands)
Allowance at beginning of period............       $1,535       $1,278        $  962          $884           $624
                                                   ------       ------        ------          ----           ----

Provision for loan losses...................          655          349           362           120            364
Transfers to real estate owned
  valuation allowance.......................           --           --            --            --             50

Recoveries:
  Residential mortgage......................            4            6            --            --             --
  Consumer..................................           24           17             6             6              7
                                                  -------      -------       -------         -----          -----
    Total recoveries........................           28           23             6             6              7
                                                  -------      -------       -------         -----          -----

Charge-offs:
  Residential mortgage......................            4           18            --            13              4
  Consumer..................................          100           97            52            35             57
  Commercial................................          228           --            --            --             --
                                                  -------     --------      --------        ------          -----
    Total charge-offs.......................          332          115            52            48             61
                                                  -------      -------       -------         -----          -----
    Net charge-offs.........................          304           92            46            42             54
                                                  -------      -------       -------         -----          -----
Allowance at end of period..................       $1,886       $1,535        $1,278          $962           $884
                                                   ======       ======        ======          ====           ====

Ratio of allowance to total loans
 outstanding at the end of the period.......         1.04%        1.08%         1.08%         0.92%          0.91%

Ratio of net charge-offs to average
  loans outstanding during the period.......         0.18%        0.07%         0.04%         0.84%          0.06%

         The following table sets forth the composition of the allowance for loan losses by loan category at the dates indicated.


                                                                              At September 30,
                                    ------------------------------------------------------------------------------------------------

                                                 1997                              1996                             1995
                                    ------------------------------   --------------------------------   ----------------------------

                                               As a %        % of                 As a %       % of             As a %      % of
                                               of Out-     Loans in              of Out-     Loans in           of Out-   Loans in
                                               standing    Category              standing    Category          Standing   Category
                                               Loans in    to Total              Loans in    to Total          Loans in   to Total
                                    Amount     Category     Loans      Amount    Category    Loans    Amount   Category     Loans
                                    ------     --------    --------    ------    --------  ---------  ------   --------   --------
                                                                                                              (Dollars in Thousands)

Real estate -
 mortgage..................         $  766       0.60%        70       $  726      0.71%      72%     $  573     0.57%     83%
Commercial real estate
 and commercial
 business..................            737       2.16         19          465      2.06       16         297     8.12       3
Consumer...................            383       2.00         11          344      2.03       12         408     2.32      14
                                   -------                 -----         ----               ----      ------             ----
Total allowance for loan
 losses....................         $1,886       1.04%       100%      $1,535      1.08%     100%     $1,278     1.08%    100%
                                    ======                 =====       ======                ====     ======             ====


                                                               At September 30,
                                    -----------------------------------------------------------------
                                                 1994                              1993
                                    ------------------------------   --------------------------------
                                               As a %        % of                 As a %       % of
                                               of Out-     Loans in              of Out-     Loans in
                                               standing    Category              standing    Category
                                               Loans in    to Total              Loans in    to Total
                                    Amount     Category     Loans      Amount    Category     Loans
                                    ------     --------    --------    ------    --------   ---------
Real estate -
 mortgage..................           $493      0.48%        51%       $506        0.67%       76%
Commercial real estate
 and commercial
 business..................            100      1.94         10          --          --        --
Consumer...................            369      1.70         39         378        1.56        24
                                     -----                -----        ----                  ----
Total allowance for loan
 losses....................           $962      0.92%       100%       $884        0.91%      100%
                                      ====                =====        ====                  ====

Investment Activities

         The Savings Bank has made significant investments in mortgage-backed securities, including CMOs. The Savings Bank had mortgage-backed securities with an amortized cost of $35.7 million and a market value of $35.9 million at September 30, 1997, all of which were invested in U.S. Government agency securities, investment grade private issue securities, and securities guaranteed by the funding arm of the Resolution Trust Corporation ("RTC").

         In an effort to enhance the average portfolio yield, the Savings Bank restructured its investment securities portfolio during the year ended September 30, 1997 by, in part, investing in callable, U.S. Government agency zero coupon bonds with maturities exceeding ten years. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Financial Condition at September 30, 1997 and 1996" for further discussion. Although these bonds offer higher yields, an increase in market interest rates would have a material adverse effect on their value. See "RISK FACTORS -- Interest Rate Risk."

         At September 30, 1997, the Savings Bank had invested $22.0 million in CMOs ($10.3 million in U.S. Government agency issues and $11.7 million in investment grade private issues) with an average estimated life varying from six months to five years and ranging in original principal amount from $2.0 million to $6.0 million. The weighted average yield to expected maturity on the CMOs at September 30, 1997 was 7.30%. At September 30, 1997, CMOs consisted of Fannie Mae ("FNMA") issues, as well as investment grade private issues that are generally riskier because they are not guaranteed or insured by the U.S. Government. CMOs may be used as collateral for borrowings and, through repayments, as a source of liquidity. Management considers CMOs to be advantageous since they offer yields above those available for investments of comparable credit quality and duration and qualify as thrift investments under the qualified thrift lender ("QTL") test. See "REGULATION -- Federal Regulation of Savings Associations -- Qualified Thrift Lender Test." At September 30, 1997, the CMO portfolio consisted of various tranches but no residuals. In recent years, the Savings Bank has used the proceeds from the paydown of CMOs to invest in one- to four-family and other types of lending, and expects to continue to do so in the future, subject to market conditions.

         CMOs are subject to repayment by the mortgagors of the underlying collateral at any time. Such prepayment may subject the Savings Bank's CMOs to yield and price volatility. To assess this volatility, the OTS requires the Savings Bank to test annually its CMOs to determine whether they are high-risk or non-high-risk securities. The policy established a three-part risk measurement test for fixed-rate and a one-part test for floating-rate CMOs and other mortgage derivative securities. Securities failing any one of the tests are deemed to be high-risk securities. The OTS may require an institution to dispose of one or all of the CMOs failing such tests. At September 30, 1997, all of the Savings Bank's CMOs met the criteria established by the policy designated as non-high-risk securities for continuing classification as suitable investments. However, changes in interest rates may cause one or more of the Savings Bank's CMOs to fail a stress test. The OTS may then require the Savings Bank to dispose of the CMOs failing the test. This may affect the classification of such securities under SFAS No. 115.

         Changes in the level of interest rates can have an adverse effect on the mortgage-backed securities and CMO portfolio, thereby exposing the Savings Bank to repayment risk and reinvestment risk. See "RISK FACTORS-- Interest Rate Risk."

         Investment decisions are made by the Savings Bank's Asset/Liability Committee which consists of Senior Vice President Thomas C. Hall (Chairman), President Robert W. Orr, Senior Vice President Barry C. Visioli, Vice President David L. Peters, Vice President Teresa Hix, Vice President Quinnette Morrison and Assistant Treasurer Brad Jones. The Savings Bank's investment objectives are: (i) to provide and maintain liquidity within regulatory guidelines; (ii) to maintain a balance of high quality, diversified investments to minimize risk;
(iii) to serve as a balance to earnings; and (iv) to maximize returns.

     The following table sets forth the composition of the Savings Bank's investment portfolio at the dates indicated.

                                                                              At September 30,
                                    -------------------------------------------------------------------------------------
                                              1997                           1996                          1995
                                    -------------------------    ----------------------------   -------------------------
                                    Amortized   Percent of       Amortized     Percent of       Amortized    Percent of
                                    Cost(1)     Portfolio        Cost(1)       Portfolio        Cost(1)      Portfolio
                                    -------     ---------        -------       ---------        -------      ---------
                                                                         (Dollars in Thousands)
U.S. agency securities...........    $10,191        22%           $    --         --%            $    --         --%
Certificates of deposit..........         --        --                100         --                  --         --
U.S. Treasury securities.........        998         2              2,395          5                 798          2
Mortgage-backed securities
  and CMOs.......................     35,714        76             44,362         95              47,269         98
                                    --------      ----            -------       ----             -------        ---
Total............................    $46,903       100%           $46,857        100%            $48,067        100%
                                     =======      ====            =======       ====             =======        ===

----------------
(1) The market value of the Savings Bank's investment portfolio amounted to $47.2 million, $45.6 million and $47.1 million at September 30, 1997, 1996, and 1995, respectively.

     The following table sets forth the maturities and weighted average yields of the debt securities in the Savings Bank's investment securities portfolio at September 30, 1997.

                                                   Less Than             One to                Five to            Over Ten
                                                   One Year             Five Years             Ten Years            Years
                                                ---------------      ----------------     -----------------    ----------------
                                                Amount    Yield      Amount     Yield     Amount      Yield    Amount     Yield
                                                ------    -----      ------     -----     ------      -----    ------     -----
                                                                             (Dollars in Thousands)
U.S. agency securities.......................  $   --        --%     $4,003     6.26%     $    --       --%    $ 6,188    8.10%
U.S. Treasury securities.....................     998      5.17          --       --           --       --          --      --
Mortgage-backed securities
  and CMOs...................................     395      6.65       1,455     7.56       11,666     7.55      22,198    7.08
                                               ------                ------               -------              -------
Total........................................  $1,393      5.59      $5,458     6.61      $11,666     7.55     $28,386    7.30
                                               ======                ======               =======              =======

     The following table sets forth certain information with respect to each security (other than U.S. Government and agency securities) which had an aggregate amortized cost in excess of 10% of the Savings Bank's stockholders' equity at the dates indicated.

                                                                      At September 30,
                                    --------------------------------------------------------------------------------
                                              1997                           1996                     1995
                                    ------------------------     -------------------------    ----------------------
                                    Carrying      Market          Carrying     Market         Carrying      Market
                                     Value        Value            Value       Value           Value         Value
                                    -------       -------         --------     --------       --------     --------
                                                                   (Dollars In Thousands)
RTC mortgage-backed
 securities....................     $   889       $   888         $ 1,447      $ 1,414        $ 1,479       $ 1,430
CMOs...........................      21,138        21,211          34,836       33,804         36,743        35,900
                                    -------       -------         -------      -------        -------       -------
   Total.......................     $22,027       $22,099         $36,283      $35,218        $38,222       $37,330
                                    =======       =======         =======      =======        =======       =======

Deposit Activities and Other Sources of Funds

         General. Deposits are the major source of the Savings Bank's funds for lending and other investment purposes. In addition to deposits, the Savings Bank derives funds from loan principal repayments. Loan repayments are a relatively stable source of funds while deposit inflows and outflows may be significantly influenced by general interest rates and money market conditions. The Savings Bank also has access to advances from the FHLB-Atlanta. These advances can be used on a short-term basis to compensate for reductions in the availability of funds from other sources or they may be used on a longer-term basis for general business purposes. Occasionally, the Savings Bank also uses repurchase agreements. See "RECENT DEVELOPMENTS."

         Deposit Accounts. Local deposits are and traditionally have been the primary source of the Savings Bank's funds for use in lending and other general business purposes. The Savings Bank offers a number of deposit accounts, including passbook, individual retirement accounts ("IRAs"), money market deposits and certificate accounts currently ranging in maturity from three months to five years. Deposit accounts vary as to terms, with the principal differences being the minimum balance required, the time period the funds must remain on deposit and the interest rate. From time to time, the Savings Bank offers premiums to attract deposits. The Savings Bank is a member of an automated teller machine network, which is available to the Savings Bank's checking account depositors.

         In recent years, the Savings Bank has offered newly authorized types of short-term accounts and other savings alternatives that are more responsive to changes in market rates of interest than passbook accounts and longer maturity fixed-rate, fixed-term certificates that were the Savings Bank's primary source of deposits prior to 1978. There has been some shifting of deposit mix which has primarily resulted from the progressive elimination of federally imposed rate ceilings on various types of deposits offered by federally insured financial institutions such as the Savings Bank. The deregulation of various federal controls on insured deposits has allowed the Savings Bank to be more competitive in obtaining funds and has given it more flexibility to meet the threat of net deposit outflows. The Savings Bank reviews the interest rates offered on various savings accounts periodically so as to remain competitive with other financial institutions in its market area.

         Since early 1995, the Savings Bank has increased its core deposit base by aggressively promoting checking accounts. At September 30, 1997, checking account balances totalled $37.8 million.

         At September 30, 1997, certificate of deposits scheduled to mature within one year totalled $115.7 million. Although no assurances can be given, based on past experience, the Savings Bank believes that a substantial portion of these certificates of deposit will be renewed.

         At September 30, 1997, the Savings Bank had no brokered deposits.

         The following table sets forth information concerning the Savings Bank's deposits at September 30, 1997.


Weighted-
Average                                                                                         Percentage
Interest                                                            Minimum                      of Total
Rate        Term                  Category                          Amount        Balance        Deposits
----        ----                  --------                          ------        -------        --------
                                                                               (In Thousands)
2.28%       None                  NOW accounts                      $  100        $ 25,996        12.93%
 --         None                  Non-interest-bearing accounts        100          11,812         5.88
2.67        None                  Savings accounts                     100          24,360        12.12

                                  Certificates of Deposit
                                  -----------------------
5.71        Within 6 months       Fixed-term, fixed-rate             1,000          75,002        37.31
5.89        7 - 12 months         Fixed-term, fixed-rate             1,000          40,649        20.22
6.00        13 - 36 months        Fixed-term, fixed-rate             1,000          22,347        11.12
6.06        37 - 120 months       Fixed-term, fixed-rate             1,000             836         0.42
                                                                                  --------       ------
                                                                                  $201,002       100.00%
                                                                                  ========       ======

         The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity at September 30, 1997. Jumbo certificates of deposit require minimum deposits of $100,000 and have negotiable interest rates.


                                                     Certificates
Maturity Period                                      of Deposits
---------------                                      -----------
                                                    (In Thousands)

Three months or less.............................       $ 4,677
Over three through six months....................         5,721
Over six through twelve months...................         5,061
Over twelve months...............................         3,081
                                                       --------
     Total.......................................       $18,540
                                                        =======

Deposit Flow

         The following table sets forth the balances of deposits in the various types of accounts offered by the Savings Bank at the dates indicated.

                                                                              At September 30,
                                        --------------------------------------------------------------------------------------
                                                       1997                             1996                       1995
                                        -------------------------------    ------------------------------    -----------------
                                                  Percent                            Percent                           Percent
                                                    of        Increase                 of       Increase                  of
                                        Amount    Total      (Decrease)    Amount     Total    (Decrease)    Amount     Total
                                        ------    -----      ----------    ------     -----    ----------    ------     -----
                                                                           (Dollars in Thousands)
Non-interest-bearing................   $ 11,812    5.88%      $ 3,464      $  8,957     5.59%   $  4,885     $  4,072     2.74%
NOW checking........................     25,996   12.93         1,703        24,293    15.16       4,401       19,892    13.37
Regular savings accounts............     24,360   12.12         1,249        23,111    14.42          80       23,031    15.49

Fixed-rate certificates which
mature in the year ending(1)(2):
  Within 1 year.....................    115,651   57.53        31,881        83,770    52.28       2,148       81,622    54.89
  After 1 year, but within 2 years..     16,999    8.46         1,148        15,851     9.89       3,311       12,540     8.43
  After 2 years, but within 5 years.      6,184    3.08         1,922         4,262     2.66      (3,290)       7,552     5.08
                                       --------  ------       -------      --------   ------     -------     --------   ------

     Total..........................   $201,002  100.00%      $41,367      $160,244   100.00%    $11,535     $148,709   100.00%
                                       ========  ======       =======      ========   ======     =======     ========   ======

------------------------
(1) At September 30, 1997, 1996 and 1995, jumbo certificates amounted to $18.5 million, $13.7 million and $11.8 million, respectively.
(2) IRA accounts included in certificate balances are $18.8 million, $15.7 million and $14.8 million at September 30, 1997, 1996 and 1995, respectively.

Time Deposits by Rates and Maturities

         The following table sets forth the time deposits in the Savings Bank classified by rates at the dates indicated.


                                                 At September 30,
                                       ------------------------------------
                                       1997             1996           1995
                                       ----             ----           ----
                                                  (In Thousands)

Below 3.00%...................      $    194         $     --      $    503
3.00 - 5.00%..................         2,012            4,119        18,623
5.01 - 7.00%..................       136,400           99,182        81,903
7.01 - 9.00%..................           228              582           685
                                    --------         --------      --------
    Total.....................      $138,834         $103,883      $101,714
                                    ========         ========      ========

         The following table sets forth the amount and maturities of time deposits at September 30, 1997.

                                                                  Amount Due
                                     -----------------------------------------------------------------------
                                                                                                                 Percent
                                                    One to     Over Two      Over Three   Over Five              of Total
                                     Less Than       Two       to Three        to Five     to Ten               Certificate
                                     One Year       Years       Years          Years       Years       Total     Accounts
                                     --------       -----       -----          -----       -----       -----     --------
                                                                    (Dollars in Thousands)
2.50 - 5.00%..................       $  2,206      $    --     $   --           $ --       $ --      $  2,206       1.58%
5.01 - 7.00%..................        113,445       17,017      5,330            506        102       136,400      98.26
7.01 - 9.00%..................             --           --         --            159         69           228       0.16
                                     --------      -------     ------           ----       ----      --------     ------
Total.........................       $115,651      $17,017     $5,330           $665       $171      $138,834     100.00%
                                     ========      =======     ======           ====       ====      ========     ======

Deposit Activity

         The following table sets forth the savings activities of the Savings Bank for the periods indicated.


                                                    Years Ended September 30,
                                                --------------------------------
                                                1997          1996          1995
                                                ----          ----          ----
                                                         (In Thousands)
Beginning balance..........................   $160,244      $148,709      $143,380
                                              --------      --------      --------

Net increase (decrease) before
  interest credited........................     32,599         4,724          (496)
Interest credited..........................      8,159         6,811         5,825

Net increase in savings deposits...........     40,758        11,535         5,329
                                              --------      --------      --------

Ending balance.............................   $201,002      $160,244      $148,709
                                              ========      ========      ========

         Borrowings. Historically, the Savings Bank has relied on repurchase agreements as a source of borrowings to finance the purchase of investment securities. Funding for lending activities has been provided from deposits and borrowings from the FHLB-Atlanta. Under repurchase agreements, the Savings Bank "sells" securities (generally U.S. Treasury securities and federal agency obligations and mortgage-backed securities) under an agreement to buy them back at a specified price at a later date. Repurchase agreements are subject to renewal, and are deemed to be borrowings collateralized by the securities sold. The Savings Bank had no repurchase agreements outstanding at September 30, 1997. But see "RECENT DEVELOPMENTS" for a discussion of repurchase agreements outstanding at December 31, 1997.

         The Savings Bank has issued retail and commercial repurchase agreements and would consider issuing them again in the future in an appropriate interest rate environment. Under commercial repurchase agreements, the Savings Bank sells the investment security to broker dealers who may then loan the security to other parties in the normal course of operations. Commercial repurchase agreements generally mature within 90 days from the date of the transaction.

         Advances from the FHLB are typically secured by the Savings Bank's first mortgage loans. At September 30, 1997, the Savings Bank was eligible to borrow up to $55.0 million from the FHLB-Atlanta. The Savings Bank had FHLB advances of $15.0 million outstanding at September 30, 1997. See "RECENT DEVELOPMENTS" and Note 9 of Notes to Consolidated Financial Statements.

         The FHLB functions as a central reserve bank providing credit for savings and loan associations and certain other member financial institutions. As a member, the Savings Bank is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. Government) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the FHLB's assessment of the institution's creditworthiness. Under its current credit policies, the FHLB generally limits advances to 20% of a member's assets, and short-term borrowings of less than one year may not exceed 10% of the institution's assets. The FHLB determines specific lines of credit for each member institution.

         The following table sets forth certain information regarding borrowings by the Savings Bank at and during the periods indicated:

                                                         At September 30,
                                              -------------------------------------
                                              1997             1996            1995
                                              ----             ----            ----
Weighted average rate paid on:
   FHLB-Atlanta advances..................    6.24%            5.30%           5.77%

                                                                          Years Ended September 30,
                                                                       -------------------------------
                                                                       1997         1996          1995
                                                                       ----         ----          ----
                                                                            (Dollars in Thousands)
Maximum amount of borrowings outstanding at any month end:
 Securities sold under agreements to repurchase.................... $      --    $      --      $  5,907
 FHLB-Atlanta advances.............................................    15,000       19,000        57,500

Approximate average borrowings outstanding with respect to:
 Securities sold under agreements to repurchase....................        --           --         1,338
 FHLB-Atlanta advances.............................................    23,951       12,531        39,222

Approximate weighted average rate paid on:
 Securities sold under agreements to repurchase....................        --           --          5.73%
 FHLB-Atlanta advances.............................................      5.75%        5.24%         6.22

         See "RECENT DEVELOPMENTS" for a discussion of the Savings Bank's use of borrowings during the quarter ended December 31, 1997.

Competition

         Anderson and Oconee Counties have a relatively large number of financial institutions, many of which are branches of large southeast regional financial institutions, and thus the Savings Bank faces strong competition in the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits and loans has historically come from other thrift institutions, credit unions and commercial banks located in its market area. Particularly in times of high interest rates, the Savings Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities and mutual funds. The Savings Bank's competition for loans comes principally from other thrift institutions, credit unions, commercial banks, finance companies, mortgage banking companies and mortgage brokers.

Subsidiary Activities

         The Savings Bank had an ownership interest in three service corporations at September 30, 1997. Under OTS regulations, the Savings Bank is authorized to invest up to 3% of its assets in service corporations, with amounts in excess of 2% only if used primarily for community purposes. At September 30, 1997, the Savings Bank's net investment of approximately $2.1 million in its service corporations did not exceed this investment authority.

         The Savings Bank has three service corporations: United Service Corporation of Anderson, Inc. ("United Service"), United Investments Services, Inc. ("United Investments") and Mortgage First Service Corporation ("Mortgage First").

         United Service is a wholly-owned subsidiary of the Savings Bank. At September 30, 1997, United Service had assets of $2.4 million. United Service is involved in the following residential and commercial real estate development projects:

         Perpetual Square. A 33-acre commercial development in Anderson County purchased in January 1996 for a purchase price of $970,000. The purchase price and infrastructure improvement costs (i.e., installation of roads, utilities, etc.) were financed by a loan from the Savings Bank that had an outstanding balance of $375,000 at September 30, 1997. As of September 30, 1997, approximately eight acres have been sold and the Savings Bank did not have loans outstanding to any of the purchasers. In October 1997, the Savings Bank established a branch office at this location. See "-- Properties." At September 30, 1997, the Savings Bank's net investment in this project was approximately $566,000.

         The Meadows Development. A 99-acre residential subdivision consisting of approximately 108 lots located in Anderson County purchased in October 1996 for a purchase price of $600,000. The purchase price and infrastructure improvement costs were financed by a loan from the Savings Bank that had an outstanding balance of $1.0 million at September 30, 1997. The Savings Bank has entered into a contractual agreement with the local office of a national realtor to market the subdivision lots, and marketing began in September 1997. The realtor has no investment in the project. As of September 30, 1997, three lots were sold and the Savings Bank had outstanding loans to purchasers totaling $21,000. At September 30, 1997, the Savings Bank's net investment in this project was approximately $1.1 million.

         Ashton Place Subdivision. A 24-acre multi-family housing development consisting of 44 lots located in Anderson County purchased in January 1996 for a purchase price of $164,000. The purchase price and infrastructure improvement costs were financed by a loan from the Savings Bank that had an outstanding balance of $82,000 as of September 30, 1997. The lots are being developed in four phases of 11 lots each. As of September 30, 1997, 29 lots have been sold, four lots remain unsold in phase III and all 11 lots remain unsold in phase IV. At September 30, 1997, the Savings Bank had loans outstanding to purchasers totaling $397,000. At September 30, 1997, the Savings Bank's net investment in this project was approximately $271,000.

         North Park. A 57-acre industrial park located in Anderson County purchased in June 1996 at a purchase price of $248,000. The purchase price and infrastructure improvement costs were financed by a loan from the Savings Bank that had an outstanding balance of $203,000 as of September 30, 1997. As of September 30, 1997, 12 acres had been sold and the Savings Bank had outstanding loans to purchasers totaling $573,000, all of which were permanent mortgage loans. At September 30, 1997, the Savings Bank's net investment in this project was approximately $389,000.

         United Investments, a wholly-owned subsidiary of United Service, offers full service brokerage services. On a consolidated basis United Service and United Investments had net income of $395,000 for the year ended September 30, 1997.

         Mortgage First is a wholly-owned subsidiary of the Savings Bank. In August 1996, Mortgage First made a $400,000 equity investment in a start-up regional mortgage banking company known as "First Trust Mortgage Corporation of the South" ("First Trust"), with offices in Rock Hill, Columbia, Clemson and Greenville, South Carolina. During the year ended September 30, 1997, First Trust closed 810 loans totalling $100.6 million.

         The Savings Bank has purchased loans from First Trust in recent periods. See "-- Lending Activities -- Loan Purchases and Sales and Servicing." All loans are purchased from First Trust subject to the Savings Bank's underwriting standards. The Savings Bank intends to purchase at least $18.0 million of loans from First Trust monthly. At September 30, 1997, the Savings Bank's financial commitment to First Trust and its maximum exposure to share in any losses incurred by First Trust were limited solely to the amount of its equity investment through Mortgage First. The Savings Bank, either directly or through Mortgage First, may undertake future additional financial commitments that would increase its loss exposure to First Trust's operations; however, there are no such agreements, plans or understandings at present. The Savings Bank recorded a loss of approximately $100,000 related to First Trust's operations for the year ended September 30, 1997. Robert W. Orr and Barry C. Visioli are directors of First Trust. See "MANAGEMENT OF THE SAVINGS BANK -- Directors and Executive Officers."

Properties

         The following table sets forth certain information relating to the Savings Bank's offices as of September 30, 1997. All offices are owned by the Savings Bank except as noted in the table.

                                                                                       Lease
                                   Year              Owned or             Square       Expiration
Location                           Opened            Leased               Footage      Date
--------                           ------            --------             -------      ----
Main Office:

907 N. Main Street                 1979              Owned                 50,000      --
Anderson, South Carolina

Branch Offices:

104 Whitehall Road                 1975              Building owned         2,000      December 31, 2004, with
Anderson, South Carolina                             Land leased                       two renewal options for ten
                                                                                       years each

2821 South Main Street             1976              Building owned         2,500      April 30, 2000, with five
Anderson, South Carolina                             Land leased                       renewal options for five years
                                                                                       each

Windsor Place Winn Dixie(1)        1993              Leased                   450      March 1, 1998, with two
SC Highway 81                                                                          renewal options for five
Anderson, South Carolina                                                               years each

Northtowne                         1994              Owned                  2,800      --
3898 Liberty Highway
Anderson, South Carolina

1007 By-Pass 123                   1996              Owned                  2,900      --
Seneca, South Carolina

                         (footnotes on following page)

---------------
(1) In October 1997, this branch office was closed in conjunction with the opening of a new 2,700 square foot branch office on SC Highway 81, Anderson, South Carolina in the Perpetual Square complex. The Savings Bank owns the building and real estate of this new branch office. See "--Subsidiary Activities" for additional information regarding Perpetual Square.

         The Savings Bank has an in-house computer system to process customer records and monetary transactions, post deposit and general ledger entries and record activity in installment lending, loan servicing and loan originations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Year 2000 Considerations."

Personnel

         As of September 30, 1997, the Savings Bank had 96 full-time employees and 33 part-time employees. The employees are not represented by a collective bargaining unit. The Savings Bank believes its relationship with its employees is good.

Legal Proceedings

         Periodically, there have been various claims and lawsuits involving the Savings Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Savings Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Savings Bank's business. The Savings Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Savings Bank.

                       MANAGEMENT OF THE HOLDING COMPANY

         Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. The Holding Company's Board of Directors consists of nine persons, divided into three classes, each of which will contain approximately one third of the Board. One class will have a term of office expiring at the first annual meeting of stockholders; a second class will have a term of office expiring at the second annual meeting of stockholders; and a third class will have a term of office expiring at the third annual meeting of stockholders.

         The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

         Name                         Position
         ----                         --------
         Harold A. Pickens, Jr.       Chairman of the Board
         Robert W. Orr                President and Chief Executive Officer
         Thomas C. Hall               Treasurer and Chief Financial Officer
         Barry C. Visioli             Senior Vice President
         Sylvia B. Reed               Corporate Secretary

         Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE SAVINGS BANK -- Biographical Information."

                        MANAGEMENT OF THE SAVINGS BANK

Directors and Executive Officers

         The Board of Directors of the Savings Bank is presently composed of nine members who are elected for terms of three years, approximately one-third of whom are elected annually in accordance with the Bylaws of the Savings Bank. The Savings Bank also has two non-voting Directors Emeriti. The executive officers of the Savings Bank are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the directors and executive officers of the Savings Bank, all of whom will continue to serve as directors and executive officers of the Savings Bank and the Holding Company.

                                                     Directors
                                                                                                          Current
                                                                                          Director        Term
Name                            Age (1)           Position                                Since           Expires
----                            -------           --------                                -----           -------
Harold A. Pickens, Jr.          64                Chairman of the Board                   1977            1998

Robert W. "Lujack" Orr          49                President, Managing Officer             1989            1997
                                                   and Director

Jack F. McIntosh                69                Director                                1988            1999

Charles W. Fant, Jr.            71                Director                                1977            1999

Cordes G. Seabrook, Jr.         70                Director                                1976            1999

Richard C. Ballenger            49                Director                                1996            1997

F. Stevon Kay                   46                Director                                1996            1998

Jim Gray Watson                 68                Director                                1976            1998

Martha S. Clamp                 55                Director                                1988            1997

J. Roy Martin, Jr.              79                Director Emeritus                       1988             --

Wade A. Watson, Jr.             79                Director Emeritus                       1989             --

                                     Executive Officers Who Are Not Directors

Thomas C. Hall                  50                Senior Vice President                    --              --
                                                   and Treasurer

Barry C. Visioli                49                Senior Vice President                    --              --

Sylvia B. Reed                  57                Corporate Secretary                      --              --

---------------
(1)  As of September 30, 1997.

Biographical Information

         Set forth below is certain information regarding the Directors and executive officers of the Savings Bank. Unless otherwise stated, each Director and executive officer has held his or her current occupation for the last five years. There are no family relationships among or between the Directors or executive officers except as noted below.

         Harold A. "Drew" Pickens, Jr. joined the Board of Directors of the Savings Bank in 1997 and has served as Chairman of the Board since January 1996. He is the owner of Harold A. Pickens and Sons, Inc., a commercial construction contractor, with which he has been affiliated since 1956. Mr. Pickens serves as an Elder at First Presbyterian Church, serves on the Anderson Area Medical Center's Board of Directors, and is associated with the Boy Scouts.

         Robert W. "Lujack" Orr has been employed by the Savings Bank since 1974 and has held a variety of positions, such as Senior Vice President/Funds Acquisition and Executive Vice President, prior to assuming his current position as President and Managing Officer on January 1, 1991. Mr. Orr has been a member of the Board of Directors of the Savings Bank since 1989. Mr. Orr is past President of the YMCA and an Elder of Central Presbyterian Church. He is a director of First Trust, the mortgage banking company in which a service corporation subsidiary of the Savings Bank has an equity investment.

         Jack F. McIntosh is a partner in the law firm of McIntosh and Sherard, Anderson, South Carolina, with which he has been affiliated for 41 years. Mr. McIntosh joined the Board of Directors of the Savings Bank in 1998 and has served as General Counsel for the Savings Bank's wholly-owned subsidiary, United Service, since 1984. Mr. McIntosh is active in community affairs related to health and education.

         Charles W. Fant, Jr. joined the Board of Directors of the Savings Bank in 1970 and served as Chairman of the Board from 1990 until 1996. Mr. Fant is a partner in the architectural firm of Fant & Fant Architects, Anderson, South Carolina, with which he has been affiliated since 1956. Mr. Fant is active in community affairs and is a member of the Board of Adjustment and Appeals for both the City of Anderson and Anderson County, a member of the Rotary Club, Anderson College Board of Visitors, and a Trustee of Wilmary Apartments (Housing Ministry).

         Cordes G. Seabrook, Jr. joined the Board of Directors of the Savings Bank in 1976. He is retired from Value Systems located in Anderson, South Carolina, owns a small business mentoring, and is a partner in Juno Investors, a real estate holding company.

         Richard C. Ballenger was appointed to the Board of Directors of the Savings Bank in May 1996. Mr. Ballenger is the President of City Glass Company and D&B Glass Company, Inc., with which he has been affiliated since 1972. He is an Elder of First Presbyterian Church, a member of the Anderson Rotary Club, and serves on the Advisory Board of the Salvation Army.

         F. Stevon Kay was elected to the Board of Directors of the Savings Bank in May 1996. Mr. Kay is the President of Hill Electric Company, Inc., with which he has been affiliated since 1969. He is a Board member of the Salvation Army Boys and Girls Club and the President of the Anderson Youth Association. He is a member of Concord Baptist Church.

         Jim Gray Watson, the Savings Bank's former President and Chief Executive Officer, was employed by the Savings Bank for 31 years prior to his retirement in December 1990. Mr. Watson continues to serve as a member of the Savings Bank's Board of Directors. He is involved in numerous charitable and community organizations. He is an Elder of Central Presbyterian Church. He is a brother to Wade A. Watson, Jr., Director Emeritus of the Savings Bank.

         Martha C. Clamp, a semi-retired certified public accountant, joined the Board of Directors of the Savings Bank in 1988. Ms. Clamp was employed for six years as a staff accountant for the accounting firm of Cole, Hook & Cleary, CPAs, Anderson, South Carolina, and was self-employed as an accountant from 1988 to 1995. She is a member of the Board of Directors of the Greater Anderson Rotary Club.

         J. Roy Martin, Jr. served as a member of the Savings Bank's Board of Directors from 1970 until 1988. Since 1988, Mr. Martin has served as a Director Emeritus of the Savings Bank.

         Wade A. Watson, Jr., former President of the Savings Bank, served as a member of the Savings Bank's Board of Directors from 1960 until 1989. Mr. Watson has served as a Director Emeritus of the Savings Bank since 1989. He is an Elder of Central Presbyterian Church and the brother of Jim Gray Watson, former President and Chief Executive Officer of the Savings Bank.

         Thomas C. Hall has been employed by the Savings Bank since 1975 and currently serves as Senior Vice President, Treasurer and Chief Financial Officer responsible for areas of accounting, investments, data processing and deposits. Mr. Hall is a member of the Financial Managers Society and a Board member of the Foothills United Way.

         Barry C. Visioli has been affiliated with the Savings Bank since 1973. He serves as Senior Vice President and is responsible for Lending Operations. He is a Council Member of the Salvation Army Boys and Girls Club, serves on the Anderson County Board of Assessment Appeals, and is on the Industry Advisory Council for School District Five. Mr. Visioli is also a director of First Trust, the mortgage banking company in which a service corporation subsidiary of the Savings Bank has an equity investment.

         Sylvia B. Reed joined the Savings Bank in 1986 and currently serves as Corporate Secretary and Assistant Vice President. Ms. Reed is a member and past President and past Treasurer of the Anderson Chapter of the American Business Women's Association, which furnishes college scholarships for students. She is a member of the choir at Taylor Memorial Church.

Beneficial Ownership of Savings Bank Common Stock by Directors and Executive Officers

         The following table sets forth, as of September 30, 1997, certain information as to the beneficial ownership of Public Savings Bank Shares by: (i) persons known by the Savings Bank to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Savings Bank,
(iii) the executive officers of the Savings Bank, and (iv) by all officers and directors as a group. For purposes of this table, an individual is considered to beneficially own shares of Public Savings Bank Shares if he or she has or shares voting power (which includes the power to vote or direct the voting of the shares) or investment power (which includes the power to dispose of or direct the disposition of the shares). Unless otherwise indicated, all shares are owned directly by the officers and directors or by the officers and directors indirectly through a trust, corporation or association, or by the officers and directors or their spouses as custodians or trustees for the shares of minor children. The officers and directors effectively exercise sole voting and investment power over such shares. Shares which are subject to stock options that are exercisable within 60 days of September 30, 1997 are deemed to be beneficially owned. For information regarding proposed non-binding purchases of Conversion Shares by the directors and officers and their anticipated ownership of Common Stock upon consummation of the Conversion and Reorganization, see "CONVERSION SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS."

                                                                                Shares Beneficially
                                                                                      Owned at
                                                                                September 30, 1997
                                                                   ------------------------------------------
                                                                      Number(1)               Percent
                                                                      ---------               -------
SouthBanc Shares, M.H.C.                                                800,000               53.02%
Harold A. Pickens, Jr.                                                   10,508                0.70
Martha S. Clamp                                                           6,254                0.41
Jack F. McIntosh                                                          5,683                0.38
Charles W. Fant, Jr.                                                         --                  --
Cordes G. Seabrook, Jr.                                                   8,850                0.59
Jim Gray Watson                                                           3,196                0.21
Richard C. Ballenger                                                      2,227                0.15
F. Stevon Kay                                                             7,151                0.47
J. Roy Martin, Jr.                                                           --                  --
Wade A. Watson, Jr.                                                       5,538                0.23
Robert W. Orr                                                            14,624                0.97
Thomas C. Hall                                                           13,972(2)             0.93
Barry C. Visioli                                                         12,708(3)             0.84

All Officers and
Directors as a
Group (21 persons)                                                      104,052(4)             6.90%

------------------------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares which are subject to stock options that are exercisable within 60 days of September 30, 1997 are deemed to be beneficially owned.
(2) Includes 2,300 shares which may be received upon the exercise of stock options that are exercisable within 60 days of September 30, 1997.
(3) Includes 2,300 shares which may be received upon the exercise of stock options that are exercisable within 60 days of September 30, 1997.
(4) Includes 4,600 shares which may be received upon the exercise of stock options that are exercisable within 60 days of September 30, 1997.

Meetings and Committees of the Board of Directors

         The business of the Savings Bank is conducted through meetings and activities of its Board of Directors and its committees. During the fiscal year ended September 30, 1997, the Board of Directors held 12 regular meetings and no director attended fewer than 75% of the total meetings of the Board of Directors of the Savings Bank and committees on which such director served.

         The Executive Committee of the Board of Directors, which consists of Directors Fant (Chairman), Pickens, Seabrook, Watson and Orr, meets as necessary in between meetings of the full Board of Directors. All actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee reviews directors' and officers' compensation and makes recommendations to the full Board of Directors in this regard. The Executive Committee also recommends prospective new members to the full Board of Directors and insures that all directors, directors emeritus and officers are acting in compliance with the Savings Bank's Charter and Bylaws. The Executive Committee met once during the fiscal year ended September 30, 1997.

         The Audit Committee of the Savings Bank consists of Directors Pickens (Chairman), Clamp, Orr and Watson, Thomas C. Hall, Senior Vice President, and Doris Hoover, a Savings Bank staff member. This committee is responsible for developing and monitoring the Savings Bank's audit program. The committee selects the Savings Bank's outside auditor and meets with them to discuss the results of the annual audit and any related matters. The members of the committee also receive and review all the reports and findings and other information presented to them by the Savings Bank's officers regarding financial reporting policies and practices. In addition, the Savings Bank's Internal Auditor and Compliance Coordinator operate under the direction of the Audit Committee and report quarterly to the committee. The committee meets quarterly. The Audit Committee met four times during the fiscal year ended September 30, 1997.

         The Savings Bank's full Board of Directors serves as a Nominating Committee. The Board of Directors met once in its capacity as the nominating committee during the 1997 fiscal year.

         The Savings Bank also has standing Loan, Pension Plan, Strategic Planning and Asset/Liability Management Committees.

Directors' Compensation

         Directors (including Directors Emeritus, but excluding directors who are full-time employees) receive annual compensation of $10,800, payable $900 monthly, and $100 for each committee meeting attended. No fees are paid for attending special meetings of the Board. The Savings Bank's Chairman of the Board receives compensation of $12,000 per year. The Savings Bank paid a total of $109,000 in directors' and committee fees for the fiscal year ended September 30, 1997. Director compensation is deducted by $100 for each meeting absence. Directors also participate in the Savings Bank's stock option plans.

Executive Compensation

         Summary Compensation Table.  The following information is furnished for Messrs. Orr, Hall and Visioli.

====================================================================================================================================


                                                    SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------

                                                                               Long-Term Compensation
                                                                         ----------------------------------------------
                              Annual Compensation                              Awards          Payouts
-----------------------------------------------------------------------------------------------------------------------

          Name and                                            Other
         Principal                                            Annual     Restricted                         All Other
          Position                                            Compen-      Stock                 LTIP       Compensa-
          with the                    Salary      Bonus       sation       Awards    Options    Payouts       tion
        Savings Bank        Year      ($)(1)       ($)          ($)        ($)(2)      (#)        ($)        ($)(3)
-----------------------------------------------------------------------------------------------------------------------
Robert W. Orr,              1997      $95,000    $59,299      $  --       330,525     10,250      --         $14,658
President and
Managing Officer            1996       71,350     61,017       5,750         --         --        --          13,085

                            1995       69,077     58,889       5,750         --         --        --          12,185



Thomas C. Hall,             1997      80,000      50,616         --       330,525     10,250      --          12,409
Senior Vice
President                   1996      60,902      52,082       2,880         --         --        --          10,904

                            1995      58,962      50,265       2,870         --         --        --          10,218


Barry C. Visioli            1997      70,000      48,552         --       330,525     10,250      --          11,263
Senior Vice
President                   1996      58,418      49,958       2,880         --         --        --          10,483

                            1995      56,557      48,216       2,870         --         --        --           9,844

===========================================================================================================================

------------------------------
(1)      Includes salary and directors' fees.
(2) Represents the value of Public Savings Bank Shares awarded under the 1996 MRP that vested in equal installment over a five-year period beginning on April 7, 1998. Dividends are paid on such awards if and when dividends are declared and paid by the Savings Bank. At September 30, 1997, the value of the awards were $330,525 for each of Mr. Orr, Mr. Hall and Mr. Visioli (5,850 shares at $56.50 per share).
(3)      Represents employer 401(k) Plan contributions.

         Employment Agreements. The MHC and the Savings Bank currently maintain employment agreements with Messrs. Orr, Hall and Visioli that were entered into in connection with the MHC Reorganization. In connection with the Conversion and Reorganization, the Holding Company and the Savings Bank (collectively, the "Employers") will enter into three-year employment agreements ("Employment Agreements") with these same individuals (individually, the "Executive"), which have substantially the same terms as and will replace the existing agreements.

         Under the Employment Agreements, the initial salary levels for Messrs. Orr, Hall and Visioli will be $98,800, $83,200 and $72,800, respectively, which amounts will be paid by the Savings Bank and may be increased at the discretion of the Board of Directors. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination in certain circumstances, the Savings Bank would be required to honor the terms of the agreement through the expiration of the then current term, including payment of current cash compensation and continuation of employee benefits.

         The Employment Agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

         The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total present value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at September 30, 1997 and that each Executive elected to receive a lump sum cash payment, Messrs. Orr, Hall and Visioli would be entitled to payments of approximately $220,000, $187,000 and $176,000, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

         The Employment Agreements restrict the Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive's employment is terminated without cause, except if such termination occurs after a change in control.

         Option Grants Table. The following table sets forth all grants of options to Messrs. Orr, Hall and Visioli for the fiscal year ended September 30, 1997.


================================================================================================================================
                                                 OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------------------
                                                         Individual Grants
--------------------------------------------------------------------------------------------------------------------------------

                                                          Percent of
                                                         Total Options
                                    Number of             Granted to               Exercise
                                     Options             Employees in               Price                   Expiration
            Name                     Granted              Fiscal Year             Per Share                    Date
--------------------------------------------------------------------------------------------------------------------------------
Robert W. Orr                         10,250                  26%                   $25.25                  April 2007
--------------------------------------------------------------------------------------------------------------------------------
Thomas C. Hall                        10,250                  26%                   $25.25                  April 2007
--------------------------------------------------------------------------------------------------------------------------------
Barry C. Visioli                      10,250                  26%                   $25.25                  April 2007
================================================================================================================================

         Option Exercise/Value Table. The following table sets forth all exercises of options by Messrs. Orr, Hall and Visioli for the fiscal year ended September 30, 1997.

=================================================================================================================================

                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR END OPTION VALUES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Value of
                                                                            Number of                      Unexercised
                             Number of                                     Unexercised                    In-the-Money
                               Shares                                       Options at                     Options at
                              Acquired              Dollar               Fiscal Year End                 Fiscal Year End
                                 on                 Value                  Exercisable/                   Exercisable/
         Name                 Exercise             Realized               Unexercisable                   Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
Robert W. Orr                  2,956               $57,642                    --/--                          $--/$--
---------------------------------------------------------------------------------------------------------------------------------
Thomas C. Hall                   --                   --                     2,300/--                     $106,950/$--
---------------------------------------------------------------------------------------------------------------------------------
Barry C. Visioli                 --                   --                     2,300/--                     $106,950/$--
=================================================================================================================================

Benefits

         Insurance. Full-time employees are provided, with minimal contribution or expense to them, with group plan insurance that covers hospitalization, dependent coverage, long-term disability and life insurance. This insurance is available generally and on the same basis to all full-time employees. Long-term disability insurance is available after completion of a minimum of one year of service, while the other benefits are available immediately.

         Cafeteria Plan. The Savings Bank offers full-time employees the ability to enroll in a cafeteria or flexible benefit plan which allows employees to set aside a portion of their pre-tax salary to be used for, among other things, medical expenses not covered by insurance and child care expenses. The decision to enroll in the Cafeteria Plan and the benefits selected is at each employee's discretion.

         Profit Sharing and 401(k) Plan. The Savings Bank sponsors a tax-qualified cash or deferred profit sharing plan ("401(k) Plan") for the benefit of its employees. Employees become eligible to participate under the 401(k) Plan on the first day of October following their date of employment. Benefits under the 401(k) Plan are determined based upon annual employee salary reduction and employer discretionary contributions to the 401(k) Plan. Employer discretionary contributions are allocated to participant accounts as a percentage of total compensation of such participant to the compensation of all participants. At the end of each year the Board of Directors determines whether to make a discretionary contribution and the amount of the contribution to the 401(k) Plan, based upon a number of factors, such as the Savings Bank's retained earnings, profits, regulatory capital and employee performance. In addition, the Board of Directors may authorize a discretionary matching contribution not to exceed 4.5% of each participants compensation for the 401(k) Plan year. Each year participants are permitted to contribute voluntarily up to $10,000 (as indexed for inflation). However, each participant's salary deferrals and employee and employer contributions when added to other defined contribution plan contributions each year cannot exceed the lessor of 25% of compensation or $30,000 for each 401(k) Plan year.

         Benefits are payable upon termination of employment, retirement, death, disability or 401(k) Plan termination. Additionally, under certain financial hardship circumstances, early withdrawal of salary deferrals may be authorized by the Savings Bank. Benefits are normally paid in a lump-sum payment or under various installment payment or annuity alternatives. Normal retirement age under the 401(k) Plan is age 65. Early retirement age under the 401(k) Plan is age 55 with at least ten years of service.

         Employer discretionary contributions under the 401(k) Plan are fully vested upon the completion of five years of service. Employees are always 100% vested in their salary deferrals and in the employer matching contributions. The Savings Bank's total contribution to the 401(k) Plan for all employees for the fiscal year ended September 30, 1997 was $219,000.

         Participants in the 401(k) Plan self-direct the investment of plan assets credited to their account. The available investment options include mutual funds and Common Stock. In connection with the Conversion and Reorganization, eligible Participants will have the opportunity to direct the investment of their 401(k) Plan account balance to purchase shares of the Common Stock. A participant in the 401(k) Plan who elects to purchase Common Stock in the Conversion and Reorganization through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION AND REORGANIZATION -- Limitations on Purchases of Conversion Shares."

         Employee Stock Ownership Plan. In connection with the MHC Reorganization, the Savings Bank established an ESOP for the exclusive benefit of participating employees. In order to participate under the ESOP, employees must be 21 years old and complete one year of service with the Savings Bank. The ESOP acquired 8,050 shares of Savings Bank Common Stock in the MHC Reorganization with the proceeds of a loan obtained from a third party lender. The ESOP debt was retired on January 24, 1996 and all shares were allocated to the accounts of participating employees. In connection with the Additional Offering, the ESOP acquired 46,800 shares of Savings Bank Common Stock with the proceeds of a loan obtained from an unrelated third party lender. The loan is repaid principally from the Savings Bank's contributions to the ESOP and dividends payable on Savings Bank Common Stock held by the ESOP over the term of the loan. In connection with the Conversion and Reorganization, it is anticipated that the Holding Company will lend sufficient funds to the ESOP to enable the ESOP to repay the outstanding principal balance of the loan ($804,000 at September 30, 1997) and accrued interest thereon through the closing date of the Conversion and Reorganization. Shares of Common Stock acquired by the ESOP in the Additional Offering will, to the extent not yet allocated to ESOP participants, serve as collateral for the Holding Company loan and be held in a suspense account pending repayment of the loan. It is anticipated that the interest rate on the Holding Company loan will be equal to the prime rate reported in The Wall Street Journal on the closing date of the Conversion and Reorganization.

         In connection with the Conversion and Reorganization, the shares of Savings Bank Common Stock held by the ESOP will be converted into Exchange Shares based on the final Exchange Ratio. In light of management's evaluation of the anticipated compensation expense associated with the ESOP, the ESOP does not intend to purchase any Conversion Shares in the Conversion Offerings.

         Contributions to the ESOP and shares released from the suspense account will be allocated among participants based on compensation. Except for participants who retire, become disabled or die during the Plan year, all other participants will be required to have completed at least 1,000 hours of service and be employed on the last day of the Plan year in order to receive an allocation. Participant benefits vest over a seven-year period with 20% vested after three years of service and 100% vested after seven years of service. All years of service are counted toward vesting. Vesting will be accelerated upon retirement, death, disability or termination of the ESOP. Forfeitures are applied to reduce future contributions by the Savings Bank or reallocated to other participants to reduce future funding costs. Benefits may be payable upon retirement, death, disability or separation from service. Contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         Under the ESOP, participating employees may vote shares of Common Stock allocated to their account. Shares for which employees do not give instructions and unallocated shares will be voted by the ESOP Trustee in the same proportion as determined by the vote of participants with respect to allocated shares.

         The Board of Directors has appointed Directors Fant, Jim Gray Watson, Orr and McIntosh and Director Emeritus Wade Watson as the committee ("ESOP Committee") to administer the ESOP and the serve as ESOP trustees. The Board of Directors may amend the ESOP in any manner which it deems desirable, except that the ESOP may not be amended in any way to deprive any participant or beneficiary of any benefits to which he is entitled with respect to contributions previously made.

         Although the ESOP will not purchase any Conversion Shares in the Conversion Offerings, the ESOP may purchase Common Stock in the open market at then prevailing prices from time to time following the Conversion and Reorganization. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, market conditions.

         Stock Option Plans. In connection with the MHC Reorganization, the Savings Bank adopted the 1993 Option Plan for the benefit of key employees and nonemployee directors, pursuant to which 11,504 shares of Savings Bank Common Stock were reserved for issuance upon the exercise of stock options awarded thereunder. In connection with the Additional Offering, the Savings Bank adopted the 1996 Option Plan for the benefit of key employees and nonemployee directors, pursuant to which 58,500 shares of Savings Bank Common Stock were reserved for issuance upon the exercise of stock options awarded thereunder. As of September 30, 1997, stock options have been awarded with respect to all shares reserved under the 1993 Option Plan, and with respect to 58,500 shares reserved under the 1996 Stock Option Plan, including 10,250 options to each of Messrs. Orr, Hall and Visioli. The Holding Company will assume the 1993 and 1996 Stock Option Plans in connection with the Conversion and Reorganization, and appropriate adjustments to the exercise price and the number of shares subject to stock options outstanding under each plan will be made in accordance with the final Exchange Ratio.

         The 1998 Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank, and to reward officers and key employees for outstanding performance. The 1998 Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the 1998 Option Plan, stock options may be granted to nonemployee directors and key employees of the Holding Company and its subsidiaries. Unless sooner terminated, the 1998 Option Plan will continue in effect for a period of ten years from the date the 1998 Option Plan is approved by stockholders. Under current OTS regulations, the approval of a majority vote of the

Holding Company's outstanding shares is required prior to the implementation of the 1998 Option Plan within one year of the consummation of the Conversion and Reorganization.

         A number of authorized shares of Common Stock equal to 10% of the number of Conversion Shares issued in connection with the Conversion and Reorganization will be reserved for future issuance under the 1998 Option Plan (198,375 shares based on the issuance of 1,983,750 Conversion Shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the 1998 Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

         The 1998 Option Plan will be administered and interpreted by the Board of Directors. Subject to applicable OTS regulations, the Board will determine which nonemployee directors and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

         It is anticipated that all options granted under the 1998 Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the Stock Option plan is implemented within the first year following consummation of the Conversion and Reorganization the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the 1998 Option
Plan) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the 1998 Option Plan is implemented prior to the first anniversary of the Conversion and Reorganization, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

         Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Board. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. Except as authorized by the Board, all stock options are nontransferable except by will or the laws of descent or distribution.

         Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

         Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors and key employees to the extent and under terms and conditions permitted by applicable regulations. Under current OTS regulations, if the 1998 Option Plan is implemented within one year of the consummation of the Conversion and Reorganization, (i) no officer or employee may receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, may not receive in excess of 30% of the number of shares reserved for issuance under the 1998 Option Plan.

         Management Recognition Plans. In connection with the MHC Reorganization, the Savings Bank adopted the 1993 MRP for the benefit of key employees, pursuant to which 3,450 shares of Savings Bank Common Stock were reserved for issuance in the form of restricted stock. In connection with the Additional Offering, the Savings Bank adopted the 1996 MRP for the benefit of key employees, pursuant to which 23,400 shares of Savings Bank Common Stock were reserved for issuance in the form of restricted stock. As of September 30, 1997, all shares under the 1993 MRP have been awarded and are fully vested, and such shares will be converted into Exchange Shares based on the final Exchange Ratio in the same manner as shares held by other Public Stockholders. As of September 30, 1997, awards for 23,400 shares of Savings Bank Common Stock have been awarded under the 1996 MRP, including 5,850 shares to Mr. Orr, 5,850 shares to Mr. Hall and 5,850 shares to Mr. Visioli, subject to a five-year vesting period. Such shares will be converted into Exchange Shares based on the final Exchange Ratio in the same manner as shares held by other Public Stockholders. The Holding Company will assume and continue the 1996 MRP in connection with the Conversion and Reorganization.

         The Board of Directors believes that continuation of the MRP is important to the Savings Bank's overall compensation strategy, which emphasizes providing appropriate incentives to attract and retain capable employees. Specifically, the continuation of the MRP will enable the Holding Company to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company. Accordingly, the Holding Company's Board of Directors intends to adopt the 1998 MRP for officers and employees of the Holding Company.

         The 1998 MRP will be submitted to stockholders for approval at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization. The approval of a majority vote of the Holding Company's stockholders is required prior to implementation of the 1998 MRP within one year of the consummation of the Conversion and Reorganization. The 1998 MRP expects to acquire a number of shares of Common Stock equal to 4% of the Conversion Shares issued in the Conversion Offerings (79,350 shares based on the issuance of 1,983,750 Conversion Shares at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Savings Bank to a trust which the Holding Company may establish in conjunction with the 1998 MRP ("1998 MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

         The Board of Directors will administer the 1998 MRP, members of which will also serve as trustees of the 1998 MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Savings Bank to the 1998 MRP Trust.

         It is anticipated that shares of Common Stock granted pursuant to the 1998 MRP will be in the form of restricted stock payable ratably over a five-year period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the 1998 MRP Trust. If a recipient terminates employment for reasons other than death or disability, the recipient will forfeit all rights to allocated shares that are then subject to restriction. In the event of the recipient's death or disability, all restrictions will expire and all allocated shares will become unrestricted. In addition, all allocated shares will become unrestricted in the event of a change in control (as defined in the 1998 MRP) of the Holding Company to the extent authorized or not prohibited by applicable law or regulations. Current OTS regulations, however, do not permit accelerated vesting of 1998 MRP awards in the event of a change in control. Compensation expense in the amount of the fair market value of the Common Stock at the date of the grant to the recipient will be recognized during the years in which the shares vest.

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         The Board of Directors may terminate the 1998 MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Savings Bank.

         A recipient of a 1998 MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

         Although no specific award determinations have been made, the Savings Bank anticipates that if stockholder approval is obtained it would provide awards to its key employees to the extent permitted by applicable regulations. OTS regulations currently provide that no individual officer or employee may receive more than 25% of the shares reserved for issuance under any stock compensation plan.

Transactions with the Savings Bank

         Federal regulations require that all loans or extensions of credit by the Savings Bank to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Savings Bank's policy is not to make any new loans or extensions of credit to the Savings Bank's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000, or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of the Savings Bank -- Transactions with Affiliates." The aggregate amount of loans by the Savings Bank to its executive officers and directors and their associates was $926,000 at September 30, 1997, or approximately 1.4% of the Holding Company's pro forma stockholders' equity (based on the issuance of Conversion Shares at the maximum of the Estimated Valuation Range).

                                  REGULATION

General

         The Savings Bank is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended ("HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Savings Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Savings Bank's mortgage documents. The Savings Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Savings Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and

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enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Holding Company, the Savings Bank and their operations. The Holding Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the OTS and the SEC.

Federal Regulation of the Savings Bank

         Office of Thrift Supervision. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

         Federal Home Loan Bank System. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to: supervise the FHLBs; ensure that the FHLBs carry out their housing finance mission; ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets; and ensure that the FHLBs operate in a safe and sound manner. The Savings Bank, as a member of the FHLB-Atlanta, is required to acquire and hold shares of capital stock in the FHLB-Atlanta in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20 of its advances (borrowings) from the FHLB-Atlanta. At September 30, 1997, the Savings Bank complied with this requirement with an investment in FHLB-Atlanta stock of $1.7 million. Among other benefits, the FHLB-Atlanta provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Atlanta.

         Federal Deposit Insurance Corporation. The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. The FDIC maintains two separate insurance funds: the Bank Insurance Fund ("BIF") and the SAIF. As insurer of the Savings Bank's deposits, the FDIC has examination, supervisory and enforcement authority over all savings associations.

         The Savings Bank's deposit accounts are insured by the FDIC under the SAIF to the maximum extent permitted by law. The Savings Bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all SAIF-member institutions. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital ("well capitalized," "adequately capitalized" or "undercapitalized"), which are defined in the same manner as the regulations establishing the prompt corrective action system under the FDIA as discussed below. The Savings Bank's assessments expensed for the year ended September 30, 1997 equaled $152,000.

         Pursuant to the Deposit Insurance Fund ("DIF") Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Savings Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of 0.065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

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

         The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the elimination of federal savings association charter, and would require all federal savings associations to become national banks or state-chartered institutions. It is not known what effect, if any, the adoption of such legislation would have on the operation of the Savings Bank.

         The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Savings Bank.

         Liquidity Requirements. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 4.0%) of its net withdrawable accounts plus short-term borrowings. Monetary penalties may be imposed for failure to meet liquidity requirements. At September 30, 1997, the Savings Bank's liquidity ratio was 5.64%.

         Prompt Corrective Action. Each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

         A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

         An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

         At September 30, 1997, the Savings Bank was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

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         Standards for Safety and Soundness. The FDIA requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The federal banking agencies recently adopted final regulations and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Savings Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Savings Bank to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

         Qualified Thrift Lender Test. All savings associations are required to meet a QTL test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either become a national bank or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

         Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by FHLMC or FNMA. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At September 30, 1997, the qualified thrift investments of the Savings Bank were approximately 88.8% of its portfolio assets.

         Capital Requirements. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements. The Holding Company is not subject to any minimum capital requirements.

         OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to

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

account appropriately for the investments in and assets of both includable and nonincludable subsidiaries. An institution that fails to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of the Savings Bank -- Prompt Corrective Action."

         Savings associations also must maintain "tangible capital" not less than 1.5% of the Savings Bank's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights. The prompt corrective action standards also establish, in effect, a 2% tangible capital standard.

         Each savings institution must maintain Tier 1 (core) capital to risk-weighted assets of at least 4% and total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

         The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totalled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk- weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

         The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk- based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may

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obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. Presently, the OTS has postponed the date that the component will first be deducted from an institution's total capital.

         See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Savings Bank's historical amounts and percentages at September 30, 1997 and pro forma amounts and percentages based upon the assumptio ns stated therein.

         Limitations on Capital Distributions. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Savings Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

         A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution). A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval. A Tier 3 savings association has capital below the minimum capital requirement (either before or after the proposed capital distribution). A Tier 3 savings association may not make any capital distributions without prior approval from the OTS.

         The Savings Bank currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

         Loans to One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Savings Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At September 30, 1997, the Savings Bank's largest aggregate amount of loans to one borrower was $2.0 million, which represented 6.5% of the Savings Bank's unimpaired capital and surplus at September 30, 1997.

         Activities of Savings Banks and Their Subsidiaries. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

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         The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA.
Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

         Transactions with Affiliates. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Savings Bank to an affiliate must be secured by collateral in accordance with Section 23A.

         Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve Board, as is currently the case with respect to all FDIC-insured banks. The Savings Bank has not been significantly affected by the rules regarding transactions with affiliates.

         The Savings Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations generally require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Generally, Regulation O also places individual and aggregate limits on the amount of loans the Savings Bank may make to such persons based, in part, on the Savings Bank's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

         Community Reinvestment Act. Under the federal Community Reinvestment Act ("CRA"), all federally-insured financial institutions have a continuing and affirmative obligation consistent with safe and sound operations to help meet all the credit needs of its delineated community. The CRA does not establish specific lending requirements or programs nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to meet all the credit needs of its delineated community. The CRA requires the federal banking agencies, in connection with regulatory examinations, to assess an institution's record of meeting the credit needs of its delineated community and to take such record into account in evaluating regulatory applications to establish a new branch office that will accept deposits, relocate an existing office, or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution, among others. The CRA requires public disclosure of an institution's CRA rating. The Savings Bank received an "outstanding" rating as a result of its latest evaluation.

         Regulatory and Criminal Enforcement Provisions. The OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including

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stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $27,500 per day, or $1.1 million per day in especially egregious cases. Under the FDIA, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Savings and Loan Holding Company Regulations

         Holding Company Acquisitions. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

         Holding Company Activities. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

         Qualified Thrift Lender Test. The HOLA provides that any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of the Savings Bank --
Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.

                                   TAXATION

Federal Taxation

         General. Upon consummation of the Conversion and Reorganization, the Holding Company and the Savings Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Savings Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Savings Bank or the Holding Company. For additional information regarding income taxes, see Note 11 of Notes to Consolidated Financial Statements.

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

         Bad Debt Reserve. Historically, savings institutions such as the Savings Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Savings Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Savings Bank's actual loss experience, or a percentage equal to 8% of the Savings Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Savings Bank's loss experience, the Savings Bank generally recognized a bad debt deduction equal to 8% of taxable income.

         The provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Savings Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Savings Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Savings Bank is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

         Distributions. To the extent that the Savings Bank makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Savings Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Savings Bank's taxable income. Nondividend distributions include distributions in excess of the Savings Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Savings Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Savings Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Savings Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Savings Bank. The Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

         Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Savings Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Savings Bank, whether or not an Alternative Minimum Tax is paid.

         Dividends-Received Deduction. The Holding Company may exclude from its income 100% of dividends received from the Savings Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Savings Bank will not file a consolidated tax return, except that if the Holding Company or the Savings Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

         Audits. The Savings Bank's federal income tax returns have not been audited within the last five years.

State Taxation

         South Carolina Taxation. South Carolina has adopted the Code, with certain modifications, as it relates to savings and loan associations, effective for taxable years beginning after December 31, 1984. The Savings Bank is subject to South Carolina income tax at the rate of 6%. This rate of tax is imposed on savings and loan associations and savings banks in lieu of the general state business corporation income tax.

         At September 30, 1997, the Savings Bank had net operating loss carryforwards for state tax purposes of approximately $62.0 million, which expire in varying amounts between fiscal years 1998 and 2006.

         The Savings Bank's state income tax returns have not been audited within the last five years.

         Delaware. As a Delaware holding company not earning income in Delaware, the Holding Company is exempt from Delaware corporate income tax, but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

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

                       THE CONVERSION AND REORGANIZATION

         The OTS has approved the Plan of Conversion subject to its approval by the members of the Savings Bank and the stockholders of the Savings Bank entitled to vote thereon and to the satisfaction of certain other conditions imposed by the OTS in its approval. OTS approval does not constitute a recommendation or endorsement of the Plan of Conversion.

General

         On September 22, 1997, the Boards of Directors of the MHC and the Savings Bank unanimously adopted, and on December 22, 1997 and February 17, 1998, unanimously amended, the Plan of Conversion, pursuant to which the MHC will convert from a mutual holding company to a stock holding company and the Savings Bank simultaneously reorganize as a wholly-owned subsidiary of the Holding Company, a newly formed Delaware corporation. The following discussion of all material aspects of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to both the MHC's Proxy Statement and the Savings Bank's Proxy Statement, and is available to both members of the MHC and stockholders of the Savings Bank upon request. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The OTS has approved the Plan of Conversion subject to its approval by the members of the MHC entitled to vote on the matter at the Members' Meeting called for that purpose to be held on April 6, 1998, its approval by the stockholders of the Savings Bank entitled to vote on the matter at the Stockholders' Meeting called for that purpose also to be held on April 6, 1998, and its approval by the stockholders of the Savings Bank (excluding the MHC) entitled to vote on the matter at the Stockholders' Meeting, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

         Pursuant to the Plan of Conversion, (i) the MHC will convert from a federally-chartered mutual holding company to a federally-chartered interim stock savings bank (Interim A) and simultaneously merge with and into the Savings Bank, pursuant to which the MHC will cease to exist and the shares of Savings Bank Common Stock held by the MHC will be canceled, and (ii) an interim federal stock savings bank (Interim B) will be formed as a wholly-owned subsidiary of the Holding Company and Interim B will merge with and into the Savings Bank. As a result of the merger of Interim B with and into the Savings Bank, the Savings Bank will become a wholly owned subsidiary of the Holding Company and the Public Savings Bank Shares will be converted into the Exchange Shares pursuant to the Exchange Ratio, which will result in the holders of such shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, but before giving effect to
(a) the payment of cash in lieu of issuing fractional Exchange Shares and (b) any shares of Conversion Stock purchased by the Savings Bank's stockholders in the Conversion Offerings.

         As part of the Conversion and Reorganization, the Holding Company is offering Conversion Shares in the Subscription Offering to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors of the Savings Bank with $50.00 or more on deposit as of the close of business on June 30, 1996); (ii) Supplemental Eligible Account Holders (depositors of the Savings Bank with $50.00 or more on deposit as of the close of business on December 31, 1997); and (iii) Other Members (depositors of the Savings Bank as of the close of business on February 6, 1998 and borrowers of the Savings Bank with loans outstanding as of the close of business on October 26, 1993, which continue to be outstanding as of the close of business on February 6, 1998).

         Concurrently with the Subscription Offering, any Conversion Shares not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given first to Public Stockholders as of the close of business on the Voting Record Date (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons residing in the Local Community. Conversion Shares not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Direct

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

Community and Syndicated Community Offerings be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Savings Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible because of market conditions or otherwise, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed Conversion Shares. The Plan of Conversion provides that the Conversion and Reorganization must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the MHC.

         No sales of Common Stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offerings unless the Plan of Conversion is approved by the members of the MHC and the stockholders of the Savings Bank.

         The completion of the Conversion Offerings, however, is subject to market conditions and other factors beyond the Savings Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Members Meeting and the Stockholders Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the Conversion Shares. If delays are experienced, significant changes may occur in the estimated pro forma market value of the MHC and the Savings Bank, as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Conversion Shares. If such events occur, and the Savings Bank does not terminate the Conversion and Reorganization, subscribers will be resolicited and given the right to increase, decrease or rescind their subscriptions. Unless an affirmative response is received from subscribers that they wish to confirm their orders, the funds will be returned promptly, together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If the Conversion and Reorganization is terminated, the Savings Bank would be required to charge all Conversion and Reorganization expenses against current income.

         Orders for Conversion Shares will not be filled until at least 1,466,250 Conversion Shares have been subscribed for or sold and the OTS approves the final valuation and the Conversion and Reorganization closes. If the Conversion and Reorganization is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the Conversion and Reorganization, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Conversion and Reorganization is not completed, all withdrawal authorizations will be terminated and all funds, which will be held by the Savings Bank in a segregated deposit account insured by the FDIC up to the applicable $100,000 legal limit, will be promptly returned together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the Conversion and Reorganization is terminated.

Purposes of Conversion and Reorganization

         The MHC, as a federally chartered mutual holding company, does not have stockholders and has no authority to issue capital stock. As a result of the Conversion and Reorganization, the Holding Company will be structured in the form used by holding companies of commercial banks, most business entities and a growing number of savings institutions. The holding company form of organization will provide the Holding Company with the ability to diversify the Holding Company's and the Savings Bank's business activities through acquisition of or mergers with both stock savings institutions and commercial banks, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Holding Company will be in a position after the Conversion and Reorganization, subject to regulatory limitations and the Holding Company's financial position, to take advantage of any such opportunities that may arise.

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

         In their decision to pursue the Conversion and Reorganization, the Board of Directors of the MHC and the Savings Bank considered various regulatory uncertainties associated with the mutual holding company structure including the ability to waive dividends in the future as well as the general uncertainty regarding a possible elimination of the federal savings association charter.

         The Conversion and Reorganization will be important to the future growth and performance of the holding company organization by providing a larger capital base to support the operations of the Savings Bank and Holding Company and by enhancing their future access to capital markets, their ability to diversify into other financial services related activities, and their ability to provide services to the public. Since the MHC's ownership interest in the Savings Bank is 53.02% as of the date of this Prospectus, the Savings Bank currently does not have the ability to raise additional capital through the sale of additional shares of Savings Bank Common Stock because OTS regulations require that the MHC hold a majority of the outstanding shares of Savings Bank Common Stock.

         The Conversion and Reorganization also will result in an increase in the number of shares of Common Stock to be outstanding as compared to the number of outstanding shares of Public Savings Bank Shares which will increase the likelihood of the development of an active and liquid trading market for the Common Stock. See "MARKET FOR COMMON STOCK." In addition, the Conversion and Reorganization permit the Holding Company to engage in stock repurchases without adverse federal income tax consequences, unlike the Savings Bank. Currently, the Holding Company has no specific plans regarding any stock repurchases.

         An additional benefit of the Conversion and Reorganization will be an increase in the accumulated earnings and profits of the Savings Bank for federal income tax purposes. When the Savings Bank (as a mutual institution) transferred substantially all of its assets and liabilities to its stock savings bank successor in the MHC Reorganization, its accumulated earnings and profits tax attribute was not able to be transferred to the Savings Bank because no tax-free reorganization was involved. Accordingly, this tax attribute was retained by the Savings Bank when it converted its charter to that of the MHC, even though the underlying retained earnings were transferred to the Savings Bank. The Conversion and Reorganization has been structured to re-unite the accumulated earnings and profits tax attribute retained by the MHC in the MHC Reorganization with the retained earnings of the Savings Bank by merging the MHC with and into the Savings Bank in a tax-free reorganization. This transaction will increase the Savings Bank's ability to pay dividends to the Holding Company in the future. See "DIVIDEND POLICY."

         If the Savings Bank had undertaken a standard conversion involving the formation of a stock holding company in 1993, applicable OTS regulations would have required a greater amount of common stock to be sold than the amount of net proceeds raised in the MHC Reorganization. Management believed that it was advisable to profitably invest the $946,000 of net proceeds raised in the MHC Reorganization and the $10.7 million of net proceeds raised in the Additional Offering prior to raising the larger amount of capital that would have been raised at one time in a standard conversion. A standard conversion in 1993 also would have immediately eliminated all aspects of the mutual form of organization.

         In light of the foregoing, the Boards of Directors of the Primary Parties believe that the Conversion and Reorganization is in the best interests of the MHC and the Savings Bank, their respective members and stockholders, and the communities served by the Savings Bank.

Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank

         General. Prior to the Conversion and Reorganization, each depositor in the Savings Bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the MHC based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the MHC. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of the MHC, which is lost to the extent that the balance in the account is reduced.

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

         Consequently, the depositors of the Savings Bank normally have no way to realize the value of their ownership interest in the MHC, which has realizable value only in the unlikely event that the MHC is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the MHC after other claims are paid.

         Upon consummation of the Conversion and Reorganization, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of the Holding Company. The Common Stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit and/or loan account(s) the seller may hold in the Savings Bank.

         Continuity. The Conversion and Reorganization will not interrupt the Savings Bank's normal business of accepting deposits and making loans. The Savings Bank will continue to be subject to regulation by the OTS and the FDIC. After the Conversion and Reorganization, the Savings Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The directors and officers of the Savings Bank at the time of the Conversion and Reorganization will continue to serve as directors and officers of the Savings Bank after the Conversion and Reorganization. The directors and officers of the Holding Company consist of individuals currently serving as directors and officers of the MHC and the Savings Bank, and they generally will retain their positions in the Holding Company after the Conversion and Reorganization.

         Effect on Public Savings Bank Shares. Under the Plan of Conversion, upon consummation of the Conversion and Reorganization, the Public Savings Bank Shares shall be converted into Exchange Shares based upon the Exchange Ratio without any further action on the part of the holder thereof. Upon surrender of the Public Savings Bank Shares, Common Stock will be issued in exchange for such shares. See "-- Delivery and Exchange of Stock Certificates."

         Upon consummation of the Conversion and Reorganization, the Public Stockholders will become stockholders of the Holding Company. For a description of certain changes in the rights of stockholders as a result of the Conversion and Reorganization, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

         Voting Rights. Presently, depositors and borrowers of the Savings Bank are members of, and have voting rights in, the MHC as to all matters requiring membership action. Upon completion of the Conversion and Reorganization, the MHC will cease to exist and all voting rights in the Savings Bank will be vested in the Holding Company as the sole stockholder of the Savings Bank. Exclusive voting rights with respect to the Holding Company will be vested in the holders of Common Stock. Depositors and borrowers of the Savings Bank will not have voting rights in the Holding Company after the Conversion and Reorganization, except to the extent that they become stockholders of the Holding Company.

         Savings Accounts and Loans. The Savings Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion and Reorganization. Furthermore, the Conversion and Reorganization will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Savings Bank.

         Tax Effects. The Savings Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion and Reorganization will constitute a nontaxable reorganization under Section 368(a)(1)(A) of the Code. Among other things, the opinion provides that: (i) the conversion of the MHC from a mutual holding company to a federally-chartered interim stock savings bank (Interim A) and its simultaneous merger with and into the Savings Bank, with the Savings Bank as the surviving entity will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (ii) no gain or loss will be recognized by the Savings Bank upon the receipt

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

of the assets of the MHC in such merger, (iii) the merger of Interim B with and into the Savings Bank, with the Savings Bank as the surviving entity, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (iv) no gain or loss will be recognized by Interim B upon the transfer of its assets to the Savings Bank, (v) no gain or loss will be recognized by the Savings Bank upon the receipt of the assets of Interim B, (vi) no gain or loss will be recognized by the Holding Company upon the receipt of Savings Bank Common Stock solely in exchange for Common Stock, (vii) no gain or loss will be recognized by the Public Stockholders upon the receipt of Exchange Shares in exchange for their Public Savings Bank Shares, (viii) the basis of the Exchange Shares to be received by the Public Stockholders will be the same as the basis of the Public Savings Bank Shares surrendered in exchange therefor, before giving effect to any payment of cash in lieu of fractional Exchange Shares, (ix) the holding period of the Exchange Shares to be received by the Public Stockholders will include the holding period of the Public Savings Bank Shares, provided that the Public Savings Bank Shares were held as a capital asset on the date of the exchange, (x) no gain or loss will be recognized by the Holding Company upon the sale of shares of Conversion Shares in the Conversion Offerings, (xi) the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will recognize gain, if any, upon the issuance to them of withdrawable savings accounts in the Savings Bank following the Conversion and Reorganization, interests in the liquidation account and nontransferable subscription rights to purchase Conversion Stock, but only to the extent of the value, if any, of the subscription rights, and (xii) the tax basis to the holders of Conversion Shares purchased in the Conversion Offerings will be the amount paid therefor, and the holding period for the Conversion Shares will begin on the date of consummation of the Conversion Offerings, if purchased through the exercise of Subscription Rights, and on the day after the date of purchase, if purchased in the Community Offering or the Syndicated Community Offering. Unlike a private letter ruling issued by the Internal Revenue Service ("IRS"), an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

         Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by the Savings Bank, whose findings are not binding on the IRS, has issued a letter indicating that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Savings Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

         The Savings Bank has also received an opinion from Evans, Carter, Kunes & Bennett, P.A., Charleston, South Carolina, that, assuming the Conversion and Reorganization does not result in any federal income tax liability to the Savings Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any South Carolina tax liability to such entities or persons.

         The opinions of Breyer & Aguggia and Evans, Carter, Kunes & Bennett, P.A. and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

         THE PRECEDING DISCUSSION SUMMARIZES THE MATERIAL TAX CONSEQUENCES OF THE CONVERSION AND REORGANIZATION. PROSPECTIVE INVESTORS, HOWEVER, ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION AND REORGANIZATION PARTICULAR TO THEM.


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

         Liquidation Account. In the unlikely event of a complete liquidation of the MHC, each depositor of the Savings Bank would receive his or her pro rata share of any assets of the MHC remaining after payment of claims of all creditors. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account was to the total value of all deposit accounts in the Savings Bank at the time of liquidation. After the Conversion and Reorganization, each depositor, in the event of a complete liquidation of the Savings Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Savings Bank. However, except as described below, his or her claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. Each stockholder would not have an interest in the value or assets of the Savings Bank or the Holding Company above that amount.

         The Plan of Conversion provides for the establishment, upon the completion of the Conversion and Reorganization, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the amount of any dividends waived by the MHC plus the greater of (i) the Savings Bank's retained earnings of $12.9 million at March 31, 1993, the date of the latest statement of financial condition contained in the final offering circular utilized in the MHC Reorganization, or (ii) 53.02% of the Savings Bank's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion Offerings. As of the date of this Prospectus, the initial balance of the liquidation account would be $16.2 million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he or she were to continue to maintain his or her deposit account at the Savings Bank, would be entitled, upon a complete liquidation of the Savings Bank after the Conversion and Reorganization to an interest in the liquidation account prior to any payment to the Holding Company as the sole stockholder of the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in the Savings Bank at the close of business on June 30, 1996 or December 31, 1997, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on the Eligibility Record Date (June 30, 1996) or the Supplemental Eligibility Record Date (December 31, 1997), as the case may be, bore to the balance of all deposit accounts in the Savings Bank on such date.

         If, however, on any September 30 annual closing date of the Savings Bank, commencing September 30, 1998, the amount in any deposit account is less than the amount in such deposit account on June 30, 1996 or December 31, 1997, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Holding Company as the sole stockholder of the Savings Bank.

The Exchange Offering

         The Exchange Offering is being undertaken pursuant to the Plan of Conversion, which must be approved by the members of the MHC at a Special Meeting of Members and by the stockholders of the Savings Bank at the Annual Meeting of Stockholders, both to be held on April 6, 1998. In the Exchange Offering, each share of Savings Bank Common Stock held by the MHC (800,000 shares, or 53.02% of the outstanding shares, as of the date of this Prospectus) will be canceled and each Public Savings Bank Share (708,873 shares, or 46.98% of the outstanding shares, as of the date of this Prospectus) will be exchanged for Exchange Shares pursuant the final Exchange Ratio that will result in the Public Stockholders' aggregate ownership of approximately 46.98% of the outstanding shares of Common Stock before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) Conversion Shares purchased by the Public Stockholders in the Conversion Offerings. The final Exchange Ratio will be based on the Public Stockholders' ownership interest and not on the market value of the Public Savings Bank Shares. See "-- Stock Pricing and Number of Shares to be Issued in the Conversion and Reorganization."

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

         The Exchange Offering is an integral part of the Conversion and Reorganization. Pursuant to OTS regulations, holders of Savings Bank Common Stock do not have dissent and appraisal rights with respect to the Conversion and Reorganization because the Savings Bank Common Stock is listed on The Nasdaq Stock Market. Accordingly, the exchange of each Public Savings Bank Share for Exchange Shares is mandatory. PUBLIC STOCKHOLDERS SHOULD NOT SEND THEIR CERTIFICATES FOR EXCHANGE AT THIS TIME. The Holding Company will mail to each Public Stockholder to their address of record exchange instructions and a transmittal letter after the consummation of the Conversion and Reorganization. See "-- Delivery and Exchange of Stock Certificates -- Exchange Shares."

The Subscription, Direct Community and Syndicated Community Offerings

         Subscription Offering. In accordance with the Plan of Conversion, nontransferable Subscription Rights to purchase the Conversion Shares have been issued to persons and entities entitled to purchase the Conversion Shares in the Subscription Offering. The amount of Conversion Shares which these parties may purchase will be subject to the availability of the Conversion Shares for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the Conversion Shares are available. These priorities are as follows:

         Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Savings Bank as of the close of business on June 30, 1996 will receive nontransferable Subscription Rights to subscribe for up to the greater of 50,000 Conversion Shares, one-tenth of one percent of the total offering of Conversion Shares or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Conversion Shares to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, Conversion Shares will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing Eligible Account Holders. Subscription Rights received by officers and directors in this category based on their increased deposits in the Savings Bank in the one year period preceding June 30, 1996 are subordinated to the Subscription Rights of other Eligible Account Holders.

         Category 2: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of the close of business on December 31, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of 50,000 Conversion Shares, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Conversion Shares to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, Conversion Shares will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing Supplemental Eligible Account Holders.

         Category 3: Other Members. Each depositor of the Savings Bank as of the close of business on the Voting Record Date (February 6, 1998) and each borrower with a loan outstanding as of the close of business on October 26, 1993, which continues to be outstanding as of the close of business on the Voting Record Date, will receive nontransferable Subscription Rights to purchase up 50,000 Conversion Shares or one-tenth of one percent of the total offering of Conversion Shares to the extent shares are available following subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

         Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the OTS or another agency of the U.S. Government. Each person exercising Subscription Rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE SAVINGS BANK AND THE HOLDING COMPANY.

         The Holding Company and the Savings Bank will make reasonable attempts to provide a Prospectus and related offering materials to holders of Subscription Rights. However, the Subscription Offering and all Subscription Rights under the Plan of Conversion will expire at Noon, Eastern Time, on the Expiration Date, whether or not the Savings Bank has been able to locate each person entitled to such Subscription Rights. Orders for Common Stock in the Subscription Offering received in hand by the Savings Bank after the Expiration Date will not be accepted. The Subscription Offering may be extended by the Holding Company and the Savings Bank up to April 7, 1998 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of Conversion Shares within 45 days after the close of the Subscription Offering. If the Direct Community Offering and the Syndicated Community Offerings are not completed by May 7, 1998 (or May 22, 1998, if the Subscription Offering is fully extended), all funds received will be promptly returned with interest at the Savings Bank's passbook rate and all withdrawal authorizations will be canceled or, if regulatory approval of an extension of the time period has been granted, all subscribers and purchasers will be given the right to increase, decrease or rescind their orders. If an extension of time is obtained, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

         Direct Community Offering. Concurrently with the Subscription Offering, Conversion Shares will be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given first to Public Stockholders as of the close of business on the Voting Record Date (who are not eligible to subscribe for Conversion Shares in the Subscription Offering) and then to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to 50,000 Conversion Shares. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering will terminate on the Expiration Date, unless extended by the Holding Company and the Savings Bank, with approval of the OTS. Any extensions beyond 45 days after the close of the fully extended Subscription Offering would require a resolicitation of orders, wherein subscribers for the maximum numbers of shares of Common Stock would be, and certain other large subscribers who have subscribed for close to the maximum number of shares of Common Stock, in the discretion of the Holding Company and the Savings Bank may be, given the opportunity to reconfirm their orders, in which case they will need to reconfirm affirmatively their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Savings Bank's passbook rate, or be permitted to modify or cancel their orders. The right of any person to purchase shares in the Direct Community Offering is subject to the absolute right of the Holding Company and the Savings Bank to accept or reject such purchases in whole or in part. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. The Holding Company presently intends to terminate the Direct Community Offering as soon as it has received orders for all shares available for purchase in the Conversion and Reorganization.

         If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering and all funds submitted pursuant to the Direct Community Offering will be promptly refunded with interest.

         Syndicated Community Offering. The Plan of Conversion provides that all shares of Common Stock not purchased in the Subscription Offering and Direct Community Offering may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be managed by Sandler O'Neill acting as agent of the Holding Company. The Holding Company and the Savings Bank have the right to reject orders, in whole or part, in their sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         Conversion Shares sold in the Syndicated Community Offering also will be sold at the $20.00 Purchase Price. See "-- Stock Pricing, Exchange Ratio and Number of Shares to be Issued." No person will be permitted to subscribe for more than 50,000 Conversion Shares in the Syndicated Community Offering. See "-- Plan of Distribution and Selling Commissions" for a description of the commission to be paid to the selected dealers and to Sandler O'Neill.

         Sandler O'Neill may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock. When and if Sandler O'Neill and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the Conversion and Reorganization, Sandler O'Neill will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Savings Bank's passbook rate until the completion of the Conversion Offerings. At the completion of the Conversion and Reorganization, the funds received in the Conversion Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Conversion and Reorganization cannot and will not be insured by the FDIC or any other government agency. In the event the Conversion and Reorganization is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

         The Syndicated Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Savings Bank, with approval of the OTS.

         In the event the Savings Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Savings Bank, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan of Conversion. If the Conversion and Reorganization is not completed within 45 days after the close of the Subscription Offering, either all funds received

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

will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

         Persons in Non-Qualified States. The Holding Company and the Savings Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Savings Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state or (ii) the Holding Company or the Savings Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Savings Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Savings Bank will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

Plan of Distribution and Selling Commissions

         The Primary Parties have engaged Sandler O'Neill as a financial and marketing advisor in connection with the Offering, and Sandler O'Neill has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for Conversion Shares in the Conversion Offerings. The services to be rendered by Sandler O'Neill include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan of Conversion or related corporate documents; (ii) reviewing with the Board of Directors RP Financial's appraisal of the aggregate pro forma market value of the MHC and the Savings Bank, as converted; (iii) reviewing all offering documents, including this Prospectus, stock order forms and related offering materials; (iv) assisting in the design and implementation of a marketing strategy for the Conversion Offerings; (v) assisting in obtaining all requisite regulatory approvals; (vi) assisting management in scheduling and preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Conversion Offerings. In addition, Sandler O'Neill will manage the Syndicated Community Offering, if necessary. The engagement of Sandler O'Neill and the services performed thereunder, including any "due diligence" investigation of the operations of the Primary Parties, should not be construed as an endorsement or recommendation of the suitability of an investment in the Common Stock or a verification of the accuracy or completeness of the information contained herein. Sandler O'Neill has not prepared any report or opinion constituting a recommendation or advice to the Primary Parties or to persons who may purchase Conversion Shares regarding the suitability of an investment in the Common Stock or as to the prices at which the Common Stock may trade after the consummation of the Conversion and Reorganization.

         Based upon negotiations between the Primary Parties and Sandler O'Neill, Sandler O'Neill will receive a fee equal to 1.50% of the aggregate purchase price of Conversion Shares sold in the Subscription and Community Offerings. No fees will be paid to Sandler O'Neill on subscriptions by any director, officer or employee of the Primary Parties or members of their immediate families. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Primary Parties will pay a fee to such selected dealers, any sponsoring dealer's fees, and a management fee to Sandler O'Neill of 1.75% for shares sold by a National Association of Securities Dealers, Inc. ("NASD") member firm, other than Sandler O'Neill, pursuant to a selected dealers agreement; provided, however, that any fees payable to Sandler O'Neill for any Conversion Shares sold by them pursuant to such a selected dealers agreement shall not exceed 1.75% of the aggregate purchase price of such shares and that the aggregate fees payable to Sandler O'Neill and selected dealers shall not exceed 7.0% of the aggregate purchase price of such shares. Sandler O'Neill will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees, for these services, in an amount not to exceed $75,000. Notwithstanding the foregoing, in the event the Conversion Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Primary Parties, Sandler O'Neill will be entitled to be reimbursed for its reasonable out-of-pocket expenses as described above. The Primary Parties have agreed to indemnify Sandler O'Neill in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its fees totalling $25,000. Total marketing fees to Sandler O'Neill are expected to be $428,625, $506,250, $583,875 and $673,145 at the minimum, midpoint, maximum, and 15% above the maximum of the Estimated Valuation Range, respectively. See "PRO FORMA DATA" for the assumptions used to arrive at these estimates.

         The management and employees of the Primary Parties may participate in the Conversion Offerings in clerical capacities, providing administrative support in effecting sales transactions or answering questions of a mechanical nature relating to the proper execution of the order form. Management of the Primary Parties may answer questions regarding the respective businesses of the Primary Parties. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Primary Parties have been instructed not to solicit offers to purchase Conversion Shares or to provide advice regarding the purchase of Conversion Shares. None of the Primary Parties' employees or directors who participate in the Conversion Offerings will receive any special compensation or other remuneration for such activities.

         None of the Primary Parties' personnel participating in the Subscription and Community Offering are registered or licensed as a broker or dealer or an agent of a broker or dealer. The Primary Parties' personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 ("Rule 3a4-1") promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Direct Community
Offerings

         To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a Prospectus. The Savings Bank will accept for processing only orders submitted on original Order Forms. The Savings Bank is not obligated to accept orders submitted on photocopied or telecopied Order Forms. Orders cannot and will not be accepted without the execution of the Certification appearing on the reverse side of the Order Form.

         To purchase shares in the Subscription Offering, an executed Order Form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Savings Bank (which may be given by completing the appropriate blanks in the Order Form), must be received by the Savings Bank by Noon, Eastern Time, on the Expiration Date. Order Forms which are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. The Holding Company and the Savings Bank have the right to waive or permit the correction of incomplete or improperly executed Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Savings Bank of the terms and conditions of the Plan of Conversion and of the Order Form will be final. In order to purchase shares in the Direct Community Offering, the Order Form, accompanied by the required payment for each share subscribed for, must be received by the Savings Bank prior to the time the Direct Community Offering terminates, which may be on or at any time subsequent to the Expiration Date. Once received, an executed Order Form may not be modified, amended or rescinded without the consent of the Savings Bank unless the Conversion and Reorganization has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the close of business on the Eligibility Record Date (June 30, 1996) and/or the Supplemental Eligibility Record Date (December 31, 1997) and/or the Voting Record Date (February 6, 1998) must list all accounts on the Order Form giving all names in each account, the account number and the approximate account balance as of such date.

         Full payment for subscriptions may be made (i) in cash if delivered in person at the Stock Information Center, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Savings Bank. Appropriate means by which such withdrawals may be authorized are provided on the Order Form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Savings Bank's passbook rate from the date payment is received until the completion or termination of the Conversion and Reorganization. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion and Reorganization (unless the certificate matures after the date of receipt of the Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Conversion and Reorganization), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion and Reorganization. At the completion of the Conversion and Reorganization, the funds received in the Conversion Offerings will be used to purchase the shares of Common Stock ordered. The shares of Common Stock issued in the Conversion and Reorganization cannot and will not be insured by the FDIC or any other government agency. If the Conversion and Reorganization is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

         If a subscriber authorizes the Savings Bank to withdraw the amount of the aggregate Purchase Price from his or her deposit account, the Savings Bank will do so as of the effective date of Conversion and Reorganization, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Savings Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Savings Bank's passbook rate.

         IRAs maintained in the Savings Bank do not permit investment in the Common Stock. A depositor interested in using his or her IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Savings Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase Conversion Shares. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Conversion Shares in a self-directed account in the same manner as the Savings Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Savings Bank IRA to purchase Common Stock should contact the Stock Information Center so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription Offering, make such purchases for the exclusive benefit of IRAs.

Stock Pricing, Exchange Ratio and Number of Shares to be Issued

         The Plan of Conversion requires that the purchase price of the Conversion Shares must be based on the appraised pro forma market value of the MHC and the Savings Bank, as converted, as determined on the basis of an independent valuation. The Primary Parties have retained RP Financial to make such valuation. For its services in making such appraisal and any expenses incurred in connection therewith, RP Financial will receive a maximum fee of $30,000 plus out- of-pocket expenses, together with a fee of no greater than $7,500 plus out-of-pocket expenses for the preparation of a business plan and other services performed in connection with the Holding Company's holding company application to the OTS. The Primary Parties have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or bad faith.

         The appraisal has been prepared by RP Financial in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Primary Parties and the economic and demographic conditions in the Savings Bank's existing market area; certain historical, financial and other information relating to the Savings Bank; a comparative evaluation of the operating and financial statistics of the Savings Bank with those of other similarly situated publicly-traded companies located in South Carolina and other regions of the United States; the aggregate size of the offering of the Conversion Shares; the impact of the Conversion and Reorganization on the Savings Bank's capital and earnings potential; the proposed dividend policy of the Holding Company and the Savings Bank; and the trading market for the Savings Bank Common Stock and securities of comparable companies and general conditions in the market for such securities.

         On the basis of the foregoing, RP Financial has advised the Primary Parties in its opinion that the estimated pro forma market value of the MHC and the Savings Bank, as converted, was $65.1 million as of December 5, 1997. Because the holders of the Public Savings Bank Shares will continue to hold the same aggregate percentage ownership interest in the Holding Company as they currently hold in the Savings Bank (before giving effect to the payment of cash in lieu of issuing fractional Exchange Shares and any Conversion Shares purchased by the Public Stockholders in the Conversion Offerings), the appraisal was multiplied by 53.02%, which represents the MHC's percentage interest in the Savings Bank. The resulting amount represents the midpoint of the valuation ($65.1 million), and the minimum and maximum of the valuation were set at 15% below and above the midpoint, respectively, resulting in a range of $55.3 million to $74.8 million. Based on such valuation, the Boards of Directors of the Primary Parties determined that the Conversion Shares would be sold at $20.00 per share, resulting in a range of 1,466,250 to 1,983,750 Conversion Shares being offered, and that Exchange Shares would be issued at $20.00 per share resulting in a range of 1,299,231 to 1,757,783 Exchange Shares being offered. Upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 53.02% and 46.98%, respectively, of the Holding Company's total outstanding shares. The Boards of Directors of the Primary Parties reviewed RP Financial's appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the Estimated Valuation Range was reasonable and adequate. The Boards of Directors of the Primary Parties also established the formula for determining the Exchange Ratio. Based upon such formula and the Estimated Valuation Range, the Exchange Ratio ranged from a minimum of 1.83281 to a maximum of 2.47969 Exchange Shares for each Public Savings Bank Shares, with a midpoint of 2.15625. Based upon these Exchange Ratios, the Holding Company expects to issue between 1,299,231 and 1,757,783 shares of Exchange Shares to the holders of Public Savings Bank Shares outstanding immediately prior to the consummation of the Conversion and Reorganization. The Estimated Valuation Range and the Exchange Ratio may be amended with the approval of the OTS, if required, or if necessitated by subsequent developments in the financial condition of any of the Primary Parties or market conditions generally. If the appraisal is updated to below $55.3 million or above $86.1

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million (the maximum of the Estimated Valuation Range, as adjusted by 15%), such appraisal will be filed with the SEC by post-effective amendment.

         Based upon current market and financial conditions and recent practices and policies of the OTS, in the event the Holding Company receives orders for Conversion Shares in excess of $39.7 million (1,983,750 Conversion Shares) and up to $45.6 million (2,281,312 Conversion Shares), the Holding Company may be required by the OTS to accept all such orders. No assurances, however, can be made that the Holding Company will receive orders for Conversion Shares in excess of the maximum of the Estimated Valuation Range or that, if such orders are received, that all such orders will be accepted because the Holding Company's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial which reflects such an increase in the valuation and the approval of such increase by the OTS. There is no obligation or understanding on the part of management to take and/or pay for any shares of Conversion Shares to complete the Conversion Offerings.

         RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. RP Financial did not independently verify the Savings Bank's Consolidated Financial Statements and other information provided by the Savings Bank and the MHC, nor did RP Financial value independently the assets or liabilities of the Savings Bank. The valuation considers the Savings Bank and the MHC as going concerns and should not be considered as an indication of the liquidation value of the Savings Bank and the MHC. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Conversion Shares or receiving Exchange Shares in the Conversion and Reorganization will thereafter be able to sell such shares at prices at or above the Purchase Price ($20.00 per share) or in the range of the foregoing valuation of the pro forma market value thereof.

         No sale of Conversion Shares or issuance of Exchange Shares may be consummated unless prior to such consummation RP Financial confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the Purchase Price is materially incompatible with the estimate of the pro forma market value of a share of Common Stock upon consummation of the Conversion and Reorganization. If such is not the case, a new Estimated Valuation Range may be set, a new Exchange Ratio may be determined based upon the new Estimated Valuation Range, a new Subscription and Community Offering and/or Syndicated Community Offering or Public Offering may be held or such other action may be taken as the Primary Parties shall determine and the OTS may permit or require.

         Depending upon market or financial conditions following the commencement of the Subscription Offering, the total number of Conversion Shares to be issued in the Conversion Offerings may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the Purchase Price is not below the minimum or more than 15% above the maximum of the Estimated Valuation Range. In the event market or financial conditions change so as to cause the aggregate Purchase Price of the shares to be below the minimum of the Estimated Valuation Range or more than 15% above the maximum of such range, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to reconfirm affirmatively their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Savings Bank's passbook rate of interest, or be permitted to modify or rescind their subscriptions). Any increase or decrease in the number of Conversion Shares will result in a corresponding change in the number of Exchange Shares, so that upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 53.02% and 46.98%, respectively, of the Holding Company's total outstanding shares of Common Stock (exclusive of the effects of the exercise of outstanding stock options).

         An increase in the number of Conversion Shares as a result of an increase in the appraisal of the estimated pro forma market value would decrease both a subscriber's ownership interest and the Holding Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of Conversion Shares would increase both a subscriber's

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ownership interest and the Holding Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholders' equity on an aggregate basis. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs" and "PRO FORMA DATA."

         The appraisal report of RP Financial has been filed as an exhibit to this Registration Statement and Application for Conversion of which this Prospectus is a part and is available for inspection in the manner set forth under "ADDITIONAL INFORMATION."

Limitations on Purchases of Conversion Shares

         The Plan of Conversion provides for certain limitations to be placed upon the purchase of Common Shares by eligible subscribers and others in the Conversion and Reorganization. Each subscriber must subscribe for a minimum of 25 Conversion Shares. The Plan of Conversion provides for the following purchase limitations: (i) no person may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more 50,000 Conversion Shares, (ii) no person, together with associates of or persons acting in concert with such person, may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 50,000 Conversion Shares, (iii) the maximum number of shares of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion and Reorganization by any person, when combined with any Exchange Shares received, shall not exceed 50,000 shares of Common Stock to be issued in the Conversion and Reorganization, and (iv) the maximum number of shares of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion and Reorganization by any person, together with any associate or any group of persons acting in concert, when combined with any Exchange Shares received, shall not exceed 50,000 shares of Common Stock to be issued in the Conversion and Reorganization. For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

         Because OTS policy requires that the maximum purchase limitation includes Exchange Shares to be issued to Public Stockholders in exchange for their Public Savings Bank Shares, certain Public Stockholders may be limited in their ability to purchase Conversion Shares, or even prevented from purchasing Conversion Shares.

         The Boards of Directors of the Primary Parties may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the Conversion Shares sold in the Conversion and Reorganization, provided that orders for shares which exceed 5% of the Conversion Shares sold in the Conversion and Reorganization may not exceed, in the aggregate, 10% of the shares sold in the Conversion and Reorganization. The Savings Bank and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of Conversion Shares will be, and other large subscribers in the discretion of the Holding Company and the Savings Bank may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.

         The term "acting in concert" is defined in the Plan of Conversion to mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

         The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person

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is an officer or partner or is, directly or indirectly, the beneficial owner of
10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Savings Bank or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

         The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Savings Bank, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

         Common Shares purchased pursuant to the Conversion and Reorganization will be freely transferable, except for shares purchased by directors and officers of the Savings Bank and the Holding Company and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

Delivery and Exchange of Stock Certificates

         Conversion Stock. Certificates representing Conversion Shares will be mailed by the Holding Company's transfer agent to the persons entitled thereto at the addresses of such persons appearing on the Order Form as soon as practicable following the consummation of the Conversion and Reorganization. Any undeliverable certificates will be held by the Holding Company until claimed by persons legally entitled thereto or otherwise disposed of according to applicable law. Purchasers of Conversion Shares may be unable to sell such shares until certificates are available and delivered to them.

         Exchange Shares. After the consummation of the Conversion and Reorganization, each holder of a certificate(s) theretofore evidencing issued and outstanding shares of Savings Bank Common Stock (other than the MHC), upon surrender of the same to an agent, duly appointed by the Holding Company, which is anticipated to be the transfer agent for the Common Stock ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate(s) representing the number of full Exchange Shares based on the Exchange Ratio. The Exchange Agent shall mail a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the Exchange Offering and the procedure for surrendering to the Exchange Agent such certificates in exchange for a certificate(s) evidencing Common Stock. The Public Stockholders should not forward Savings Bank Common Stock certificates to the Savings Bank or the Exchange Agent until they have received the transmittal letter.

         No holder of a certificate theretofore representing shares of Savings Bank Common Stock shall be entitled to receive any dividends on the Common Stock until the certificate representing such shares is surrendered in exchange for certificates representing shares of Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Common Stock after the consummation of the Conversion and Reorganization, but before surrender of certificates representing shares of Savings Bank Common Stock, dividends payable in respect of shares of Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Savings Bank Common Stock. After the consummation of the Conversion and Reorganization, the Holding Company shall be entitled to treat certificates representing shares of Savings Bank Common Stock as evidencing ownership of the number of full shares of Common Stock into which the shares of Savings Bank Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         The Holding Company shall not be obligated to deliver a certificate(s) representing shares of Common Stock to which a holder of Savings Bank Common Stock would otherwise be entitled as a result of the Conversion and

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

Reorganization until such holder surrenders the certificate(s) representing the shares of Savings Bank Common Stock for exchange as provided above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Common Stock is to be issued in a name other than that in which the certificate evidencing Savings Bank Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

Restrictions on Repurchase of Stock

         Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director; or (iii) a purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the association. Any repurchases of common stock by the Holding Company, therefore, would be subject to these regulatory restrictions unless the OTS would provide otherwise.

Restrictions on Transferability by Directors and Officers and NASD Members

         Shares of Common Stock purchased in the Conversion Offerings by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the Conversion and Reorganization, except in the event of the death of the stockholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers through the ESOP or the MRP or upon exercise of options issued pursuant to the Stock Option Plan or purchased subsequent to the Conversion and Reorganization are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

         Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Savings Bank after adoption of the Plan of Conversion and Reorganization) and their associates during the three-year period following Conversion and Reorganization may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding Common Stock or to the purchase of stock pursuant to the Stock Option Plan.

         The Holding Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion and Reorganization. This registration does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current

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

public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

         Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.

                      COMPARISON OF STOCKHOLDERS' RIGHTS

         General. As a result of the Conversion and Reorganization, holders of the Savings Bank Common Stock will become stockholders of the Holding Company, a Delaware corporation. There are certain differences in stockholder rights arising from distinctions between the Savings Bank's Federal Stock Charter and Bylaws and the Holding Company's Certificate of Incorporation and Bylaws and from distinctions between laws with respect to federally chartered savings institutions and Delaware law.

         The discussion herein is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. The discussion herein is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of the Holding Company and the DGCL. See "ADDITIONAL INFORMATION" for procedures for obtaining a copy of the Holding Company's Certificate of Incorporation and Bylaws.

         Authorized Capital Stock. The Holding Company's authorized capital stock consists of 7,500,000 shares of Common Stock, par value $.01 per share and 250,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The Savings Bank's authorized capital stock consists of 4,000,000 shares of Savings Bank Common Stock and 1,000,000 shares of serial preferred stock, par value $1.00 per share. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion and Reorganization to provide the Holding Company's Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

         Issuance of Capital Stock. Pursuant to applicable laws and regulations, the MHC is required to own not less than a majority of the outstanding Savings Bank Common Stock. There will be no such restriction applicable to the Holding Company following consummation of the Conversion and Reorganization.

         The Holding Company's Certificate of Incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons of the Holding Company, whereas the Savings Bank's Federal Stock Charter restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders' meeting. Thus, stock-related compensation plans, such as stock option plans, could be adopted by the Holding Company without stockholder approval and shares of Holding Company

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capital stock could be issued directly to directors or officers without stockholder approval. The Bylaws of the NASD, however, generally require corporations with securities which are quoted on the Nasdaq National Market System to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations. The Holding Company plans to submit the stock compensation plans discussed herein to its stockholders for approval.

         Voting Rights. Neither the Savings Bank's Federal Stock Charter or Bylaws nor the Holding Company's Certificate of Incorporation or Bylaws currently provide for cumulative voting in elections of directors. For additional information regarding voting rights, see "-- Limitations on Acquisitions of Voting Stock and Voting Rights" below.

         Payment of Dividends. The ability of the Savings Bank to pay dividends on its capital stock is restricted by OTS regulations and by federal income tax considerations related to savings institutions such as the Savings Bank. See "REGULATION -- Federal Regulation of the Savings Bank -- Capital Requirements" and "TAXATION." Although the Holding Company is not subject to these restrictions as a Delaware corporation, such restrictions will indirectly affect the Holding Company because dividends from the Savings Bank will be a primary source of funds of the Holding Company for the payment of dividends to stockholders of the Holding Company.

         Certain restrictions generally imposed on Delaware corporations may also have an impact on the Holding Company's ability to pay dividends. The DGCL generally provides that the Holding Company is limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, equal to its net profits for the current year and/or the immediately preceding fiscal year.

         Board of Directors. The Savings Bank's Federal Stock Charter and Bylaws and the Holding Company's Certificate of Incorporation and Bylaws each require the Board of Directors of the Savings Bank and the Holding Company to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

         Under the Savings Bank's Bylaws, any vacancies in the Board of Directors of the Savings Bank may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors of the Savings Bank to fill vacancies may only serve until the next annual meeting of stockholders. Under the Holding Company's Certificate of Incorporation, any vacancy occurring in the Board of Directors of the Holding Company, including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

         Under the Savings Bank's Bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. The Holding Company's Certificate of Incorporation provides that any director may be removed for cause by a majority of the directors of the Holding Company or by the holders of at least 80% of the outstanding voting shares of the Holding Company.

         Limitations on Liability. The Holding Company's Certificate of Incorporation provides that the directors of the Holding Company shall not be personally liable for monetary damages to the Holding Company for certain actions as directors, except for liabilities that involve intentional misconduct or a knowing violation of law by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their positions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefitted the Holding Company.

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

         Currently, federal law does not permit federally chartered savings institutions such as the Savings Bank to limit the personal liability of directors in the manner provided by the DGCL and the laws of many other states.

         Indemnification of Directors, Officers, Employees and Agents. The Savings Bank's Federal Stock Charter and Bylaws do not contain any provision relating to indemnification of directors and officers of the Savings Bank. Under current OTS regulations, however, the Savings Bank shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determine that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the Savings Bank or its stockholders. The Savings Bank also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, the Savings Bank is required to notify the OTS of its intention and such payment cannot be made if the OTS objects thereto.

         The officers, directors, agents and employees of the Holding Company are indemnified with respect to certain actions pursuant to the Holding Company's Certificate of Incorporation, which complies with the DGCL regarding indemnification. The DGCL allows the Holding Company to indemnify the aforementioned persons for expenses, settlements, judgments and fines in suits in which such person has made a party by reason of the fact that he or she is or was an agent of the Holding Company. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

         Special Meetings of Stockholders. The Holding Company's Certificate of Incorporation provides that special meetings of the stockholders of the Holding Company may be called only by the board of directors or an authorized committee thereof. The Savings Bank's Federal Stock Charter provides that, until October 26, 1998 (i.e., five years after the consummation of the MHC Reorganization), special meetings of the Savings Bank's stockholders may only be called by the Board of Directors. Thereafter, special meetings may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than a majority of the outstanding capital stock of the Savings Bank entitled to vote at the meeting.

         Stockholder Nominations and Proposals. The Savings Bank's Bylaws generally provide that stockholders may submit nominations for election as director at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing such in writing with the Savings Bank at least thirty days before the date of any such meeting.

         The Holding Company's Bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Holding Company at least 30 days and not more than 60 days in advance of the meeting, together with certain information relating to the nomination or new business. However, if less than 31 days notice of the meeting is given, stockholders must submit such written notice no later than the tenth day following the date on which notice of the meeting is mailed to stockholders. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of the Holding Company and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

         Stockholder Action Without a Meeting. The Bylaws of the Savings Bank provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. The Holding Company's Certificate of Incorporation specifically denies the authority of stockholders to act without a meeting.

         Stockholder's Right to Examine Books and Records. A federal regulation which is applicable to the Savings Bank provides that stockholders may inspect and copy specified books and records of a federally chartered savings institution after proper written notice for a proper purpose. The DGCL similarly provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

         Limitations on Acquisitions of Voting Stock and Voting Rights. The Holding Company's Certificate of Incorporation provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of
(i) more than 10% of the issued and outstanding shares of any class of an equity security of the Holding Company, or (ii) any securities convertible into, or exercisable for, any equity securities of the Holding Company if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of the Holding Company. The term "person" is broadly defined in the Certificate of Incorporation to prevent circumvention of this restriction.

         The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on its behalf, (ii) any employee benefit plan established by the Holding Company or the Savings Bank, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of the Holding Company's Board of Directors. In the event that shares are acquired in violation of this restriction, all shares beneficially owned by any person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.

         Neither the Charter nor the Bylaws of the Savings Bank contains a provision which restricts voting rights of certain stockholders of the Savings Bank in the manner set forth above.

         Mergers, Consolidations and Sales of Assets. A federal regulation requires the approval of two-thirds of the Board of Directors of the Savings Bank and the holders of two-thirds of the outstanding stock of the Savings Bank entitled to vote thereon for mergers, consolidations and sales of all or substantially all of the Savings Bank's assets. Such regulation permits the Savings Bank to merge with another corporation without obtaining the approval of its stockholders if: (i) it does not involve an interim savings institution;
(ii) the Savings Bank's Federal Stock Charter is not changed; (iii) each share of the Savings Bank's stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of the Savings Bank after such effective date; and (iv) either: (A) no shares of voting stock of the Savings Bank and no securities convertible into such stock are to be issued or delivered under the plan of combination or (B) the authorized unissued shares or the treasury shares of voting stock of the Savings Bank to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of the Savings Bank outstanding immediately prior to the effective date of the transaction.

         The Holding Company's Certificate of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been

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

approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term "Related Person" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company or an affiliate of such person or entity. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Holding Company with or into any Related Person;
(ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiaries to a Related Person; (iii) any merger or consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (iv) any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (v) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (vi) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of a Related Person; (vii) any reclassification of common stock of the Holding Company or any recapitalization involving the common stock of the Holding Company; or (viii) any agreement or other arrangement providing for any of the foregoing.

         Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years. Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of the Holding Company. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

         The Holding Company's Certificate of Incorporation requires the Holding Company's Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include: (i) the social and economic effects of the transaction; (ii) the business and financial condition and earnings prospects of the acquiring person or entity; and (iii) the competence, experience, and integrity of the acquiring person or entity and its management.

         Dissenters' Rights of Appraisal. OTS regulations generally provide that a stockholder of a federally chartered savings institution that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered savings institution with stock which is listed on a national securities exchange or quoted on The Nasdaq Stock Market are not entitled to dissenters' rights in connection with a merger involving such savings institution if the stockholder is required to accept only "qualified consideration" for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq National Market System or any combination of such shares of stock and cash.

         Under the DGCL, shareholders of the Holding Company generally will not have dissenter's appraisal rights in connection with a plan of merger or consolidation to which the Holding Company is a party because the Common Stock is expected to be listed on The Nasdaq National Market System.

         Amendment of Governing Instruments. No amendment of the Savings Bank's Federal Stock Charter may be made unless it is first proposed by the Board of Directors of the Savings Bank, then preliminarily approved by

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

the OTS, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The Holding Company's Certificate of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Holding Company Common Stock, except that the provisions of the Certificate of Incorporation governing (i) the calling of meeting of stockholders, (ii) stockholders' nominations and proposals, (iii) authorized capital stock, (iv) denial of preemptive rights, (v) the number and staggered terms of directors, (vi) removal of directors, (vii) approval of certain business combinations, (viii) the evaluation of certain business combinations,
(ix) elimination of directors' liability, (x) indemnification of officers and directors, and (xi) the manner of amending the Certificate of Incorporation and Bylaws, each may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of the Holding Company. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of the Holding Company from circumventing any of the foregoing provisions by amending the Certificate of Incorporation to delete or modify one of such provisions.

         The Bylaws of the Savings Bank may be amended by a majority vote of the full Board of Directors of the Savings Bank or by a majority vote of the votes cast by the stockholders of the Savings Bank at any legal meeting. The Holding Company's Bylaws may only be amended by a majority vote of the Board of Directors of the Holding Company or by the holders of at least 80% of the outstanding stock by the Holding Company.

         Purpose and Takeover Defensive Effects of the Holding Company's Certificate of Incorporation and Bylaws. The Board of Directors of the Savings Bank believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Savings Bank in the orderly deployment of the Conversion and Reorganization proceeds into productive assets during the initial period after the Conversion and Reorganization. The Board of Directors believes these provisions are in the best interest of the Savings Bank and Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

         Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Exchange Act.

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

         Despite the belief of the Savings Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Certificate of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Savings Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Following the Conversion and Reorganization, pursuant to applicable law and, if required, following the approval by stockholders, the Holding Company may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Delaware business corporation.

         The cumulative effect of the restriction on acquisition of the Holding Company contained in the Certificate of Incorporation and Bylaws of the Holding Company and in Federal and Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

              RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

         The following discussion is a summary of certain provisions of federal law and regulations and Delaware corporate law relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

Conversion Regulations

         OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

         As permitted by OTS regulations, the Savings Bank's Federal Stock Charter contains a provision whereby the acquisition or offer to acquire ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Savings Bank by any person, either directly or through an affiliate of such person, will be prohibited for a period of five years following the date of consummation of the Conversion and Reorganization. Any stock in excess of 10% acquired in violation of the Federal Stock Charter provision will not be counted as outstanding for voting purposes.

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

Change of Control Regulations

         Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

         Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

         The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

              DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

General

         The Holding Company is authorized to issue 7,500,000 shares of Common Stock having a par value of $.01 per share and 250,000 shares of preferred stock having a par value of $.01 per share. The Holding Company currently expects to issue up to 3,741,533 shares of Common Stock (subject to adjustment up to 4,302,763 shares) and no shares of Preferred Stock in the Conversion and Reorganization. Each share of the Holding Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

         The Common Stock of the Holding Company will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the FDIC or any other government agency.

Common Stock

         Dividends. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and

"REGULATION." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Stock Repurchases. The Plan of Conversion and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION AND REORGANIZATION --Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

         Voting Rights. Upon Conversion and Reorganization, the holders of Common Stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Federal law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of the Holding Company preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

         As a federal stock savings bank, corporate powers and control of the Savings Bank are vested in the Board of Directors, who elect the officers of the Savings Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion and Reorganization. Subsequent to Conversion and Reorganization, voting rights will be vested exclusively in the owners of the shares of capital stock of the Savings Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Savings Bank.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Savings Bank, the Holding Company, as holder of the Savings Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Savings Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION AND REORGANIZATION"), all assets of the Savings Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The Common Stock is not subject to redemption.

Preferred Stock

         Preferred Stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue Preferred Stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control. None of the shares of the authorized Preferred Stock will be issued in the Conversion and Reorganization and there are no plans to issue Preferred Stock.

Restrictions on Acquisition

         Acquisitions of the Holding Company are restricted by provisions in its Certificate of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

Effect of Receivership on the Common Stock

         In the event of the receivership of the Savings Bank, the FDIC, as receiver, shall, by operation of law, succeed to, among other things, all the rights, titles, powers and privileges of the Savings Bank and its stockholder, the Holding Company. As provided by the procedures and priorities applicable to receiverships of savings institutions, the holders of the Common Stock would be entitled to receive any funds remaining after all depositors, creditors, other claimants (other than holders of stock ranking junior to or on a parity with the Common Stock) and administrative expenses are paid.

Transfer Agent and Registrar

         ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for shares of the Common Stock.

                           REGISTRATION REQUIREMENTS

         The Holding Company will register the Common Stock with the SEC pursuant to Section 12(g) of the Exchange Act upon the completion of the Conversion and Reorganization and will not deregister its Common Stock for a period of at least three years following the completion of the Conversion and Reorganization. Upon such registration, the proxy solicitation and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will apply.

                            LEGAL AND TAX OPINIONS

         The legality of the Common Stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the Conversion and Reorganization have been opined upon by Breyer & Aguggia and the South Carolina tax consequences of the Conversion and Reorganization have been opined upon by Evans, Carter, Kunes & Bennett, P.A., Charleston, South Carolina. Breyer & Aguggia and Evans, Carter, Kunes & Bennett, P.A. have consented to the references herein to their opinions. Certain legal matters will be passed upon for Sandler O'Neill by Muldoon, Murphy & Faucette, Washington, D.C.

                                    EXPERTS

         The consolidated financial statements of the Savings Bank as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997 have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         RP Financial has consented to the publication herein of the summary of its report to the Savings Bank setting forth its opinion as to the estimated pro forma market value of the MHC and the Savings Bank, as converted, and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.

                            ADDITIONAL INFORMATION

         The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-42517) under the Securities Act with respect to the Common Stock offered in the Conversion and Reorganization. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

         The MHC has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Special Members' Meeting and the Stockholders' Meeting and certain other information. This Prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the OTS Southeast Regional Office, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

                  Index To Consolidated Financial Statements
            Perpetual Bank, A Federal Savings Bank and Subsidiaries



                                                                     Page
                                                                     ----

Independent Auditors' Report......................................    F-1

Consolidated Balance Sheets as of
 September 30, 1997 and 1996......................................    F-2

Consolidated Statements of Operations for the
 Years Ended September 30, 1997, 1996 and 1995....................     18

Consolidated Statements of Stockholders' Equity
 for the Years Ended September 30, 1997, 1996 and 1995............    F-3

Consolidated Statements of Cash Flows for the
 Years Ended September 30, 1997, 1996 and 1995....................    F-4

Notes to Consolidated Financial Statements........................    F-6

                                *      *      *

         All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

         Separate financial statements for the MHC have not been included herein because the MHC has no material assets other than shares of Savings Bank Common Stock (which will be canceled as part of the Conversion and Reorganization) and no significant liabilities (contingent or otherwise), revenues or expenses, and has not engaged in any significant activities to date.

         Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

KPMG Peat Marwick LLP
     One Insignia Financial Plaza
     P.O. Box 10529
     Greenville, SC 29603






                          Independent Auditors' Report
                          ----------------------------


The Board of Directors
Perpetual Bank, A Federal Savings Bank
 and Subsidiaries

We have audited the consolidated balance sheets of Perpetual Bank, A Federal Savings Bank and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholdersO equity and cash flows for each of the years in the three-year period ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Perpetual Bank, A Federal Savings Bank and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1997 in conformity with generally accepted accounting principles.



                                                    /s/ KPMG Peat Marwick LLP

                                                    KPMG Peat Marwick LLP


Greenville, South Carolina
November 7, 1997

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES
                          Consolidated Balance Sheets
                          September 30, 1997 and 1996

                  Assets                                              1997                 1996
              --------------                                          ----                 -----
Cash and cash equivalents                                           $13,499,332          13,584,568
Investment securities available for sale (amortized cost
  of $11,188,937 in 1997 and $2,494,535 in 1996)                     11,325,700           2,493,888
Federal Home Loan Bank stock, at cost                                 1,650,000             993,700
Mortgage-backed securities available for sale (amortized cost
  of $35,713,975 in 1997 and $44,362,007 in 1996)                    35,862,700          43,124,998
Loans receivable, (net of allowance for loan losses of
  $1,886,243 in 1997 and $1,534,773 in 1996)                        178,772,266         140,757,990
Investment in limited partnership                                     5,003,835
Real estate acquired in settlement of loans                             162,776               2,750
Real estate held for development                                      2,284,038           1,406,144
Premises and equipment, net                                           6,294,465           4,852,366
Accrued interest receivable:
  Loans receivable                                                    1,330,255           1,113,386
  Mortgage-backed and other securities                                  238,186             356,827
Other                                                                   569,787           1,140,556
                                                                   ------------         -----------
       Total assets                                                $256,993,340      E  209,827,173
                                                                   ============         ===========

       Liabilities and Stockholders' Equity
       ------------------------------------
Deposits                                                            201,001,858         160,243,623
Advances from the Federal Home Loan Bank ("FHLB")                    15,000,000          16,000,000
Advance payments by borrowers for property taxes and insurance          396,886             404,322
Accrued interest payable                                              1,362,483             747,059
Accrued expenses and other liabilities                                8,630,370           3,341,375
                                                                   ------------         -----------
       Total liabilities                                            226,391,597         180,736,379
                                                                   ------------         -----------

Stockholders' equity:
  Common stock ($1.00 par value; authorized 20,000,000 shares;
     issued and outstanding 1,508,873 shares in 1997 and
     1,504,601 shares in 1996                                         1,508,873           1,504,601
  Additional paid-in capital                                         11,651,917          11,696,679
  Retained earnings, restricted                                      18,381,766          17,607,269
  Unrealized gain (loss) on securities available for sale, net
    of income taxes                                                     188,423            (816,855)
  Indirect guarantee of ESOP debt                                      (804,024)           (900,900)
  Deferred compensation for Management Recognition
     Plan (OMRPO)                                                      (325,212)                 --
                                                                   ------------         -----------
       Total stockholders' equity                                    30,601,743          29,090,794
                                                                   ------------         -----------

Commitments and contingencies

       Total liabilities and stockholdersO equity                  $256,993,340         209,827,173
                                                                   ============         ===========

See accompanying notes to consolidated financial statements.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

                 Years ended September 30, 1997, 1996 and 1995

                                                                    Unrealized
                                                                    Gain (Loss)
                                                                        on          Indirect
                                                                    Securities      Guarantee     Deferred
                                           Additional                Available         of       Compensation
                               Common        Paid-in    Retained     Sale, Net        ESOP          for
                                Stock        Capital     Earnings    of Taxes         Debt          MRP         Total
                               ------      -----------  ----------- -----------    -----------  -----------  -----------


Balance at September 30,
 1994                         $1,503,943     847,044     14,709,955  (2,320,660)     (80,500)     (23,010)    14,636,772

 Change in unrealized loss
   on securities available
   for sale, net                      --          --             --   1,711,405           --           --      1,711,405
 Exercise of stock options
   (658 shares)                      658       5,922             --          --           --           --          6,580
 Reduction of ESOP debt               --          --             --          --       73,790           --         73,790
 Earned portion of MRP                --          --             --          --           --        11,490        11,490
 Dividends on common stock            --          --       (125,089)         --           --            --      (125,089)
 Net income for 1995                  --          --      1,917,038          --           --            --     1,917,038
                             ------------   ----------   -----------   ----------   ----------     --------   ----------

Balance at September 30,
 1995                          1,504,601      852,966    16,501,904     (609,255)      (6,710)     (11,520)    18,231,986

 Change in unrealized loss
   on securities available
   for sale, net                      --           --            --     (207,600)          --           --       (207,600)
 Reduction on ESOP debt               --           --            --           --        6,710                       6,710
 Earned portion of MRP                --           --            --           --           --       11,520         11,520
 Dividends on common stock            --           --      (319,022)          --           --           --       (319,022)
 Sale of common stock (less
   offering cost of $417,536)         --   10,843,713            --           --           --           --     10,843,713
 Indirect guaranteed of
   ESOP debt                          --           --            --           --     (900,900)          --       (900,900)
 Net income for 1996                  --           --     1,424,387           --           --           --      1,424,387
                              -----------   ----------   -----------   ----------   ----------     --------   -----------

Balance at September 30,
1996                           1,504,601   11,696,679    17,607,269     (816,855)    (900,900)          --     29,090,794

 Change in unrealized loss
   on securities, net                 --           --            --    1,005,278           --                   1,005,278
 Exercise of stock options         4,272       38,448            --           --           --           --         42,720
 Reduction of ESOP debt               --           --            --           --           --       96,876         96,876
 ESOP expense                         --       32,152            --           --           --           --         32,152
 Purchase of common stock
   for MRP                            --           --            --           --           --     (404,093)      (404,093)
 Earned portion of MRP                --           --            --           --           --       78,881         78,881
 Dividends on common stock            --           --      (953,866)          --           --           --       (953,866)
 Offering costs for the
   sale of common stock               --     (115,362)           --           --           --           --       (115,362)
 Net income for 1997                  --           --     1,728,363           --           --           --      1,728,363
                             -----------   ----------    ----------   ----------    ----------    ----------   ----------

Balance at September 30,
 1997                         $1,508,873   11,651,917    18,381,766      188,423     (804,024)      (325,212)  30,601,743
                               =========   ==========    ==========   ==========    ==========      =========  ===========


See accompanying notes to consolidated financial statements.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                 Years ended September 30, 1997, 1996 and 1995

                                         1997           1996          1995
                                     -------------  ------------  -------------
Cash flows from operating
 activities:
  Net income                         $  1,728,363    1,424,387        1,917,038
  Adjustments to reconcile
    net income to net cash
    provided by operating activities:
       Depreciation and
         amortization                     703,213      597,306          583,281
       Provision for loan losses          655,000      349,250          362,000
       Earnings of investment in
         limited partnership             (184,960)          --               --
       (Increase) decrease
         in deferred tax assets                --           --           27,000
       Gain on sale of
         mutual funds, net                     --           --       (1,763,967)
       Gain on sale of
         investments, net                 307,534      (53,963)         (13,504)
       Gain on sale of
         real estate                     (19,894)      (79,034)         (47,544)
       Deferred compensation             111,033        11,520           11,490
       Loss (gain) on sale
         of loans, net                   (12,509)       23,328          (66,785)
       Loss (gain) on sale
         of fixed assets, net            191,894       (26,096)              --
       Decrease (increase)
         in accrued interest
         receivable and other assets     (46,895)     (789,076)        (205,004)
       Increase (decrease)
         in other liabilities          5,656,419     1,190,696         (131,300)
                                    ------------   -----------     ------------
         Net cash provided by
           operating activities        9,089,198     2,648,318          672,705
                                    ------------   -----------     ------------

Cash flows from investing
 activities:
  Proceeds from sales of
    investment securities                     --            --        7,625,359
  Proceeds from maturities
    of investment securities           2,550,000       800,000          393,242
  Purchase of investment
    securities                       (11,181,806)   (2,488,144)        (797,625)
  Purchase of investments in
    limited  partnership              (4,818,875)           --               --
  Purchase of mutual funds                    --            --     (144,640,000)
  Proceeds from sales of
    mutual funds                              --            --      146,403,967
  Proceeds from the sales
    of fixed assets                           --        91,096               --
  Principal repayments on
    mortgage-backed securities         4,412,449     2,967,619        3,501,516
  Proceeds from sales of
    mortgage-backed securities        22,570,776     2,922,009               --
  Purchase of mortgage-backed
    securities                       (18,760,688)           --       (5,055,120)
  Proceeds from redemption
    of FHLB stock                        650,000     1,804,600        1,110,000
  Purchases of FHLB stock             (1,306,300)     (398,300)      (2,424,700)
  Increase in loans
    receivable, net                  (12,676,474)  (18,966,369)     (21,874,020)
  Purchases of loans receivable      (31,960,810)  (18,242,510)              --
  Sales of loans receivable            5,746,769     9,555,720        9,614,274
  Proceeds from sale of
    real estate owned                     95,186       120,959          869,086
  Proceeds from sale of
    real estate held for development   1,149,353            --               --
  Purchase of premises and
    equipment                         (2,281,841)   (1,558,569)        (731,153)
  Purchase of real estate
    held for development              (2,027,247)   (1,406,144)              --
                                     ------------   -----------    ------------
         Net cash used in
           investing activities      (47,821,198)  (24,798,033)     (6,005,174)
                                     ------------  ------------    ------------

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES



                                                             1997          1996           1995
                                                         ------------  -------------  ------------

Cash flows from financing activities:
  Increase in deposit accounts                            40,758,235    10,926,744      5,774,086
  Proceeds from FHLB advances                             68,000,000    61,000,000    216,150,000
  Repayment of FHLB advances                             (69,000,000)  (53,000,000)  (218,650,000)
  Proceeds from sale of common stock, less
     expenses                                                (72,642)   10,843,714          6,580
  Purchase of stock for MRP                                 (404,093)           --             --
  Repayments of ESOP Loan                                     96,876            --             --
  Dividends paid on common stock                            (705,866)     (319,022)      (125,089)
  (Decrease) increase in advance payments by
     borrowers for  property taxes and insurance              (7,436)     (346,858)       106,605
                                                        ------------   -----------   ------------
          Net cash provided by
            financing activities                          38,665,074    29,104,578      3,262,182
                                                        ------------   -----------   ------------

Net increase (decrease) in cash and cash equivalents         (85,236)    6,954,863     (2,070,287)

Cash and cash equivalents, beginning of year              13,584,568     6,629,705      8,699,992
                                                        ------------   -----------   ------------

Cash and cash equivalents, end of year                  $ 13,499,332    13,584,568      6,629,705
                                                        ============  ============     ==========

Supplemental disclosures:
  Cash paid during the year for
     Interest                                           $  9,537,349     7,434,366    8,535,117
                                                        ============  ============   ==========
     Taxes                                              $    641,000       745,840      415,500
                                                        ============  ============   ==========

Noncash investing activity:
  Additions to real estate acquired in
     settlement of loans                                $    233,748        50,859      277,511
                                                        ============  ============   ==========
  Loans receivable exchanged for
     mortgage-backed securities                         $         --     3,061,294           --
                                                         ===========   ============   ==========
  Change in unrealized net loss on securities
     available for sale, net of tax                     $  1,005,278      (207,600)  (1,711,405)
                                                        ============  ============   ==========
  Change in Employee Stock Ownership Plan
     debt guaranteed by the Bank                        $    (96,876)      894,190      (73,790)
                                                        ============  ============   ==========

See accompanying notes to consolidated financial statements.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                  Notes to Consolidated financial Statements


(1)  Organization and Summary of Significant Accounting Policies
     -----------------------------------------------------------

     On May 15, 1992, the Bank's Board of Directors adopted a plan of reorganization pursuant to which Perpetual Bank, a Federal Savings Bank ("Perpetual" or "Bank") proposed to reorganize from a federally chartered mutual savings and loan association into a mutual holding company ("MHC").

     To implement the reorganization, Perpetual incorporated a federally chartered capital stock savings bank (New Federal Savings Bank). In exchange for the common shares of the New Federal Savings Bank to be issued to the MHC, Perpetual transferred substantially all of its assets and all of its liabilities to the New Federal Savings Bank. The New Federal Savings Bank was renamed Perpetual Bank, a Federal Savings Bank and became a majority-owned subsidiary of the MHC.

     Perpetual has the power to issue shares of capital stock (including common and preferred stock) to persons other than the MHC. So long as the MHC is in existence, the aggregate amount of voting stock that may be issued to persons other than the MHC must be less than 50% of the issued and outstanding voting stock of Perpetual. The New Federal Savings Bank may issue any amount of non-voting stock to persons other than the MHC.

     On October 26, 1993, Perpetual completed the reorganization and sold 116,969 shares of common stock at $10 per share. The remaining 1,385,000 shares of common stock were transferred to the MHC.

     The costs related to the reorganization and offering were charged against the proceeds of the sale of stock. Capitalized costs related to this transaction were approximately $223,443. These costs were treated as a reduction of paid-in capital.

     In September 1996, Perpetual sold 585,000 shares of common stock from its authorized but unissued shares. SouthBanc Shares, MHC presently owns 53.02% of Perpetual, and the minority ownership is 46.98%. The 585,000 shares were sold at a price of $19.25 per share generating proceeds of $11,261,249, less offering cost of $532,898, for a net proceed of $10,728,351.

     In September 1997, the Board of Directors of Perpetual Bank and the MHC adopted a proposed Plan of Conversion to convert the MHC to stock form and to reorganize the MHC and Perpetual by forming a new Stock Holding Company ("SHC") to become the parent company of Perpetual. The SHC will exchange certain shares of its common stock for the outstanding common stock of Perpetual and will issue and offer for sale certain additional shares of its common stock. The additional shares of common stock of the SHC will be offered to eligible account holders of Perpetual as of June 30, 1996, who will receive nontransferable subscription rights to purchase these shares, as well as certain other persons as provided for in the Plan. The

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                  Notes to Consolidated financial Statements


(1) Organization and Summary of Significant Accounting Policies, Continued
    ----------------------------------------------------------------------

    amount and pricing of the proposed stock offering will be based on an independent appraisal of Perpetual.

    In connection with the proposed transaction, the MHC will file an application with the Office of Thrift Supervision and a registration statement with the U. S. Securities and Exchange Commission with respect to the reorganization and common stock offering. After receipt of the required regulatory approvals, the Plan of Conversion will be submitted to the members of the MHC for approval by at least a majority of the votes eligible to be cast at a special meeting and will also be submitted by Perpetual's stockholders for approval at a special meeting. The transaction is expected to be completed during the second calendar quarter of 1998.

    At the time of the conversion, Perpetual will establish a liquidation account in an amount equal to its equity as reflected in the consolidated balance sheet used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at Perpetual after the conversion. The liquidation account will be reduced annually, to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's or supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation of Perpetual, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

    Subsequent to the conversion, Perpetual may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirement.

    Conversion costs will be deferred and reduce the proceeds from the shares sold in the conversion. If the conversion is not completed, all costs will be charged as an expense. Conversion costs incurred through September 30, 1997 were $16,350.

    Consolidation
    -------------
    The accompanying consolidated financial statements include the accounts of Perpetual and its wholly owned subsidiaries, United Service Corporation ("USC"), which has a wholly owned subsidiary, United Investment Service Corporation and primarily engages in real estate development and Mortgage First Service Corporation, which holds an equity investment in a mortgage banking company (collectively the "Bank"). All significant intercompany items and transactions have been eliminated in consolidation.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                  Notes to Consolidated financial Statements


(1) Organization and Summary of Significant Accounting Policies, Continued
    ----------------------------------------------------------------------

    Loans Receivable, Net
    ---------------------
    Loans receivable are stated at their unpaid principle balances less the allowance for loan losses, and net of deferred loan origination fees and discounts.

    The Bank provides for loan losses on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to the allowance. Additions to the allowance for loan losses are provided by charges to operations based on various factors which, in management's judgment, deserve current recognition in estimating losses. Such factors considered by management include the market value of the underlying collateral, growth and composition of the loan portfolios, the relationship of the allowance for loan losses to outstanding loans, loss experience, delinquency trends and economic conditions. Management evaluates the carrying value of loans periodically and the allowance is adjusted accordingly. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making evaluations. Allowances for loan losses are subject to periodic evaluation by various regulatory authorities and may be subject to adjustment upon their examination.

    Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan", ("SFAS No. 114") requires that creditors value all specifically reviewed loans for which it is probable that the creditors will be unable to collect all amounts due according to the terms of the loan agreement at either the present value of expected cash flows discounted at the loan's effective interest rate, or if more practical, the market price or value of the collateral. If the resulting value of the impaired loan is less than the recorded balance, the impairment must be recognized by creating a valuation allowance for the difference and recognizing a corresponding bad debt expense. SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures", amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and requires additional disclosures about how a creditor recognizes interest income related to impaired loans. The Savings Bank adopted the provisions of SFAS No. 114 and No. 118 effective OctoberE1, 1995. The adoption of these standards required no increase to the reserve for loan losses and had no impact on net income.

    Interest income on loans and lease financing is recorded on the accrual basis. Accrual of interest on loans (including loans impaired under SFAS No.
    114) generally is discontinued when the loan is 90 days past due and management deems that collection of additional interest is doubtful. Interest received on nonaccrual loans and impaired loans is generally applied against principal or may be reported as interest income depending on management's judgment as to the collectibility of principal. When borrowers with loans on a nonaccrual status demonstrate their ability to repay their loans in accordance with the contractual terms of the notes, the loans are returned to accrual status.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                  Notes to Consolidated financial Statements


(1) Organization and Summary of Significant Accounting Policies, Continued
    ----------------------------------------------------------------------

    The Bank provides an allowance for uncollectible interest based on an experience method of anticipated collections. This allowance is netted against accrued interest receivable for financial statement reporting purposes.

    Loan fees and direct incremental costs of originating loans are deferred and amortized over the contractual life of the related loan. The amortization of the net fees or costs are recognized as a yield adjustment using the interest method.

    Loans Held For Sale
    -------------------
    Loans held for sale are accounted for at the lower of aggregate cost or market value.

    Investment and Mortgage-Backed Securities
    ------------------------------------------
    The Bank adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", on October 1, 1993. SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. These investments are classified in three categories and are accounting for as follows: (a) debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held for investment and reported at amortized cost; (b) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and (c) debt and equity securities not classified as either held for investment securities or trading securities are classified as available for sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. The Bank has no securities classified as held for investment or trading. Upon adoption of SFAS No. 115, the net unrealized loss on securities available for sale, net of taxes, was reported as a separate component of stockholders' equity. SFAS No. 115 will cause fluctuations in stockholders' equity based on changes in values of debt and equity securities classified as available for sale.

    Securities classified as available for sale will be considered in the Bank's asset/liability management strategies and may be sold in response to changes in interest rates, liquidity needs and/or significant prepayment risk. The cost of investment securities sold is determined by the "identified certificate" method.

    Declines in the fair value of individual securities below their cost that are deemed by management to be other than temporary result in write-downs of the individual securities to their fair value. The write-downs are included in earnings as realized losses.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                  Notes to Consolidated financial Statements


(1) Organization and Summary of Significant Accounting Policies, Continued
    ----------------------------------------------------------------------

    At September 30, 1997, the Bank had increased stockholdersO equity by approximately $188,000 for the unrealized gain, net of income taxes of $97,000, on securities available for sale, and, at September 30, 1996, the Bank had reduced stockholders' equity by approximately $817,000 for the unrealized loss, net of income taxes of $421,000, on securities available for sale.

    Investment In Limited Partnership
    ---------------------------------
    Investment in limited partnership represents an equity investment in a limited partnership in which Perpetual owned more than 20 per cent but not in excess of 50 per cent of the limited partnership and is accounted for under the equity method. Accordingly, Perpetual records 20.625% of Dovenmuehle's profits and losses in the consolidated statement of operations.

    Real Estate Acquired in Settlement of Loans
    -------------------------------------------
    Real estate acquired in settlement of loans represents real estate acquired through foreclosure and is initially recorded at estimated fair value. Subsequent to acquisition, real estate acquired in settlement of loans is stated at the lower of cost or fair value, less estimated selling costs. Costs related to holding these properties are charged to operations. Market values of real estate acquired in settlement of loans are reviewed regularly and allowances for losses are established when the carrying values of real estate acquired in settlement of loans exceeds fair value less costs to sell.


    Premises and Equipment
    ----------------------
    Premises and equipment are carried at cost less accumulated depreciation. Depreciation is calculated primarily on the straight-line method over the estimated useful lives of the respective assets, five to forty years.


    Securities Sold Under Agreements to Repurchase
    ----------------------------------------------
    The Bank enters into sales of securities under agreements to repurchase. Fixed-coupon reverse repurchase agreements are treated as financings, with the obligation to repurchase securities sold being reflected as a liability and the securities underlying the agreements remaining as an asset. The securities are delivered by appropriate entry by the Bank's safekeeping agent to the counterparties' accounts. The dealers may have sold, loaned or otherwise disposed of such securities to other parties in the normal course of their operations, and have agreed to resell to the Bank substantially identical securities at the maturities of the agreements.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                  Notes to Consolidated financial Statements


(1)  Organization and Summary of Significant Accounting Policies, Continued
     ----------------------------------------------------------------------

     Income Taxes
     ------------
     The provision for income taxes is based upon income and expense reported for financial statement purposes after adjustment for permanent differences such as tax-exempt interest income.

     When income and expenses are recognized in different periods for financial reporting purposes than for income tax purposes, deferred taxes are provided in recognition of these temporary differences. The Bank computes its income taxes in accordance with SFAS No. 109

     "Accounting for Income Taxes" which requires the use of the liability method to record income taxes. The liability method calculates the effect of tax rates expected to be in place when the related temporary differences reverse. Subsequent changes in tax rates will require adjustment to these deferred tax assets and liabilities.


     Stock Based Compensation
     ------------------------
     In 1996, the Bank adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock Based Compensation". The statement permits the Bank to continue accounting for stock based compensation as set forth in Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees", provided the Bank discloses the pro forma effect on net income and earnings per share of adopting the full provisions of SFAS No. 123. Accordingly, the Bank continues to account for stock based compensation under APB Opinion 25 and has provided the required pro forma disclosures.

     Earnings Per Share
     ------------------
     Earnings per share for the year ended September 30, 1997, 1996, and 1995 were computed based upon the weighted average shares outstanding.


     Risks and Uncertainties
     -----------------------
     In the normal course of its business, the Bank encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Bank is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different bases, than its interest earning assets. Credit risk is the risk of default on the Bank's loan portfolio that results from the borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable, the valuation of real estate held by the Bank, and the valuation of loans held for sale.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                  Notes to Consolidated financial Statements


(1) Organization and Summary of Significant Accounting Policies, Continued
    ----------------------------------------------------------------------

    The Bank is subject to the regulations of various government agencies. These regulations can and do change significantly from period to period. The Bank also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions resulting from the regulators' judgments based on information available to them at the time of their examination.

    In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods covered. Actual results could differ significantly from those estimates and assumptions.

    Reclassification
    ----------------
    Certain reclassifications of accounts reported for previous periods have been made in these consolidated financial statements. Such reclassifications had no effect on stockholders' equity or the net income as previously reported.


(2) Cash and Cash Equivalents
    -------------------------

    Cash and cash equivalents consisted of the following at September 30, 1997 and 1996:

                                                 1997        1996
                                                 ----        ----

      Working funds                          $ 2,229,557  1,789,074
      Noninterest-earning demand deposits      1,805,522  2,352,194
      Interest-earning overnight deposits      9,464,253  9,443,300
                                             -----------  ---------

                                             $13,499,332 13,584,568
                                             =========== ==========

(3) Investment In Limited Partnership
    ---------------------------------

    At September 30, 1997, the Bank's investment in Limited Partnership consisted of a 20.625 percent interest in Dovenmuehle Mortgage Company Limited Partnership which invests in mortgage servicing rights. The Bank invested in Dovenmuehle in December 1996.

            PERPETUAL BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                  Notes to Consolidated financial Statements


(3) Investment In Limited Partnership, Continued
    --------------------------------------------

    The table below contains the summarized financial information of Dovenmuehle (unaudited).

                                                             Year Ended
Condensed Income Statement                               September 30, 1997
                                                        ---------------------

          Service Fees                                      $ 6,626,798
          Other Income                                          416,475
                                                            -----------
               Total Income                                   7,043,273
                                                            -----------

          Servicing Expense                                   1,558,802
          PMSR Amortization                                   3,429,082
          Other Expense                                       1,153,408
                                                            -----------
               Total Expense                                  6,141,292
                                                            -----------

               Net Income                                   $   901,981
                                                            ===========
          Condensed Balance Sheet                      At September 30, 1997
                                                      -----------------------
          Cash                                              $ 2,049,912
          Accounts Receivable                                 1,496,187
          Purchased Mortgage Servicing Rights                48,412,490
          Organizational Costs                                  472,827
                                                            -----------
               Total Assets                                 $52,431,416
                                                            ===========

          Accounts Payable                                    4,405,194
          Long Term Debt                                     23,760,000
          Shareholders' Equity                               24,266,222
                                                            -----------
               Total Liabilities and Shareholders'
                 Equity                                     $52,431,416
                                                            ===========

There are no commitments oral or written to Dovenmuehle other than the limited partnership investment made in the company.

(4)   Investment and Mortgage-Backed Securities Available for Sale
      ------------------------------------------------------------

      The Bank had securities available for sale as follows:


                                                         Gross         Gross
                                          Amortized   Unrealized    Unrealized        Fair
                                            Cost         Gains        Losses          Value
                                            ----         -----        ------          -----
         September 30, 1997
         ------------------
     Investment securities:
         Federal Home Loan Bank
           Indexed Principal
           Reduction Bond             $ 4,002,933          --           7,773     3,995,160
       FHLB Optional Principal
           Redemption Bond              6,187,732       144,368          --       6,332,100
       U. S. Treasury Notes               998,272           168          --         998,440
                                      -----------   -----------   -----------   -----------
                                      $11,188,937       144,536         7,773    11,325,700
                                      ===========   ===========   ===========   ===========

   Mortgage-backed securities:
       FHLMC and FNMA
           fixed rate                  13,117,125       114,313        23,290    13,208,148
       FHLMC five year balloons           131,893          --             315       131,578
       Agency adjustable rate,
           30 year original
           maturity                       438,330          --          14,271       424,059
       Private label collateralized
           mortgage obligations
           (CMOs)                      11,736,540        54,103           891    11,789,752
       Agency CMOs                     10,290,087        19,076          --      10,309,163
                                      -----------   -----------   -----------   -----------

                                      $35,713,975       187,492        38,767    35,862,700
                                      ===========   ===========   ===========   ===========


      ------------------------------------------------------------------------

         September 30, 1996
         -------------------
         Investment securities:

             Federal Farm Credit Bond  $    1,999,533            -          1,033       1,998,500
             Certificate of deposit           100,000            -             -          100,000
             FNMA discount note               395,002           386            -          395,388
                                         ------------   -----------    ----------    ------------
                                       $    2,494,535           386         1,033       2,493,888
                                         ============   ===========    ==========    ============

         Mortgage-backed securities:
             FHLMC and FNMA
                 fixed rate            $    6,411,100        31,646       197,050       6,245,696
             FHLMC five year balloons       1,134,918            -          2,386       1,132,532
             Agency adjustable rate,
                 generally 30 year
                 original maturities          532,971            -          3,928         529,043
             Private label CMOs            27,885,137            -        864,237      27,020,900
             Agency CMOs                    8,397,881        12,764       213,818       8,196,827
                                         ------------   -----------    ----------    ------------

                                       $   44,362,007        44,410     1,281,419      43,124,998
                                         ============   ===========    ==========    ============

      Included in accrued expenses and other liabilities in the accompanying consolidated balance sheet at September 30, 1997, was an amount payable for the purchase of an investment security totaling $5,177,284 included in FHLMC and FNMA Fixed Rate above, which had not settled as of September 30, 1997.

      The amounts of scheduled maturities of investment and mortgage-backed securities at September 30, 1997 were as follows:

                                                  Amortized        Fair
                                                    Cost           Value
                                                    ----           -----

         Less than one year                   $    1,393,377       1,393,231
         One year to five years                    5,457,451       5,457,979
         Five years to ten years                  11,666,060      11,740,436
         Ten and Over                             28,386,024      28,596,754
                                                  ----------      ----------

                                              $   46,902,912      47,188,400
                                                ============    ============

      ------------------------------------------------------------------------

      Proceeds from sales of mutual funds and securities available for sale and the related gross realized gains and losses were as follows:

                                                       1997          1996           1995
                                                       ----          ----           ----
         Proceeds from sales of mutual funds      $        -             -              -
         146,403,967
         Proceeds from sales of securities        $  22,872,420     2,922,009      7,625,359
         Gross realized gains                     $       7,866        56,228      1,843,902
         Gross realized losses                    $     315,400         2,265         66,431

 (5)  Loans Receivable, Net
      ---------------------

      Loans receivable at September 30, 1997 and 1996 are summarized as follows:


                                                           1997              1996
                                                           ----              ----
         First mortgage loans, substantially all
             one to four family                       $ 118,663,177        91,329,530
         Construction                                    17,145,456        19,508,595
         Commercial real estate                          26,975,976        17,150,980
         Loan participations purchased                      859,952           979,951
         Home improvement loans                           3,405,621         5,035,871
         Commercial loans                                 7,181,746         5,528,527
         Consumer loans                                  14,422,484        10,931,490
         Loans secured by deposits                        1,345,137           948,337
                                                     --------------    --------------
                                                        189,999,549       151,413,281
         Less:

             Deferred loan fees, net                        356,780           254,434
             Allowance for loan losses                    1,886,243         1,534,773
             Undisbursed loans in process                 8,984,260         8,866,084
                                                     --------------    --------------
                    Loans receivable, net             $ 178,772,266       140,757,990
                                                     ==============    ==============

      Changes in the allowance for loan losses for the years ended September 30, 1997, 1996, and 1995 are summarized as follows:

                                                       1997            1996            1995
                                                       ----            ----            ----
         Balance, beginning of year                $ 1,534,773       1,278,423        961,672
         Provision for loan losses                     655,000         349,250        362,000
         Charge-offs                                  (332,194)       (115,558)       (51,082)
         Recoveries                                     28,664          22,658          5,833
                                                   -----------      ----------     ----------
         Balance, end of year                      $ 1,886,243       1,534,773      1,278,423
                                                   ===========      ==========     ==========

      --------------------------------

      Loans serviced for others amounted to approximately $62,148,000, $73,303,000, and $73,195,000 at September 30, 1997, 1996 and 1995,
      respectively.

      At September 30, 1997 and 1996, the Bank had approximately $479,000 and $368,000, respectively, in loans receivable, which were ninety days or more delinquent and accruing interest.

      As of September 30, 1997, the Bank had purchased loans in the state of South Carolina as follows:

           1 - 4 family residential               $19,600,000
           Real estate development                  1,500,000
           Construction                             4,100,000

      Loans Held for Sale at September 30, 1997 and September 30, 1996 were $7,102,00 and $1,101,000, respectively.

      At September 30, 1997 and 1996, the Bank had approximately $403,000 and $316,000, respectively, in non-accrual loans. The amount of interest income that would have been recognized had these loans performed according to their contractual terms amounted to approximately $19,000 and $22,000 during the years ended September 30, 1997 and 1996, respectively. The actual interest income recognized on these loans amounted to approximately $11,000 and $12,000 during the years ended September 30, 1997 and 1996, respectively.

      At September 30, 1997 and 1996, the carrying value of loans that are considered to be impaired under SFAS No. 114 totaled approximately $517,000 and $795,000, respectively. No impairment allowance has been recorded on these impaired loans. The average balance of impaired loans and interest income recognized on impaired loans for fiscal 1997 and 1996 were $512,000 and $68,414, and $687,400 and $28,176, respectively.

      Activity in loans to officers, directors and other related parties for the years ended September 30, 1997 and 1996 is summarized as follows:

                                  1997           1996
                                  ----           ----

Balance at beginning of year   $ 975,762      554,464
New loans                        143,923      593,508
Repayments                      (194,182)    (172,210)
                               ---------    ---------
Balance at end of year         $ 925,503      975,762
                               =========    =========

      --------------------------------

      The Bank primarily grants residential loans to customers in Anderson County, South Carolina, and the surrounding communities. The Bank's ability to collect these balances depends substantially upon the economic conditions and real estate market in the region. The Bank does not have any concentrations of loans to any one borrower. The Bank has increased its commercial and consumer loan portfolios which may entail greater risk than residential mortgage loans.

 (6)  Real Estate
      -----------

      Real estate is summarized at September 30, 1997 and 1996 as follows:

                                                            1997         1996
                                                            ----         ----

         Real estate held for development            $   2,284,038    1,406,144
         Real estate acquired in settlement of loans       162,776        2,750
                                                      ------------   ----------
                                                     $   2,446,814    1,408,894
                                                     =============   ==========


(7)   Premises and Equipment
      ----------------------

      Premises and equipment are summarized at September 30, 1997 and 1996 as follows:

                                                    1997            1996
                                                    ----            ----

         Land                                 $     871,242        707,876
         Office and other buildings               3,643,431      3,289,002
         Furniture, fixtures and equipment        4,543,952      4,003,594
                                               ------------   ------------
                                                  9,058,625      8,000,472

         Less accumulated depreciation           (2,764,160)    (3,148,106)
                                               ------------   ------------
                                              $   6,294,465      4,852,366
                                              =============   ============

      Depreciation expense was $647,848, $472,343, and $430,029 for the years ended September 30, 1997, 1996 and 1995, respectively.

(8)   Deposits
      --------

      Deposits outstanding by type of account and range of interest rates at September 30, 1997 and 1996 are summarized as follows:

                                                     1997                        1996
                                             ------------------------    -------------------------
                                                          Range of                   Range of
                                                          Interest                   Interest
                                              Balance       Rates          Balance     Rates
                                              -------       -----          -------     -----


Non-interest bearing checking accounts   $ 11,811,694             --     $  8,956,602            --
Interest-bearing checking accounts         25,995,824   1.75% - 4.76%      24,292,692   1.75% - 3.63%
Passbook accounts                          24,359,999   1.75% - 3.00%      23,111,051   1.75% - 3.00%
                                         ------------                    ------------
                                           62,167,517                      56,360,345
                                         ------------                    ------------

Certificate accounts                      138,834,341    2.50% - 8.00%    103,883,278   3.35% - 5.55%
                                         ------------                    ------------

                                         $201,001,858                    $160,243,623
                                         ============                    ============

            Weighted average interest rate                   4.64%                          4.25%
                                                             =====                          ====

      The amounts of scheduled maturities of certificate accounts at September 30, 1997 and 1996 were as follows:

                                                 1997              1996
                                                 ----              ----

         Maturing within one year          $ 115,651,298        83,770,480
         Maturing one through three years     22,328,414        19,334,013
         Maturing after three years              854,629           778,785
                                            ------------      ------------

                                           $ 138,834,341       103,883,278
                                             ===========      ============

      At September 30, 1997 and 1996, the aggregate amounts of time deposits of $100,000 or more amounted to approximately $18,540,473 and $13,650,728, respectively. Deposits in excess of $100,000 are not federally insured. Accrued interest payable on deposits was $1,362,480 and $747,059 at September 30, 1997 and 1996, respectively, and included in accrued expenses and other liabilities in the consolidated balance sheets.

(9)   Advances from the FHLB
      ----------------------

      Advances from the FHLB at September 30, 1997 and 1996 are summarized as follows:


                                September 30, 1997                 September 30, 1996
      Maturity                  ------------------                 ------------------
         Date              Interest Rate        Balance         Interest Rate     Balance
         ----              -------------        -------         -------------     -------
         1997                   - %          $      -                5.55%    $ 2,000,000
         1998                  6.47            10,000,000            6.38       5,000,000
         1999                  5.78             5,000,000            4.64       9,000,000
                                              -----------                     -----------

                                              $15,000,000                     $16,000,000
                                              ===========                     ===========

      During fiscal 1996, the line of credit expired and was replaced by a blanket floating lien on qualifying mortgage loan collateral for advances. At September 30, 1997, the Bank had $15,000,000 in outstanding FHLB advances and, based upon eligible collateral, available credit of $40,000,000.

      At September 30, 1997 and 1996, as collateral for its advances, the Bank has pledged securities with a carrying value of approximately $3,761,000 and $18,804,000, respectively. All of the pledged securities are held in safekeeping at the FHLB of Atlanta.

(10)  Securities Sold Under Agreements to Repurchase
      ----------------------------------------------

      The Bank had no outstanding securities sold under agreements to repurchase at September 30, 1997, 1996 and 1995, and the Bank did not enter into agreements during fiscal 1997 and 1996. The maximum amount outstanding at any month end during fiscal 1995 was $5,907,000. The average amount of outstanding agreements for fiscal 1995 was approximately $1,338,000. The securities underlying the agreements were under the institution's control.

(11)  Income Taxes
      ------------

      Income taxes for the years ended September 30, 1997, 1996, and 1995 are summarized as follows:

                                 1997            1996            1995
                                 ----            ----            ----

         Current federal        $544,803       1,008,811         292,313
         Deferred federal        381,000        (253,000)        (98,571)
                             -----------      ----------     -----------

                    Total       $925,803         755,811         193,742
                             ===========      ==========     ===========

      -----------------------

      Income tax expense differs from the amount computed at the federal statutory rates of 34% for the years ended September 30, 1997, 1996 and 1995, as a result of the following:


                                           1997         1996         1995
                                           ----         ----         ----
Income taxes at federal rate           $ 902,416      741,267      717,665
Differences resulting from:
    State taxes, net of
        federal benefit                   81,000       71,000       67,200
    Change in amount of unrecognized
        tax benefits relating to
        future deductions                   --           --        167,630
    Decrease in beginning of year
        valuation allowance              (81,000)     (71,000)    (807,000)
    Other                                 23,387       14,544       48,247
                                       ---------    ---------    ---------
                                       $ 925,803      755,811      193,742
                                       =========    =========    =========
         Effective income tax rate        34.9%        34.7%         9.2%
                                          =====        =====         ====

      At September 30, 1997, the Bank has state net operating loss carryforwards of approximately $62 million. These carryforwards expire in various amounts beginning in fiscal year 1998 through 2006.

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1997 and 1996 are presented below:


                                                                         1997             1996
                                                                         ----             ----
         Deferred tax assets:
             Loan loss allowances deferred for tax purposes            $716,000        583,000
             Deferred fees recognized for tax purposes as received            -         70,000
             Expenses deducted under the economic
                 performance rules                                            -        359,000
             Unrealized losses on securities available for sale               -        421,000
             State loss carryforwards                                 2,465,000      2,502,000
             Other                                                       89,000        100,000
                                                                    -----------   ------------
                    Total gross deferred tax assets                   3,270,000      4,035,000

             Less valuation allowances, primarily for tax
                 loss carryforwards                                  (2,480,000)    (2,561,000)
                                                                    ------------  ------------
                    Net deferred tax assets                             790,000      1,474,000
                                                                    -----------   ------------

      -----------------------

                                                                        1996              1997
                                                                        ----              ----
         Deferred tax liabilities:
         -------------------------
             Depreciation for tax purposes in excess of such

                 amount for financial reporting purposes              $ 172,000         99,000
             Tax bad debt reserve in excess of base year                307,000        310,000
             Unrealized gain on securities available for sale            97,000              -
             Loan fee income adjustments for tax purposes                36,000              -
             Other                                                      148,000        136,000
                                                                        -------        -------
                Total gross deferred tax liabilities                    760,000        545,000
                                                                        -------        -------
                Net deferred tax asset (included in other assets)     $  30,000        929,000
                                                                      =========        =======

      A portion of the change in the deferred tax asset relates to unrealized losses on securities available for sale. In fiscal 1997, the related deferred tax expense of $518,000 has been recorded directly to stockholders' equity. The balance of the change in the net deferred tax asset results from the current period deferred tax expense of $381,000. In fiscal 1996, the deferred taxes related to the unrealized losses on securities available for sale of $107,000 has been recorded directly to stockholders' equity with the balance of the change in the net deferred tax asset resulting from the current period deferred tax benefit of $253,000.

      The realization of net deferred tax assets may be based on utilization of carrybacks to prior taxable periods, anticipation of future taxable income in certain periods, and the utilization of tax planning strategies. Management has determined that it is more likely than not that the net deferred tax assets can be supported based upon these criteria except for the state loss carryforwards. A valuation allowance for the deferred tax asset has been reflected to reduce the potential deferred tax assets, primarily for state loss carryforwards, to an amount that more likely than not can be realized at September 30, 1997 and 1996.

      Prior to enactment of recent tax legislation (the Small Business Job Protection Act of 1996 "SBJPA `96") effective with the year ending September 30, 1997, savings and loan associations which met certain definitional tests and operating requirements prescribed by the Internal Revenue Code were allowed a special bad debt deduction and other special tax provisions. If a savings and loan association did not continue to meet the federal income tax requirements necessary to meet these definitions, the savings and loan may have lost the benefits of these special provisions. Taxable income of subsidiaries was generally computed without the benefit of these special provisions.

      The special bad debt deduction was based on either specified experience formulas (the "Experience Method") or a specified percentage of taxable income before such deduction (the "Percentage of Taxable Income Method"). For the two years ended September 30, 1996 and 1995, the percentage of taxable income bad debt deduction was eight percent of adjusted taxable income. The deduction was subject to certain limitations based on the aggregate loans, saving account balances and retained earnings at year end. Gains and losses on sales of repossessed property and provisions for losses on loans and foreclosed real estate were generally

      -----------------------

      adjustments to the tax bad debt reserve and not includable in the computation of taxable income before this deduction.

      As a result of SBJPA `96, the Bank will be required to change its overall method of accounting for tax bad debts to the Experience Method beginning with the fiscal year ending September 30, 1997. The Bank will be required to recapture approximately $808,000 over an eight-year period in connection with the change.

      Retained earnings at September 30, 1997 and 1996 includes tax bad debt reserves of approximately $5.2 million for which no provision for federal income tax has been made. If, in the future, these amounts are used for any purpose other than to absorb bad debt losses, they may be subject to federal income tax at the then prevailing corporate tax rate.

(12)  Capital
      -------

      The Bank's actual capital and ratios, those required by the Bank's primary regulator, the Office of Thrift Supervision (OTS), as well as those required in order to be considered well capitalized according to the Prompt Corrective Action Provisions are presented in the following table. As of September 30, 1997, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risked-based, and Tier I core ("leverage") ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                                    To Be Well
                                                                                 Capitalized Under
                                                        For Capital Adequacy     Prompt Corrective
                                          Actual               Purposes          Action Provisions
                                          ------               --------          -----------------
                                  Amount     Ratio      Amount     Ratio      Amount     Ratio
                                  ------     -----      ------     -----      ------     -----
                                                        (Dollars in Thousands)

As of September 30, 1997:
------------------------
Tangible Capital To Total Assets)  $27,320     10.6%   3,825        1.5%        --          --
Core Capital (To Total Assets)      27,320     10.6    7,651        3.0      $12,811       5.00%
Tier I  Capital  (To  Risk-Based
Assets                              27,320     17.3     --           --        9,503       6.00
Risk-Based apital (To
Risk-Based Assets)                  29,066     18.4   12,670        8.00      15,838      10.00

As of September 30, 1996:
-------------------------
Tangible   Capital   (To   Total
Assets)                             27,786     13.2    3,166        1.5           -          -
Core Capital (To Total Assets)      27,786     13.2    6,332        3.0       10,495       5.00
Tier I  Capital  (To  Risk-Based
Assets)                             27,786     23.3        -          -        7,155       6.00

Risk-Based  Capital  (To
Risk-Based Assets)                  29,196     24.5    9,548        8.0       11,925      10.00

      If the Bank were to fail to meet the minimum capital requirements, it will be required to file a written capital restoration plan with regulatory agencies and would be subject to various mandatory and discretionary restrictions on its operations.

      The following table reconciles the Bank's consolidated stockholders' equity to its regulatory capital positions at September 30, 1997 and 1996:


                                                                         1997             1996
                                                                         ----             ----
         Stockholders' equity                                      $ 30,601,743     29,090,794
             Adjustments for unrealized (gains) losses on
                available for sale securities                          (188,423)       816,855
             Investments in and advances to nonincludable
                subsidiaries                                         (2,092,695)    (2,121,457)
             Disallowed servicing assets                             (1,000,767)         -
                                                                    ------------  ------------
                    Regulatory tangible and core capital             27,319,858     27,786,192
                    Supplemental capital                              1,746,230      1,409,415
                                                                    -----------   ------------
                    Risk-based capital                             $ 29,066,088     29,195,607
                                                                     ==========     ==========



(13)  Employee Benefit Plans
      ----------------------

      The Bank has a profit sharing and deferred compensation plan for substantially all full-time employees. The plan permits eligible participants to contribute a percentage of their salary up to amounts permitted by the Internal Revenue Code each year. At the discretion of the Board of Directors, the Bank may match a percentage of each participant's contribution during the plan year. In addition the Board of Directors may from year to year make a discretionary contribution to the plan. The Bank's contribution recorded as expense for the years ended September 30, 1997, 1996 and 1995, was $219,123, $160,525 and $141,879, respectively.

(14)  Stock Option Plan
      -----------------

      In October 1993, the Bank's Board of Directors adopted a stock option and incentive plan. Pursuant to the plan, an aggregate of 11,504 shares of common stock were reserved for issuance by the Bank upon exercise of stock options and awards to be granted to directors, officers, and other key employees from time to time under the plan. The Bank's management was granted incentive stock options, and the Bank's non-officer directors were granted non-incentive stock options. These options expire on October 2003.

      ----------------------------

      In April 1997, the stockholders approved a second stock option plan and incentive plan. Pursuant to the plan, 58,500 shares of common stock have been reserved for issuance by the Bank upon exercise of stock options and awards to be granted to directors, officers, and other key employees from time to time under the plan. The Bank's management was granted incentive stock options, and the Bank's non-officer directors were granted non-qualified stock options. These options are priced at $25.25 and expire in April 2007.

      The following table summarizes option activity during the years ended September 30, 1997, 1996 and 1995:



                                                  Number of      Price Per
                                                   Shares          Share
                                                   ------          -----

         Outstanding at September 30, 1994          9,530       $  10.00
         Granted                                       -              -
         Exercised                                    658          10.00
                                                  -------        -------
         Outstanding at September 30, 1995          8,872          10.00
         Granted                                       -              -
         Exercised                                     -              -
                                                  -------        -------
         Outstanding at September 30, 1996          8,872          10.00
         Granted                                   58,500          25.25
         Exercised                                  4,272          10.00
                                                  -------        -------
         Outstanding at September 30, 1997         63,100       $  24.14
                                                  =======        =======

      The Bank applies APB Opinion 25 in accounting for the stock-based option plans which are described in the preceding paragraph. Accordingly, no compensation expense has been recognized for the stock-based option plans. Had compensation cost been recognized for the stock-based option plans applying the fair-value-based method as prescribed by SFAS 123, the Bank's net income and earnings per share would have been reduced to the proforma amounts indicated below:

                                                     1997           1996
                                                     ----           ----
               Net Income
               ----------

                      As Reported               $1,728,303         1,424,387
                      Proforma                   1,702,803         1,424,387

               Earnings Per Share

                      As Reported                  $ 1.15              .95

                      Proforma                       1.13              .95

      ----------------------------

      The effects of applying SFAS 123 may not be representative of the effects on reported net income in future years.

      The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997:

                                    Dividend yield               3.25 %
                                    Expected volatility            38 %
                                    Risk-free interest rate      6.59 %
                                    Expected lives                7.5 years

      There were no options granted in 1996.

(15)  Management Recognition Plan
      ---------------------------

      The Board of Directors initially adopted a Management Recognition Plan ("MRP") during fiscal 1994. Those eligible to receive benefits under the MRP included certain officers of the Bank as determined by a committee appointed by the Board of Directors of the Bank. During the year ended September 30, 1994, 3,450 shares of common stock were granted to management under the MRP, vesting over a three year period. Vested shares at September 30, 1997 and 1996 was 3,450 for both years. All shares are vested at September 30, 1997 and 1996. Compensation related to vesting of the shares was $0, $11,520, and $11,490 for fiscal 1997, 1996 and 1995, respectively.

      In April 1997, the stockholders approved a second Management Recognition Plan ("1996 MRP") with 23,400 shares of common stock being granted to management under the 1996 MRP, vesting over a five-year period. During the fiscal year 1997, 11,985 shares were purchased by the Company with 11,415 shares remaining to be purchased. Compensation expense related to vesting of shares was $78,881 for fiscal 1997.

(16)  Employee Stock Ownership Plan
      -----------------------------

      The Bank has an Employee Stock Ownership Plan (ESOP) established by the Board of Directors during fiscal 1994. The ESOP borrowed $80,500 from a federal savings bank and acquired 8,050 shares of the Bank's common stock in October 1993. All shares acquired in 1993 have been allocated to participants. With the stock offering in September 1996, the ESOP borrowed $900,900 from a federal savings bank and acquired 46,800 shares of the Bank's common stock. The Bank has presented the outstanding loan amounts as an other liability and as a reduction of stockholders' equity in the accompanying consolidated balance sheets at September 30, 1997 and 1996. Interest on the unpaid principal balance is due quarterly and is based on the prime rate. During fiscal 1997 and 1996, the Bank paid interest of $72,552 and $3,535, respectively. Compensation recorded under the ESOP was $129,028, $10,245 and $74,490 for the fiscal years 1997, 1996 and 1995, respectively.

(17)  Commitments
      -----------

      In conjunction with its lending activities, the Bank enters into various commitments to extend credit and issue letters of credit. Loan commitments (unfunded loans and unused lines of credit) and letters of credit are issued to accommodate the financing needs of the Bank's customers. Loan commitments are agreements by the Bank to lend monies at a future date, so long as there are no violations of any conditions established in the agreement. Letters of credit commit the Bank to make payments on behalf of customers when certain specified events occur.

      Financial instruments where the contract amount represents the Bank's credit risk at September 30, 1997 and 1996, include loan and letter of credit commitments of $27,941,000 and $10,014,175, respectively.

      These loan and letter of credit commitments are subject to the same credit policies and reviews as loans on the balance sheet. Collateral, both the amount and nature, is obtained based upon management's assessment of the credit risk. Since many of the extensions of credit are expected to expire without being drawn, the total commitment amounts do not necessarily represent future cash requirements.

      Outstanding commitments on mortgage loans not yet closed amounted to approximately $174,000 and $119,000 at September 30, 1997 and 1996, respectively. Substantially, all of these commitments were at variable interest rates. Such commitments, which are funded subject to certain limitations, extend over varying periods of time with the majority being funded within thirty days.

      These commitments will be funded with the cash flow generated from normal operations, as well as possible utilization of existing credit facilities available to the Bank.

(18)  Carrying Amounts and Fair Value of Financial Instruments
      --------------------------------------------------------

      The Bank's fair value methods, assumptions, carrying amounts and fair value of financial instruments at September 30, 1997 and 1996 are summarized below:

      For cash and cash equivalents and FHLB stock, the carrying value is a reasonable estimate of fair value.

      For investment securities available for sale, mortgage-backed securities and collateralized mortgage obligations, fair value is based on available quoted market prices or quoted market prices for similar securities if a quoted market price is not available.

      The fair value of fixed and adjustable rate loans is estimated based upon discounted future cash flows using discount rates comparable to rates currently offered for such loans. The discounted future cash flows reflect estimated maturity dates adjusted for expected prepayments.

      The fair value of time deposits is estimated by discounting the amounts payable at the certificate rates currently offered for deposits of similar remaining maturities. The fair value of all other deposit account types is the amount payable on demand at year-end.

      For FHLB advances, fair value is estimated based on discounting amounts payable at the current rates offered to the Bank for debt of the same remaining maturities.

      -------------------------------------------------------------------


                                        1997                          1996
                               -------------------------    ---------------------------
                               Carrying       Calculated     Carrying        Calculated
                                Amount        Fair Value      Amount         Fair Value
Financial assets:
  Cash and cash equivalents    $ 13,499,332     13,499,332     13,584,568     13,584,568
  Investment in Limited
   Partnership                    5,003,835      5,003,835           --             --
  Investment securities
   available for sale            11,325,700     11,325,700      2,493,888      2,493,888
  Federal Home Loan Bank
   stock                          1,650,000      1,650,000        993,700        993,700
  Mortgage-backed securities
   and collateralized
   mortgage obligations, net     35,862,700     35,862,700     43,124,998     43,124,998
  Loans receivable, net         178,772,266    179,094,089    140,757,990    143,404,634
                               ------------   ------------   ------------   ------------
                               $246,113,833    246,435,656    200,955,144    203,601,788
                               ============   ============   ============   ============
Financial liabilities:
  Deposits
  Demand deposits              $ 62,167,517     62,301,280     55,752,124     55,752,124
  Certificate accounts          138,834,341    139,272,816    103,883,278    103,732,129
  Advances from the FHLB         15,000,000     15,069,702     16,000,000     15,954,810
                               ------------   ------------   ------------   ------------
                               $216,001,858    216,643,798    175,635,402    175,439,063
                               ============   ============   ============   ============


      The Bank had $27.9 million of off-balance sheet financial commitments, which are commitments to originate loans and unused consumer lines of credit. Since these obligations are based on current market rates, the carrying amount is considered to be a reasonable estimate of fair value.

      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale the Bank's entire holdings of a particular financial instrument. Because no active market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, current interest rates and prepayment trends, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in any of these assumptions used in calculating fair value would also significantly affect the estimates. Further, the fair value estimates were calculated as of September 30, 1997 and 1996. Changes in market interest rates and prepayment assumptions could significantly change the fair value. Therefore, management believes that the foregoing information is of limited value and has no basis for determining whether the fair value presented would be indicative of the value which could be negotiated during an actual sale.

      -------------------------------------------------------------------

      Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Bank has significant assets and liabilities that are not considered financial assets or liabilities including deposit franchise value, loan servicing portfolio, real estate, deferred tax liabilities, premises and equipment, and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

(19)  Dividends
      ---------

      During fiscal 1997, the Board of Directors declared cash dividends of $.30 per share for the first quarter and $.35 per share for the second, third, and fourth quarters. For all 1997 dividends, the Bank obtained permission from the OTS to waive dividends payable to the MHC. The cumulative waived dividends to the MHC are considered as a restriction on the retained earnings of the Bank which totaled $4.6 million at September 30, 1997. To the extent the conversion discussed in note 1 is successful, these waived dividends would no longer be restricted.

      During fiscal 1996, the Board of Directors declared cash dividends of $.30 per share for all four quarters. For fiscal 1996 dividends, the Bank obtained permission from the OTS to waive dividends payable to the MHC.

      During fiscal 1995, the Board of Directors declared cash dividends of $.25 per share for the first three quarters and $.30 per share for the fourth quarter. The dividends payable to the MHC were waived by the OTS.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Primary Parties or Sandler O'Neill. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Primary Parties since any of the dates as of which information is furnished herein or since the date hereof.

                               Table of Contents         Page
                               -----------------         ----

Prospectus Summary...................................
Selected Consolidated Financial Information..........
Recent Developments..................................
Risk Factors.........................................
Use of Proceeds......................................
Dividend Policy......................................
Market for Common Stock..............................
Capitalization.......................................
Historical and Pro Forma Regulatory Capital Compliance
Pro Forma Data.......................................
Conversion Shares to be Purchased by Management
 Pursuant to Subscription Rights.....................
Perpetual Bank, A Federal Savings Bank and Subsidiaries
 Consolidated Statements of Operations...............
Management's Discussion and Analysis of Financial
 Condition and Results of Operations.................
Business of the Holding Company......................
Business of the Savings Bank.........................
Management of the Holding Company....................
Management of the Savings Bank.......................
Regulation...........................................
Taxation.............................................
The Conversion and Reorganization....................
Comparison of Stockholders' Rights...................
Restrictions on Acquisition of the Holding Company...
Description of Capital Stock of the Holding Company
Registration Requirements............................
Legal and Tax Opinions...............................
Experts..............................................
Additional Information...............................
Index to Consolidated Financial Statements...........

Until the later of March 18, 1998, or 25 days after commencement of the Syndicated Community Offering of Common Stock, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                            SOUTHBANC SHARES, INC.

                                    [Logo]

                         (Proposed Holding Company for
                    Perpetual Bank, A Federal Savings Bank)




                           Up to 4,302,763 Shares of
                                 Common Stock


                               -----------------

                                  Prospectus






                       SANDLER O'NEILL & PARTNERS, L.P.








                               February 11, 1998

[LOGO OF SOUTHBANC SHARES, INC. APPEARS HERE]

================================================================================
                             STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder.
Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
--------------------------------------------------------------------------------
JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
--------------------------------------------------------------------------------
TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
--------------------------------------------------------------------------------
UNIFORM GIFTS TO MINORS ACT ("UGMA")
Stock may be held in the name of a custodian for a minor under the Uniform
Gifts to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for
Custodian is "CUST", while the Uniform Gifts to Minors Act is "UGMA".
Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the South Carolina Uniform Gifts to Minors Act will be abbreviated John Doe, CUST Susan Doe UGMA, SC (use minor's social security number).
--------------------------------------------------------------------------------
FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 . The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John
Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
================================================================================

================================================================================
                         STOCK ORDER FORM INSTRUCTIONS
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $20.00 per share. The minimum purchase in the
Subscription and Community Offerings is 25 shares. In the Subscription
Offering, the maximum purchase by each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member is $1,000,000 (50,000 shares), and the maximum purchase in the Community Offering by any person, together with associates or persons acting in concert, is $1,000,000 (50,000 shares). The Primary Parties have reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part. In addition, no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the number of shares of Conversion Stock that when combined with Exchange Shares received by such person would exceed the overall maximum purchase limitation of 50,000 shares.
--------------------------------------------------------------------------------
ITEM 3--
Please check this box to indicate whether you are an employee, officer, or director of Perpetual Bank, A Federal Savings Bank or a member of such person's immediate family.
--------------------------------------------------------------------------------
ITEM 4--
Payment for shares may be made in cash (only if delivered by you in person to a branch office of Perpetual Bank, A Federal Savings Bank) or by check, bank draft or money order payable to Perpetual Bank, A Federal Savings Bank. Your funds will earn interest at Perpetual Bank, A Federal Savings Bank's passbook rate of interest until the Conversion and Reorganization is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please insert the total amount in this box if your method of payment is by check, bank draft or money order.
--------------------------------------------------------------------------------
ITEM 5--
If you pay for your stock by a withdrawal from a deposit account at Perpetual Bank, A Federal Savings Bank insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN
INDIVIDUAL RETIREMENT ACCOUNT OR QUALIFIED PLAN.
--------------------------------------------------------------------------------
ITEM 6--
a. Please check this box if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on June 30, 1996.
b. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on December 31, 1997.
c. Check here if you were a depositor as of February 6, 1998 or a borrower with a loan outstanding as of October 26, 1993 which continued to be outstanding as of February 6, 1998.
Please list all names on the account(s) and all account number(s) of accounts you had at these dates in order to insure proper identification of your purchase rights. PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT
IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
d. Please indicate the number of Perpetual Bank, A Federal Savings Bank shares owned by you. Please list any associates or persons acting in concert with you and share amounts on the reverse side of the Stock Order Form.
--------------------------------------------------------------------------------
ITEMS 7, 8 AND 9--
The stock transfer industry has developed a uniform system of shareholder registrations that we will be used in the issuance of your SouthBanc Shares, Inc. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D.
number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide."
--------------------------------------------------------------------------------
ITEM 10--
Please check this box if your are a member of the NASD or if this item otherwise applies to you.
--------------------------------------------------------------------------------
ITEM 11--
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order
Form.
--------------------------------------------------------------------------------
ITEM 12--
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
--------------------------------------------------------------------------------
You may mail your completed Stock Order Form and Certification Form in the yellow envelope that has been provided, or you may deliver your Stock Order
Form and Certification Form to any office of Perpetual Bank, A Federal
Savings Bank. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by Perpetual Bank, A Federal Savings Bank no later than 12:00 noon, Eastern time, on Monday, March 23,
1998 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our Stock Information Center at (864) 261-5201 Monday through Friday from 10:00 a.m. to 4:00 p.m.
================================================================================

--------------------------------------------------------------------------------
                                               SouthBanc Shares, Inc.
                              Subscription & Community Offering Stock Order Form
--------------------------------------------------------------------------------
                          Perpetual Bank, A Federal
                                 Savings Bank                  Expiration Date
                           Stock Information Center       for Stock Order Forms:
                              907 N. Main Street          Monday, March 23, 1998
                             Anderson, SC  29621        12:00 Noon, Eastern Time
                                (864) 261-5201
--------------------------------------------------------------------------------
IMPORTANT-PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
--------------------------------------------------------------------------------
   (1)   Number of Shares                          (2)   Total Payment Due

   -----------------------     Subscription Price  -----------------------
                               x $ 20.00 =
   -----------------------                         -----------------------
The minimum purchase is 25 shares. The maximum purchase limitations are (i) in the Subscription Offering--for any eligible subscriber, $1,000,000 (50,000 shares); and (ii) in the Community Offering-for any person, together with Associates or persons acting in concert, $1,000,000 (50,000 shares). In addition, no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the number of shares of Conversion Stock that when combined with Exchange Shares received by such person would exceed the overall maximum purchase limitation of 50,000 shares.
--------------------------------------------------------------------------------
   (3) Employee/Officer/Director Information
[_]Check here if you are an employee, officer or director of Perpetual Bank, A
   Federal Savings Bank or a member of such person's immediate family.
   (4) Method of Payment/Check                                Check Amount
   Enclosed is a check, bank draft or money order made   ----------------------
   payable to Perpetual Bank, A Federal Savings Bank in
   the amount of:                                        ----------------------
--------------------------------------------------------------------------------
   (5) Method of Payment/Withdrawal

   The undersigned authorizes withdrawal from the following account(s) at Perpetual Bank, A Federal Savings Bank. Individual Retirement Accounts maintained at Perpetual Bank, A Federal Savings Bank cannot be used. There is no penalty for early withdrawal used for this payment.
   ----------------------------------------------------------------------------
      Account Number(s)              Withdrawal Amount(s)          Bank Use
   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

              Total Withdrawal Amount
--------------------------------------------------------------------------------
   (6) Purchaser Information
a. [_] Check here if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on June 30, 1996. LIST ACCOUNT(S) BELOW.
b. [_] Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on December 31, 1997. LIST ACCOUNT(S) BELOW.
c. [_] Check here if you were a depositor as of February 6, 1998 or a borrower with a loan outstanding as of October 26, 1993 which continued to be outstanding as of February 6, 1998. LIST ACCOUNT(S) OR LOANS(S) BELOW.
d. [_] Check here and indicate the number of Perpetual Bank,
       A Federal Savings Bank shares owned by you.           ------------------

                                                             ------------------
       Complete 6(d) on reverse side for any persons associated or acting in concert with you.
------------------------------------------------------------------------
   Account Title (Names on Accounts)      Account Number(s)    Bank Use
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------
Please Note: Failure to list all your accounts at the Bank may result in the loss of part or all of your subscription rights. If additional space is needed, please utilize the back of this stock order form.
--------------------------------------------------------------------------------

   (7) Stock Registration/Form of Stock Ownership                                                     -        -
   [_] Individual        [_] Joint Tenants            [_] Tenants in Common                --- --- ---  --- ---  --- --- --- ---
   [_] Fiduciary         [_] Company/Corp/Partnership [_] Uniform Gifts to Minors Act  [_] IRA or other Qualified Plan - Beneficial
       (i.e. trust, estate, etc.)                                                          Owners SS#

   (8) Name(s) in which stock is to be registered. (Please print clearly) Adding names of other person(s) who are not owners of your qualifying account(s) will result in your order becoming null and void
   -----------------------------------------------------------------------------
    Name(s)                                         Social Security # or Tax ID#

   -----------------------------------------------------------------------------
    Name(s) continued                               Social Security # or Tax ID#

   -----------------------------------------------------------------------------
    Street Address                                  County of Residence

   -----------------------------------------------------------------------------
    City                                       State             Zip Code

   -----------------------------------------------------------------------------
            (9) Telephone  -         Daytime (      )     Evening (      )
            --------------------------------------------------------------------
--------------------------------------------------------------------------------
[_](10) NASD Affiliation - Check here if you are a member of the National
   Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
--------------------------------------------------------------------------------
[_](11) Associates - Acting In Concert
   Check here, and complete the reverse side of this Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.
--------------------------------------------------------------------------------
   (12) Acknowledgment - To be effective, this Stock Order       BANK USE ONLY
   Form and accompanying Certification Form must be properly   =================
   completed and physically BANK received by Perpetual Bank,
   A Federal Savings Bank no later than 12:00 Noon, Eastern
   Time, on Monday, March 23, 1998, unless extended; otherwise
   this Stock Order Form and all subscription rights will be   =================
   void. The undersigned agrees that after receipt by Perpetual
   Bank, A Federal Savings Bank, this Stock Order Form may not be modified, withdrawn or canceled without the Bank's
   consent and if authorization to withdraw from deposit       =================
   accounts at Perpetual Bank, A Federal Savings Bank has been   BANK USE ONLY
   given as payment for shares, the amount authorized for      =================
   withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby
   certify that the Social Security or Tax ID Number and the
   information provided on this Stock Order Form is true,      =================
   correct and complete, that I am not subject to back-up
   withholding, and that I am purchasing solely for my own
   account and that there is no agreement or understanding
   regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this
   Stock Order Form will be accepted in accordance with, and
   subject to, the terms and conditions of the Amended Plan
   of Conversion and Agreement and Plan of Reorganization of
   Perpetual Bank, A Federal Savings Bank described in the
   accompanying Prospectus. The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to the Bank.
   Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Perpetual Bank,
   A Federal Savings Bank, SouthBanc Shares M.H.C. and SouthBanc
   Shares, Inc., will pursue any and all legal and equitable
   remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
   ---------------------------------     -----------------------------
   Signature                 Date        Signature             Date

   ---------------------------------     -----------------------------
       A SIGNED CERTIFICATION FORM MUST ACCOMPANY ALL STOCK ORDER FORMS
--------------------------------------------------------------------------------

                                                SouthBanc Shares, Inc.

    Account Title (Names on Accounts)      Account Number(s)
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

Item (6)d - continued

List below the number of Perpetual Bank, A Federal Savings Bank shares owned by Associates (as defined) or by persons acting in concert with you.

----------------------------------------------------------------------
    Registration (Name(s) on Stock Certificate)     Number of Share(s)
----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

Item (11) -  (continued)
List below all other orders submitted by you or Associates (as defined) or by persons acting in concert with you.

------------------------------------------------------------------------------
  Name(s) listed on other Stock Order Forms           Number of Shares Ordered
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

"Associate" is defined as: (i) any corporation or organization (other than Perpetual Bank, A Federal Savings Bank, SouthBanc Shares, M.H.C., SouthBanc Shares, Inc. or a majority-owned Subsidiary of Perpetual Bank, A Federal Savings
Bank) of which such person is a director, officer or Partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however,such term shall not include Perpetual Bank, A Federal Savings Bank's, SouthBanc Shares, M.H.C.'s or SouthBanc Shares, Inc.'s employee stock benefit plans in which such person has a substatial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Perpetual Bank, A Federal Savings Bank, SouthBanc Shares, Inc. SouthBanc Shares, M.H.C. or any subsidiaries thereof. Directors of Perpetual Bank, A Federal Savings Bank, SouthBanc Shares, Inc. or SouthBanc Shares, M.H.C. are not treated as Associates solely because of their Board memberships.

--------------------------------------------------------------------------------
      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY PERPETUAL BANK, A FEDERAL SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTORS PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call John Ryan, Regional Director, located at the Southeast Regional office of the Office of Thrift Supervision, Atlanta, Georgia at (404) 888-0771.

I further certify that, before purchasing the common stock, par value $.01 per share, of SouthBanc Shares Inc. (the "Company"), the proposed holding company for Perpetual Bank, A Federal Savings Bank, I received a Prospectus of the Company dated February 11, 1998 relating such offer of Common Stock.

The Prospectus that I received contains disclosure concerning the nature of the Common Stock being offered by the Company and describes the risks involved in the investment in this Common Stock, including but not limited to the:

    1.   Certain Lending Risks                                        (page 1)
    2.   Interest Rate Risk                                           (page 2)
    3.   Competition                                                  (page 3)
    4.   Estimated Valuation Range Below Market Value                 (page 4)
    5.   Return on Equity After Conversion and Reorganization         (page 4)
    6.   Expenses Associated With MRP                                 (page 4)
    7.   Anti-takeover Considerations                                 (page 5)
    8.   Possible Dilutive Effect of Benefit Programs                 (page 6)
    9.   Absence of Prior Market for the Common Stock                 (page 6)
   10.   Possible Increase in Estimated Valuation Range and
         Number of Shares Issued                                      (page 6)
   ----------------------------------      -----------------------------------
    Signature              Date             Signature             Date

   ----------------------------------      -----------------------------------

   ----------------------------------      -----------------------------------
    Name (Please Print)                     Name (Please Print)

   ----------------------------------      -----------------------------------
--------------------------------------------------------------------------------

               [LOGO OF SOUTH BANC SHARES, M.H.C. APPEARS HERE]

Dear Member:

  The Boards of Directors of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C. (the "MHC") have voted unanimously in favor of an Amended Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). As part of the Plan of Conversion, we have formed SouthBanc Shares, Inc. (the "Company") which will own all of the Savings Bank's Common Stock. Pursuant to the Plan of Conversion, the existing stockholders of the Savings Bank (other than the MHC) will be issued shares of the Company Common Stock in exchange for their shares of Savings Bank Common Stock (the "Exchange Shares"). The Exchange Shares will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Savings Bank. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is offering up to 1,983,750 shares of Common Stock (which may be increased to 2,281,312 shares) to the MHC's members, the Savings Bank's stockholders and members of the public. We are converting so that the Savings Bank and the MHC will be structured in a form used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow our bank to become stronger.

  TO ACCOMPLISH THE CONVERSION AND REORGANIZATION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then casting your vote in favor of the Plan of Conversion, and mailing your signed proxy card immediately in the WHITE postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Savings Bank acts as trustee and we do not receive a proxy from you, the Savings Bank intends, as trustee for such account, to vote for the Plan of Conversion on your behalf.

  If the Plan of Conversion is approved let me assure you that:

  . Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

  . Existing deposit accounts and loans will not undergo any change as a result of the Conversion and Reorganization.

  . Voting for approval will not obligate you to buy any shares of Common
Stock.

  As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of SouthBanc Shares, Inc. Common Stock on a priority basis, before the stock is offered to the general public. If you are interested in subscribing for shares of Common Stock, please complete the enclosed request card and return it to us in the BLUE postage-paid envelope provided by 12:00 noon, Eastern Time, on Tuesday, March 3, 1998, and we will mail you a Prospectus, a stock order form and a certification form.

  If you wish to use funds in your IRA or Qualified Plan maintained at the Savings Bank to subscribe for Common Stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than the Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

  If you have any questions after reading the enclosed material, please call our Stock Information Center at (864) 261-5201. The Stock Information Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.

                                          Sincerely,

                                          /s/ Robert W. Orr
                                          Robert W. Orr
                                          President

  THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

  THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

#1

             [LETTERHEAD OF SOUTHBANC SHARES, M.H.C APPEARS HERE]

Dear Friend:

  The Boards of Directors of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C. (the "MHC") have voted unanimously in favor of an Amended Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). As part of the Plan of Conversion, we have formed SouthBanc Shares, Inc. (the "Company") which will own all of the Savings Bank's Common Stock. Pursuant to the Plan of Conversion, the existing stockholders of the Savings Bank (other than the MHC) will be issued shares of the Company Common Stock in exchange for their shares of Savings Bank Common Stock (the "Exchange Shares"). The Exchange Shares will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Savings Bank. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is offering up to 1,983,750 shares of Common Stock (which may be increased to 2,281,312 shares) to the MHC's members, the Savings Bank's stockholders and members of the public. We are converting so that the Savings Bank and the MHC will be structured in a form used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow our bank to become stronger. The Conversion and Reorganization will in no way affect the insurance of deposit accounts or the services offered by the Savings Bank.

  As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of SouthBanc Shares, Inc. Common Stock on a priority basis, before the stock is offered to the general public. If you are interested in subscribing for shares of Common Stock, please complete the enclosed request card and return it to us in the BLUE postage-paid envelope provided by 12:00 noon Eastern Time, Tuesday, March 3, 1998, and we will mail you a Prospectus, a stock order form and a certification form.

  To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date of Monday, March 23, 1998 in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

  If you have any questions after reading the enclosed material, please call our Stock Information Center at (864) 261-5201. The Stock Information Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m.

                                          Sincerely,


                                          /s/ Robert W. Orr
                                          Robert W. Orr
                                          President

  THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

  THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

#2

             [LETTERHEAD OF SOUTHBANC SHARES, INC. APPEARS HERE]

Dear Potential Investor:

  We are pleased to provide you with the enclosed material in connection with the Conversion and Reorganization of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C., the mutual holding company of Perpetual, into the stock holding company structure.

  This information packet includes the following:

    PROSPECTUS: This document provides detailed information about the Savings Bank's operations, the proposed stock offering by SouthBanc Shares, Inc., the holding company formed by the Savings Bank to become the Savings Bank's parent company upon completion of the Conversion and Reorganization. Please read it carefully prior to making an investment decision.

    STOCK QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering.

    STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the yellow postage-paid envelope provided. The deadline to subscribe for stock is 12:00 noon, Eastern Time on Monday, March 23, 1998.

  We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the Conversion and Reorganization or the Prospectus, please call our Stock Information Center at
(864) 261-5201. The Stock Information Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.

                                          Sincerely,

                                          /s/ Robert W. Orr

                                          Robert W. Orr
                                          President


  THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

  THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

#4

[LETTERHEAD OF SANDLER O'NEILL & PARTNERS, L.P., APPEARS HERE]



                                         [LOGO OF SANDLER O'NEILL APPEARS HERE]

Dear Customer:

  At the request of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C. ("MHC"), we have enclosed material regarding the offering of Common Stock by SouthBanc Shares, Inc., the holding company formed by the Savings Bank and the MHC to become the Savings Bank's parent company. This material is offered in connection with the Conversion and Reorganization of the Savings Bank and the MHC. These materials include a Prospectus, a stock order form and a certification form which offer you the opportunity to subscribe for shares of Common Stock of SouthBanc Shares, Inc.

  We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form along with full payment for the shares
(or appropriate instructions authorizing withdrawal from a deposit account at Perpetual Bank, A Federal Savings Bank) no later than 12:00 noon, Eastern time, on March 23, 1998 in the accompanying YELLOW postage-paid envelope.
If you have any questions after reading the enclosed material, please call the Stock Information Center at (864) 261-5201 and ask for a Sandler O'Neill representative. The Stock Information Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.

  We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

                                          Sincerely,

                                          Sandler O'Neill & Partners, L.P.

  THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

  THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Enclosure




#5

             [LETTERHEAD OF SOUTHBANC SHARES M.H.C. APPEARS HERE]

Dear Member:

  The Boards of Directors of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C. (the "MHC") have voted unanimously in favor of an Amended Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). As part of the Plan of Conversion, we have formed SouthBanc Shares, Inc. (the "Company") which will own all of the Savings Bank's Common Stock. Pursuant to the Plan of Conversion, the existing stockholders of the Savings Bank (other than the MHC) will be issued shares of the Company Common Stock in exchange for their shares of Savings Bank Common Stock (the "Exchange Shares"). The Exchange Shares will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Savings Bank. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is offering up to 1,983,750 shares of Common Stock (which may be increased to 2,281,312 shares) to the MHC's members, the Savings Bank stockholders and members of the public. We are converting so that the Savings Bank and the MHC will be structured in a form used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow our bank to become stronger.

  TO ACCOMPLISH THE CONVERSION AND REORGANIZATION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then casting your vote in favor of the Plan of Conversion, and mailing your signed proxy card immediately in the WHITE postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Savings Bank acts as trustee and we do not receive a proxy from you, the Savings Bank intends, as trustee for such account, to vote for the Plan of Conversion on your behalf.

  If the Plan of Conversion is approved let me assure you that:

  . Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

  . Existing deposit accounts and loans will not undergo any change as a result of the Conversion.

  We regret that we are unable to offer you Common Stock in the Subscription and Direct Community Offerings, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of SouthBanc Shares, Inc., or (2) an agent of the Savings Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

  If you have any questions after reading the enclosed material, please call our Stock Information Center at (864) 261-5201. The Stock Information Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.

                                          Sincerely,

                                          /s/ Robert W. Orr

                                          Robert W. Orr
                                          President

  THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

#3

                                   QUESTIONS
                                   & ANSWERS


                                 About Voting
                                For Conversion
                                     and
                                Reorganization

                                 -------------

                            SOUTHBANC SHARES, M.H.C.

                          PROXY QUESTIONS AND ANSWERS

                                  BACKGROUND

On October 23, 1993, Perpetual Bank, A Federal Savings Bank ("Perpetual" or the "Savings Bank") reorganized into a new form of organization, the mutual holding company structure. As part of this Reorganization, the Savings Bank formed SouthBanc Shares, M.H.C. (the "MHC"), a mutual holding company, and Perpetual became a stockholder-owned company through the initial sale of Common Stock. On September 30, 1996, the Savings Bank completed an additional offering of Common Stock.

The primary business of the MHC has been to hold shares of Perpetual's Common Stock. As majority stockholder, it holds 53.02% of the shares of Common Stock outstanding. The remaining shares are traded publicly and are owned by Perpetual's management, benefit plans, customers and members of the public (together, "Public Stockholders").

                       THE CONVERSION AND REORGANIZATION

The Boards of Directors of the Savings Bank and the MHC have unanimously adopted a Plan, whereby the MHC will convert to a federal interim stock savings institution and will merge with and into the Savings Bank. The Savings Bank has formed SouthBanc Shares, Inc., a Delaware chartered corporation (the "Company"), and, pursuant to a reorganization and merger, the Savings Bank will become the wholly owned subsidiary of the Company. The Company will offer Common Stock to the Savings Bank's Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in a Subscription Offering, and then to certain members of the general public in a Direct Community Offering. As a result of the Conversion and Reorganization, each share of Savings Bank Common Stock held by the MHC will be canceled and each share of Savings Bank Common Stock held by the Savings Bank's Public Stockholders will be converted into shares of Company Common Stock. The Public Stockholders will be mailed instructions with regard to effecting the Exchange at a later date after the consummation of the Conversion and Reorganization.

It is necessary for the MHC to receive a majority of the outstanding votes in favor of the Conversion and Reorganization, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed WHITE postage-paid envelope.

YOUR BOARDS OF DIRECTORS URGE YOU TO VOTE "FOR" THE CONVERSION AND REORGANIZATION AND RETURN YOUR PROXY CARD TODAY.

Q.WHAT IS THE REASON FOR THE CONVERSION AND REORGANIZATION?

A.The MHC does not have stockholders and has no authority to issue capital stock. As a result of the Conversion and Reorganization, the MHC will be restructured into the form used by holding companies of commercial banks, other business entities and a growing number of savings institutions. The Conversion and Reorganization will enhance the ability of the Company and the Savings Bank to access capital markets, expand current operations, acquire other financial institutions or branch offices and diversify into other financial services to the extent allowable by applicable law and regulation.

Q.WHAT WILL BE THE EFFECT OF THE CONVERSION AND REORGANIZATION?

A. . The Conversion and Reorganization will have no effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

   . The officers and employees of Perpetual will continue in their current capacities.

   . The Company will replace the MHC, and Perpetual will become the wholly-owned subsidiary of the Company.

  . The Company will be a stock corporation and will sell its Common
     Stock.

  . The Company's Common Stock will be publicly held and will be traded on the Nasdaq National Market under the symbol "SBAN."

  . The Public Stockholders will exchange their Savings Bank stock for stock of the Company pursuant to an exchange ratio.

Q.WHO IS ELIGIBLE TO VOTE ON THE CONVERSION?

A.Depositors and certain borrowers as of February 6, 1998 (the "Voting Record Date") who continue to be members of the MHC as of the Special Meeting of Members to be held on April 6, 1998. The stockholders of Perpetual as of a Voting Record Date also have the right to vote and will be mailed a separate proxy card.

Q.AM I REQUIRED TO VOTE?

A.No. Members are not required to vote. However, because the Conversion and Reorganization will produce a fundamental change in the Savings Bank's corporate structure, the Boards of Directors encourages all members to vote.

Q.WHY DID I RECEIVE SEVERAL PROXIES?

A.If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote and sign all proxy cards that you received.

Q.HOW DO I VOTE?

A.You may vote by mailing your signed proxy card in the white postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.DOES MY VOTE FOR THE CONVERSION AND REORGANIZATION MEAN THAT I MUST BUY COMMON STOCK IN SOUTHBANC SHARES, INC.?

A.No. Voting for the Conversion and Reorganization does not obligate you to buy shares of Common Stock of the Company.

Q.WILL ANY ACCOUNT I HOLD WITH THE SAVINGS BANK BE CONVERTED INTO STOCK?

A.No. All accounts remain as they were prior to the Conversion and Reorganization. As an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.

Q.I HAVE A JOINT SAVINGS ACCOUNT. MUST BOTH PARTIES SIGN THE PROXY CARD?

A.Only one signature is required, but both parties should sign if possible.

Q.WHO MUST SIGN TRUST OR CUSTODIAN ACCOUNTS?

A.The trustee or custodian must sign such accounts, not the beneficiary.

Q.I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED DEPOSITOR. CAN I SIGN THE PROXY CARD?

A.Yes. Please indicate on the card the capacity in which you are signing the card.

Q.HOW CAN I RECEIVE ADDITIONAL INFORMATION ABOUT THE CONVERSION AND REORGANIZATION?

A.The MHC's Proxy Statement describes the Conversion and Reorganization in detail. Please read the Proxy Statement carefully before voting. Additional information is available in the Prospectus, which you may only obtain by returning a completed request card, or by calling our Stock Information Center at (864) 261-5201, Monday through Friday, between the hours of 10:00 A.M. and 4:00 P.M.

TO ENSURE THAT EACH PURCHASER RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF MONDAY, MARCH 23, 1998 IN ACCORDANCE WITH RULE 15C2-8 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SUCH DATE OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SUCH DATE.

The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or the Savings Bank.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

                                   QUESTIONS
                                   & ANSWERS

                                  About the
                                    Stock
                                   Offering
                                  ----------


              [LETTERHEAD OF SOUTHBANC SHARES, INC. APPEARS HERE]

                          PROPOSED HOLDING COMPANY FOR
                           PERPETUAL BANK, A FEDERAL
                                 SAVINGS BANK

                                STOCK OFFERING
                              QUESTIONS & ANSWERS

                                  BACKGROUND

On October 23, 1993, Perpetual Bank, A Federal Savings Bank ("Perpetual" or the "Savings Bank") reorganized into a new form of organization, the mutual holding company structure. As part of that reorganization, the Savings Bank formed SouthBanc Shares, M.H.C. (the "MHC"), a mutual holding company, and Perpetual became a stockholder-owned company through the initial sale of common stock. On September 30, 1996, the Savings Bank completed an additional offering of Common Stock.

The primary business of the MHC has been to hold shares of Perpetual's Common Stock. As majority stockholder, it holds 53.02% of the shares of Common Stock outstanding. The remaining shares are traded publicly and are owned by Perpetual's management, benefit plans, customers and members of the public (together, "Public Stockholders").

                       THE CONVERSION AND REORGANIZATION

The Boards of Directors of the Savings Bank and the MHC have unanimously adopted a Plan, whereby the MHC will convert to a federal interim stock savings institution and will merge with and into the Savings Bank. The Savings Bank has formed SouthBanc Shares, Inc., a Delaware chartered corporation (the "Company"), and, pursuant to a reorganization and merger, the Savings Bank will become the wholly owned subsidiary of the Company. The Company will offer common stock to the Savings Bank's Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in a Subscription Offering, and then to certain members of the general public in a Direct Community Offering. As a result of the Conversion and Reorganization, each share of Savings Bank common stock held by the MHC will be canceled and each share of Savings Bank common stock held by the Public Stockholders will be exchanged for shares of Company common stock (the "Exchange Shares"). The Public Stockholders will be mailed instructions with regard to effecting the exchange at a later date after the consummation of the Conversion and Reorganization.

Investment in Common Stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, particularly the section entitled "RISK FACTORS."

Q.WHAT IS THE REASON FOR THE CONVERSION AND REORGANIZATION?

A.The MHC does not have stockholders and has no authority to issue capital stock. As a result of the Conversion and Reorganization, the MHC will be restructured into the form used by holding companies of commercial banks, other business entities and a growing number of savings institutions. The Conversion and Reorganization will enhance the ability of the Company and the Savings Bank to access capital markets, expand current operations, acquire other financial institutions or branch offices and diversify into other financial services to the extent allowable by applicable law and regulation.

Q.WILL THE CONVERSION AND REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

A.No. The Conversion and Reorganization will not have any effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

Q.WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

A.Nontransferable rights to purchase stock in the Subscription Offering have been granted, in the order of priority, to: (i) depositors of the Savings Bank with account balances of $50 or more as of the close of business on June 30, 1996 ("Eligible Account Holders"), (ii) depositors of the Savings Bank with account balances of $50 or more as of the close of business on December 31, 1997 ("Supplemental Eligible Account Holders"), and (iii) depositors of the Savings Bank as of the close of business on February 6, 1998 and borrowers of the Savings Bank with loans outstanding as of the close of business on October 26, 1993 which continue to be outstanding as of the close of business on February 6, 1998 ("Other Members").

Q.WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE STOCK?

A.No. Federal regulations require that the offering price of the stock be the same for everyone: customers, directors, officers and employees of the Savings Bank, and the general public.

Q.HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?

A.Excluding the Exchange Shares, the Company is offering between 1,466,250 and 1,983,750 shares of Common Stock (the "Conversion Shares") at a purchase price of $20 per share by means of the Prospectus. Under certain circumstances, the Company may issue up to 2,281,312 Conversion Shares.

Q. HOW MUCH STOCK CAN I PURCHASE?

A.The minimum purchase is 25 shares; the maximum purchase by any person in the Subscription Offering is $1,000,000 (50,000 shares); the maximum purchase by any person or entity, including purchases by associates of such person or entity, in the Direct Community Offering and Syndicated Community Offering is $1,000,000 (50,000 shares); and the maximum purchase by any person including purchases by associates of such person, in the Subscription and Direct Community Offerings is $1,000,000 (50,000 shares). In addition, no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the number of Conversion Shares that when combined with Exchange Shares received by such person would exceed the overall maximum purchase limitation of 50,000 shares.

Q.HOW DO I ORDER STOCK?

A.You may subscribe for Conversion Shares by completing and returning the stock order form and certification form, together with your payment, either in person to any office of the Savings Bank or in the postage-paid envelope that has been provided.

Q.HOW CAN I PAY FOR MY SHARES OF STOCK?

A.You can pay for Conversion Shares by check, cash, money order or withdrawal from your deposit account at the Savings Bank; provided, that payment or withdrawal instructions, together with a physically completed stock order form and certification form, are received by the Savings Bank no later than 12:00 noon, Eastern time on Monday, March 23, 1998. If you choose to pay by cash, you must deliver the stock order form and payment in person to a branch office of the Savings Bank and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.

Q.CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY IRA/QUALIFIED PLAN MAINTAINED AT THE SAVINGS BANK?

A.Federal regulations do not permit the purchase of Common Stock with your existing IRA or Qualified Plan funds maintained at the Savings Bank. To use such funds to subscribe for stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Stock Information Center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO, PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

Q.CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE WHO IS NOT ON MY ACCOUNT TO MY STOCK REGISTRATION?

A.No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.

Q.WILL PAYMENTS FOR STOCK EARN INTEREST UNTIL THE CONVERSION AND
REORGANIZATION CLOSES?

A.Yes. Any payments made by cash, check or money order will earn interest at the Savings Bank's passbook rate from the date of receipt to the completion or termination of the Conversion and Reorganization. Withdrawals from a deposit account or a certificate of deposit at the Savings Bank may be made without penalty. Depositors who elect to pay for their Common Stock by withdrawal will receive interest at the contract rate on the account until the completion or termination of the Conversion and Reorganization.

Q.ARE DIVIDENDS CURRENTLY PAID ON THE STOCK?

A.The Savings Bank's Board of Directors has paid quarterly cash dividends to its Public Stockholders commencing with the quarter ended December 31, 1995. The Board of Directors intends to declare and pay a regular cash dividend for the first calendar quarter of 1998 to holders of Savings Bank common stock. The record date for determining the holders of Savings Bank common stock entitled to receipt of the dividend is expected to pre-date the consummation of the Conversion and Reorganization. Consequently, dividends, if any, will not be paid on the Company common stock until after the first full quarter following the consummation of the Conversion and Reorganization. Upon completion of the Conversion and Reorganization, the Company's Board of Directors will have the authority to declare dividends on the common stock, subject to statutory and regulatory requirements. No assurances, however, can be given as to whether the dividend payments will continue or, if continued, the amount of such dividends.

Q.WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE?

A.No. The common stock of the Company cannot be insured or guaranteed by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

Q.WHERE WILL THE STOCK BE TRADED?

A.Upon completion of the Conversion and Reorganization, the Company expects the stock to be traded over-the-counter and to be quoted on The Nasdaq National Market under the symbol "SBAN." Prior to the Conversion and Reorganization, the Savings Bank Common Stock has been listed on The Nasdaq Smallcap Market under the symbol "PERT."

Q.CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.No. After receipt, your order may not be modified or withdrawn.

Q.WHAT IF I HAVE ADDITIONAL QUESTIONS OR REQUIRE MORE INFORMATION?

A.If you have any questions regarding the Conversion or need additional information, please call our Stock Information Center at (864) 261-5201, Monday through Friday, between the hours of 10:00 A.M. and 4:00 P.M.

The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the Common Stock insured or guaranteed by Perpetual Bank, A Federal Savings Bank or SouthBanc Shares, M.H.C. or SouthBanc Shares, Inc.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.